Exhibit 4.3

Schwab Retirement

Plan Services, Inc.

Non-Standardized

401(k)/Profit Sharing

Plan

LMI Aerospace, Inc.

Profit Sharing and Savings Plan and Trust

Schwab Retirement Plan Services, Inc.

Profit Sharing / 401(k) Non-Standardized Adoption Agreement #001

For Use With Defined Contribution Prototype Basic Plan #03

Section 1. General Information

1.1	Plan Name LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

1.2	Plan Number 002

1.3	Sponsoring Employer LMI Aerospace, Inc.

Address     411 Fountain Lakes Blvd.

City     Saint Charles                                                                       State     MO     ZIP Code     63301

Telephone #     (636) 916-2400             Fax #                                                           Tax ID #     43-1309065

1.4	Sponsoring Employer’s Fiscal Year

(a)	☒ A 12-consecutive month period beginning January 1 and ending December 31 .

(b)	☐ A 52-53 week year < ☐ beginning > < ☐ ending > .

1.5	Type of Business Entity (check one)

(a)	☒	C-Corporation	(d)	☐ Tax Exempt Organization

(b)	☐	S-Corporation	(e)	☐ Limited Liability Company (LLC)

(c)	☐	Partnership	(f)	☐ Limited Liability Partnership (LLP)

(d)	☐	Sole Proprietorship	(g)	☐ Other (must be a legal entity)

1.6	Adopting Employers. ☒ There are additional adopting employers. (Attach an Adopting Employer Agreement for each Adopting Employer)

1.7	Multiple Employer Plan. ☐ This a multiple employer plan under Code §413(c) < ☐ and one or more Adopting Employers will be subject to a contribution addendum(s) with different elections than those contained in this AA, as permitted under Section 10.7 of the BPD >.

1.8	Plan Year. The Plan Year is a 12-consecutive month period beginning January 1 and ending December 31 < ☐ except for a short Plan Year beginning . >

1.9	Permitted Contributions. The contributions checked below are currently permitted under the terms of the Plan. (check all that apply)

(a)	☒ Pre-Tax Elective Deferrals (see Section 8 of the AA)

(b)	☒ Roth Elective Deferrals (see Section 8 of the AA)

(c)	☐ ADP Safe Harbor Contributions (see Section 9 of the AA)

(d)	☐ ACP Safe Harbor Contributions (see Section 10 of the AA)

(e)	☒ Non-Safe Harbor Matching Contributions (see Section 11 of the AA)

(f)	☒ Non-Safe Harbor Non-Elective Contributions (see Section 12 of the AA)

(g)	☒ Qualified Matching Contributions (see Section 3.7 of the BPD)

(h)	☒ Qualified Non-Elective Contributions (see Section 3.8 of the BPD)

(i)	☒ Rollover Contributions (see Section 16 of the AA)

(j)	☐ Voluntary Employee Contributions (see Section 16 of the AA)

(k)	☐ Prevailing Wage Contributions (see the Addendum for Section 1.9(k))

(l)	☐ Deemed IRA Contributions (see the Addendum for Section 1.9(l))

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Section 2. Plan Administrator

2.1	Plan Administrator	LMI Aerospace, Inc.

Address	411 Fountain Lakes Blvd.

City	Saint Charles	State	MO	ZIP Code	63301

Telephone #	(636) 916-2400	Fax #

Section 3. Plan Effective Date

3.1	☐	This is a new Plan effective (the date cannot be earlier than the first day of the Plan Year in which this AA is executed by the Sponsoring Employer).

3.2	☒	This is a restated Plan effective June 4, 2015 (the date cannot be earlier than the first day of the Plan Year in which this AA is executed by the Sponsoring Employer) with an original effective date of July 1, 1953 .

3.3	☐	This Plan was frozen effective . The Plan is being restated effective (the date must be on or after the freeze date but cannot be earlier than the first day of the Plan Year in which this AA is executed by the Sponsoring Employer) with an original effective date of . [1]

[1]	If this Section 3.3 is checked, Section 4 through 13 of the AA do not apply and are included for historical purposes only. No Eligible Employee will become a Participant, and no contributions/allocations will accrue to any existing Participant, on or after the freeze date.

Section 4. Eligible Employees

4.1	Eligible Employees. All Employees are Eligible Employees < ☒ except for the class or classes of Employees checked below who are excluded from participating in the applicable Component of the Plan >: (check each box that applies)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor
(a)	Union Employees	X				X	X

(b)	Non-Resident Aliens	X				X	X

(c)	Merger and Acquisition Employees

(d)	403(b) Employees

(e)	Highly Compensated Employees

(f)	Leased Employees	X				X	X

(g)	Key Employees

(h)	Salaried Employees

(i)	Hourly Employees

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(j)	Commissioned Employees

(k)	Part-Time Employees [1]

(l)	Temporary Employees [1]

(m)	Self-Employed Individuals

(n)	Employees classified as Independent Contractors

(o)	Puerto Rico Based Employees

(p)	Employees employed on or after the following date:

(q)	Other [2]	X

[1]	An Employee excluded under this section 4.1(k) and 4.1(l) will nevertheless be considered an Eligible Employee if such Employee is credited with at least 1,000 Hours of Service during an Eligibility Computation Period.
[2]	Attach the Addendum for Section 4.1(q).

Section 5. Eligibility Age and Service Requirements

5.1	Age Requirement. An Eligible Employee under Section 4.1 of the AA will be eligible to become a Participant in each applicable Component of the Plan upon satisfying the age requirement below (provided he satisfies any Service requirement under Section 5.2 of the AA): (check all that apply)

	☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

Age Requirement [1]	18				18	18

[1]	The age entered cannot be more than 21. If there is no age requirement, enter the word “None.”

5.2	Service Requirement. An Eligible Employee under Section 4.1 of the AA will be eligible to become a Participant in each applicable Component of the Plan upon satisfying the Service requirement below (provided he also satisfies any age requirement under Section 5.1): (check all that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	None	None

(b)	Based on Years [1]

(c)	Based on Months [2]					6 months	6 months

(d)	Based on Weeks [3]

(e)	Based on Days [4]

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[1]	The number of years cannot exceed 1 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 2 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions. If the Elapsed Time Method is elected, a Year of Eligibility Service is equal to a 1-Year Period of Service. If the Counting of Hours Method is elected, 1 Year of Eligibility Service is credited upon the completion of the number of Hours of Service required during an Eligibility Computation Period. Any Service requirement of more than 1 year requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[2]	The number of months cannot exceed 12 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 24 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions If the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of months. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive calendar months of employment to a maximum of 11. Any Service requirement of more than 12 months requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[3]	The number of weeks cannot exceed 52 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 104 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions If the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of weeks. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive weeks of employment to a maximum of 51. Any Service requirement of more than 52 weeks requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[4]	The number of days cannot exceed 365 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 730 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions If the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of days. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive days of employment to a maximum of 364. Any Service requirement of more than 365 days requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.

5.3	☐ Supplemental Service Requirement. If Section 5.2(c), (d) or (e) of the AA is checked and Eligibility Service is determined by the Counting of Hours Method under Section 5.4(b) of the AA, an Employee must also be credited with at least:

	☐ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☐ Matching Non-Safe Harbor	☐ Non-Elective Non-Safe Harbor

Hours of Service

During each month/week/ day during the period

During the entire period

5.4	☒ Definition of Service for Eligibility Purposes. The eligibility Service requirement is determined by the method selected below: (check one)

(a)	☒ Elapsed Time Method. Eligibility Service will be determined by the Elapsed Time Method.

(b)	☐ Counting of Hours of Method. Eligibility Service will be determined by the Counting of Hours Method, subject to the following:

(1)	Eligibility Computation Period. The 12-consecutive month Eligibility Computation Period: (check one)

(A)	☐ Is based on an Employee’s 12-month employment year

(B)	☐ Switches to the Plan Year after an Employee’s initial 12-month employment year

(2)	Year of Eligibility Service. A Year of Eligibility Service is an Eligibility Computation Period in which an Employee is credited with at least (max. 1,000) Hours of Service. In determining whether an Employee has been credited with a Year of Eligibility Service, an Employee will be deemed to have completed a Year of Eligibility Service: (check one)

(A)	☐ At the end of the Eligibility Computation Period in which he or she is credited with the required Hours of Service

(B)	☐ At the time he or she is actually credited with the required Hours of Service

(3)	Break in Eligibility Service. A Break in Eligibility Service is an Eligibility Computation Period in which the Employee is credited with (max. 500) Hours of Service or less.

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(c)	☐ One Year Holdout Rule. The One Year Holdout Rule will be applied for eligibility purposes.

(d)	☐ Rule of Parity. The Rule of Parity will be applied for eligibility purposes.

5.5	☒ Predecessor Service. Service with the employers listed in the Addendum for Section 5.5 will also be credited for eligibility purposes for each applicable Component of the Plan as selected therein.

Section 6. ☐ Waiver of Age and Service Requirements

6.1	Requirements Being Waived. The eligibility requirements selected under Section 5 of the AA are waived as selected below with respect to each applicable Component of the Plan: (check all that apply)

		☐ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☐ Matching Non-Safe Harbor	☐ Non-Elective Non-Safe Harbor
(a)	Age requirement

(b)	Service requirement

6.2	Effective Date of the Waiver. The waiver(s) selected under Section 6.1 of the AA are effective as of the dates below: (check all that apply)

		☐ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☐ Matching Non-Safe Harbor	☐ Non-Elective Non-Safe Harbor
(a)	The date this Adoption Agreement is signed

(b)	The following date

6.3	Participants to Whom the Waiver Applies. The waiver applies to all Eligible Employees under Section 4.1 of the AA < ☐ who are expected to credited with at least the number of Hours of Service per month selected below >: (check any that apply)

	☐ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☐ Matching Non-Safe Harbor	☐ Non-Elective Non-Safe Harbor
Number of Hours of Service

Section 7. Entry Dates

7.1	Entry Dates. An Eligible Employee under Section 4.1 of the AA who has satisfied the age/service requirements under Sections 5.1, 5.2 and 5.3 of the AA will actually enter the Plan as a Participant for each applicable Component of the Plan as selected below: (check all that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor
(a)	Retroactive to the first day of the Plan Year [1]

(b)	The first day of the Plan Year following [2]

(c)	The first day of the Plan Year nearest [3]

(d)	The last day of the Plan Year following [4]

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(e)	The last day of the Plan Year nearest [5]

(f)	The first day of the month following [6]	X	X	X

(g)	The first day of the payroll period following [6]

(h)	The same day [6]

(i)	Semi-annually on the first day of the 1st or 7th month [6]

(j)	Semi-annually on the last day of the 6th or 12th month [6]

(k)	Quarterly on the first day of the 1st, 4th, 7th or 10th month [6]

(l)	Quarterly on the last day of the 3rd, 6th, 9th or 12th month [6]

Note: If Section 5.2(c), (d) or (e) of the AA is checked and Eligibility Service is determined by the Counting of Hours Method, an Eligible Employee who is entering the Plan after satisfying the failsafe 1 Year of Eligibility Service component of the Service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Eligibility Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Eligibility Service requirement (and any applicable age requirement). The Entry Date above will only apply to an Eligible Employee who is entering the Plan after satisfying the month/day/weeks component of the Service requirement (and any applicable age requirement).

[1]	Entry will be retroactive to the first day of the Plan Year in which the eligibility requirements are first satisfied.
[2]	Entry will be on the first day of the Plan Year coincident with or next following the date the eligibility requirements are first satisfied. However, this option cannot be checked if the requirement in Section 5.1 of the AA is age 21 and/or if one of the following service requirements is checked: Section 5.2(b) of the AA; Section 5.2(c) of the AA and the number of months is more than 6; Section 5.2(d) of the AA and the number of weeks is more than 26; and Section 5.2(e) of the AA and the number of days is more than 182.
[3]	Entry will be on the first day of the Plan Year nearest the date on which the eligibility requirements are first satisfied.
[4]	Entry will be on the last day of the Plan Year coincident with or next following the date the eligibility requirements are first satisfied. However, this option cannot be checked if the requirement in Section 5.1 of the AA is 21 and/or if one of the following service requirements is checked: Section 5.2(b) of the AA; Section 5.2(c) of the AA and the number of months is more than 6; Section 5.2(d) of the AA and the number of weeks is more than 26; and Section 5.2(e) of the AA and the number of days is more than 182.
[5]	Entry will be on the last day of the Plan Year nearest the date on which the eligibility requirements are first satisfied.
[6]	Entry will be on the date elected that is coincident with or next following the indicated date that the eligibility requirements are first satisfied.

Section 8. ☒ Elective Deferrals

8.1	☐ Delayed Effective Date. If the effective date of this Section 8 is later than (a) the Plan effective date if this is a new Plan, (b) the restatement effective date if this is a restatement, or (c) the date the Plan is adopted, enter the date here: . (Elective Deferrals cannot begin until the Plan is actually adopted by the Employer.)

8.2	Minimum Permitted Elective Deferral. The minimum Elective Deferral permitted < ☐ per payroll period > < ☒ per Plan Year > is: (check one)

(a)	☒ There is no minimum Elective Deferral

(b)	☐ % of Compensation for all Participants

(c)	☐ % of Compensation for Participants who are NHCEs and % of Compensation for Participants who are HCEs [1]

(d)	☐ $ for all Participants

(e)	☐ $ for Participants who are NHCEs and $ for Participants who are HCEs [1]

(f)	☐ Such minimum percentage or amount as the Employer may specify in a written action

[1]	The percentage/dollar amount for Participants who are HCEs cannot exceed the percentage permitted for Participants who are NHCEs

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8.3	Maximum Permitted Elective Deferral. The maximum Elective Deferral permitted < ☐ per payroll period > < ☒ per Plan Year > is: (check one)

(a)	☒ 100% [1] of Compensation for all Participants

(b)	☐ % [1] of Compensation for Participants who are NHCEs and % of Compensation for Participants who are HCEs [2]

(c)	☐ $ [1] for all Participants

(d)	☐ $ [1] for Participants who are NHCEs and $ for Participants who are HCEs [2]

(e)	☐ The maximum statutory dollar limitation under Code §402(g) (cannot be checked if the maximum is determined per payroll period)

(f)	☐ Such maximum percentage or amount as the Employer may specify in a written action

[1]	The maximum percentage cannot exceed 100%
[2]	The percentage/dollar amount for Participants who are HCEs cannot exceed the percentage permitted for Participants who are NHCEs

8.4	☒ Catch-Up Contributions. Catch-Up Contributions are permitted < ☒ subject to the maximum limit under Section 8.3 above >.

8.5	☒ Roth Elective Deferrals. Roth Elective Deferrals are permitted < ☐ and In-Plan Roth Rollovers are permitted as set forth in the Addendum for Section 8.5 >.

8.6	Salary Deferral Agreements. Salary Deferral Agreements are subject to the following:

(a)	Salary Deferral Agreement Changes. A Participant can change his or her Salary Deferral Agreement: (check one)

(1)	☒ At any time

(2)	☐ Annually on the date established by the Administrator

(3)	☐ Semi-annually on the date established by the Administrator

(4)	☐ Quarterly on the date established by the Administrator

(5)	☐ Monthly on the day established by the Administrator

(6)	☐ On the date or dates as established by the Administrator

(b)	Increase of Salary Deferral Agreements. Subject to an administrative policy (if any) promulgated by the Administrator, a Participant’s affirmative Salary Deferral Agreement: (check all that apply)

(1)	☒ Will not be automatically increased by the Administrator.

(2)	☐ Will be subject to the following automatic savings increase program established by the Administrator.

A. Increase and Ceiling. A Participant’s affirmative ☐ Pre-Tax ☐ Roth Elective Deferral Percentage shall be increased by          percentage point(s) until his or her ☐ Pre-Tax plus ☐ Roth Elective Deferral Percentage is             % (“Ceiling”).

B. Timing of Increase. Each increase will be effective at the beginning of the Plan Year unless a different time is entered here:                                         .

C. Covered Employees. Such increase shall only apply to Participants whose Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) is between         % and         % or was below         % on                      (mm/dd/yyyy).

D. Overriding Election. A Participant may make an Overriding Election at any time which shall ☐ not expire ☐ expire on the                              (mm/dd) of the Plan Year in which such Overriding Election is made for those Participants whose Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) is below the Ceiling.

(3) ☐ Will be subject to a one-time look back program established by the Administrator. For those Participant’s whose Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) is below                 % on                              (mm/dd/yy), the Participant’s affirmative < ☐ Pre-Tax > < ☐ Roth > Elective Deferral Percentage will be increased to                 %.

(c)	Termination of Employment. A Participant’s affirmative Salary Deferral Agreement < ☒ will > < ☐ will not > expire upon termination of employment.

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8.7	☒ Automatic Enrollment. Automatic enrollment is permitted as selected below: (check all that apply). [1]

(a)	☐	Pursuant to a “negative election” policy established by the Administrator

(b)	☒	Pursuant to an Automatic Contribution Arrangement (ACA) as set forth in the Addendum for Section 8.7(b)

(c)	☐	Pursuant to an Eligible Automatic Contribution Arrangement (EACA) as set forth in the Addendum for Section 8.7(c)

(d)	☐	Pursuant to a Qualified Automatic Contribution Arrangement (QACA) as set forth in the Addendum for Section 8.7(d) < ☐ and which is also an EACA >

8.8	☒ Participants Who Incur a Break in Eligibility Service. A Participant who incurs a Break in Eligibility Service but does not Terminate Employment can continue to make Elective Deferrals to the Plan, but such Participant is not entitled to Matching Contributions or Non-Elective Contributions unless the Participant is eligible for such contributions in accordance with other provisions of the Plan.

8.9	Permissible Withdrawals. If the Plan is an Eligible Automatic Contribution Arrangement (EACA), a Participant may apply for a Permissible Withdrawal, subject to the following: (check all that apply)

(a)	☐ Such applications are permitted for Covered Employees who for an entire Plan Year did not have a Default Percentage applied

(b)	☐ Such applications can only be made within (at least 30 and not more than 90) days of the date the Compensation subject to the Default Percentage would have otherwise been included in the Participant’s gross income

Section 9. ☐ ADP Safe Harbor Contributions

9.1	☐ Delayed Effective Date. If the effective date of this Section 9 is later than (a) the Plan effective date if this is a new Plan, or (b) the restatement effective date if this is a restatement, enter the date here: .

9.2	☐ Mandatory ADP Safe Harbor Non-Elective Contribution. The Employer will make a < ☐ Traditional > < ☐ QACA > ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation. The Employer may elect to make this contribution to the following plan in lieu of this Plan:

Name of Alternative Plan

9.3	☐ Contingent ADP Safe Harbor Non-Elective Contribution. The Employer may make a < ☐ Traditional > < ☐ QACA > ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation. The Employer may elect to make this contribution to the following plan in lieu of this Plan:

Name of Alternative Plan

9.4	☐ ADP Safe Harbor Matching Contribution. The Employer will make an ADP Safe Harbor Matching Contribution for each Safe Harbor Participant equal to the amount elected below: (check one)

(a)	☐	“Basic” Traditional ADP Safe Harbor Matching Contribution. The Employer will make a Traditional ADP Safe Harbor Matching Contribution for each Safe Harbor Participant equal to the sum of (a) 100% of the Participant’s Elective Deferrals that do not exceed 3% of his or her Compensation for the Allocation Period, plus (b) 50% of the Participant’s Elective Deferrals that exceed 3% of his or her Compensation for the Allocation Period but do not exceed 5% percent of his or her Compensation for the Allocation Period.

(b)	☐	“Enhanced” Traditional ADP Safe Harbor Matching Contribution. The Employer will make a Traditional ADP Safe Harbor Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant’s Elective Deferrals that do not exceed % (min. 3 and max. 6) of Compensation for the Allocation Period, plus (2) % of Elective Deferrals that exceed % (min. 3 and max. 6) of Compensation but do not exceed % of Compensation for the Allocation Period. (The first and last blanks in clause (2) must be completed so that, at any rate of Elective Deferrals, the Matching Contribution at least equals the Matching Contribution receivable if the Employer was making ADP Safe Harbor Basic Matching Contributions, but the rate of match cannot increase as deferrals increase.).

(c)	☐	“Basic” QACA ADP Safe Harbor Matching Contribution. The Employer will make a QACA ADP Safe Harbor Matching Contribution equal to 100% of a Safe Harbor Participant’s Elective Deferrals that do not exceed 1% of Compensation for the Allocation Period, plus 50% of Elective Deferrals that exceed 1% of Compensation, but do not exceed 6% percent of Compensation, for the Allocation Period.

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(d)	☐	“Enhanced” QACA ADP Safe Harbor Matching Contribution. The Employer will make a QACA ADP Safe Harbor Matching Contribution equal to (1) % (min. 100%) of a covered Participant’s Elective Deferrals that do not exceed % (must be at least 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (2) % of Elective Deferrals that exceed % (must be at least 1% but not greater than 6%) of Compensation but do not exceed % (must be greater than 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (3) % of Elective Deferrals that exceed % (must be greater than 1% but not greater than 6%) of Compensation but do not exceed % (must be greater than 1% but not greater than 6%) of Compensation for the Allocation Period. (If applicable, the first blank in clause (2) and the first blank in clause (3) must be completed so that, at any rate of Elective Deferrals, the QACA “Enhanced” Matching Contribution is at least equal to the Matching Contribution receivable if the Employer was making the QACA “Basic” Matching Contributions, but the rate of match cannot increase as Elective Deferrals increase).

9.5	☐ Additional Matching Contribution Rules. The following rules will apply to ADP Safe Harbor Matching Contributions: (check all that apply)

(a)	☐ Voluntary Employee Contributions will be matched.

(b)	☐ A true-up contribution will be applied < ☐ at the discretion of the Employer unless required under Section 3.5(e) of the BPD >.

Section 10. ☐ ACP Safe Harbor Contributions

10.1	☐ Delayed Effective Date. If the effective date of this Section 10 is later than (a) the Plan effective date if this is a new Plan, or (b) the restatement effective date if this is a restatement, enter the date here: .

10.2	☐ ACP Safe Harbor Discretionary Non-Tiered Matching Contributions. The Employer may make an ACP Safe Harbor Discretionary Non-Tiered Matching Contribution that is totally discretionary, but when made will be a percentage determined by the Employer of a Safe Harbor Participant’s Elective Deferrals that do not exceed 4% of his or her Compensation for the Allocation Period.

10.3	☐ ACP Safe Harbor Mandatory Non-Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Non-Tiered Matching Contribution equal to % of a Safe Harbor Participant’s Elective Deferrals which do not exceed % (max. 6) of a Safe Harbor Participant’s Compensation for the Allocation Period.

10.4	☐ ACP Safe Harbor Mandatory Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Tiered Matching Contribution for each Safe Harbor Participant equal to the amount determined below, provided the ratio of Matching Contributions for a Safe Harbor Participant to his or her Elective Deferrals and Employee Contributions does not increase as the amount of his or her Elective Deferrals and Employee Contributions increases. In no event can Elective Deferrals that exceed 6% of Compensation for the Allocation Period be matched. (The blanks below must be completed so that, at any rate of Elective Deferrals, the rate of ACP Safe Harbor Mandatory Matching Contributions cannot increase as Elective Deferrals increase)

(a)	☐ 1st tier % of Elective Deferrals that do not exceed % of Compensation

(b)	☐ 2nd tier % of Elective Deferrals that exceed % but not % of Compensation

(c)	☐ 3rd tier % of Elective Deferrals that exceed % but not % of Compensation

(d)	☐ 4th tier % of Elective Deferrals that exceed % but not % of Compensation

10.5	☐ Additional Matching Contribution Rules. The following rules will apply to ACP Safe Harbor Matching Contributions: (check all that apply)

(a)	☐ Voluntary Employee Contributions will be matched.

(b)	☐ A true-up contribution will be applied < ☐ at the discretion of the Employer unless required under Section 3.6(b) of the BPD >.

Section 11. ☒ Non-Safe Harbor Matching Contributions

11.1	☐ Delayed Effective Date. If the effective date of this Section 11 is later than (a) the Plan effective date if this is a new Plan, or (b) the restatement effective date if this is a restatement, enter the date here: .

11.2	Determination of Amount. Non-Safe Harbor Matching Contributions are permitted, subject to the provisions selected below: (check one)

(a)	☐ Totally Discretionary Formula (Non-Tiered). Subject to the requirements set forth in Section 3.3(a) of the BPD, the Employer’s Non-Safe Harbor Matching Contribution for any Allocation Period is totally discretionary.

(b)	☐ Using the Participant Group Allocation method. Each Participant will be assigned to his or her own Allocation Group.

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(c)	☒ Discretionary Formula (Tiered or Non-Tiered) With Fixed Maximum. The Employer may make a Non-Safe Harbor Matching Contribution for any Allocation Period equal to a discretionary percentage of each Benefiting Participant’s Elective Deferrals, not to exceed the following amount for any Allocation Period on behalf of any Benefiting Participant:

(1)	☐ % of a Benefiting Participant’s Elective Deferrals

(2)	☐ % of a Benefiting Participant’s Compensation

(3)	☐ $ for a Benefiting Participant

(4)	☐ The lesser of % of a Benefiting Participant’s Compensation or $

(5)	☒ 50% of a Participant Elective Deferrals that do not exceed 5% of his or her Compensation

(d)	☐ Mandatory Non-Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution equal to % of each Benefiting Participant’s Elective Deferrals < ☐ not to exceed the following for an Allocation Period >:

(1)	☐	Elective Deferrals in excess of % of each Benefiting Participant’s Compensation

(2)	☐	$ for each Benefiting Participant

(3)	☐	The lesser of $ or % of each Benefiting Participant’s Elective Deferrals, but only the Participant’s Elective Deferrals up to % of Compensation will be matched.

(e)	☐ Mandatory Tiered Formula Based on Percentage of Compensation Deferred. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula below. (Complete each tier that applies)

(1)	1st tier % of Elective Deferrals that do not exceed % of Compensation

(2)	2nd tier % of Elective Deferrals that exceed % but not % of Compensation

(3)	3rd tier % of Elective Deferrals that exceed % but not % of Compensation

(4)	4th tier % of Elective Deferrals that exceed % but not % of Compensation

(5)	5th tier % of Elective Deferrals that exceed % but not % of Compensation

(6)	6th tier % of Elective Deferrals that exceed % but not % of Compensation

(7)	7th tier % of Elective Deferrals that exceed % but not % of Compensation

(8)	8th tier % of Elective Deferrals that exceed % but not % of Compensation

(f)	☐ Mandatory Tiered Formula Based on Dollar Amounts Deferred. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula below. (Complete each tier that applies)

(1)	1st tier % of Elective Deferrals that do not exceed $

(2)	2nd tier % of Elective Deferrals that exceed $ but not $

(3)	3rd tier % of Elective Deferrals that exceed $ but not $

(4)	4th tier % of Elective Deferrals that exceed $ but not $

(5)	5th tier % of Elective Deferrals that exceed $ but not $

(6)	6th tier % of Elective Deferrals that exceed $ but not $

(7)	7th tier % of Elective Deferrals that exceed $ but not $

(8)	8th tier % of Elective Deferrals that exceed $ but not $

(g)	☐ Mandatory Years of Service Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the Matching percentage indicated below of each Benefiting Participant’s Elective Deferrals based on the Benefiting Participant’s years of Service as determined for < ☐ Eligibility > < ☐ Vesting > purposes. Service with the entities listed in the Addendum for Section 5.5 or in the Addendum for Section 14.8 will < ☐ not > be counted in determining a Participant’s Service under this paragraph.

Years of Service		Matching %

(1)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(2)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(3)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(4)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

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(5)	to % < ☐ up to $ > < ☐ up to % of Compensation >

(6)	to % < ☐ up to $ > < ☐ up to % of Compensation >

(7)	to % < ☐ up to $ > < ☐ up to % of Compensation >

(8)	to % < ☐ up to $ > < ☐ up to % of Compensation >

11.3	Allocation Period. The Allocation Period for Non-Safe Harbor Matching Contributions is: (check one)

(a)	☐ Each payroll period

(b)	☐ Each month

(c)	☐ Each Plan quarter

(d)	☒ On an annual basis

(e)	☐ As determined by the Employer (provided this does not discriminate in favor of HCEs)

11.4	Additional Matching Contribution Rules. The following rules will apply to Non-Safe Harbor Matching Contributions: (check all that apply)

(a)	☒ Catch-Up Contributions will be matched < ☐ and limitations selected under Section 11.2 of the AA will be disregarded >.

(b)	☐ Voluntary Employee Contributions will be matched < ☐ and limitations selected under Section 11.2 of the AA will be disregarded >.

(c)	☒ A true-up contribution will be applied < ☒ at the discretion of the Employer >.

11.5	Benefiting Participants. Any Employee who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes and makes an Elective Deferral in an Allocation Period < ☐ and who is a NHCE for that Allocation Period > will be a Benefiting Participant under this Section for an Allocation Period provided the Participant satisfies the conditions selected below for the Allocation Period < ☒ and provided the Participant is still an Eligible Employee for Non-Safe Harbor Matching Contribution purposes under Section 4.1 of the AA on the last day of the Allocation Period (or upon the Participant’s earlier Termination of Employment) >.

		Participants Still Employed [1]	Participants Who Retired [2]	Participants Who Became Disabled [3]	Participants Who Died [4]	Participant Who Terminated for Other Reasons [5]

(a)	Will not be a Benefiting Participant [6]					X

(b)	Will always be a Benefiting Participant [7]		X	X	X

(c)	Must be credited with at least the indicated Hours of Service [8] (max. 1,000 hours)	1,000 hours

(d)	Must be credited with at least the indicated Period of Service [9] (max. 6 months)

(e)	Must be credited with at least the indicated calendar months of employment [10] (max. 6 months )

(f)	Must be credited with at least the indicated days of employment [11] (max. 182 days)

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[1]	Participants who are still Employees on the last day of the Allocation Period
[2]	Participants who Terminate Employment before the last day of the Allocation Period because of Normal < ☐ or Early > Retirement Age
[3]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s Disability
[4]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s death
[5]	Participants who Terminate Employment before the last day of the Allocation Period for reasons other than retirement, death or Disability
[6]	The Participant will not be a Benefiting Participant regardless of the length of Service during the Allocation Period
[7]	The Participant will always be a Benefiting Participant regardless of the length of Service during the Allocation Period
[8]	The Participant must be credited with at least the specified number of Hours of Service during the Allocation Period
[9]	The Participant must be credited with at least the specified Period of Service during the Allocation Period
[10]	The Participant must be credited with at least the specified number of consecutive calendar months of employment during the Allocation Period
[11]	The Participant must be credited with at least the specified number of consecutive calendar days of employment during the Allocation Period

Note: If an Allocation Period is less than twelve consecutive months, then any months/Hours of Service requirement above will be prorated.

11.6	☒ Additional Non-Safe Harbor Matching Contributions. The Employer may make additional Non-Safe Harbor Matching Contributions. (Attach the Addendum for Section 11.6)

Section 12. ☒ Non-Safe Harbor Non-Elective Contributions

12.1	☐ Delayed Effective Date. If the effective date of this Section 12 is later than (a) the Plan effective date if this is a new Plan, or (b) the restatement effective date if this is a restatement, enter the date here: .

12.2	Determination of Amount. Non-Safe Harbor Non-Elective Contributions are permitted, subject to the provisions selected below: (check one)

(a)	☒ Totally discretionary on the part of the Employer

(b)	☐ Equal to at least % of the Compensation of all Benefiting Participants

(c)	☐ Equal to at least $

(d)	☐ As required by the collective bargaining agreement or agreements set forth in the Addendum for Sections 12.2(d) and (e)

(e)	☐ Other (attach the Addendum for Sections 12.2(d) and (e))

12.3	Allocation Method. Non-Safe Harbor Non-Elective Contributions made to the Plan will be allocated in the manner selected below: (check one)

(a)	☒ Pro-rata based on the Compensation for the Allocation Period of all Benefiting Participants.

(b)	☐ Using the Participant Group Allocation method. Each Participant will be: (check one)

(1)	☐ Assigned to his or her own Allocation Group

(2)	☐ Assigned to one of the Allocation Groups set forth in the Addendum for Section 12.3(b)(2)

(c)	☐ Using the Age-Weighted Allocation method determined with the assumptions below (subject to Section 3.4(h) of the BPD).

Pre-Retirement Interest:	%	Pre-Retirement Mortality:

Post-Retirement Interest:	%	Post-Retirement Mortality:

(d)	☐ Using permitted disparity in < ☐ a 2-step allocation only > < ☐ a 4-step allocation only > < ☐ a 2-step allocation in non-Top Heavy Plan Years and a 4-step allocation in Top Heavy Plan Years >, in accordance with Section 3.4(b), (c) or (d) of the BPD (as applicable), based on the integration percentage and the integration level selected below.

Integration %	Integration Level

(1) ☐ 5.7%	(A)	☐ The Taxable Wage Base

	(B)	☐ % of the Taxable Wage Base (must be 20% or less of the Taxable Wage Base)

	(C)	☐ $ (amount must be 20% or less of the Taxable Wage Base)

(2) ☐ 5.4%	(A)	☐ 80% of the Taxable Wage Base rounded up < ☐ $1 > < ☐ $100 > < ☐ $1,000 >

	(B)	☐ % of the Taxable Wage Base (must be more than 80% but less than 100%)

	(C)	☐ $ (amount must be more than 80% but less than 100% of the Taxable Wage Base)

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(3) ☐ 4.3%	(A)	☐ 20% of the Taxable Wage Base rounded up < ☐ $1 > < ☐ $100 > < ☐ $1,000 >

	(B)	☐ % of the Taxable Wage Base (must be more than 20% but not more than 80%)

	(C)	☐ $ (amount must be more than 20% but not more than 80% of the Taxable Wage Base)

(e)	☐ Pro-rata based on the allocation points of all Benefiting Participants. Each Participant’s allocation points for each Allocation Period will be the sum of the points selected below. (check all that apply, but #1 or #2 must be checked)

(1)	☐ points for each year of a Participant’s age

(2)	☐ points for each of a Participant’s credited Years/Periods of Service < ☐ to a maximum of years >

(3)	☐ points per each $ (max. $200) of a Participant’s Compensation paid in the Allocation Period

(f)	☐ Per capita (same dollar amount) for the Allocation Period to all Benefiting Participants.

(g)	☐ In accordance with the collective bargaining agreement or agreements set forth in the Addendum for Sections 12.2(d) and (e).

12.4	Allocation Period. The Allocation Period for Non-Safe Harbor Non-Elective Contributions is: (check one)

(a)	☐ Each payroll period

(b)	☐ Each month

(c)	☐ Each plan quarter

(d)	☒ On an annual basis

(e)	☐ As determined by the Employer (provided this does not discriminate in favor of HCEs)

12.5	Benefiting Participants. An Employee who is a Participant for Non-Safe Harbor Non-Elective Contribution purposes will be a Benefiting Participant under this Section for an Allocation Period based on the conditions indicated below for the Allocation Period < ☒ provided the Participant is still an Eligible Employee under Section 4.1 of the AA on the last day of the Allocation Period (or earlier Termination of Employment) >

		Participants Still Employed [1]	Participants Who Retired [2]	Participants Who Became Disabled [3]	Participants Who Died [4]	Participant Who Terminated for Other Reasons [5]

(a)	Will not be a Benefiting Participant [6]					X

(b)	Will always be a Benefiting Participant [7]		X	X	X

(c)	Must be credited with at least the indicated Hours of Service [8] (max. 1,000 hours)	1,000 hours

(d)	Must be credited with at least the indicated Period of Service [9] (max. 6 months)

(e)	Must be credited with at least the indicated calendar months of employment [10] (max. 6 months )

(f)	Must be credited with at least the indicated days of employment [11] (max. 182 days)

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[1]	Participants who are still Employees on the last day of the Allocation Period
[2]	Participants who Terminate Employment before the last day of the Allocation Period because of Normal < ☐ or Early > Retirement Age
[3]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s Disability
[4]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s death
[5]	Participants who Terminate Employment before the last day of the Allocation Period for reasons other than retirement, death or Disability
[6]	The Participant will not be a Benefiting Participant regardless of the length of Service during the Allocation Period
[7]	The Participant will always be a Benefiting Participant regardless of the length of Service during the Allocation Period
[8]	The Participant must be credited with at least the specified number of Hours of Service during the Allocation Period
[9]	The Participant must be credited with at least the specified Period of Service during the Allocation Period
[10]	The Participant must be credited with at least the specified number of consecutive calendar months of employment during the Allocation Period
[11]	The Participant must be credited with at least the specified number of consecutive calendar days of employment during the Allocation Period

Note: If an Allocation Period is less than twelve consecutive months, then any months/Hours of Service requirement above will be prorated.

12.6	☐ Additional Non-Safe Harbor Non-Elective Contributions. An Employer may make additional Non-Safe Harbor Non-Elective Contributions. (Attach the Addendum for Section 12.6).

Section 13. Compensation Used for Employer Contribution Purposes

13.1	Basic Definition of Compensation Used for Employer Contribution Purposes. A Participant’s Compensation for each applicable Component of the Plan will be defined or each Allocation Period as selected below: (check one for each applicable Component of the Plan)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	Form W-2 Compensation	X				X	X

(b)	Code §3401 Compensation

(c)	Code §415 Safe Harbor Compensation

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13.2	Exclusions from Compensation Used for Employer Contributions. The categories of remuneration selected below will not be counted as Compensation for the applicable Component of the Plan: (check any that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	No exclusions

(b)	Back Pay

(c)	Bonuses

(d)	Code §414(s) Safe Harbor Exclusions	X				X	X

(e)	Commissions	X				X	X

(f)	Compensation received while an ineligible Employee [1]	X				X	X

(g)	Compensation received prior to Plan participation [2]	X				X	X

(h)	Deemed Code §125 Compensation

(i)	Differential Wage Payments

(j)	Elective Contributions

(k)	Foreign Compensation

(l)	Overtime

(m)	Post-Severance Compensation

(n)	Other [3]	X				X	X

[1]	Compensation earned while an ineligible Employee for the selected Component of the Plan
[2]	Compensation earned prior to becoming a Participant in the selected Component of the Plan
[3]	Attach the Addendum for Section 13.2(n)

Note: If (c), (e), (l), (m) or (n) is checked, the definition of Compensation with respect to the applicable Component of the Plan may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under Section 13.3 of the AA below.

13.3	☐ Participants to Whom Compensation Exclusions Apply. The amounts of Compensation excluded under Sections 13.2(c), (e), (l), (m) or (n) of the AA will only be excluded with respect to the following for each applicable Component of the Plan: (check any that apply)

		☐ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☐ Matching Non-Safe Harbor	☐ Non-Elective Non-Safe Harbor

(a)	HCEs

(b)	Other [1]

[1]	Attach the Addendum for Section 13.3(b)

13.4	Compensation Determination Period. A Participant’s Compensation will be determined over the period selected below (except when Compensation is required to be prorated under the terms of the Plan) for each applicable Component of the Plan: (check one)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	Plan Year	X				X	X

(b)	Fiscal Year

(c)	Calendar year

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13.5	Definition of Post-Severance Compensation. Post-Severance Compensation for purposes of this Section (or for purposes of any other section of this AA in which compensation is defined) includes the following: (check any that apply)

(a)	☐ Unused Paid Time Off

(b)	☐ Payments under a nonqualified unfunded deferred compensation plan

(c)	☐ Post-termination of employment payments made to a disabled Participant

13.6	☐ Code §415 Safe Harbor Compensation and Unfunded Deferred Compensation. Code §415 Safe Harbor Compensation, to the extent used as Compensation under Section 13.1 of the AA, includes payments made under an unfunded deferred compensation agreement.

Section 14. Vesting Provisions

14.1	Full and Immediate Vesting Upon Retirement, Death or Disability. A Participant’s Vested Interest in his or her Participant’s Account will be 100% upon reaching Normal Retirement Age and upon the occurrence of the following: (check all that apply)

(a)	☐ Reaching Early Retirement Age

(b)	☒ Death prior to Termination of Employment

(c)	☒ Disability prior to Termination of Employment

14.2	Vesting in a Non-Top Heavy Plan Year. A Participant’s Vested Interest in each applicable Component of the Plan will, in a non-Top Heavy Plan Year, be determined by the Vesting schedule selected below: (check or complete each box that applies, but the table must be completed so that the Vesting schedule is at least as favorable as the statutory Vesting schedule set forth in Code §411(a)(2))

		☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor
(a)	100% at all times

(b)	The schedule below:	Vested Percentage	Vested Percentage	Vested Percentage	Vested Percentage

	1 Year of
	Vesting Service			25%	25%

	2 Years of
	Vesting Service			50%	50%

	3 Years of
	Vesting Service			75%	75%

	4 Years of
	Vesting Service			100%	100%

	5 Years of
	Vesting Service			100%	100%

	6 Years of
	Vesting Service			100%	100%

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14.3	Vesting in a Top Heavy Plan Year. A Participant’s Vested Interest in each applicable Component of the Plan will, in a Top Heavy Plan Year, be determined by the Vesting schedule selected below: (check or complete each box that applies, but the table must be completed so that the Vesting schedule is at least as favorable as the statutory Vesting schedule set forth in Code §416(b)(1))

		☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor
(a)	100% at all times

(b)	The schedule below:	Vested Percentage	Vested Percentage	Vested Percentage	Vested Percentage

	1 Year of
	Vesting Service			25%	25%

	2 Years of
	Vesting Service			50%	50%

	3 Years of
	Vesting Service			75%	75%

	4 Years of
	Vesting Service			100%	100%

	5 Years of
	Vesting Service			100%	100%

	6 Years of
	Vesting Service			100%	100%

14.4	Exclusion of Certain Service. In determining a Participant’s Vested Interest in for each applicable Component of the Plan under Sections 14.2 and 14.3, all Service will be counted except for the Service, if any, selected below: (check any that apply)

		☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	Service prior to Age 18			X	X

(b)	Service before this Plan was established

(c)	Service during a period when mandatory contributions were not made to the Plan

14.5	☐ Special Vesting Rule for Pre-EGTRRA Matching Contributions. A Participant’s Vested Interest in Non-Safe Harbor Matching Contributions made prior to January 1, 2001 will be determined by the Vesting schedule in effect when such contributions were made to the Plan.

14.6	☐ Special Vesting Rule for Pre-PPA Non-Elective Contributions. A Participant’s Vested Interest in Non-Safe Harbor Non-Elective Contributions made prior to January 1, 2007 will be determined by the Vesting schedule in effect when such contributions were made to the Plan.

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14.7	Definition of Service for Vesting Purposes. The Vesting Service requirement is determined by the method selected below: (check one)

(a)	☐ Elapsed Time Method. Vesting Service will be determined by the Elapsed Time Method.

(b)	☒ Counting of Hours of Method. Vesting Service will be determined by the Counting of Hours Method, subject to the following:

(1)	Vesting Computation Period. The 12-consecutive month Vesting Computation Period is: (check one)

(A)	☒ Based on the Plan Year

(B)	☐ Based on an Employee’s 12-month employment year

(2)	Year of Vesting Service. A Year of Vesting Service is a Vesting Computation Period in which an Employee is credited with at least 1,000 (max. 1,000) Hours of Service.

(3)	Break in Vesting Service. A Break in Vesting Service is a Vesting Computation Period in which an Employee is credited with 500 (max. 500) Hours of Service or less.

(c)	☐ One Year Holdout Rule. The One Year Holdout Rule will be applied in determining Vesting service.

(d)	☐ Rule of Parity. The Rule of Parity will be applied in determining Vesting service.

14.8	☒ Predecessor Service. Service with the employers listed in the Addendum for Section 14.8 will be credited in determining Vesting Service for each applicable Component of the Plan selected therein.

Section 15. Forfeiture Provisions

15.1	Time When Forfeitures Occur. Forfeitures of any kind will occur on the date selected below: (check one)

(a)	☒ When a Terminated Participant’s entire Vested Account has been distributed (or after 5 consecutive Vesting Breaks in Service, if earlier)

(b)	☐ After a Terminated Participant incurs 5 consecutive Breaks in Vesting Service

15.2	Application of Forfeitures. Forfeitures that are not used to pay administrative expenses or to restore forfeited accounts as permitted under Section 3.11 of the BPD will be: (check one)

(a)	☒ Used to reduce other Employer contributions, added to other Employer contributions, or reallocated, as elected by the Employer

(b)	☐ Used as set forth in the Addendum for Section 15.2(b)

Section 16. ☒ Rollover Contributions and Voluntary Employee Contributions

16.1	☒ Rollover Contributions. Rollover Contributions are permitted, subject to the following elections:

(a)	Who Can Make Rollovers. Rollover Contributions can be made to the Plan by: (check one)

(1)	☐ Any Employee (including those who are not Eligible Employees)

(2)	☒ Any Eligible Employee (whether a Participant or not)

(3)	☐ Any Eligible Employee who has become a Participant

(b)	Plans From Which Rollovers Will Be Accepted. Rollover Contributions will be accepted by the Plan from: (check all that apply)

(1)	☒ Code §401(a) plans (qualified retirement plans)

(2)	☒ Code §403(a) plans (qualified annuity plans)

(3)	☒ Code §403(b) plans (annuities purchased by a Code §501(c)(3) organization and certain educational institutions)

(4)	☒ Code §408(a) plans (individual retirement accounts)

(5)	☒ Code §408(b) plans (individual retirement annuities)

(6)	☒ Code §457(b) plans (governmental only)

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(c)	Additional Types of Rollovers Permitted. Rollover Contributions can also include the following: (check all that apply)

(1)	☒ Roth Elective Deferrals (can only be checked if this Plan also permits Roth Elective Deferrals)

(2)	☐ Voluntary Employee Contributions

(3)	☐ Mandatory Employee Contributions

(4)	☐ Participant loans from such plans as permitted by the Administrator

(5)	☐ In-kind distributions (other than Participant loans)

(d)	Redeposits. Rollover Contributions which are withdrawn from the Plan < ☒ can > < ☐ cannot > be redeposited in the Plan.

16.2	☐ Voluntary Employee Contributions. Voluntary Employee Contributions are permitted by a Participant, subject to the following elections:

(a)	Minimum and Maximum Contribution. The minimum permitted Voluntary Employee Contribution is % (enter zero if no minimum) of Compensation and the maximum permitted contribution is % (max. 100) of Compensation. Voluntary Employee Contributions can be made < ☐ annually > < ☐ monthly > < ☐ quarterly > < ☐ each payroll period >.

(b)	Definition of Compensation. The Compensation used to determine a Participant’s Voluntary Employee Contributions will be: (check one)

(1)	☐ The same definition of Compensation used for Elective Deferral purposes

(2)	☐ The same definition of Compensation used for Non-Safe Harbor Matching Contribution purposes

(3)	☐ The same definition of Compensation used for Non-Safe Harbor Non-Elective Contribution purposes

Section 17. Normal Retirement Age

17.1	☒ Normal Retirement Age. Age 65 (max. 65), or if later, the (max. 5th) anniversary of becoming a Participant in the Plan.

17.2	☐ Normal Retirement Age. Age (max. 65), or if later, the date the Participant is credited with at least years of Service, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan. For purposes of this paragraph, Service will be determined in the same manner in which < ☐ Eligibility > < ☐ Vesting > Service is determined under the Plan.

Note: The age selected in Sections 17.1 or 17.2 above must not be earlier than the earliest retirement age that is reasonably representative of the typical retirement age for the industry in which the plan participants work. Age 62 or older automatically meets this requirement for money purchase assets or defined benefit assets.

Section 18. ☐ Early Retirement Age

18.1    ☐ Early Retirement Age. Age      (max. 64) or if later, the date the Participant is credited with at least          years of Service, and Service will be determined in the same manner as < ☐ Eligibility > < ☐ Vesting > Service.

18.2    ☐ Early Retirement Age. Age      (max. 64) provided the Participant is also credited with at least          years of Service, and Service will be determined in the same manner as < ☐ Eligibility > < ☐ Vesting > Service.

Section 19. ☒ Mandatory Cashout Distributions

19.1	Cashout Threshold. Subject to Section 5.4 of the BPD, mandatory cashouts are permitted and the cashout threshold is: (check one)

(a)	☒ $5,000 <☐ including > < ☒ excluding > Rollover Contributions

(b)	☐ $ (must be less than $5,000 but more than $1,000) including Rollover Contributions

(c)	☐ $1,000 including Rollover Contributions

(d)	☐ $ (must be less than $1,000) including Rollover Contributions

19.2	Form of Distribution. Cashouts will be distributed in the following manner: (check one)

(a)	☐ Only as an automatic rollover

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(b)      ☒ In cash or as a direct rollover, as elected by the Participant, but if the Participant fails to make an election, as follows: (check one)

(1)        ☒ Cashout Threshold Is More Than $1,000. If the threshold is more than $1,000, the distribution will be made: (check one)

(A)	☐ Only as an automatic rollover

(B)      ☒ As an automatic rollover for amounts greater than $1,000 and a cash payment for amounts $1,000 or less

(2)         ☐ Cashout Threshold Is $1,000 or Less. If the threshold is $1,000 or less, the distribution will be made: (check one)

(A)	☐ Only as an automatic rollover

(B)	☐ Only as a cash payment

Section 20. Distribution Upon Retirement, Disability or Termination of Employment

20.1	Forms of Distribution. The benefit payable to a Participant who Terminates Employment with the Employer for reasons other than death will be distributed in the Normal Form of Distribution (and any Optional Forms of Distribution) selected below. (check one)

(a)	☒ Single Sum Payment < ☒ and the optional forms of distribution are: (check all that apply) >

(1)        ☒ Substantially Equal Installments

(2)        ☐ Partial payments as requested from time to time by the Participant

(3)        ☐ Any form of annuity which can be purchased from an insurance company (subject to the QJSA rules)

(4)        ☐ A QJSA for merged money purchase assets or defined benefit assets

(5)        ☐ Installments, but only for purposes of the required minimum distribution rules under Code §401(a)(9) and Section 5.21 of the BPD.

(b)	☐ Substantially Equal Installments < ☐ and the optional forms of distribution are: (check all that apply) >

(1)        ☐ A single sum payment

(2)        ☐ Partial payments as requested from time to time by the Participant

(3)        ☐ Any form of annuity which can be purchased from an insurance company (subject to the QJSA rules)

(c)	☐ Qualified Joint and Survivor Annuity < ☐ and the optional forms of distribution are: (check all that apply) >

(1)        ☐ A single sum payment

(2)        ☐ Substantially Equal Installments

(3)        ☐ Partial payments as requested from time to time by the Participant

(4)        ☐ Any other form of annuity which can be purchased from an insurance company

(5)        ☐ Installments, but only for purposes of the required minimum distribution rules under Code §401(a)(9) and Section 5.21 of the BPD.

20.2	Distributions Because of Retirement. Distribution of benefits to a Participant who Terminates Employment because of retirement on or after his or her Normal Retirement Age (or Early Retirement Age, if applicable) will be made in a form permitted under Section 20.1 and will begin within an administratively reasonable time after such Termination of Employment.

20.3	Distributions Because of Disability. Distribution of benefits to a Participant who Terminates Employment because of his or her Disability will be made in a form permitted under Section 20.1 of the AA and in accordance with the following provisions:

(a)	Time of Distribution. Distribution of a Disability benefit will commence at the time selected below: (check one)

(1)	☐ Within an administratively reasonable time after Termination of Employment because of the Disability

(2)	☒ At the earliest time after Termination of Employment selected under Section 20.4 of the AA

(b)	Definition of Disability. A Participant will be considered to have suffered a Disability for Plan purposes if the Participant suffers a mental or physical impairment while still an Employee which: (check all that apply)

(1)	☒ Totally and permanently prevents the Participant from engaging in any occupation for pay or profit.

(2)	☐ Totally and permanently prevents the Participant from performing customary and usual duties for the Employer

(3)	☒ Qualifies the Participant for disability benefits under the Social Security Act

(4)	☐ Qualifies the Participant for benefits under an Employer-sponsored long-term disability plan

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(c)	Exceptions to Disability. Notwithstanding (b) above, a Participant will not be considered to have suffered a Disability for purposes of the Plan if the mental or physical impairment is the result of: (check all that apply)

(1)	☐ The illegal use of drugs or intoxicants

(2)	☐ An intentionally self-inflicted injury or sickness

(3)	☐ An injury suffered as a result of an unlawful or criminal act by the Participant

(4)	☐ Military service for which a government pension is available

(5)	☐ War or enemy attack

20.4	Distributions for Reasons Other than Retirement, Death or Disability. With respect to a Participant who Terminates Employment for reasons other than retirement, death or Disability, distribution will be made in a form permitted under Section 20.1 of the AA within an administratively reasonable time after the date selected below for each applicable Component of the Plan: (check all that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Non-Safe Harbor Matching	☒ Non-Safe Harbor Non-Elective	☒ Employee Contributions

(a)	After the Participant requests payment	X				X	X	X

(b)	After the Participant incurs a 1-Year Break in Service

(c)	After the Participant incurs 5 consecutive 1-Year Breaks in Service

(d)	After the end of the Plan Year in which the Participant Terminates Employment

(e)	After the Participant Terminates Employment

(f)	After the next Valuation Date

(g)	After the date the Participant reaches his or her Normal (or Early) Retirement Age

20.5	QDRO Distributions. Benefits payable pursuant to a Qualified Domestic Relations Order are distributable as selected below.

(a)    ☐    Such benefits cannot be distributed until the affected Participant has reached the earliest retirement age as defined in IRC §414(p)(4)(B)/ERISA §206(d)(3)(E)(ii).

(b)    ☒    Such benefits can be distributed at any time (even if the affected Participant has not yet reached the earliest retirement age as defined in IRC §414(p)(4)(B)/ERISA §206(d)(3)(E)(ii)).

20.6	Other Limitations on Distributions. Distributions will also be subject to the following limitations: (check any that apply)

(a)     ☐    Limitation on Single Sum Distributions. Distribution of a single sum Optional Form of Distribution under Section 20.1(b)(1) above or Section 20.1(c)(1) above will be limited to a maximum of $        . Any amount in excess of such dollar limit will only be distributed in the Normal Form of Distribution selected under Section 20.1(b) or Section 20.1(c) above, as applicable.

(b)     ☐    Limitation on Installments. An installment Normal Form of Distribution under Section 20.1(b) above or an installment Optional Form of Distribution under Sections 20.1(a)(1) or 20.1(c)(2) above will be limited to a maximum of                  installment payments.

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20.7	☐ Qualified Reservist Distributions. Qualified Reservist Distributions are permitted.

20.8	☒ Active Duty Severance Distributions. Active Duty Severance Distributions are permitted.

Section 21. ☒ In-Service Distributions for Reasons Other Than Financial Hardship

21.1	☒ Restricted Accounts. A Participant who has not Terminated Employment can withdraw up to 100% of the following accounts on the dates and/or the reasons selected below: (check all that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☒ QMACs	☒ QNECs

(a)	On or after Normal Retirement Age [1]	X			X	X

(b)	On or after Early Retirement Age [2]

(c)	On or after the following age [3]	59 1⁄2			59 1⁄2	59 1⁄2

[1]	The age cannot be earlier than age 59- 1⁄2
[2]	The Participant must have also reached age 59- 1⁄2
[3]	The age cannot be earlier than age 59- 1⁄2

21.2	☒ Unrestricted Accounts After Attainment of Normal (or Early) Retirement Age. Subject to Section 5.3 of the BPD, a Participant who has reached Normal (or Early) Retirement Age but has not Terminated Employment can withdraw up to a 100% of the Vested Interest in the following:

		☐ ACP Safe Harbor	☒ Non-Safe Harbor Matching	☒ Non-Safe Harbor Non-Elective	☒ Rollover Contributions	☐ Voluntary Employee Contributions

(a)	Attainment of Normal Retirement Age		X	X	X

(b)	Attainment of Early Retirement Age

21.3	☒ Unrestricted Accounts Before Attainment of Normal (or Early) Retirement Age. Subject to Section 5.3 of the BPD, a Participant who (a) has not reached Normal (or Early) Retirement Age, (b) has met all (or any, as selected below) of the requirements set forth below, and (c) has not Terminated Employment, can withdraw up to a 100% of the Vested Interest in the following accounts:

		☐ ACP Safe Harbor	☒ Non-Safe Harbor Matching	☒ Non-Safe Harbor Non-Elective	☒ Rollover Contributions	☐ Voluntary Employee Contributions

(a)	All requirements selected in (d) – (h) must be satisfied [1]		X	X

(b)	Any requirements selected in (d) – (h) can be satisfied [2]
In-Service Distribution Requirements
(c)	At any time				X

(d)	Attainment of the following age		59 1⁄2	59 1⁄2

(e)	Completion of 5 years as a Participant

(f)	The amount has accumulated in the account for 2-Years

(g)	Other [3]

(h)	The account is 100% Vested – d, e or f must also be chosen		X	X

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[1]	If (a) and (i) are chosen, the Participant must satisfy ALL requirements chosen in (d) – (g) AND the account must be 100% Vested
[2]	If (b) and (i) are chosen, the Participant can satisfy ANY of the requirements chosen in (d) – (g) AND the account must be 100% Vested
[3]	Attach the Addendum for Section 21.3(g)

Section 22. ☒ 401(k) Financial Hardship Distributions

22.1	Eligible Participants. The following are eligible to request a financial hardship distribution under Section 5.8 of the BPD: (check all that apply)

(a)	☒ Participants who are still Employees

(b)	☐ Participants who have Terminated Employment but still have an undistributed interest in the Plan

22.2	Eligible Accounts. A hardship distribution can be made from the Participant’s Vested Interest in the following accounts: (check all that apply)

(a)	☒ Pre-Tax Elective Deferral Account

(b)	☒ Roth Elective Deferral Account < ☐ but only if the distribution is a qualified distribution under Code §402(a)(2)(D) >

(c)	☐ ACP Safe Harbor Matching Contributions

(d)	☒ Non-Safe Harbor Matching Contributions

(e)	☒ Non-Safe Harbor Non-Elective Contributions

(f)	☒ Rollover Contributions

(g)	☐ Voluntary Employee Contributions

(h)	☐ Transfer Contributions

(i)	☐ Prevailing Wage Contributions

Section 23. Distributions Upon Death

23.1	Distribution of Death Benefits Which Are Subject to the QJSA Requirements. With respect to any portion of a deceased Participant’s Vested Aggregate Account which is subject to the QJSA requirements, any death benefit payable therefrom to the Participant’s surviving Spouse will be distributed as a Qualified Pre-Retirement Survivor Annuity (QPSA) unless the QPSA has been waived by the Participant in accordance with Section 5.17 of the BPD (or has been waived by the surviving Spouse if such waiver is permitted under paragraph (b) below).

(a)	Value of QPSA. For purposes of this Section, the value of a QPSA is % (must be at least 50% but not more than 100%) of the portion of the deceased Participant’s Vested Aggregate Account which is subject to the QJSA requirements.

(b)	Spousal Waiver of QPSA. If a Participant did not waive the QPSA prior to death, the deceased Participant’s surviving Spouse is < ☐ not > permitted to waive the QPSA after the Participant’s death.

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23.2	Form of Distribution of Death Benefits Which Are Not Subject to the QJSA Requirements. Any death benefit which is not distributed under paragraph (a) above will be distributed in the form or forms of distribution selected below. (check all that apply)

(a)	☒	In a single sum payment

(b)	☒	In a number of Substantially Equal Installments (if elected by the Beneficiary)

(c)	☐	In partial payments as requested from time to time by the Beneficiary

(d)	☐	Any form of annuity which can be purchased from an insurance company (subject to the QPSA rules)

(e)	☐	Installments for purposes of the required minimum distribution rules under Code §401(a)(9) and Section 5.21(b)(2)(B) of the BPD (the Life Expectancy Rule)

Section 24. Required Minimum Distributions

24.1	Required Beginning Date. The Required Beginning Date for Participants who are not 5% owners is: (check one)

(a)	☐	April 1st of the calendar year following the calendar year in which the Employee reaches Age 70 1⁄2

(b)	☒	April 1st of the calendar year following the later of the calendar year in which the Employee reaches Age 70 1⁄2 or the calendar year in which the Employee retires

Section 25. ☒ Loans, Insurance and Directed Investments

25.1	☒	Loans to Participants. Loans to Participants are permitted.

25.2	☐	Purchase of Insurance. Insurance can be purchased at the direction of the (check all that apply) < ☐ Administrator > < ☐ Participant >.

25.3	☒	Directed Investment Accounts. Investment direction by Participants is permitted.

Section 26. Top Heavy Provisions

26.1

Who Receives a Top Heavy Allocation. Subject to Section 3.10 of the BPD, a Top Heavy Allocation will be made in each Top Heavy Plan Year to each Participant who is employed on the last day of the Plan Year < ☒ and is a Non-Key Employee >.

26.2	Top Heavy Ratio. In determining the Top Heavy Ratio, the interest and mortality factors in Section 1.176(d) of the BPD will be used < ☐ except as selected below >: (check all that apply)

(a)	☐ % interest will be used prior to reaching Normal Retirement Age.

(b)	☐ % interest will be used after reaching Normal Retirement Age.

(c)	☐ The mortality table will be used after reaching Normal Retirement Age.

26.3	Participation in Multiple Plans. An eligible Participant as described in Section 26.1 above who participates in this Plan and in one or more defined benefit plans or in one or more other defined contribution plans that are part of a Top Heavy Required Aggregation Group will receive the minimum Top Heavy benefit in the manner described in Section 3.10 of the BPD.

26.4	Definition of Compensation. An Employee’s Code §415(c)(3) Compensation used to determine any Top Heavy Minimum Allocations and whether an Employee is also a Key Employee is as selected below: (check one)

(a)	☒ Form W-2 Compensation

(b)	☐ Code §3401 Compensation

(c)	☐ Code §415 Safe Harbor Compensation

(d)	☐ Code §415 Statutory Compensation

26.5	☐	Amounts Excluded. An Employee’s Code §415(c)(3) Compensation under this Section will exclude the following: (check any that apply)

(a)	☐ Deemed Code §125 Compensation

(b)	☐ Foreign Compensation

26.6	☐ Inclusion of Unfunded Deferred Compensation. If Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation are elected under Section 26.4 of the AA, such compensation includes payments made under an unfunded deferred compensation agreement.

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Section 27. ADP / ACP Testing Provisions

27.1	ADP Testing. If this Plan has Elective Deferrals, the ADP Test will be determined by the testing method selected below. (check one)

(a)	☒ Current year testing

(b)	☐ Prior year testing

(c)	☐ Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 3.2(j)(2) of the BPD

27.2	ACP Testing. If this Plan has Matching Contributions which are subject to non-discrimination testing and/or the Plan has Voluntary Employee Contributions, the ACP Test will be determined by the testing method selected below. (check one)

(a)	☒ Current year testing

(b)	☐ Prior year testing

(c)	☐ Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 3.3(m)(2) of the BPD

Section 28. Highly Compensated Employee Provisions

28.1	HCE Elections. In determining which Employees are Highly Compensated Employees, the following elections apply:

(a)	☐ The calendar year election is being applied.

(b)	☒ The top paid group election is being applied.

28.2	Definition of Compensation. The Code §415(c)(3) Compensation used to determine if an Employee a HCE (and to determine compensation for any other statutory purpose that does not appear elsewhere in this Adoption Agreement) will be based on: (check one)

(a)	☒ Form W-2 Compensation

(b)	☐ Code §3401 Compensation

(c)	☐ Code §415 Safe Harbor Compensation

(d)	☐ Code §415 Statutory Compensation

28.3	☐ Amounts Excluded. An Employee’s Code §415(c)(3) Compensation under this Section will exclude the following: (check any that apply)

(a)	☐ Deemed Code §125 Compensation

(b)	☐ Foreign Compensation

28.4	☐ Inclusion of Unfunded Deferred Compensation. If Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation are elected under Section 28.2 of the AA, such compensation includes payments made under an unfunded deferred compensation agreement.

Section 29. HEART Provisions

29.1	Death Benefits. With respect to a Participant who dies while performing Qualified Military Service: (check all that apply)

(a)	☐ The Employer will make additional contributions for the period of the Participant’s Qualified Military Service

(b)	☒ Vesting Service will be credited to the Participant for the period of his or her Qualified Military Service

29.2	Disability Benefits. With respect to a Participant who suffers a Disability while performing Qualified Military Service: (check all that apply)

(a)	☐ The Employer will make additional contributions for the period of the Participant’s Qualified Military Service

(b)	☒ Vesting Service will be credited to the Participant for the period of his or her Qualified Military Service

29.3	Amount of Matching Contributions. If the Plan permits Matching Contributions and Section 29.2(a) is checked, then any Matching Contributions made under Section 29.2 will be based on the Participant’s: (check one)

(a)	☐ Deemed Deferrals

(b)	☐ Actual Elective Deferrals

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Section 30. Code §415 Limitations

30.1	Limitation Year. In applying the limitations under Code §415, the Limitation Year will be: (check one)

(a)	☒ Plan Year

(b)	☐ The Fiscal Year of the Sponsoring Employer ending on or within the Plan Year

(c)	☐ The calendar year ending on or within the Plan Year

30.2	Definition of Compensation. An Employee’s Code §415(c)(3) Compensation used to determine the Employee’s Annual Addition limitation under Article 6 of the BPD is based on the selection below. (check one)

(a)	☒ Form W-2 Compensation

(b)	☐ Code §3401 Compensation

(c)	☐ Code §415 Safe Harbor Compensation

(d)	☐ Code §415 Statutory Compensation

30.3	☐ Amounts Excluded. An Employee’s Code §415(c)(3) Compensation under this Section will exclude the following: (check any that apply)

(a)	☐ Deemed Code §125 Compensation

(b)	☐ Foreign Compensation

30.4	☐ Inclusion of Unfunded Deferred Compensation. If Code §415 Safe Harbor Compensation or Code §415 Statutory Compensation are elected under Section 30.2 of the AA, such compensation includes payments made under an unfunded deferred compensation agreement.

30.5	Adjustment of Annual Additions When There Are Multiple Defined Contribution Plans. If a Participant (a) is or was covered under two or more current or terminated plans sponsored by the same Employer (or Employers in the same controlled or affiliated service group); or (b) is covered under either a welfare benefit fund as defined in Code §419(e), or an individual medical account as defined in Code §415(l)(2) under which amounts are treated as Annual Additions with respect to any Participant in this Plan, Annual Additions will be adjusted as follows: (check one)

(a)	☒ As set forth in Article 6 of the BPD so the Annual Additions under this Plan will be reduced first

(b)	☐ As set forth in the Addendum for Section 30.5(b) (but the manner must preclude Employer discretion)

Section 31. Miscellaneous Provisions

31.1	☐ One Year Marriage Rule. For purposes of the Plan, a Spouse is the person to whom a Participant is legally married throughout the one year period ending on the earlier of the Annuity Starting Date or the date of the Participant’s death.

31.2	☐ Failsafe Allocations. Failsafe allocations are permitted in accordance with Section 3.13 of the BPD, subject to the following elections:

(a)	☐

Service. The allocation will be made to those Employees eligible under Section 3.13 of the BPD by first ranking them based on their Hours of Service (or months of Service if allocations are made under Section 12.5 of the AA using the Elapsed Time Method), beginning with those with the highest number of Hours of Service (or months of Service, if applicable).

		(1)	☐	And further beginning with those who are employed by the Employer on the last day of the Plan Year

(b)	☐

Compensation. The allocation will be made to those Employees eligible under Section 3.13 of the BPD by first ranking them based on their Compensation, beginning with those with the highest amount of Compensation.

		(1)	☐	And further beginning with those who are employed by the Employer on the last day of the Plan Year

		(2)	☐	And further beginning with those who have been credited with at least 1,000 Hours of Service during the Plan Year (or 6 months of Service if allocations are made under Section 12.5 of the AA using the Elapsed Time Method)

31.3	Hypothetical Entry Date for Otherwise Excludable Participants. For any Plan Year in which a determination of Otherwise Excludable Participants is made, the Hypothetical Entry Date related to any determination of an Otherwise Excludable Participant for purposes that include, but are not limited to, the ACP Test and/or the application of the general nondiscrimination test under Code §401(a)(4) is: (check one)

(a)	☐	The date that the Employee satisfies the statutory age and service requirements under Code §410(a)(1)(A)

(b)	☐	The Employee’s Entry Date(s) under Section 7.1 of the AA for the Component of the Plan for which the determination relates

(c)	☒	The Employee’s statutory entry date under Code §410(a)(4) after the Employee satisfies the statutory age and service requirements under Code §410(a)(1)(A)

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31.4	☒ Protected Benefits, Right or Features. There are protected benefits, rights or features as set forth in the Addendum for Section 31.4.

31.5	☐ SIMPLE 401(k) Election. The Employer elects for this Plan to be a SIMPLE 401(k) Plan as set forth in the Addendum for Section 31.5.

31.6	☐ Domestic Partners. A Participant’s Domestic Partner will be deemed to be the Participant’s Beneficiary absent a written Beneficiary designation to the contrary < ☐ and will have the same consents rights as a Participant’s Spouse >.

Section 32. Prototype Sponsor Information

32.1	Prototype Sponsor Information. The Prototype Sponsor certifies that it will inform the Sponsoring Employer of any amendments to the Plan or of the Prototype Sponsor’s discontinuance or abandonment of the Plan. For more information about the Plan, a Sponsoring Employer may contact the Prototype Sponsor (or its authorized representative) at the following address: Schwab Retirement Plan Services, Inc., 4150 Kinross Lakes Parkway, Richfield, OH 44286. The Prototype Sponsor’s telephone number is (888) 444-4015.

Section 33. Reliance on Opinion Letter

33.1	Reliance. The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code §401(a) only to the extent provided in Revenue Procedure 2011-49. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements that are specified in the opinion letter issued with respect to the plan and in Revenue Procedure 2011-49. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. This Adoption Agreement can be used only in conjunction with Basic Plan #03. The appropriateness of the adoption of this Plan and the terms of the Adoption Agreement, its qualification with the IRS, and the tax and employee benefit consequences are the responsibility of the Employer and its tax and legal advisors. Failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

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Section 34. Plan Sponsor Signature Provision

34.1	Signature of the Sponsoring Employer

☒ Directed Trustee. The undersigned employer hereby appoints Charles Schwab Bank as corporate Trustee under the Separate Trust Agreement attached hereto. Charles Schwab Bank, in accordance with the terms of the Separate Trust Agreement, is only permitted to invest Plan assets as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary < ☒ or by a Participant in accordance with Section 25.3 of this Adoption Agreement and Section 3.3 of the Separate Trust Agreement >.

By	Date

Print Name	Title

34.2	Witnesses to the Sponsoring Employer’s Signature (Optional unless required by State or Commonwealth law)

Signature	Date

Print Name

Signature	Date

Print Name

Signature	Date

Print Name

34.3	Acknowledgement of the Sponsoring Employer’s Signature (Optional unless required by State or Commonwealth law)

State of

County of

On the      day of             , 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Commission Expires

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Section 35. Signatures of Individual Trustees (Not required if a separate trust document is used)

Trustee 1:	Signature	Date

	Print Name	Title

Trustee 2:	Signature	Date

	Print Name	Title

Trustee 3:	Signature	Date

	Print Name	Title

Trustee 4:	Signature	Date

	Print Name	Title

Trustee 5:	Signature	Date

	Print Name	Title

Trustee 6:	Signature	Date

	Print Name	Title

Trustee 7:	Signature	Date

	Print Name	Title

Trustee 8:	Signature	Date

	Print Name	Title

Trustee 9:	Signature	Date

	Print Name	Title

Trustee 10:	Signature	Date

	Print Name	Title

Trustee 11:	Signature	Date

	Print Name	Title

Trustee 12:	Signature	Date

	Print Name	Title

Contact Address

City	State	ZIP Code

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Section 36.	Signature of Corporate Trustee to Serve as Trustee Under Article 9 of the Plan (Not required if a separate trust document is used)

Name of Trustee

Signature	Date

Print Name	Title

Contact Address

City	State	ZIP Code

☐	Discretionary Trustee. The corporate Trustee has full discretion in investing Plan assets except as otherwise instructed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary < ☐ or by a Participant in accordance with Section 25.3 of the AA >.

☐	Directed Trustee. The corporate Trustee is only permitted to invest Plan assets as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary < ☐ or by a Participant in accordance with Section 25.3 of the AA >.

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Section 37.	Signature of Corporate Trustee Appointed Under Separate Trust Agreement or Corporate Custodian Appointed Under Separate Custody Agreement (as indicated below) in the Form of Such Separate Trust or Separate Custody Agreement (attached hereto)

Name of Trustee	Charles Schwab Bank

Signature	Date

Print Name	Title

Charles Schwab Bank

Attention: Business Trust Division

211 Main Street, 14th Floor

San Francisco, California 94105

The corporate Trustee shall serve as a Directed Trustee. The corporate Trustee is only permitted to invest Plan assets as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary < ☒ or by a Participant in accordance with Section 25.3 of the AA and Section 3.3 of the Separate Trust Agreement >.

Name of Custodian

Signature	Date

Print Name	Title

Charles Schwab Bank

Attention: Business Trust Division

211 Main Street, 14th Floor

San Francisco, California 94105

The corporate Custodian shall serve as a Directed Custodian. The corporate Custodian is only permitted to invest Plan assets as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary < ☐ or by a Participant in accordance with Section 25.3 of the AA. and Section 3.3 of the Separate Custody Agreement >.

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Addendum for Section 4.1(q) – Attach if Applicable

“Other” Employee Exclusions for Eligibility Purposes

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

The exclusions entered in Section 1 through Section 6 below cannot result in the group of NHCEs participating under the Plan being only those NHCEs with the lowest amount of Compensation and/or the shortest period of Service and who may represent the minimum number of Employees necessary to satisfy the coverage requirements under Code §410(b). The exclusions also cannot be age or Service related.

Section 1. ☐ Describe the “Other” Employees excluded from the Elective Deferral Component of the Plan

Section 2. ☐ Describe the “Other” Employees excluded from the Traditional ADP Safe Harbor Component of the Plan

Section 3. ☐ Describe the “Other” Employees excluded from the QACA ADP Safe Harbor Component of the Plan

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Addendum for Section 4.1(q): “Other” Employee Exclusions (Continued)

Section 4. ☐ Describe the “Other” Employees excluded from the ACP Safe Harbor Component of the Plan

Section 5. ☒ Describe the “Other” Employees excluded from the Non-Safe Harbor Matching Component of the Plan

Any Employee who is an employee of Engineering Services Group or D3 Technologies, Inc.

Section 6. ☐ Describe the “Other” Employees excluded from the Non-Safe Harbor Non-Elective Component of the Plan

Profit Sharing / 401(k) Non-Standardized	Page 2 of 2	IRS Serial No: J399532a

Addendum for Section 5.5 – Attach if Applicable

Predecessor Service for Eligibility Purposes

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Section 1. ☐ Describe the entities for which eligibility Service is credited for the Elective Deferral Component of the Plan

Section 2. ☐ Describe the entities for which eligibility Service is credited for the Traditional ADP Safe Harbor Component

Section 3. ☐ Describe the entities for which eligibility Service is credited for the QACA ADP Safe Harbor Component of the Plan

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Addendum for Section 5.5: Predecessor Service for Eligibility Purposes (Continued)

Section 4. ☐ Describe the entities for which eligibility Service is credited for the ACP Safe Harbor Component of the Plan

Section 5. ☒ Describe the entities for which eligibility Service is credited for the Non-Safe Harbor Matching Component

Leonard’s Metal, Inc.; LMI Finishing, Inc.; Precise Machine Company; Tempco Engineering, Inc.; Hyco Precision, Inc.; Versaform Corporation; D3 Technologies, Inc.; Integrated Technologies, Inc.; Taylor Aerospace Structural Services, Inc.; Valent Aerostructures, LLC; CT systems; Precision Metalcraft; Aerospace Manufacturing, Inc.; Vision Tech; Tech Investments; DACA Tool Machining; Polster Tool Engineering; AccuTec; Ozark Mountain Technologies

Section 6. ☒ Describe the entities for which eligibility Service is credited for the Non-Safe Harbor Non-Elective Component

Leonard’s Metal, Inc.; LMI Finishing, Inc.; Precise Machine Company; Tempco Engineering, Inc.; Hyco Precision, Inc.; Versaform Corporation; D3 Technologies, Inc.; Integrated Technologies, Inc.; Taylor Aerospace Structural Services, Inc.; Valent Aerostructures, LLC; CT systems; Precision Metalcraft; Aerospace Manufacturing, Inc.; Vision Tech; Tech Investments; DACA Tool Machining; Polster Tool Engineering; AccuTec; Ozark Mountain Technologies

Profit Sharing / 401(k) Non-Standardized	Page 2 of 2	IRS Serial No: J399532a

Addendum for Section 8.7(b) – Attach if Applicable

Automatic Contribution Arrangement (ACA)

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Section 1. Effective Date

1.1	Effective Date. June 4, 2015 (must be on or after the new plan effective date or the restatement effective date)

Section 2. Default Percentage Provisions

2.1	Default Percentage. The Default Percentage is determined as follows: (check one)

	(a)	☒	Nonescalating Percentage. The Default Percentage is 3 % until changed by subsequent Plan amendment.

	(b)	☐	Escalating Percentage. The initial Default Percentage is % and will be increased by percentage point(s) until the Default Percentage is %. Each increase will be effective at the beginning of the Plan Year unless a different date is entered here: .

	(c)	☐	Administrative Policy. The initial Default Percentage will be as described in an administrative policy promulgated by the Administrator.

2.2	Type of Elective Deferrals. Default Elective Deferrals will be classified as: (check one)

	(a)	☒	100% Pre-Tax Elective Deferrals

	(b)	☐	100% Roth Elective Deferrals (the Plan must permit Roth Elective Deferrals)

	(c)	☐	% Pre-Tax Elective Deferrals and % Roth Elective Deferrals (the Plan must permit Roth Elective Deferrals)

2.3	Covered Employees. The Participants who will be subject to the Default Percentage set forth in Section 2.1 are: (check any)

	(a)	☒	New Participants. All Participants in the Elective Deferral portion of the Plan who: (check one)

		(1)	☒ Become Participants on or after the Effective Date and who have not made any affirmative Elective Deferral Percentage (Pre-Tax or Roth Elective Deferral, if applicable) before the Default Percentage is applied

		(2)	☐ Are hired on or after the Effective Date and who have not made any affirmative Elective Deferral Percentage (Pre-Tax or Roth Elective Deferral, if applicable) before the Default Percentage is applied

	(b)	☐	Lookback Participants. All Participants in the Elective Deferral portion of the Plan on who: (check any that apply)

		(1)	☐ Have not made an affirmative Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) election

		(2)	☐ Have a 0% Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable)

		(3)	☐ Have an Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) below the Default Percentage

	(c)	☒	Rehired Participants. All Participants in the Elective Deferral portion of the Plan rehired on or after the Effective Date set forth in Section 1.1 above.

	(d)	☐	Other (complete Section 3 on page 2)

2.4	Expiration of Overriding Election. A Participant’s Overriding Election will: (check any)

	(a)	☐	Not expire

	(b)	☒	Expire at the end of each Plan Year

	(c)	☐	Other (complete Section 4 on page 2)

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Addendum for Section 8.7(b): Automatic Contribution Arrangement (Continued)

Section 3. ☐ Describe the Covered Employees (complete if Section 2.3d) of this addendum is checked)

Section 4. ☐ Describe when the salary reduction election expires (complete if Section 2.4(c) of this addendum is checked)

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Addendum for Section 11.6 – Attach if Applicable

Additional Non-Safe Harbor Matching Contributions

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

The Non-Safe Harbor Matching Contribution set forth in this Addendum is < ☐ in addition to > < ☒ in lieu of > the Non-Safe Harbor Matching Contribution under Section 11.6 of the AA. The provisions of this Addendum apply solely to the Employer/Employees specified herein.

Section 1. Eligible Employer

1.1	Eligible Employers. The Non-Safe Harbor Matching Contribution under this addendum will only be made on behalf of the
Eligible Employees who are employed by Engineering Services Group and D3 Technologies, Inc.

.

Section 2. Eligible Employees

2.1	Eligible Employees. All Employees of the Employers listed in Section 1.1 above are eligible for the Non-Safe Harbor Matching Contribution under this addendum < ☒ except for the ineligible class or classes of Employees selected below >:

(a)	☒	Union Employees

(b)	☒	Non-Resident Alien Employee

(c)	☐	Merger and Acquisition Employees (but only during the statutory exclusion period)

(d)	☐	403(b) Employees

(e)	☐	Highly Compensated Employees

(f)	☒	Leased Employees

(g)	☐	Key Employees

(h)	☐	Salaried Employees

(i)	☐	Hourly Employees

(j)	☐	Commissioned Employees

(k)	☐	Part-Time Employees[1]

(l)	☐	Temporary Employees[1]

(m)	☐	Self-Employed Individuals

(n)	☐	Employees classified by the Employer as independent contractors

(o)	☐	Puerto Rico Based Employees

(p)	☐	Employees employed on or after the following date

(q)	☒	Other (complete Section 10 below)

[1]	An Employee excluded under this section 2.1(k) and 2.1(l) will nevertheless be considered an Eligible Employee if such Employee is credited with at least 1,000 Hours of Service during an Eligibility Computation Period.

Section 3. Age and Service Requirements

3.1	Minimum Age/Service Requirements. The minimum age/Service requirement to participate in the Non-Safe Harbor Matching Contribution provided under this addendum are as selected below:

(a)	Age Requirement: 18 (the age entered cannot be more than 21 – enter “None” if there is no age requirement)

(b)	Service Requirement: (check one)

(1)	☐ None

(2)	☐ Year(s) [1]

(3)	☒ 6 months [2]

(4)	☐ weeks [3]

(5)	☐ days [4]

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[1]	The number of years cannot exceed 2. If the Elapsed Time Method is elected, a Year of Eligibility Service is equal to a 1-Year Period of Service. If the Counting of Hours Method is elected, 1 Year of Eligibility Service is equal to the number of Hours of Service required during an Eligibility Computation Period. Any Service requirement of more than 2 years requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[2]	The number of months cannot exceed 24. If Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of months. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive calendar months of employment to a maximum of 11. Any Service requirement of more than 12 months requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[3]	The number of weeks cannot exceed 104. If the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of weeks. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive weeks of employment to a maximum of 51. Any Service requirement of more than 12 months requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[4]	The number of days cannot exceed 730. If the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of days. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive days of employment to a maximum of 364. Any Service requirement of more than 12 months requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.

(c)	☐ Supplemental Service Requirement. If Section (b)(3), (4) or (5) above is checked and Eligibility Service is determined by the Counting of Hours Method under Section 5.4(b) of the AA, an Employee must also be credited with at least:

(1)	☐ Hours of Service during each month/week/day in the period in order for that month/week/day to be counted

(2)	☐ Hours of Service during the entire period in order for the period to be counted.

3.2	☐ Waiver of Age and Service Requirements. To the extent selected below, the requirements in Section 3.1 above are waived.

(a)	The date of the waiver is: (check one)

☐	The date the AA is signed by the Sponsoring Employer

☐	The following date

(b)	The eligibility requirements being waived are: (check all that apply)

☐	The age requirement

☐	The service requirement

(c)	The waiver applies to all Eligible Employees who are employed on the date selected in (1) above < ☐ and who are expected to be credited with at least Hours of Service per month >, and each affected Eligible Employee will enter the Plan as a Participant for the purpose of this paragraph as of such date.

Section 4. Entry Dates

4.1	Entry Dates. An Eligible Employee under Section 2 above who has satisfied the age and Service requirements under Section 3 above will enter the Plan as a Participant on the entry date selected below.

Note: If Section 3.1(b)(3), (4) or (5) of this Addendum is checked, and Eligibility Service is determined by the Counting of Hours Method, an Eligible Employee who is entering the Plan after satisfying the failsafe 1 Year of Eligibility Service component of the Service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Eligibility Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Eligibility Service requirement (and any applicable age requirement). The Entry Date above will only apply to an Eligible Employee who is entering the Plan after satisfying the month/day/weeks component of the Service requirement (and any applicable age requirement).

(a) ☐ Retroactive to the first day of the Plan Year in which the requirements are satisfied.

(b) ☐ The first day of the Plan Year coincident with or following the date the requirements are satisfied. 1

(c) ☐ The first day of the Plan Year nearest the date the requirements are satisfied.

(d) ☐ The last day of the Plan Year coincident with or following the date the requirements are satisfied. 1

(e) ☐ The last day of the Plan Year nearest the date the requirements are satisfied.

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(f)	☒ The first day of the month coincident with or following the date the requirements are satisfied.

(g)	☐ The first day of the payroll period coincident with or following the date the requirements are satisfied.

(h)	☐ The same day the requirements are satisfied.

(i)	☐ The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

(j)	☐ The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

(k)	☐ The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

(l)	☐ The last day of the 3rd, 6th, 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

[1]	This option cannot be checked if the age requirement in 3.1(a) of this Addendum is 21 and/or if one of the following service requirements is checked in this Addendum: 3.1(b)(2); 3.1(b)(3) and the number of months selected is more than 6; 3.1(b)(4) and the number of weeks selected is more than 26; or 3.1(b)(5) and the number of days selected is more than 182.

Section 5. Matching Contribution Formulas

5.1	Contribution Formula. Non-Safe Harbor Matching Contributions under this addendum will be determined by the formula selected below.

(a)	☐ Totally Discretionary Formula (Non-Tiered). Subject to the requirements set forth in Section 3.3(a) of the BPD, the Employer’s Non-Safe Harbor Matching Contribution for any Allocation Period is totally discretionary.

(b)	☐ Using the Participant Group Allocation method. Each Participant will be assigned to his or her own Allocation Group.

(c)	☒ Discretionary Formula (Tiered or Non-Tiered) With Fixed Maximum. The Employer may make a Non-Safe Harbor Matching Contribution for any Allocation Period equal to a discretionary percentage of each Benefiting Participant’s Elective Deferrals. The Non-Safe Harbor Matching Contribution will not exceed the following amount for any Allocation Period on behalf of any Benefiting Participant:

(1)	☐ % of a Benefiting Participant’s Elective Deferrals

(2)	☐ % of a Benefiting Participant’s Compensation

(3)	☐ $ for a Benefiting Participant

(4)	☐ The lesser of % of a Benefiting Participant’s Compensation or $

(5)	☒ 50% of a Participant Elective Deferrals that do not exceed 3% of his or her Compensation

(d)	☐ Mandatory Non-Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution equal to % of each Benefiting Participant’s Elective Deferrals < ☐ not to exceed the following for an Allocation Period >:

(1)	☐	Elective Deferrals in excess of % of each Benefiting Participant’s Compensation

(2)	☐	$ for each Benefiting Participant

(3)	☐	The lesser of Elective Deferrals in excess of $ or % of each Benefiting Participant’s Elective Deferrals (max. 100%), but only the Participant’s Elective Deferrals up to % of Compensation will be matched.

(e)	☐ Mandatory Tiered Formula Based on Percentage of Compensation Deferred. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula below. (Complete each tier that applies, but note that the rate of Non-Safe Harbor Matching Contributions cannot increase as Elective Deferrals increase)

(1)	1st tier % of Elective Deferrals that do not exceed % of Compensation

(2)	2nd tier % of Elective Deferrals that exceed % but not % of Compensation

(3)	3rd tier % of Elective Deferrals that exceed % but not % of Compensation

(4)	4th tier % of Elective Deferrals that exceed % but not % of Compensation

(5)	5th tier % of Elective Deferrals that exceed % but not % of Compensation

(6)	6th tier % of Elective Deferrals that exceed % but not % of Compensation

(7)	7th tier % of Elective Deferrals that exceed % but not % of Compensation

(8)	8th tier % of Elective Deferrals that exceed % but not % of Compensation

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(f)	☐ Mandatory Tiered Formula Based on Dollar Amounts Deferred. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula below. (Complete each tier that applies)

(1)	1st tier % of Elective Deferrals that do not exceed $

(2)	2nd tier % of Elective Deferrals that exceed $ but not $

(3)	3rd tier % of Elective Deferrals that exceed $ but not $

(4)	4th tier % of Elective Deferrals that exceed $ but not $

(5)	5th tier % of Elective Deferrals that exceed $ but not $

(6)	6th tier % of Elective Deferrals that exceed $ but not $

(7)	7th tier % of Elective Deferrals that exceed $ but not $

(8)	8th tier % of Elective Deferrals that exceed $ but not $

(g)	☐ Mandatory Years of Service Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the Matching percentage indicated below of each Benefiting Participant’s Elective Deferrals based on the Benefiting Participant’s years of Service as determined for < ☐ Eligibility > < ☐ Vesting > purposes. Service with the entities listed in the Addendum for Section 5.5 or in the Addendum for Section 14.8 will < ☐ not > be counted in determining a Participant’s Service under this paragraph.

Years of Service		Matching%

(1)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(2)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(3)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(4)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(5)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(6)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(7)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

(8)	to	%	< ☐ up to $ > < ☐ up to % of Compensation >

5.2	Allocation Period. The Allocation Period for Non-Safe Harbor Matching Contributions is: (check one)

(a)	☐ Each payroll period

(b)	☐ Each month

(c)	☐ Each Plan quarter

(d)	☒ On an annual basis

(e)	☐ As determined by the Employer (provided this does not discriminate in favor of HCEs)

5.3	Additional Matching Contribution Rules. The following rules will apply to Non-Safe Harbor Matching Contributions: (check all that apply)

(a)	☒ Catch-Up Contributions will be matched < ☐ but any limitations selected under Section 5.1 will be disregarded >.

(b)	☐ Voluntary Employee Contributions will be matched < ☐ but any limitations selected under Section 5.1 will be disregarded >.

(c)	☒ A true-up contribution will be applied < ☒ at the discretion of the Employer >.

Section 6. Benefiting Participants

6.1	Benefiting Participants. Any Employee who has entered the Plan as a Participant for purposes of this addendum and makes an Elective Deferral in an Allocation Period < ☐ and who is an NHCE for that Allocation Period > will be a Benefiting Participant under this Section for an Allocation Period provided the Participant satisfies the conditions indicated below for the Allocation Period < ☒ and provided the Participant is still an Eligible Employee under Section 2.1 above on the last day of the Allocation Period (or earlier Termination of Employment) >.

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		Participants Still Employed [1]	Participants Who Retired [2]	Participants Who Became Disabled [3]	Participants Who Died [4]	Participant Who Terminated for Other Reasons [5]

(a)	Will not be a Benefiting Participant [6]					X

(b)	Will always be a Benefiting Participant [7]		X	X	X

(c)	Must be credited with at least the following Hours of Service [8] (max. 1,000 hours)	1,000 hours

(d)	Must be credited with at least the indicated Period of Service [9] (max. 6 months)

(e)	Must be credited with at least the indicated calendar months of employment [10] (max. 6 months )

(f)	Must be credited with at least the indicated days of employment [11] (max. 182 days)

[1]	Participants who are still Employees on the last day of the Allocation Period
[2]	Participants who Terminate Employment before the last day of the Allocation Period because of Normal < ☐ or Early > Retirement Age
[3]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s Disability
[4]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s death
[5]	Participants who Terminate Employment before the last day of the Allocation Period for reasons other than retirement, death or Disability
[6]	The Participant will not be a Benefiting Participant regardless of the length of Service during the Allocation Period
[7]	The Participant will always be a Benefiting Participant regardless of the length of Service during the Allocation Period
[8]	The Participant must be credited with at least the specified number of Hours of Service during the Allocation Period
[9]	The Participant must be credited with at least the specified Period of Service during the Allocation Period
[10]	The Participant must be credited with at least the specified number of consecutive calendar months of employment during the Allocation Period
[11]	The Participant must be credited with at least the specified number of consecutive calendar days of employment during the Allocation Period

Section 7. Vesting Provisions

7.1	Vesting. A Participant’s Vested Interest in any Non-Safe Harbor Matching Contributions which are allocated on his or her behalf under this addendum will be determined by the provisions selected below.

(a)	Vesting in Non-Top Heavy Plan Years. A Participant’s Vested Interest in a non-Top Heavy Plan Year will be determined by the Vesting schedule selected below: (check one)

(1)	☐ 100% full and immediate

(2)	☒ The schedule set forth below, which must be at least as favorable as the statutory Vesting schedule set forth in Code §411(a)(2):

1 Year of Vesting Service	25%
2 Years of Vesting Service	50%
3 Years of Vesting Service	75%
4 Years of Vesting Service	100%
5 Years of Vesting Service	100%
6 Years of Vesting Service	100%

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(b)	Vesting in Top Heavy Plan Years. A Participant’s Vested Interest in a Top Heavy Plan Years will be determined by the Vesting schedule selected below: (check one)

	(1)	☐	100% full and immediate

	(2)	☒	The schedule set forth below, which must be at least as favorable as the statutory Vesting schedule set forth in Code §416(b)(1):

1 Year of Vesting Service	25%
2 Years of Vesting Service	50%
3 Years of Vesting Service	75%
4 Years of Vesting Service	100%
5 Years of Vesting Service	100%
6 Years of Vesting Service	100%

(c)	Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant’s Vested Interest under this Section except the following: (check any that apply)

	(1)	☒	Service before age 18

	(2)	☐	Service before the Employer maintained this Plan or a predecessor plan

	(3)	☐	Service during a period for which the Employee made no mandatory contributions to the Plan

Section 8. Use of Forfeitures

8.1	Use of Forfeitures. Forfeitures of Non-Safe Harbor Matching Contributions under this addendum that are not used to pay administrative expenses or to restore forfeited accounts as permitted under Section 3.13 of the BPD will be: (check one)

(a)	☒	Used to reduce other Employer contributions, added to other Employer contributions, or reallocated, as elected by the Employer

(b)	☐	Used as set forth in Section 11 of this Addendum

Section 9. Definition of Compensation

9.1	Definition of Compensation. A Participant’s Compensation for purposes of this addendum will be determined as indicated below: (check one)

(a)	☒	Form W-2 Compensation

(b)	☐	Code §3401 Compensation

(c)	☐	Code §415 Safe Harbor Compensation

9.2	Compensation Determination Period. The Compensation measuring period is: (check one)

(a)	☒	Plan Year

(b)	☐	Fiscal Year

(c)	☐	Calendar year

9.3	Exclusions from Compensation. The categories of remuneration, if any, selected below will not be counted as Compensation for purposes of this addendum: (check all that apply)

(a)	☐	None

(b)	☐	Back Pay

(c)	☐	Bonuses

(d)	☒	Code §414(s) Safe Harbor Exclusions

(e)	☒	Commissions

(f)	☒	Compensation received while an ineligible Employee

(g)	☒	Compensation received prior to Plan participation

(h)	☐	Deemed Code §125 Compensation

(i)	☐	Differential Wage Payments

(j)	☐	Elective Contributions

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(k)	☐ Foreign Compensation

(l)	☐ Overtime

(m)	☐ Post-Severance Compensation

(n)	☒ Other (complete Section 12 below)

Note: If (c), (e), (l), (m) or (n) is checked, the definition of Compensation with respect to this Component of the Plan may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under Section 9.4 below.

9.4	Participants to Whom Compensation Exclusions Apply. The amounts excluded under Section 9.3(c), (e), (l), (m) or (n) above will only be excluded with respect to the following Participants: (check all that apply)

(a)	☐ Highly Compensated Employees

(b)	☐ Other (cannot be a class that only includes NHCEs)

Section 10. Describe the “Other” Excluded Employees (complete if Section 2.1(q) is checked)

Note: The exclusions cannot result in the group of NHCEs participating under the Plan being only those NHCEs with the lowest amount of Compensation and/or the shortest period of Service and who may represent the minimum number of Employees necessary to satisfy the coverage requirements under Code §410(b). The exclusions also cannot be age or Service related.

Any Employee who is not employed by Engineering Services Group or D3 Technologies, Inc.

Section 11. Describe How Forfeitures Will Be Used (complete if Section 8.1(b) is checked)

Section 12. Described the “Other” Excluded Compensation (complete if Section 9.3(n) is checked)

Any amount received as foreign taxes; workers’ compensation; qualified or nonqualified stock options

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Addendum for Section 13.2(n) – Attach if Applicable

Compensation Exclusions

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Section 1. ☒ Describe the “Other” Compensation excluded from the Elective Deferral Component of the Plan

Any amount received as foreign taxes; workers’ compensation; qualified or nonqualified stock options

Section 2. ☐ Describe the “Other” Compensation excluded from the Traditional ADP Safe Harbor Component of the Plan

Section 3. ☐ Describe the “Other” Compensation excluded from the QACA ADP Safe Harbor Component of the Plan

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Addendum for Section 13.2(n): “Other” Compensation Exclusions (Continued)

Section 4. ☐ Describe the “Other” Compensation excluded from the ACP Safe Harbor Component of the Plan

Section 5. ☒ Describe the “Other” Compensation excluded from the Non-Safe Harbor Matching Component of the Plan

Any amount received as foreign taxes; workers’ compensation; qualified or nonqualified stock options

Section 6. ☒ Describe the “Other” Compensation excluded from the Non-Safe Harbor Non-Elective Component of the Plan

Any amount received as foreign taxes; workers’ compensation; qualified or nonqualified stock options

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Addendum for Section 14.8 – Attach if Applicable

Predecessor Service for Vesting Purposes

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Section 1. ☐ Describe the entities for which Service is credited for Vesting under the QACA ADP Safe Harbor Component of the Plan

Section 2. ☐ Describe the entities for which Service is credited for Vesting under the ACP Safe Harbor Component of the Plan

Section 3. ☒ Describe the entities for which Service is credited for Vesting under the Non-Safe Harbor Matching Component of the Plan

Leonard’s Metal, Inc.; LMI Finishing, Inc.; Precise Machine Company; Tempco Engineering, Inc.; Hyco Precision, Inc.; Versaform Corporation; D3 Technologies, Inc.; Integrated Technologies, Inc.; Taylor Aerospace Structural Services, Inc.; Valent Aerostructures, LLC; CT systems; Precision Metalcraft; Aerospace Manufacturing, Inc.; Vision Tech; Tech Investments; DACA Tool Machining; Polster Tool Engineering; AccuTec; Ozark Mountain Technologies

Section 4. ☒ Describe the entities for which Service is credited for Vesting under the Non-Safe Harbor Non-Elective Component of the Plan

Leonard’s Metal, Inc.; LMI Finishing, Inc.; Precise Machine Company; Tempco Engineering, Inc.; Hyco Precision, Inc.; Versaform Corporation; D3 Technologies, Inc.; Integrated Technologies, Inc.; Taylor Aerospace Structural Services, Inc.; Valent Aerostructures, LLC; CT systems; Precision Metalcraft; Aerospace Manufacturing, Inc.; Vision Tech; Tech Investments; DACA Tool Machining; Polster Tool Engineering; AccuTec; Ozark Mountain Technologies

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 31.4 – Attach if Applicable

Protected Benefits, Rights or Features

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Section 1. ☒ Describe the first protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, Non-Safe Harbor Matching Contribution Account balances as of December 31, 2014 are 100% vested. New contributions on or after January 1, 2015 will be subject to the vesting schedules in Sections 14.2 and 14.3.

Section 2. ☒ Describe the second protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, Non-Safe Harbor Non-Elective Contribution Account balances as of June 3, 2015 will continue to be subject to the following vesting schedule:

1 Year of Service	=	10%
2 Years of Service	=	20%
3 Years of Service	=	40%
4 Years of Service	=	60%
5 Years of Service	=	80%
6 Years of Service	=	100%

New contributions on or after June 4, 2015 will be subject to the vesting schedules in Sections 14.2 and 14.3.

Section 3. ☒ Describe the third protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, Participants that terminated employment in the Valent Aerostructures, LLC 401(k) Plan before June 4, 2015 will be subject to the following vesting schedule for Non-Safe Harbor Matching Contribution Accounts:

1 Year of Service	=	20%
2 Years of Service	=	40%
3 Years of Service	=	60%
4 Years of Service	=	80%
5 Years of Service	=	100%

Profit Sharing / 401(k) Non-Standardized	Page 1 of 4	IRS Serial No: J399532a

Addendum for Section 31.4: Protected Benefits, Rights or Features (Continued – if applicable)

Section 4. ☒ Describe the fourth protected benefit, right or feature

Notwithstanding Section 17.1 of the Adoption Agreement, for Participants in the Valent Aerostructures, LLC 401(k) Plan as of the merger date of June 4, 2015, the Normal Retirement Age is 59 1/2.

Section 5. ☒ Describe the fifth protected benefit, right or feature

Notwithstanding Section 20.3(b) of the Adoption Agreement, the definition of Disability that is reflected in Section 20.3(b)(1) will apply only to Participants in the Valent Aerostructures, LLC 401(k) Plan as of the merger date of June 4, 2015.

Section 6. ☒ Describe the sixth protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, any Participant who was a Participant in the LMI Aerospace Regional Savings Plan as of 12/31/04 and who had completed 2 or more Years of Service as of that date will have such Participant’s Vested Interest in his or her Non-Elective Contributions Account at any given time determined in a non-Top Heavy Plan Year by the following vesting schedule based on the number of Years of Service the Participant has completed.

1 Year of Service	=	0%
2 Years of Service	=	20%
3 Years of Service	=	40%
4 Years of Service	=	60%
5 Years of Service	=	80%
6 Years of Service	=	100%

Profit Sharing / 401(k) Non-Standardized	Page 2 of 4	IRS Serial No: J399532a

Addendum for Section 31.4: Protected Benefits, Rights or Features (Continued – if applicable)

Section 7. ☒ Describe the seventh protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, any Participant who was a Participant in the Intec 401(k) Plan as of 3/17/10 will have such Participant’s Vested Interest in his or her Non-Safe Harbor Matching Account and/or Non-Elective Contribution Account relative to contributions made to his or her Non-Safe Harbor Matching Account and/or Non-Elective Contribution Account on or before 3/17/10 determined in a non-Top Heavy Plan Year by the following vesting schedule based on the number of Years of Service the Participant has completed.

1 Years of Service	=	20%
2 Years of Service	=	40%
3 Years of Service	=	60%
4 Years of Service	=	80%
5 Years of Service	=	100%

Section 8. ☒ Describe the eighth protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, any Participant who was a Participant in the D3 Technologies, Inc. 401(k) Profit Sharing Plan as of 2/1/09 will have such Participant’s Vested Interest in his or her Non-Elective Contribution Account relative to contributions made to his or her Non-Elective Contribution Account with respect to any Plan Year beginning on or before 1/1/09 determined in a non-Top Heavy Plan Year by the following vesting schedule based on the number of Years of Service the Participant has completed.

1 Year of Service	=	0%
2 Years of Service	=	20%
3 Years of Service	=	40%
4 Years of Service	=	60%
5 Years of Service	=	80%
6 Years of Service	=	100%

Section 9. ☒ Describe the ninth protected benefit, right or feature

Notwithstanding Sections 14.2 and 14.3 of the Adoption Agreement, any Participant who was a Participant in the TASS, Inc. 401(k) Plan prior to 7/1/14 will have such Participant’s Vested Interest in his or her Non-Elective Contribution Account relative to contributions made to his or her Non-Elective Contribution Account on or before 6/30/14 determined in a non-Top Heavy Plan Year by the following vesting schedule based on the number of Years of Service the Participant has completed, including any Years of Service completed prior to attaining age 18.

1 Year of Service	=	0%
2 Years of Service	=	0%
3 Years of Service	=	100%

Profit Sharing / 401(k) Non-Standardized	Page 3 of 4	IRS Serial No: J399532a

Addendum for Section 31.4: Protected Benefits, Rights or Features (Continued – if applicable)

Section 10. ☒ Describe the tenth protected benefit, right or feature

Notwithstanding Section 14.4 of the Adoption Agreement, former Participants in the Valent Aerostructures, LLC 401(k) Plan will have all Service with Valent Aerostructures, LLC count toward Vesting in Sections 14.2 and 14.3, including Service prior to Age 18.

Section 11. ☐ Describe the eleventh protected benefit, right or feature

Section 12. ☐ Describe the twelfth protected benefit, right or feature

Profit Sharing / 401(k) Non-Standardized	Page 4 of 4	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Leonard’s Metal, Inc.

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	LMI Finishing, Inc.

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Precise Machine Partners, L.L.P.

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Tempco Engineering, Inc.

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Versaform Corporation

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Integrated Technologies, Inc.

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	D3 Technologies, Inc.

Effective as of June 4, 2015,1 the above named Adopting Employer re-adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Valent Aerostructures, LLC

Effective as of June 4, 2015,1 the above named Adopting Employer adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Ozark Mountain Technologies, LLC

Effective as of June 4, 2015,1 the above named Adopting Employer adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

Addendum for Section 1.6

Adopting Employer Agreement

(Complete and attach if applicable)

Name of Plan:	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Name of Sponsoring Employer:	LMI Aerospace, Inc.

Name of Adopting Employer:	Polster Tool Engineering, Inc.

Effective as of June 4, 2015,1 the above named Adopting Employer adopts the Plan as established by the Sponsoring Employer and agrees to be an Adopting Employer under the Plan. The Adopting Employer agrees to abide by such rules and procedures as the Plan Administrator deems necessary for the proper administration of the Plan. Section 33 of the AA titled “Reliance on Opinion Letter” is specifically incorporated herein by reference and applies to the adoption of the Plan by the Adopting Employer.

[1]	The adoption date by an Adopting Employer cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The re-adoption date by an Adopting Employer cannot be earlier than the effective date the Plan is amended and restated.

Signature of the Sponsoring Employer

By	Title

Print Name	Date

Signature of the Adopting Employer

By	Title

Print Name	Date

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Participant Loan Program for Enhanced Loan Processing

The LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”) permits loans to be made to Participants. However, before any loan is made, the Plan requires that a written loan program be established which sets forth the rules and guidelines for making Participant loans. Effective June 4, 2015, this document shall serve as the required written loan program. In addition, the Plan Administrator (as defined in the Plan) may use this document to serve as, or supplement, any required notice of the loan program to Participants. All references to the “Trustee” in this loan program shall mean the Trustee set forth in the Plan.

1)	The Plan Administrator is authorized to administer the participant loan program and is the fiduciary responsible for administering the loan program. All applications for loans shall be made by a Participant to the Plan Administrator or its delegates using an electronic authorization system available via the Charles Schwab Hotline or Charles Schwab Web Site.

2)	All references to “Participants” in this loan program shall include Participants and their beneficiaries who are “parties in interest” as defined in ERISA §3(14).

3)	The Plan Administrator or its delegate shall consider all loan applications within a reasonable time after the Participant makes formal application.

4)	Loans shall be available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees (as defined in the Plan) in an amount greater than the amount available to other Participants.

5)	The Plan Administrator or its delegate shall determine whether a Participant qualifies for a loan based on the value of his vested account balance and the outstanding balance if any, of the Participant’s current loans.

6)	The Plan shall consider a Participant’s vested account balance under the Plan to be adequate security. In no event shall more than 50% of a Participant’s vested account balance under the Plan (determined immediately after origination of the loan) be used as security for the loan. It shall be the policy of the Plan not to make loans that require security other than the Participant’s vested interest in the Plan.

7)	No Participant who has a prior loan from the Plan that was deemed distributed due exclusively to the Participant’s failure to make payments may apply for a new loan until the deemed distributed loan has been offset or paid in full.

8)	Upon the Participant’s satisfaction of the criteria established for granting a loan, the Trustee shall require that the Participant execute all documents necessary to establish the loan and provide the Plan with adequate security. The Participant’s assigned personal identification number (PIN) and endorsement of the loan check will be used as a complete substitute for the signature approval that is generally included on the promissory note for the loan.

1

9)	With regard to any loan made pursuant to this program, the following rule(s) and limitation(s) shall apply, in addition to such other requirements set forth in the Plan:

(i)	The minimum amount of a loan granted to any Participant from the Plan shall be $1,000.

(ii)	The maximum amount of a loan granted to any Participant from the Plan, when added to the outstanding balance of all other loans from the Plan, shall be the lesser of:

(a)	$50,000, reduced by the excess (if any) of the highest outstanding balance of the Participant’s loans from the Plan during the 1-year period ending the day before the new loan is made, over the outstanding balance of the Participant’s loans from the Plan on the day the loan is made; or

(b)	fifty percent (50%) of the Participant’s vested account balance in the Plan.

Note that for purposes of applying these limits, all plans maintained by the Employer or by an Affiliated Employer will be treated as one plan.

(iii)	Each loan shall be an earmarked investment of the Participant’s account. Subject to any restrictions on withdrawals from a particular investment fund, loan proceeds will be taken pro rata from the investment fund or funds in which the Participant’s account balance is invested. However, loan proceeds will not be taken from any portion of a Participant’s account that is invested in an employer stock investment fund. If a Participant has a Personal Choice Retirement Account®, such Participant will be contacted if funds in this account need to be liquidated to provide loan proceeds. As a loan is repaid, a Participant’s payments will be allocated to the investments he or she has selected under the Plan (or, where appropriate, investments that are considered the Plan’s default investment fund(s)) on a pro-rata basis, based on the investment election in effect on the date a payment is deposited to the Plan.

(iv)	The Plan may not permit distributions in the form of a joint and survivor annuity. If the Plan does permit such distributions it may not use this Participant Loan Program.

(v)	Only 2 outstanding loans per Participant will be permitted. However, Participants who have more than 2 loans as of the effective date of this loan program will be allowed to pay off their loans pursuant to the original loan terms.

(vi)	All expenses associated with the establishment of the loan ($75 per loan) will be charged to the Participant’s account unless otherwise stated in the Charles Schwab Services Agreement between the Plan Administrator and Charles Schwab & Co., Inc.

(vii)	All loans must be repaid in substantially equal payments not less frequently than quarterly through direct after-tax payroll deduction while the Participant is actively employed. Loan repayments will be applied to principal and interest over the term of the loan.

(viii)	Upon termination of employment, all loans will immediately become due and payable. If a loan is not repaid within a reasonable time following termination of employment, the loan will be offset against the Participant’s vested account balance.

2

(ix)	Loans may be prepaid in their entirety at any time. Any such prepayment shall be made by money order or cashier’s check payable to the order of the Plan. Partial prepayments are not permitted.

(x)	Loans are available exclusively from a Participant’s vested account balance. However, loans are not available from any portion of a Participant’s vested account balance that is invested in an employer stock investment fund.

(xi)	Loans must be repaid over a period of time not to exceed five years. However, loans that are used to purchase a Participant’s principal residence may be repaid over a period of time not to exceed 20 years.

(xii)	The interest rate on the loan will be a reasonable rate of interest to be determined based on current interest rates charged by persons in the business of lending money for similar loans at the time the loan is made. The interest rate will remain fixed over the loan term and will not be renegotiated. The Plan Administrator will provide Participants with the current interest rate via the Charles Schwab Hotline or Charles Schwab Web Site.

10)	A default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Plan Administrator may instruct the Trustee to take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets. However, the Plan Administrator shall not be required to commence such actions immediately upon a default. Instead, the Plan Administrator may grant the Participant a cure period to correct any default. Such cure period may not extend beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due. The Plan Administrator and the Trustee will treat a loan that has been defaulted upon and not corrected within the cure period as a deemed distribution from the Plan.

11)	If a Participant is on a bona fide leave of absence (either a leave without pay or a leave at a rate of pay that is less than the amount of the loan installment payments) that is one year or less, the Plan Administrator may suspend any payments on the loan during such leave of absence. When the leave ends, the loan (including any interest that accrues during the leave of absence) must be repaid by the latest date permitted under Internal Revenue Code §72(p)(2)(B). The amount of the loan installment payments due after the leave ends must not be less than the amount required under the terms of the original loan.

12)	Notwithstanding any provision of the Plan to the contrary, loan repayments for Participants performing military service will be suspended as permitted under Internal Revenue Code §414(u)(4). The amount and frequency of the loan installment payments due after the military service ends must not be less than the amount and frequency under the terms of the original loan. The loan (including any interest that accrues during the military service) must be repaid by the end of the period which equals the original term of the loan plus the period of the military service.

3

13)	Refinancing of loans will be permitted in limited circumstances at the direction of the Plan Administrator. Refinancing will not be available to correct a defaulted loan that has exceeded its cure period. All refinancings will comply with the provisions of Internal Revenue Code §72(p) and corresponding Treasury Regulations. A Participant must execute new documentation for a refinanced loan.

The undersigned hereby acknowledges having received, read and understood the provisions of this Participant Loan Program and agrees to be bound by all of the provisions herein contained. This Participant Loan Program is designed to meet the requirements specified under Department of Labor Regulation §2550.408-1, as modified by Department of Labor Advisory Opinion 89-30A, regarding written loan programs. This Participant Loan Program may be changed only by a written agreement.

LMI AEROSPACE, INC.
Plan Administrator

By:

Title:

Date:

4

FIRST AMENDMENT TO THE

LMI AEROSPACE, INC. PROFIT SHARING AND SAVINGS PLAN AND TRUST

WHEREAS, LMI Aerospace, Inc. (the “Employer”) adopted a restatement of the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”), effective as of June 4, 2015; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Section 11.1; and

WHEREAS, the Employer now desires to amend the Plan to change the Automatic Enrollment to an Eligible Automatic Contribution Arrangement (EACA), allow for Permissible Withdrawals, and to clarify which participants the annual lookback applies to.

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of January 1, 2016:

1.	Section 8.7 of the Adoption Agreement is amended to read as follows:

☒	Automatic Enrollment. Automatic enrollment is permitted as selected below: (check all that apply).[1]

(a)	☐ Pursuant to a “negative election” policy established by the Administrator

(b)	☐ Pursuant to an Automatic Contribution Arrangement (ACA) as set forth in the Addendum for Section 8.7(b)

(c)	☒ Pursuant to an Eligible Automatic Contribution Arrangement (EACA) as set forth in the Addendum for Section 8.7(c)

(d)	☐ Pursuant to a Qualified Automatic Contribution Arrangement (QACA) as set forth in the Addendum for Section 8.7(d)

2.	Section 8.9 of the Adoption Agreement is amended to read as follows:

Permissible Withdrawals. If the Plan is an Eligible Automatic Contribution Arrangement (EACA), a Participant may apply for a Permissible Withdrawal, subject to the following: (check all that apply)

(a)	☐ Such applications are permitted for Covered Employees who for an entire Plan Year did not have a Default Percentage applied

(b)	☒ Such applications can only be made within 90 (at least 30 and not more than 90) days of the date the Compensation subject to the Default Percentage would have otherwise been included in the Participant’s gross income

3.	The ACA Addendum for Section 8.7(b) of the Adoption Agreement is hereby removed and effective January 1, 2016 is replaced by the attached EACA Addendum for Section 8.7(c).

4.	In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

/s/ Lori L. Stewart
Witness

LMI AEROSPACE, INC.

By:	/s/ Renée Skonier

Title:	General Counsel, Secretary

Date:	March 8, 2016

Addendum for Section 8.7(c) – Attach if Applicable

Eligible Automatic Contribution Arrangement (EACA)

Name of Plan	LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

Section 1. Effective Date

1.1	Effective Date. January 1, 2016 (must be on or after the new plan effective date or the restatement effective date)

Section 2. Default Percentage Provisions

2.1	Default Percentage. The Default Percentage is determined as follows: (check one)

(a)      ☒  Non-Escalating Percentage. The Default Percentage is 3% until changed by subsequent Plan amendment.

(b)      ☒  Escalating Percentage. The Initial Default Percentage is     % and will be increased by      percentage point(s) until the Default Percentage is     %. Each increase will be effective at the beginning of the Plan Year unless a different date is entered here:                     .

(c)      ☐  Administrative Policy. The initial Default Percentage will be as described in an administrative policy promulgated by the Administrator.

2.2	Type of Elective Deferrals. Default Elective Deferrals will be classified as: (check one)

(a)	☒ 100% Pre-Tax Elective Deferrals

(b)	☐ 100% Roth Elective Deferrals (the Plan must permit Roth Elective Deferrals)

(c)	☐ % Pre-Tax Elective Deferrals and % Roth Elective Deferrals (the Plan must permit Roth Elective Deferrals)

2.3	Covered Employees. The Participants who will be subject to the Default Percentage set forth in Section 2.1 are: (check any)

(a)	☒ New Participants. All Participants in the Elective Deferral portion of the Plan who: (check one)

(1)        ☒ Become Participants on or after the Effective Date and who have not made any affirmative Elective Deferral Percentage (Pre-Tax or Roth Elective Deferral, if applicable) before the Default Percentage is applied

(2)        ☐ Are hired on or after the Effective Date and who have not made any affirmative Elective Deferral Percentage (Pre-Tax or Roth Elective Deferral, if applicable) before the Default Percentage is applied

(b)	☒ Lookback Participants. All Participants in the Elective Deferral portion of the Plan on 12/31 who: (check any that apply)

(1)        ☒ Have not made an affirmative Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) election

(2)        ☐ Have a 0% Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable)

(3)        ☐ Have an Elective Deferral Percentage (Pre-Tax plus Roth Elective Deferral, if applicable) below the Default Percentage

(c)      ☒  Rehired Participants. All Participants in the Elective Deferral portion of the Plan rehired on or after the Effective Date set forth in Section 1.1 above

(d)	☐ Other (complete Section 3 on page 2)

2.4	Expiration of Overriding Election. A Participant’s Overriding Election will: (check any)

(a)	☐ Not expire

(b)	☐ Expire at the end of each Plan Year

(c)	☒ Other (complete Section 4 on page 2)

Profit Sharing / 401(k) Non-Standardized	Page 1 of 2	IRS Serial No: J399532a

Addendum for Section 8.7(c): Eligible Automatic Contribution Arrangement (Continued)

Section 3. ☐ Describe the Covered Employees (complete if Section 2.3(d) of this addendum is checked)

Section 4. ☒ Describe when the salary reduction election expires (complete if Section 2.4(c) of this addendum is checked)

An overriding election will expire at the end of each Plan Year with respect to each Participant who opts out of the eligible automatic contribution each year. In such cases, the participant is required to make a new opt out election each year.

Profit Sharing / 401(k) Non-Standardized	Page 1 of 1	IRS Serial No: J399532a

SECOND AMENDMENT TO THE

LMI AEROSPACE, INC. PROFIT SHARING AND SAVINGS PLAN AND TRUST

WHEREAS, LMI Aerospace, Inc. (the “Employer”) adopted a restatement of the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”), effective as of June 4, 2015; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Section 11.1; and

WHEREAS, the Employer now desires to amend the Plan to change the Service Requirement for entry into the Matching Non-Safe Harbor portion of the Plan and to remove Compensation received while an ineligible Employee as excluded Compensation for all Components of the Plan.

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of January 1, 2016:

1.	Section 5.2 of the Adoption Agreement is amended to read as follows:

Service Requirement. An Eligible Employee under Section 4.1 of the AA will be eligible to become a Participant in each applicable Component of the Plan upon satisfying the Service requirement below (provided he also satisfies any age requirement under Section 5.1): (check all that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	None	None				None

(b)	Based on Years [1]

(c)	Based on Months[2]						6 Months

(d)	Based on Weeks[3]

(e)	Based on Days[4]

[1]	The number of years cannot exceed 1 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 2 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions. If the Elapsed Time Method is elected, a Year of Eligibility Service is equal to a 1-Year Period of Service. If the Counting of Hours Method is elected, 1 Year of Eligibility Service is credited upon the completion of the number of Hours of Service required during an Eligibility Computation Period. Any Service requirement of more than 1 year requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[2]	The number of months cannot exceed 12 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 24 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions if the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of months. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive calendar months of employment to a maximum of 11. Any Service requirement of more than 12 months requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[3]	The number of weeks cannot exceed 52 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 104 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions if the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of weeks. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive weeks of employment to a maximum of 51. Any Service requirement of more than 52 weeks requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.
[4]	The number of days cannot exceed 365 with respect to Elective Deferrals, Traditional ADP Safe Harbor Contributions, QACA ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions; or 730 with respect to Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions if the Elapsed Time Method is elected, the Service requirement will be a Period of Service equal to the indicated number of days. If the Counting of Hours Method is elected, the Service requirement will be 1 Year of Eligibility Service in which the Employee is credited with 1,000 Hours of Service, or, if earlier, the indicated number of consecutive days of employment to a maximum of 364. Any Service requirement of more than 365 days requires 100% full and immediate Vesting with respect to the applicable Component of the Plan.

2.	Section 13.2 of the Adoption Agreement is amended to read as follows:

Exclusions from Compensation Used for Employer Contributions. The categories of remuneration selected below will not be counted a Compensation for the applicable Component of the Plan: (check any that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	No exclusions

(b)	Back Pay

(c)	Bonuses

(d)	Code §414(s) Safe Harbor Exclusions	X				X	X

(e)	Commissions	X				X	X

(f)	Compensation received while an ineligible Employee [1]

(g)	Compensation received prior to Plan participation [2]	X				X	X

(h)	Deemed Code §125 Compensation

(i)	Differential Wage Payments

(j)	Elective Contributions

(k)	Foreign Compensation

(l)	Overtime

(m)	Post-Severance Compensation

(n)	Other [3]	X				X	X

[1]	Compensation earned while an ineligible Employee for the selected Component of the Plan
[2]	Compensation earned prior to becoming a Participant in the selected Component of the Plan
[3]	Attach the Addendum for Section 13.2(n)

Note: If (c), (e), (l), (m) or (n) is checked, the definition of Compensation with respect to the applicable Component of the Plan may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under Section 13.3 of the AA below.

3.	In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

/s/ Lori L. Stewart
Witness

LMI AEROSPACE, INC.

By:	/s/ Renée Skonier

Title:	General Counsel Secretary

Date:	March 8, 2016

THIRD AMENDMENT TO THE

LMI AEROSPACE, INC. PROFIT SHARING AND SAVINGS PLAN AND TRUST

WHEREAS, LMI Aerospace, Inc. (the “Employer”) adopted a restatement of the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”), effective as of June 4, 2015 and various subsequent amendments; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan with respect to certain eligibility, compensation and allocation requirements.

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective January 1, 2016:

1.	Section 11.5 of the Adoption Agreement is amended to read as follows:

11.5	Benefiting Participants. Any Employee who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes and makes an Elective Deferral in an Allocation Period < ☐ and who is a NHCE for that Allocation Period > will be a Benefiting Participant under this Section for an Allocation Period provided the Participant satisfies the conditions selected below for the Allocation Period < ☒ and provided the Participant is still an Eligible Employee for Non-Safe Harbor Matching Contribution purposes under Section 4.1 of the AA on the last day of the Allocation Period (or upon the Participant’s earlier Termination of Employment) >.

		Participants Still Employed [1]	Participants Who Retired [2]	Participants Who Became Disabled [3]	Participants Who Died [4]	Participant Who Terminated for Other Reasons [5]

(a)	Will not be a Benefiting Participant [6]					X

(b)	Will always be a Benefiting Participant [7]	X	X	X	X

(c)	Must be credited with at least the indicated Hours of Service [8] (max 1,000 hours)

(d)	Must be credited with at least the indicated Period of Service [9] (max. 6 months)

(e)	Must be credited with at least the indicated calendar months of employment [10] (max 6 months)

(f)	Must be credited with at least the indicated days of employment [11] (max. 182 days)

[1]	Participants who are still Employees on the last day of the Allocation Period
[2]	Participants who Terminate Employment before the last day of the Allocation Period because of Normal < ☐ or Early > Retirement Age
[3]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s Disability
[4]	Participants who Terminate Employment before the last day of the Allocation Period because of the Participant’s death
[5]	Participants who Terminate Employment before the last day of the Allocation Period for reasons other than retirement, death or Disability
[6]	The Participant will not be a Benefiting Participant regardless of the length of Service during the Allocation Period
[7]	The Participant will always be a Benefiting Participant regardless of the length of Service during the Allocation Period
[8]	The Participant must be credited with at least the specified number of Hours of Service during the Allocation Period
[9]	The Participant must be credited with at least the specified Period of Service during the Allocation Period
[10]	The Participant must be credited with at least the specified number of consecutive calendar months of employment during the Allocation Period
[11]	The Participant must be credited with at least the specified number of consecutive calendar days of employment during the Allocation Period

Note: If an Allocation Period is less than twelve consecutive months, then any months/Hours of Service requirement above will be prorated.

2.	Section 13.2 of the Adoption Agreement is amended to read as follows:

13.2	Exclusions from Compensation Used for Employer Contributions. The categories of remuneration selected below will not be counted as Compensation for the applicable Component of the Plan: (check any that apply)

		☒ Elective Deferrals	☐ Traditional ADP Safe Harbor	☐ QACA ADP Safe Harbor	☐ ACP Safe Harbor	☒ Matching Non-Safe Harbor	☒ Non-Elective Non-Safe Harbor

(a)	No exclusions

(b)	Back Pay

(c)	Bonuses

(d)	Code §414(s) Safe Harbor Exclusions	X				X	X

(e)	Commissions	X				X	X

(f)	Compensation received while an ineligible Employee [1]

(g)	Compensation received prior to Plan participation [2]

(h)	Deemed Code §125 Compensation

(i)	Differential Wage Payments

(j)	Elective Contributions

(k)	Foreign Compensation

(l)	Overtime

(m)	Post-Severance Compensation

(n)	Other [3]	X				X	X

[1]	Compensation earned while on ineligible Employee for the selected Component of the Plan
[2]	Compensation earned prior to becoming a Participant in the selected Component of the Plan
[3]	Attach the Addendum for Section 0(n)

Note: If (c), (e), (l), (m) or (n) is checked, the definition of Compensation with respect to the applicable Component of the Plan may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under Section 13.3 of the AA below.

3.	Section 3.1(b) of Addendum for Section 11.6 of the Adoption Agreement is amended to read as follows:

(b)	Service Requirement: (check one)

(1)	☒ None

(2)	☐ Year(s) [1]

(3)	☐ months [2]

(4)	☐ weeks [3]

(5)	☐ days [4]

4.	Section 5.2 of Addendum for Section 11.6 of the Adoption Agreement is amended to read as follows:

5.2	Allocation Period. The Allocation Period for Non-Safe Harbor Matching Contributions is: (check one)

(a)	☐	Each payroll period

(b)	☐	Each month

(c)	☐	Each Plan quarter

(d)	☐	On an annual basis

(e)	☒	As determined by the Employer (provided this does not discriminate in favor of HCEs)

5.	Section 6.1 of Addendum for Section 11.6 of the Adoption Agreement is amended to read as follows:

6.1	Benefiting Participants. Any Employee who has entered the Plan as a Participant for purposes of this addendum and makes an Elective Deferral in an Allocation Period < ☐ and who is an NHCE for that Allocation Period > will be a Benefiting Participant under this Section for an Allocation Period provided the Participant satisfies the conditions indicated below for the Allocation Period < ☒ and provided the Participant is still an Eligible Employee under Section 2.1 above on the last day of the Allocation Period (or earlier Termination of Employment)>.

		Participants Still Employed [1]	Participants Who Retired [2]	Participants Who Became Disabled [3]	Participants Who Died [4]	Participant Who Terminated for Other Reasons [5]

(a)	Will not be a Benefiting Participant [6]					X

(b)	Will always be a Benefiting Participant [7]	X	X	X	X

(c)	Must be credited with at least the following Hours of Service [8] (max. 1,000 hours)

(d)	Must be credited with at least the indicated Period of Service [9] (max. 6 months)

(e)	Must be credited with at least the indicated calendar months of employment [10] (max. 6 months)

(f)	Must be credited with at least the indicated days of employment [11] (max. 182 days)

[1]	Participants who are still Employees on the last day of the Allocation Period
[2]	Participant who Terminate Employment before the last day of the Allocation Period because of Normal < ☐ or Early > Retirement Age
[3]	Participant who Terminate Employment before the last day of the Allocation Period because of the Participant’s Disability
[4]	Participant who Terminate Employment before the last day of the Allocation Period because of the Participant’s death
[5]	Participant who Terminate Employment before the last day of the Allocation Period for reasons other than retirement, death or Disability
[6]	The Participant will not be a Benefiting Participant regardless of the length of Service during the Allocation Period
[7]	The Participant will not be a Benefiting Participant regardless of the length of Service during the Allocation Period
[8]	The Participant must be credited with at least the specified number of Hours of Service during the Allocation Period
[9]	The Participant must be credited with at least the specified Period of Service during the Allocation Period
[10]	The Participant must be credited with at least the specified number of consecutive calendar months of employment during the Allocation Period
[11]	The Participant must be credited with at least the specified number of consecutive calendar days of employment during the Allocation Period

6.	Section 9.3 of Addendum for Section 11.6 of the Adoption Agreement is amended to read as follows:

9.3	Exclusions from Compensation. The categories of remuneration, if any, selected below will not be counted as Compensation for purposes of this addendum: (check all that apply)

(a)	☐	None

(b)	☐	Back Pay

(c)	☐	Bonuses

(d)	☒	Code §4l4(s) Safe Harbor Exclusions

(e)	☒	Commissions

(f)	☐	Compensation received while an ineligible Employee

(g)	☐	Compensation received prior to Plan participation

(h)	☐	Deemed Code §125 Compensation

(i)	☐	Differential Wage Payments

(j)	☐	Elective Contributions

(k)	☐	Foreign Compensation

(l)	☐	Overtime

(m)	☐	Post-Severance Compensation

(n)	☒	Other (complete Section 12 below)

Note: If (c), (e), (l), (m) or (n) is checked, the definition of Compensation with respect to this Component of the Plan may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under Section 9.4 below.

7.	In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this Third Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

LMI AEROSPACE, INC.

/s/ Jennifer Alfaro	By:	/s/ Renée Skonier
Witness	Title:	General Counsel / Chief Compliance Officer

	Date:	5/23/16

AMENDMENT TO THE SCHWAB DEFINED CONTRIBUTION PLAN SERVICES AGREEMENT BETWEEN

LMI AEROSPACE, INC.

AND

SCHWAB RETIREMENT PLAN SERVICES, INC.

THIS AMENDMENT is made by and between LMI Aerospace, Inc. (“Employer”), and Schwab Retirement Plan Services, Inc. (“Schwab”), effective as of June 1, 2016 (“Effective Date”).

WITNESSETH:

WHEREAS, Schwab and the Employer heretofore previously entered into The Schwab Defined Contribution Plan Services Agreement effective February 2, 2009 and amended from time to time (collectively, the “Services Agreement”) with respect to the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”); and

WHEREAS, Schwab and the Employer now desire to amend the Services Agreement to change the Authorized Persons;

NOW THEREFORE, in consideration of the above premises, Schwab and the Employer hereby amend the Services Agreement in the following respects:

1.	The Services Agreement is hereby amended by appending the list of Authorized Persons, with the Revision to Appendix A attached hereto.

2.	In all other respects, the terms of the Services Agreement are hereby ratified and confirmed.

By signing below, we hereby acknowledge having received, read and understood this Amendment and agree to be bound by all of its provisions, which shall become part of the Services Agreement.

IN WITNESS WHEREOF, Schwab and the Employer have caused this Amendment to be executed by their respective duly authorized representatives.

SCHWAB RETIREMENT PLAN SERVICES, INC. (Schwab)	LMI AEROSPACE, INC. (Employer)

/s/ William Dallas	/s/ Cliff Stebe
Signature	Signature

William Dallas	Cliff Stebe
Name	Name

Vice President	CFO
Title	Title

6-8-16	5/23/16
Date	Date

1

Revision to Appendix A

Signatures of Authorized Person(s)

LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

In accordance with the provisions of the Plan and Trust, the Services Agreement and this Amendment, Schwab is authorized to act on written, oral, or electronic instructions as authorized by any of the individuals listed below.

In addition to the individuals listed below whose signatures are already on file, individuals whose names and signatures appear as new Authorized Persons on this Revision to Appendix A shall be treated as Authorized Persons, effective as of June 1, 2016. Individuals who are listed as being removed, shall be removed as Authorized Person(s), effective as of June 1, 2016.

On file on behalf of Employer:

Lori L. Stewart

Lawrence E. Dickinson

Ronald S. Saks

Clifford C. Stebe Jr.

Daniel Korte

Remove on behalf of Employer:

Lori L. Stewart

Ronald S. Saks

Add on behalf of Employer:

SIGNED:	/s/ Jennifer Alfaro	CHRO
	Jennifer Alfaro	Title

	Jennifer Alfaro	5/23/16
	Print Name	Date

2

AMENDMENT TO THE SCHWAB DEFINED CONTRIBUTION PLAN SERVICES AGREEMENT BETWEEN LMI AEROSPACE, INC.

AND

SCHWAB RETIREMENT PLAN SERVICES, INC.

THIS AMENDMENT is made by and between LMI Aerospace, Inc. (“Employer”) and Schwab Retirement Plan Services, Inc. (“Schwab”), effective as of July 25, 2016 (“Effective Date”).

WITNESSETH:

WHEREAS, Schwab and the Employer heretofore previously entered into The Schwab Defined Contribution Plan Services Agreement effective February 2, 2009 and amended from time to time (collectively, the “Services Agreement”) with respect to the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”); and

WHEREAS, Schwab and the Employer now desire to amend the Services Agreement to change the Authorized Persons;

NOW THEREFORE, in consideration of the above premises, Schwab and the Employer hereby amend the Services Agreement in the following respects:

1.	The Services Agreement is hereby amended by appending the list of Authorized Persons with the Revision to Appendix A attached hereto.

2.	In all other respects, the terms of the Services Agreement are hereby ratified and confirmed.

By signing below, we hereby acknowledge having received, read and understood this Amendment and agree to be bound by all of its provisions, which shall become part of the Services Agreement.

IN WITNESS WHEREOF, Schwab and the Employer have caused this Amendment to be executed by their respective duly authorized representatives.

SCHWAB RETIREMENT PLAN SERVICES, INC. (Schwab)	LMI AEROSPACE, INC. (Employer)

/s/ William Dallas	/s/ Jennifer Alfaro
Signature	Signature

William Dallas	Jennifer Alfaro
Name	Name

Vice President	CHRO
Title	Title

7-22-16	7/15/16
Date	Date

1

Revision to Appendix A

Signatures of Authorized Person(s)

LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

In accordance with the provisions of the Plan and Trust, the Services Agreement and this Amendment, Schwab is authorized to act on written, oral, or electronic instructions as authorized by any of the individuals listed below.

Authorized Persons whose signatures are already on file are listed below. However, individuals who are listed as being removed shall be removed as Authorized Person(s), effective as of July 25, 2016.

On file on behalf of Employer:

Lawrence E. Dickinson

Clifford C. Stebe, Jr.

Daniel Korte

Jennifer Alfaro

Remove on behalf of Employer:

Lawrence E. Dickinson

2

AMENDMENT TO THE SCHWAB DEFINED CONTRIBUTION PLAN SERVICES AGREEMENT BETWEEN

LMI AEROSPACE, INC. AND SCHWAB RETIREMENT PLAN SERVICES, INC.

THIS AMENDMENT is made by and between LMI Aerospace, Inc. (“Employer”) and Schwab Retirement Plan Services, Inc. (“Schwab”), effective as of November 16, 2016 (“Effective Date”).

WITNESSETH:

WHEREAS, Schwab and the Employer heretofore previously entered into The Schwab Defined Contribution Plan Services Agreement effective February 2, 2009 and amended from time to time (collectively, the “Services Agreement”) with respect to the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (the “Plan”); and

WHEREAS, the Employer now wishes to make the following modifications:

REPLACE AND TRANSFER THE FOLLOWING ASSET(S):

Current Asset to Be Replaced/ Transferred/ Mapped	Symbol	Date of Liquidation	Replacement/Transferred/ Mapped Asset	Symbol	New or Existing Asset	Reason for Asset Change	Qualified Asset Change?
Invesco Real Estate R5	IARIX	11/16/2016	Fund based on Investment elections on file	Various	Existing	Does not apply	No
AllianzGI Technology Institutional	DRGTX	11/16/2016	Fund based on Investment elections on file	Various	Existing	Does not apply	No
Davis Financial Y	DVFYX	11/16/2016	Fund based on Investment elections on file	Various	Existing	Does not apply	No
MFS Utilities A	MMUFX	11/16/2016	Fund based on Investment elections on file	Various	Existing	Does not apply	No
T. Rowe Price Health Sciences	PRHSX	11/16/2016	Fund based on Investment elections on file	Various	Existing	Does not apply	No

WHEREAS, Schwab and the Employer now desire to amend the Services Agreement to modify the Authorized Investments Section of the Services Agreement;

NOW THEREFORE, in consideration of the above premises, Schwab and the Employer hereby amend the Services Agreement in the following respect:

1.	The changes outlined in the second “Whereas” clause above result in Section I of the Services Agreement titled “Authorized Investments” being replaced with the following:

Section I.	Authorized Investments

A.	Investment Options: Employer directs, authorizes and approves the following funds as investment options under the Plan:

	Investment Name	Retail Symbol	Institutional Symbol	Asset Class	Same Day Exchange Eligible (Y/N)
1.	DFA US Small Cap Value I	DFSVX	DFSVX	Small Value	Y
2.	DFA International Small Company I	DFISX	DFISX	Foreign Small/Mid Blend	Y
3.	DFA Emerging Markets I	DFEMX	DFEMX	Diversified Emerging Mkts	Y
4.	Vanguard Target Retirement Income Inv	VTINX	VTINX	Retirement Income	Y
5.	Vanguard Target Retirement 2010 Inv	VTENX	VTENX	Target Date 2000-2010	Y
6.	Vanguard Target Retirement 2015 Inv	VTXVX	VTXVX	Target Date 2015	Y
7.	Vanguard Target Retirement 2020 Inv	VTWNX	VTWNX	Target Date 2020	Y
8.	Vanguard Target Retirement 2025 Inv	VTTVX	VTTVX	Target Date 2025	Y
9.	Vanguard Target Retirement 2030 Inv	VTHRX	VTHRX	Target Date 2030	Y
10.	Vanguard Target Retirement 2035 Inv	VTTHX	VTTHX	Target Date 2035	Y
11.	Vanguard Target Retirement 2040 Inv	VFORX	VFORX	Target Date 2040	Y
12.	Vanguard Target Retirement 2045 Inv	VTIVX	VTIVX	Target Date 2045	Y
13.	Vanguard Target Retirement 2050 Inv	VFIFX	VFIFX	Target Date 2050	Y
14.	LMI Aerospace Inc	N/A	LMIA	Small: Growth	Y
15.	Vanguard Inflation-Protected Secs Adm	VAIPX	VAIPX	Inflation-Protected Bond	Y
16.	Vanguard Energy Adm	VGELX	VGELX	Equity Energy	Y
17.	Vanguard Target Retirement 2055 Inv	VFFVX	VFFVX	Target Date 2055	Y
18.	Vanguard Short-Term Bond Index Adm	VBIRX	VBIRX	Short-Term Bond	Y
19.	Vanguard Total Bond Market Index Adm	VBTLX	VBTLX	Intermediate-Term Bond	Y
20.	Vanguard 500 Index Admiral	VFIAX	VFIAX	Large Blend	Y
21.	Vanguard Growth Index Adm	VIGAX	VIGAX	Large Growth	Y
22.	Vanguard Mid Cap Index Adm	VIMAX	VIMAX	Mid-Cap Blend	Y
23.	Vanguard Small Cap Index Adm	VSMAX	VSMAX	Small Blend	Y
24.	Vanguard Total Intl Stock Index Admiral	VTIAX	VTIAX	Foreign Large Blend	Y
25.	Vanguard Value Index Adm	VVIAX	VVIAX	Large Value	Y
26.	Vanguard Small Cap Growth Index Admiral	VSGAX	VSGAX	Small Growth	Y
27.	Vanguard Mid-Cap Growth Index Admiral	VMGMX	VMGMX	Mid-Cap Growth	Y
28.	Vanguard Mid-Cap Value Index Admiral	VMVAX	VMVAX	Mid-Cap Value	Y
29.	Vanguard Target Retirement 2060 Inv	VTTSX	VTTSX	Target-Date 2060+	Y

1

☐	Check box if Schwab Personal Choice Retirement Account® (“PCRA”) is active.

☐	Check box if an Authorized Investment is subject to a unitization agreement.

☐	Check box if Custom Portfolios are available and refer to Appendix B: Asset Allocation Percentages.

B.	Capital Preservation asset category:

☐	Schwab Bank Savings - Employer acknowledges and agrees that Schwab Bank Savings is a proprietary product of Schwab and its affiliate and that it has reviewed and determined the prudence and permissibility of such feature for the Plan. Employer has executed the MMDA Agreement with Charles Schwab Bank, Business Trust Division, which establishes Schwab Bank Savings for the Plan, comprised of one or more savings accounts of Charles Schwab Bank account(s), and acknowledges receipt of Appendix L to this Agreement Employer approves the terms and conditions contained therein, which shall supersede the provisions of this Agreement with respect to and to the extent of any inconsistency.

☐	Check box if Appendix L: Schwab Bank Savings is attached.

☒	Stable Value Fund:

Asset Name	Retail Symbol	Institutional Symbol
Morley Stable Value Cl 25 -I	N/A	MOR025

☐	Money Market Fund:

Asset Name	Retail Symbol	Institutional Symbol

Plan Investment Direction Authority

C.	Investment Direction: The Employer authorizes investment direction authority as follows:

1.	☒	Each Participant exercises full and independent investment authority over his/her entire account balance for the above Authorized Investment(s). Should the Participant fail to exercise full and independent investment authority with respect to any contributions allocated to the Participant’s account, the Employer or Plan Administrator authorizes the investment of the Participant’s account in the following Authorized Investment(s):

Date of Birth	Investment Name	Symbol	Percentage
1993 and After	Vanguard Target Retirement 2060 Inv	VTTSX	100%
01/01/1988 to 12/31/1992	Vanguard Target Retirement 2055 Inv	VFFVX	100%
01/01/1983 to 12/31/1937	Vanguard Target Retirement 2050 Inv	VFIFX	100%
01/01/1978 to 12/31/1982	Vanguard Target Retirement 2045 Inv	VTIVX	100%
01/01/1973 to 12/31/1977	Vanguard Target Retirement 2040 Inv	VFORX	100%
01/01/1968 to 12/31/1972	Vanguard Target Retirement 2035 Inv	VTTHX	100%
01/01/1963 to 12/31/1967	Vanguard Target Retirement 2030 Inv	VTHRX	100%
01/01/1958 to 12/31/1962	Vanguard Target Retirement 2025 Inv	VTTVX	100%
01/01/1953 to 12/31/1957	Vanguard Target Retirement 2020 Inv	VTWNX	100%
01/01/1948 to 12/31/1952	Vanguard Target Retirement 2015 Inv	VTXVX	100%
01/01/1943 to 12/31/1947	Vanguard Target Retirement 2010 Inv	VTENX	100%
Prior to 1943	Vanguard Target Retirement Income Inv	VTINX	100%
Undetermined*	Vanguard Target Retirement Income Inv	VTINX	100%

*	Used if Schwab does not have a Participant’s Date of Birth

2

Qualified Default Investment - As with any Authorized Investment offered under the plan, it is a fiduciary duty to evaluate the Qualified Default Investment Alternative (QDIA) and make certain that it is prudent and appropriate for the plan participants. In addition to investing defaulted assets in a QDIA, there are other specific conditions that must be met to obtain safe harbor relief from fiduciary liability for investment outcomes.

	No	Yes
Is the Participant default fund designated as a Qualified Default Investment Alternative (QDIA)?	☐	☒

2.	☐	Any account not subject to Participant investment direction shall be invested in accordance with the investment directions provided to Schwab by the Employer or Plan Administrator.

Account Name(s)

3.	☒	The Employer hereby directs Schwab to invest any Plan assets that are not allocated to Participant accounts, including but not limited to forfeitures, suspense or any other unallocated account but excluding unallocated employer securities in a leveraged Employee Stock Ownership Plan, in the following fund. The Employer acknowledges that in the event the Plan permits employer securities as an Authorized Investment, the Plan’s forfeiture account, in addition to the fund listed below, may hold shares of employer securities and a liquidity fund (as selected by the Employer) for purposes of accounting for fractional shares of employer securities and other administrative functions necessary for the administration of the employer securities investment.

Asset Name	Symbol	Percentage
Morley Stable Value Cl 25 -I	MOR025	100%

2.	All references within the Services Agreement to the defined term “Authorized Funds” is replaced with “Authorized Investments”.

3.	In all other respects, the Services Agreement is unchanged and shall continue in full force and effect.

The investment changes outlined in this Amendment will generally be available in the plan within five business days of the Effective Date requested. The final effective date will be determined by Schwab upon receipt of the signed Amendment, and changes to the requested effective date, if applicable, will be communicated by your Client Service Manager within 4 business days after Schwab’s receipt of the signed agreement. Employer agrees that Schwab shall not be liable for investment performance or any other losses that may occur as a result of the investment changes outlined within this agreement, including but not limited to, investment performance or any losses that occur between the Effective Date and the date the investments are available in the Plan.

By signing this Amendment, we hereby acknowledge having received, read and understood and agree to be bound by all provisions of this Amendment which, as above stated, shall become part of the Services Agreement.

IN WITNESS WHEREOF, the Employer and Schwab have caused this Amendment to be executed by their respective duly authorized representatives.

SCHWAB RETIREMENT PLAN SERVICES, INC. (Schwab)		LMI AEROSPACE, INC. (Employer)

Signature	/s/ William Dallas	Signature	/s/ Jennifer Alfaro
Name	William Dallas	Name	Jennifer Alfaro
Title	Vice President	Title	CHRO
Date	9-27-16	Date	9/20/16

3

SCHWAB RETIREMENT PLAN SERVICES, INC.

PROTOTYPE DEFINED CONTRIBUTION BASIC PLAN #03

Table of Contents

Article 1		- 1 -
Definitions		- 1 -
1.1	ACP Safe Harbor Matching Contribution	- 1 -
1.2	ACP Safe Harbor Matching Contribution Account	- 1 -
1.3	ACP Test	- 1 -
1.4	Actual Deferral Percentage	- 1 -
1.5	Administrator	- 1 -
1.6	Adopting Employer	- 1 -
1.7	Adoption Agreement (or AA)	- 1 -
1.8	ADP Safe Harbor Contribution	- 1 -
1.9	ADP Safe Harbor Matching Contribution	- 1 -
1.10	ADP Safe Harbor Non-Elective Contribution	- 2 -
1.11	ADP Test	- 2 -
1.12	Affiliated Employer	- 2 -
1.13	Allocation Period	- 2 -
1.14	Annual Additions	- 2 -
1.15	Annuity Starting Date	- 2 -
1.16	Automatic Contribution Arrangement	- 2 -
1.17	Back Pay	- 2 -
1.18	Basic Plan Document (or BPD	- 2 -
1.19	Beneficiary	- 2 -
1.20	Benefiting Participant	- 3 -
1.21	Break in Eligibility Service	- 3 -
1.22	Break in Vesting Service	- 3 -
1.23	Cash or Deferred Contribution	- 3 -
1.24	Catch-Up Contribution	- 3 -
1.25	Catch-Up Contribution Limit	- 3 -
1.26	Code	- 3 -
1.27	Code §3401 Compensation	- 3 -
1.28	Code §414(s) Compensation	- 3 -
1.29	Code §414(s) Safe Harbor Exclusions	- 4 -
1.30	Code §415(c)(3) Compensation	- 4 -
1.31	Code §415 Safe Harbor Compensation	- 4 -
1.32	Code §415 Statutory Compensation	- 5 -
1.33	Commissioned Employee	- 5 -
1.34	Committee	- 5 -
1.35	Compensation	- 5 -
1.36	Compensation Determination Period	- 6 -
1.37	Component of the Plan	- 6 -
1.38	Contribution Percentage	- 6 -
1.39	Contribution Percentage Amounts	- 6 -
1.40	Counting of Hours Method	- 6 -
1.41	Covered Employee	- 6 -
1.42	Current Year Testing Method	- 6 -
1.43	Deemed Code §125 Compensation	- 7 -
1.44	Deemed Deferrals	- 7 -
1.45	Default Elective Deferral	- 7 -
1.46	Default Percentage	- 7 -
1.47	Designated Beneficiary	- 7 -
1.48	Designated Roth Account	- 7 -
1.49	Determination Date	- 7 -
1.50	Differential Wage Payments	- 7 -
1.51	Disability	- 7 -
1.52	Distributee	- 7 -
1.53	Distribution Calendar Year	- 7 -
1.54	EACA	- 8 -
1.55	Early Retirement Age	- 8 -
1.56	Earned Income	- 8 -
1.57	Elapsed Time Method	- 8 -
1.58	Elective Contributions	- 8 -

1.59	Elective Deferral	- 8 -
1.60	Eligible Automatic Contribution Arrangement	- 8 -
1.61	Eligible Employee	- 8 -
1.62	Eligible Retirement Plan	- 8 -
1.63	Eligible Rollover Distribution	- 9 -
1.64	Eligibility Computation Period	- 9 -
1.65	Employee	- 9 -
1.66	Employee Contribution	- 10 -
1.67	Employer	- 10 -
1.68	Employment Commencement Date	- 10 -
1.69	ERISA	- 10 -
1.70	Excess Aggregate Contributions	- 10 -
1.71	Excess Contributions	- 10 -
1.72	Excess Elective Deferrals	- 10 -
1.73	403(b) Employee	- 10 -
1.74	401(k) Plan	- 10 -
1.75	401(m) Plan	- 10 -
1.76	Foreign Compensation	- 10 -
1.77	Forfeiture	- 10 -
1.78	Forfeiture Account	- 10 -
1.79	Form W-2 Compensation	- 11 -
1.80	Frozen Plan	- 11 -
1.81	HCE	- 11 -
1.82	Highly Compensated Employee	- 11 -
1.83	Hour of Service	- 11 -
1.84	Hourly Employees	- 11 -
1.85	Immediately Distributable	- 11 -
1.86	In-Plan Roth Rollover	- 12 -
1.87	Key Employee	- 12 -
1.88	Leased Employee	- 12 -
1.89	Life Expectancy (or Life Expectancy Rule)	- 12 -
1.90	Limitation Year	- 12 -
1.91	Matching Contribution	- 12 -
1.92	Matching Contribution Account	- 12 -
1.93	Mandatory Employee Contribution	- 12 -
1.94	Mandatory Employee Contribution Account	- 12 -
1.95	Maternity or Paternity Leave	- 12 -
1.96	Merger and Acquisition Employee	- 12 -
1.97	Named Fiduciary	- 12 -
1.98	NHCE	- 12 -
1.99	Non-Elective Contribution	- 13 -
1.100	Non-Highly Compensated Employee	- 13 -
1.101	Non-Key Employee	- 13 -
1.102	Non-Resident Alien	- 13 -
1.103	Non-Safe Harbor 401(k) Plan	- 13 -
1.104	Non-Safe Harbor 401(m) Plan	- 13 -
1.105	Non-Safe Harbor Matching Contribution	- 13 -
1.106	Non-Safe Harbor Matching Contribution Account	- 13 -
1.107	Non-Safe Harbor Non-Elective Contribution	- 13 -
1.108	Non-Safe Harbor Non-Elective Contribution Account	- 13 -
1.109	Normal Form of Distribution	- 13 -
1.110	Normal Retirement Age	- 13 -
1.111	Optional Form of Distribution	- 13 -
1.112	Otherwise Excludable Participant	- 13 -
1.113	Owner-Employee	- 13 -
1.114	Participant	- 13 -
1.115	Participant’s Account	- 14 -
1.116	Participant’s Account Balance	- 14 -
1.117	Part-Time Employee	- 14 -
1.118	Period of Service and 1-Year Period of Service	- 14 -
1.119	Period of Severance	- 14 -
1.120	Permissive Aggregation Group	- 14 -

1.121	Plan	- 14 -
1.122	Plan Year	- 15 -
1.123	Policy	- 15 -
1.124	Post-Severance Compensation	- 15 -
1.125	Post-Year End Compensation	- 15 -
1.126	Pre-Tax Elective Deferral	- 15 -
1.127	Pre-Tax Elective Deferral Account	- 15 -
1.128	Prevailing Wage Contribution	- 15 -
1.129	Prevailing Wage Contribution Account	- 15 -
1.130	Prevailing Wage Employee	- 15 -
1.131	Prevailing Wage Law	- 15 -
1.132	Prior Year Testing Method	- 15 -
1.133	Puerto Rico Based Employees	- 15 -
1.134	QACA	- 15 -
1.135	QACA Safe Harbor Contribution	- 15 -
1.136	QACA ADP Safe Harbor Matching Contribution	- 16 -
1.137	QACA ADP Safe Harbor Matching Contribution Account	- 16 -
1.138	QACA ADP Safe Harbor Non-Elective Contribution	- 16 -
1.139	QACA ADP Safe Harbor Non-Elective Contribution Account	- 16 -
1.140	QACA Safe Harbor 401(k) Plan	- 16 -
1.141	QJSA	- 16 -
1.142	QMAC	- 16 -
1.143	QNEC	- 16 -
1.144	QPSA	- 16 -
1.145	Qualified Automatic Contribution Arrangement	- 16 -
1.146	Qualified Joint and Survivor Annuity	- 16 -
1.147	Qualified Matching Contribution	- 16 -
1.148	Qualified Matching Contribution Account	- 16 -
1.149	Qualified Military Service	- 16 -
1.150	Qualified Non-Elective Contribution	- 16 -
1.151	Qualified Non-Elective Contribution Account	- 16 -
1.152	Qualified Pre-Retirement Survivor Annuity	- 17 -
1.153	Reemployment Commencement Date	- 17 -
1.154	Regulation	- 17 -
1.155	Required Aggregation Group	- 17 -
1.156	Required Beginning Date	- 17 -
1.157	Rollover Contribution	- 17 -
1.158	Rollover Contribution Account	- 17 -
1.159	Roth Elective Deferral	- 17 -
1.160	Roth Elective Deferral Account	- 18 -
1.161	Safe Harbor 401(k) Contribution	- 18 -
1.162	Safe Harbor 401(k) Plan	- 18 -
1.163	Safe Harbor 401(m) Plan	- 18 -
1.164	Safe Harbor Participant	- 18 -
1.165	Salaried Employee	- 18 -
1.166	Self-Employed Individual	- 18 -
1.167	Service	- 18 -
1.168	Sponsoring Employer	- 18 -
1.169	Spouse	- 18 -
1.170	Substantially Equal Installments	- 18 -
1.171	Temporary Employee	- 19 -
1.172	Terminated (or Terminates) Employment	- 19 -
1.173	Terminated Participant	- 19 -
1.174	Termination of Employment	- 19 -
1.175	Top Heavy	- 19 -
1.176	Top Heavy Minimum Allocation	- 19 -
1.177	Top Heavy Ratio	- 19 -
1.178	Traditional ADP Safe Harbor Matching Contribution	- 20 -
1.179	Traditional ADP Safe Harbor Matching Contribution Account	- 20 -
1.180	Traditional ADP Safe Harbor Non-Elective Contribution	- 20 -
1.181	Traditional ADP Safe Harbor Non-Elective Contribution Account	- 20 -
1.182	Traditional ADP Safe Harbor Contribution	- 20 -

1.183	Traditional Safe Harbor 401(k) Plan	- 20 -
1.184	Traditional Safe Harbor Notice	- 20 -
1.185	Transfer Contribution	- 21 -
1.186	Transfer Contribution Account	- 21 -
1.187	True-Up Contribution	- 21 -
1.188	Trustee	- 21 -
1.189	Trust (or Trust Fund)	- 21 -
1.190	Union Employee	- 21 -
1.191	Unused Paid Time Off or UPTO	- 21 -
1.192	Valuation Date	- 21 -
1.193	Vested Aggregate Account	- 21 -
1.194	Vested, Vested Interest or Vesting	- 21 -
1.195	Vesting Computation Period	- 21 -
1.196	Voluntary Employee Contribution	- 21 -
1.197	Voluntary Employee Contribution Account	- 21 -
1.198	Year of Eligibility Service	- 22 -
1.199	Year of Vesting Service	- 22 -

Article 2		- 24 -
Plan Participation		- 24 -
2.1	Age and Service Requirements	- 24 -
2.2	Eligible Employees	- 24 -
2.3	Entry Date	- 24 -
2.4	Participation By Employees Whose Status Changes	- 24 -
2.5	Waiver of Participation	- 24 -
2.6	Reemployment After Termination	- 24 -

Article 3		- 25 -
Contributions and Allocations		- 25 -
3.1	General Contribution and Allocation Provisions	- 25 -
3.2	Elective Deferrals	- 26 -
3.3	Non-Safe Harbor Matching Contributions	- 31 -
3.4	Non-Safe Harbor Non-Elective Contributions	- 34 -
3.5	ADP Safe Harbor Contributions	- 36 -
3.6	ACP Safe Harbor Matching Contributions	- 37 -
3.7	Qualified Matching Contributions	- 38 -
3.8	Qualified Non-Elective Contributions	- 38 -
3.9	Prevailing Wage Contributions	- 38 -
3.10	Top Heavy Minimum Allocation	- 38 -
3.11	Forfeitures and Their Application	- 39 -
3.12	Allocation of Earnings and Losses	- 41 -
3.13	Failsafe Allocation	- 41 -
3.14	Rollover Contributions	- 42 -
3.15	Voluntary Employee Contributions	- 42 -

Article 4		- 43 -
Plan Benefits		- 43 -
4.1	Benefit Upon Retirement	- 43 -
4.2	Benefit Upon Death	- 43 -
4.3	Benefit Upon Disability	- 43 -
4.4	Benefit Upon Termination of Employment	- 43 -
4.5	Determination of Vested Interest	- 43 -

Article 5		- 45 -
Distribution of Benefits		- 45 -
5.1	Distributions for Reasons Other Than Death	- 45 -
5.2	Distributions Because of Death	- 45 -
5.3	In-Service Distributions	- 46 -
5.4	Mandatory Cash-Out of Benefits	- 47 -
5.5	Restrictions on Immediate Distributions	- 48 -
5.6	Qualified Reservist Distributions	- 48 -
5.7	Active Duty Severance Distributions	- 48 -
5.8	Financial Hardship Distributions	- 49 -
5.9	Distribution of Rollover Contributions	- 49 -

5.10	Distribution of Voluntary Employee Contributions	- 50 -
5.11	Distribution of Transfer Contributions	- 50 -
5.12	Direct Rollovers	- 50 -
5.13	Restrictions on Distribution of Elective Deferrals and Other Contributions	- 50 -
5.14	Missing Payees and Unclaimed Benefits	- 51 -
5.15	Distribution in the Event of Legal Incapacity	- 51 -
5.16	Earnings Before Benefit Distribution	- 51 -
5.17	Participant/Spousal Waiver and Consent Requirements	- 51 -
5.18	In-Plan Roth Rollovers	- 53 -
5.19	Distribution of Property	- 53 -
5.20	Statutory Commencement of Benefits	- 53 -
5.21	Required Distributions	- 53 -

Article 6		- 56 -
Code §415 Limitations		- 56 -
6.1	Maximum Annual Additions	- 56 -
6.2	Adjustments to Maximum Annual Addition	- 56 -
6.3	Multiple Plans and Multiple Employers	- 56 -
6.4	Adjustment for Excessive Annual Additions	- 56 -

Article 7		- 57 -
Loans, Insurance and Directed Investments		- 57 -
7.1	Loans to Participants	- 57 -
7.2	Insurance on Participants	- 57 -
7.3	Key Man Insurance	- 59 -
7.4	Directed Investment Accounts	- 59 -
7.5	Diversification Requirements	- 59 -

Article 8		- 61 -
Duties of the Administrator		- 61 -
8.1	Appointment, Resignation, Removal and Succession	- 61 -
8.2	General Powers and Duties	- 61 -
8.3	Functioning of the Committee	- 61 -
8.4	Multiple Administrators	- 61 -
8.5	Correcting Administrative Errors	- 61 -
8.6	Promulgating Notices, Policies and Procedures	- 61 -
8.7	Employment of Agents and Counsel	- 61 -
8.8	Compensation and Expenses	- 62 -
8.9	Qualified Domestic Relations Orders	- 62 -
8.10	Appointment of Investment Manager	- 62 -
8.11	Claims Procedures	- 62 -
8.12	ERISA Accounts	- 65 -

Article 9		- 66 -
Trustee Provisions		- 66 -
9.1	Adoption of Trust Provisions	- 66 -
9.2	Appointment, Resignation, Removal and Succession of Trustee	- 66 -
9.3	Investment Alternatives	- 66 -
9.4	Valuation of the Trust	- 67 -
9.5	Compensation and Expenses	- 68 -
9.6	Payments From the Trust	- 68 -
9.7	Payment of Taxes	- 68 -
9.8	Accounts, Records and Reports	- 68 -
9.9	Employment of Agents and Counsel	- 68 -
9.10	No Guarantee Against Loss	- 68 -
9.11	Direction by Others	- 68 -
9.12	Indemnification	- 68 -
9.13	Application of Payments	- 68 -
9.14	Multiple Trustees	- 68 -
9.15	Trustee as Participant or Beneficiary	- 69 -
9.16	No Self-Dealing	- 69 -
9.17	Investment Manager	- 69 -
9.18	Exclusive Benefit Rule	- 69 -

Article 10		- 70 -
Adopting Employer Provisions		- 70 -
10.1	Adoption by Other Employers	- 70 -
10.2	Adoption of Alternate Provisions by Adopting Employer	- 70 -
10.3	Plan Contributions	- 70 -
10.4	Plan Amendments	- 70 -
10.5	Plan Expenses	- 70 -
10.6	Employee Transfers	- 70 -
10.7	Multiple Employer Provisions Under Code §413(c)	- 70 -
10.8	Termination of Adoption	- 70 -

Article 11		- 71 -
Amendment, Termination, Merger and Transfers		- 71 -
11.1	Plan Amendment	- 71 -
11.2	Termination of the Plan	- 72 -
11.3	Merger or Consolidation	- 72 -
11.4	Plan-to-Plan Elective Transfers	- 72 -

Article 12		- 74 -
Miscellaneous Provisions		- 74 -
12.1	Qualified Plan Status	- 74 -
12.2	No Contract of Employment	- 74 -
12.3	No Title to Assets	- 74 -
12.4	Assignment and Alienation	- 74 -
12.5	Exclusive Benefit Rule	- 74 -
12.6	Military Service Credit	- 74 -
12.7	HEART Death Provisions	- 74 -
12.8	HEART Disability Provisions	- 74 -
12.9	Severability of Provisions	- 74 -
12.10	Fiduciaries and Bonding	- 75 -
12.11	Rules of Construction Regarding the Plan and Trust	- 75 -
12.12	Reimbursement of Costs of Legal Action	- 75 -
12.13	No Duplication of Benefits	- 75 -
12.14	Evidence Furnished Conclusive	- 75 -
12.15	Release of Claims	- 75 -
12.16	Discontinued Contributions	- 75 -
12.17	Multiple Copies of Plan And/or Trust	- 75 -
12.18	Dual and Multiple Trusts	- 75 -
12.19	Written Elections and Forms	- 76 -
12.20	Prior Provisions of Amended and Restated Plans	- 76 -
12.21	Limitation of Liability and Indemnification	- 76 -
12.22	Treatment of Domestic Partners	- 76 -
12.23	SIMPLE 401(k) Plan Provisions	- 76 -
12.24	Deemed IRA Contribution Provisions	- 76 -
12.25	Frozen Plan	- 76 -
12.26	Disaster Relief Policy	- 76 -
12.27	Loss of Prototype Status	- 76 -
12.28	Adoption Agreement Parameters	- 76 -

Schwab Retirement Plan Services, Inc.

Prototype Defined Contribution Plan

This document is a basic Prototype Defined Contribution Plan. The sponsor of this prototype is Schwab Retirement Plan Services, Inc. or its successor (hereinafter sometimes referred to as the Prototype Sponsor). The Prototype Sponsor has designated this Prototype Defined Contribution Plan as Basic Plan Number 03.

A Sponsoring Employer may adopt one or more plans by executing a completed Adoption Agreement on a non-standardized basis for one or more of the following types of plans: profit sharing only plan, profit sharing/401(k) plan (which may also be used to prepare a profit sharing only plan by not electing a 401(k) feature), money purchase, or target benefit plan. A Sponsoring Employer may adopt one or more trusts to hold some or all retirement plan assets. The documents mentioned in this section, taken together, constitute the Schwab Retirement Plan Services, Inc. Prototype Defined Contribution Retirement Plan and Trust. Other Employers may also adopt this Plan as Adopting Employers by completing any documentation required by the Sponsoring Employer.

It is contemplated that this prototype retirement program may be used to continue previously established plans. In this successor plan use, execution of an Adoption Agreement constitutes an amendment to the original plan.

Article 1

Definitions

1.1	ACP Safe Harbor Matching Contribution. The term ACP Safe Harbor Matching Contribution means a Matching Contribution made to this Plan, or to any other defined contribution plan sponsored by the Employer, that falls within the safe harbor requirements of Code §401(m)(11) or Code §401(m)(12) and is intended to automatically satisfy the ACP Test for a Plan Year. Such contributions may be “discretionary” or “mandatory” as elected in the Adoption Agreement.

1.2	ACP Safe Harbor Matching Contribution Account. The term ACP Safe Harbor Matching Contribution Account means the account to which a Participant’s ACP Safe Harbor Matching Contributions are credited.

1.3	ACP Test. The term ACP Test means the Actual Contribution Percentage test set forth in Code §401(m)(2) that is performed each Plan Year under Section 3.3(l) on a Non-Safe Harbor 401(m) Plan.

1.4	Actual Deferral Percentage. The term Actual Deferral Percentage means, for a specified group of Participants (either HCEs or NHCEs) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of the amount of Employer contributions actually paid to the Trust on behalf of such Participant for the Plan Year to the Participant’s Code §414(s) Compensation for such Plan Year. Employer contributions on behalf of any Participant will include (a) any Elective Deferrals (other than Catch-up Contributions) made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of HCEs), but excluding Excess Elective Deferrals of NHCEs that arise solely from Elective Deferrals made under the Plan or plans of the Employer and Elective Deferrals that are taken into account in the Actual Contribution Percentage Test (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferrals); and (b) if elected by the Employer, QNECs and QMACs. In computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made.

1.5	Administrator. The term Administrator means the Sponsoring Employer unless the Sponsoring Employer appoints another Administrator under Section 8.1. The term “Administrator” also means a Qualified Termination Administrator (“QTA”) charged with the task of holding the assets of an orphan plan as permitted by the Department of Labor. A QTA will be an eligible custodian such as a bank, mutual fund house, or insurance company. Third party record-keepers cannot be QTAs.

1.6	Adopting Employer. The term Adopting Employer means any employer that adopts the Plan in writing with the consent of the Sponsoring Employer in accordance with Article 10 of the Plan. An Affiliated Employer is not considered an Adopting Employer unless such Affiliated Employer has executed a written agreement signifying its adoption of the Plan.

1.7	Adoption Agreement (or AA). The term Adoption Agreement (or AA) means the agreement entered into by the Sponsoring Employer (or an Adopting Employer) which is made a part of the Plan.

1.8	ADP Safe Harbor Contribution. The term ADP Safe Harbor Contribution means a Traditional ADP Safe Harbor Matching Contribution, a Traditional ADP Safe Harbor Non-Elective Contribution, a QACA ADP Safe Harbor Matching Contribution, or a QACA ADP Safe Harbor Non-Elective Contribution.

1.9	ADP Safe Harbor Matching Contribution. The term ADP Safe Harbor Matching Contribution means a Traditional ADP Safe Harbor Matching Contribution or a QACA ADP Safe Harbor Matching Contribution.

1.10	ADP Safe Harbor Non-Elective Contribution. The term ADP Safe Harbor Non-Elective Contribution means a Traditional ADP Safe Harbor Non-Elective Contribution or a QACA ADP Safe Harbor Non-Elective Contribution.

1.11	ADP Test. The term ADP Test means the average deferral percentage test set forth in Code §401(k)(3) that is performed each Plan Year under Section 3.2(i) on a Non-Safe Harbor 401(k) Plan.

1.12	Affiliated Employer. The term Affiliated Employer means (a) a controlled group of corporations as defined in Code §414(b); (b) a trade or business (whether or not incorporated) under common control as described in Code §414(c); (c) any organization (whether or not incorporated) which is a member of an affiliated service group as described in Code §414(m); or (d) any other entity required to be aggregated as described in Code §414(o). Any such entity will be considered an Affiliated Employer regardless of whether such entity adopts the Plan.

1.13	Allocation Period. The term Allocation Period means, as set forth in the Basic Plan or as elected in the Adoption Agreement, a period of 12 consecutive months or less for which (a) an Employer contribution is made and allocated; (b) Forfeitures are allocated; and/or (c) earnings and losses are allocated.

1.14	Annual Additions. The term Annual Additions means the sum of the following amounts credited to a Participant’s Account for any Limitation Year: (a) Employer contributions; (b) Employee Contributions; (c) Forfeitures; (d) amounts allocated to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (e) amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer; and (f) allocations under a simplified employee plan. Annual Additions do not include Rollovers, loan repayments, Catch-up Contributions, repayments of either prior Plan distributions or prior distributions of Mandatory Employee Contributions, direct transfers of contributions from another plan, deductible contributions to a simplified employee pension plan, voluntary deductible contributions, and any Annual Additions in excess of the limitation on Annual Additions set forth in Article 6 of the Plan.

1.15	Annuity Starting Date. The term Annuity Starting Date means the first day of the first period for which a benefit is paid as an annuity, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to the benefit. The first day of the first period for which a benefit is to be paid by reason of Disability will be treated as the Annuity Starting Date only if it is not an auxiliary benefit.

1.16	Automatic Contribution Arrangement. The term Automatic Contribution Arrangement means an arrangement under which, in the absence of an affirmative election by a Covered Employee, a certain percentage will be withheld from a Covered Employee’s Compensation and will be contributed to the Plan as an Elective Deferral.

1.17	Back Pay. The term Back Pay means payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an Employer to compensate an Employee for lost wages.

1.18	Basic Plan Document (or BPD). The term Basic Plan Document (or BPD) means the underlying terms of the written plan that is adopted by means of the Adoption Agreement.

1.19	Beneficiary. The term Beneficiary means the recipient designated by a Participant to receive the benefit payable upon the Participant’s death, or the recipient designated by a Beneficiary to receive any benefit which may be payable in the event of the Beneficiary’s death prior to receiving the entire death benefit to which the Beneficiary is entitled. All such Beneficiary designations will be made in accordance with the following provisions:

(a)	Beneficiary Designations by a Participant. Subject to Section 5.17 regarding the rights of a Participant’s Spouse, each Participant may designate a Beneficiary in writing with the Administrator. If a Participant designates his or her Spouse as Beneficiary and the Participant and his or her Spouse are legally divorced subsequent to the date of the designation, the designation of such Spouse as a Beneficiary will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation in writing. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order: (1) the Participant’s Spouse, if then living; (2) the Participant’s issue, per stirpes; (3) the Participant’s estate. No Beneficiary will have any rights granted to Beneficiaries under the terms of the Plan until the death of the Participant (or Beneficiary).

(b)	Beneficiary Designations by a Beneficiary. In the absence of a Beneficiary designation or other directive from a Participant to the contrary, any Beneficiary may name his or her own Beneficiary under Section 5.2(d) of the Plan to receive any benefits payable in the event of the Beneficiary’s death prior to the receipt of all the Participant’s death benefits to which the Beneficiary was entitled.

1.20	Benefiting Participant. The term Benefiting Participant means a Participant who is eligible to receive an allocation of any type of Employer contributions or related Forfeitures as of the last day of an Allocation Period in accordance with the allocation conditions set forth in Article 3 or as elected in the Adoption Agreement. Whether a Participant is a Benefiting Participant for any Allocation Period is determined separately for each type of contribution.

1.21	Break in Eligibility Service. The term Break in Eligibility Service means, as elected in the Adoption Agreement, either (a) a 1- Year Period of Severance or (b) an Eligibility Computation Period during which an Employee is not credited with more than the number of Hours of Service elected in the Adoption Agreement. If an Eligibility Computation Period is less than 12 consecutive months, the Hours of Service threshold elected in the Adoption Agreement will be proportionately reduced if it is greater than one. With respect to the Elective Deferral component of a 401(k) Plan, a Participant who incurs a Break in Eligibility Service but who does not Terminate Employment may, if elected in the Adoption Agreement, continue to have Elective Deferrals made on his or her behalf to the Plan. However, such Participant will not be eligible to receive an allocation of any Non-Safe Harbor Matching Contributions or Non-Safe Harbor Non-Elective Contributions unless such Participant is also a Benefiting Participant for the applicable Allocation Period.

1.22	Break in Vesting Service. The term Break in Vesting Service means, as elected in the Adoption Agreement, (a) a 1-Year Period of Severance or (b) a Vesting Computation Period in which an Employee is not credited with more than the number of Hours of Service elected in the Adoption Agreement. If a Vesting Computation Period is less than 12 consecutive months, the Hours of Service threshold elected in the Adoption Agreement will be proportionately reduced if it is greater than one.

1.23	Cash or Deferred Contribution. The term Cash or Deferred Contribution means an Employer amount that the Participant can elect to have the Employer either (a) provide to the Participant as cash; or (b) contribute to the Plan as an Elective Deferral on behalf of the Participant, which contribution defers the receipt of Compensation by the Participant.

1.24	Catch-Up Contribution. The term Catch-Up Contribution means Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable year. An otherwise applicable Plan limit is a limit that applies to Elective Deferrals without regard to Catch-Up Contributions, such as (a) the limit on Annual Additions; (b) the dollar limit on Elective Deferrals under Code §402(g) (not counting Catch-Up Contributions); (c) the limit imposed on Elective Deferrals by the ADP Test; or (d) a Plan imposed limit set forth in a resolution properly executed by the Employer which is considered to be an amendment to the Plan. Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP Test, and are not counted in determining the Top Heavy Minimum Allocations under Section 3.10. Catch-Up Contributions made in prior years are counted in determining if this is a Top Heavy Plan. The total amount of Catch-Up Contributions for any taxable year will not exceed the Catch-Up Contribution Limit. The Employer may, in accordance with an administrative policy regarding Elective Deferrals, set forth additional restrictions or conditions with respect to Catch-Up Contributions.

1.25	Catch-Up Contribution Limit. The term Catch-Up Contribution Limit means the statutory limit on Catch-Up Contributions that applies to a Participant who is eligible to make Catch-Up Contributions in a taxable year. A Participant’s Catch-Up Contributions for a taxable year may not exceed (a) the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) for the taxable year, or (b) when added to other Elective Deferrals, 100% of the Participant’s Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) was $5,000 for taxable years beginning in 2006. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500.

1.26	Code. The term Code means the Internal Revenue Code of 1986, as amended from time to time. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

1.27	Code §3401 Compensation. The term Code §3401 Compensation means wages within the meaning of Code §3401(a) (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.28	Code §414(s) Compensation. The term Code §414(s) Compensation means, for testing purposes (including the ADP Test and the ACP Test), any compensation that qualifies as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. The Administrator is not bound by any other definition of compensation in the Plan in determining Code §414(s) Compensation. The Administrator may determine on an annual basis (and within its discretion) Code §414(s) Compensation, which will be applied consistently to all Participants for a Plan Year; to all applicable tests that are administered for such Plan Year; and to all plans (including this Plan) of the Sponsoring Employer and Adopting Employers for such Plan Year. Code §414(s) Compensation may be determined over the Plan Year for which the applicable test is being performed or the calendar year ending within such Plan Year, and the Administrator within its discretion may take into consideration only the Compensation received while the Employee is a Participant under the Component of the Plan being tested, and/or only the Compensation for the portion of the Plan Year during which the Plan was a 401(k) Plan.

1.29	Code §414(s) Safe Harbor Exclusions. The term Code §414(s) Safe Harbor Exclusions means all of the benefits set forth in Regulation §1.414(s)-1(c)(3), including reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, and welfare benefits, even if some or all of such amounts are includible in an Employee’s gross income for a Compensation Determination Period.

1.30	Code §415(c)(3) Compensation. The term Code §415(c)(3) Compensation means the remuneration considered in determining the amount of any Top Heavy Minimum Allocation, in determining whether an Employee is a Key Employee, in determining a Participant’s Code §415 limitation for any Limitation Year, in determining whether a Participant is a Highly Compensated Employee, and in determining any other statutory determination not otherwise described herein. Code §415(c)(3) Compensation will be determined in accordance with, and subject to, the following provisions:

(a)	General Definition. The term Code §415(c)(3) Compensation means the Form W-2 Compensation, Code §3401 Compensation, Code §415 Safe Harbor Compensation, or Code §415 Statutory Compensation, as elected in the Adoption Agreement, that is paid or made available to the Participant during the Limitation Year. Different definitions of Code §415(c)(3) Compensation may be elected for different Plan purposes.

(b)	Amounts That Must Be Included. Code §415(c)(3) Compensation will always include Elective Contributions, Post- Severance Compensation and Differential Wage Payments. Back pay, within the meaning of Regulation §1.415(c)-2(g)(8)), will also be treated as Code §415(c)(3) Compensation for the Limitation Year to which the back pay relates to the extent it represents wages and compensation that would otherwise be included under this definition.

(c)	Amounts That Are Included Unless They Are Specifically Excluded. Code §415(c)(3) Compensation will include the following amounts unless they are specifically excluded in the Adoption Agreement with respect to such Code §415(c)(3) Compensation: (1) Deemed Code §125 Compensation; and (2)Foreign Compensation, but only to the extent such compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

(d)	Self-Employed Individuals. In the case of an Employee who is a Self-Employed Individual, Code §415 Statutory Compensation means the Earned Income of the Self-Employed Individual, plus amounts deferred at the election of the Self-Employed Individual that would be includible in his or her gross income but for the rules of Code §§402(e)(3), 402(h)(1)(B), §402(k), or 457(b).

1.31	Code §415 Safe Harbor Compensation. The term Code §415 Safe Harbor Compensation means an Employee’s compensation determined in accordance with Regulation §1.415(c)-2(d)(2) and with the requirements of the following provisions:

(a)	Amounts Included. Code §415 Safe Harbor Compensation includes wages, salaries, Differential Wage Payments, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible otherwise but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c).

(b)	Amounts Excluded. Code §415 Safe Harbor Compensation does not include (1) Employer contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than, if elected in the Adoption Agreement, amounts received during the Limitation Year by an Employee pursuant to a nonqualified unfunded deferred compensation to the extent includible in gross income; (2) amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Regulation §1.421-1(b)), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; (4) other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and (5) other items of remuneration that are similar to any of the items listed in clauses (1) through (4) above.

(c)	Self-Employed Individuals. In the case of an Employee who is a Self-Employed Individual, Code §415 Safe Harbor Compensation means the Earned Income of the Self-Employed Individual, plus amounts deferred at the election of the Self-Employed Individual that would be includible in his or her gross income but for the rules of Code §§402(e)(3), 402(h)(1)(B), §402(k), or 457(b).

1.32	Code §415 Statutory Compensation. The term Code §415 Statutory Compensation means an Employee’s compensation determined in accordance with Regulation §1.415(c)-2(b) and (c) and with the requirements of the following provisions:

(a)	Amounts Included. Code §415 Statutory Compensation includes (a) wages, salaries, Differential Wage Payments, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent the amounts are includible in gross income (including, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)); (b) amounts described in Code §§104(a)(3), 105(a) or 105(h), but only to the extent includible in the gross income of the Employee; (c) amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe these amounts are not deductible by the Employee under Code §217; (d) the value of a nonstatutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; (e) the amount includible in the gross income of an Employee upon making the election described in Code §83(b); and (f) amounts that are includible in the gross income of an Employee under the rules of Code §§409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.

(b)	Amounts Excluded. Code §415 Statutory Compensation does not include (1) Employer contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than, if elected in the Adoption Agreement, amounts received during the Limitation Year by an Employee pursuant to a nonqualified unfunded deferred compensation to the extent includible in gross income; (2) amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Regulation §1.421-1(b)), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; (4) other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and (5) other items of remuneration that are similar to any of the items listed in clauses (1) through (4) above.

(c)	Self-Employed Individuals. In the case of an Employee who is a Self-Employed Individual, Code §415 Statutory Compensation means the Earned Income of the Self-Employed Individual, plus amounts deferred at the election of the Self-Employed Individual that would be includible in his or her gross income but for the rules of Code §§402(e)(3), 402(h)(1)(B), §402(k), or 457(b).

1.33	Commissioned Employee. The term Commissioned Employee means an Employee paid primarily in commissions.

1.34	Committee. The term Committee means the administrative/advisory group that the Sponsoring Employer may establish and to which the Sponsoring Employer may delegate certain of responsibilities as Administrator. The Sponsoring Employer may elect to assign another name for such administrative/advisory group. The Sponsoring Employer may appoint one or more members to the Committee. Members of the Committee need not be Participants or Beneficiaries, and officers and directors of the Sponsoring Employer are not precluded from serving as members of the Committee.

1.35	Compensation. The term Compensation means the remuneration used to determine the amount and allocation of the Employer and Employee contributions (other than Top Heavy Minimum Allocations), subject to the following provisions:

(a)	General Definition. Unless otherwise specified, the term Compensation means Form W-2 Compensation, Code §3401 Compensation, or Code §415 Safe Harbor Compensation elected in the Adoption Agreement, that is paid or made available to the Participant during the Compensation Determination Period elected in the Adoption Agreement, excluding any amounts elected in the Adoption Agreement. The selected definition of Compensation will be deemed to apply to all Participants unless otherwise elected in the Adoption Agreement. Different definitions of Compensation may be elected for different Plan purposes.

(b)	Amounts That Are Included Unless They Are Specifically Excluded. Compensation will include the following amounts unless they are specifically excluded under the Adoption Agreement: (1) Elective Contributions; (2) Post- Severance Compensation; (3) Deemed Code §125 Compensation;; (4) Back Pay for the Limitation Year to which the Back Pay relates, and then only to the extent it represents wages and compensation that would otherwise be included under this definition; (5) Foreign Compensation, but only to the extent it is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States; and (6) Differential Wage Payments.

(c)	Self-Employed Individuals. In the case of an Employee who is a Self-Employed Individual, Compensation means the Earned Income of the Self-Employed Individual.

(d)	Annual Compensation Limit. In determining Compensation for all purposes other than Elective Deferral purposes under Code §402(g), a Participant’s Compensation for any Compensation Determination Period will not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Compensation Determination Period that begins with or within such calendar year. If Compensation for any prior Compensation Determination Period is used in determining a Participant’s Plan allocations for the current Plan Year, then the annual Compensation for such prior Compensation Determination Period is subject to the annual Compensation limit in effect for that prior Compensation Determination Period. If a Compensation Determination Period is less than 12 consecutive months, the annual Compensation limit will be prorated by multiplying it by a fraction, the numerator of which is the number of months in the Compensation Determination Period, and the denominator of which is 12. In addition, if an Allocation Period is a period that a period that is less than the Compensation Determination Period, the Employer may elect to prorate a Participant’s Compensation for the Allocation Period by multiplying the annual Compensation limit by a fraction, the numerator of which is the number of days, weeks or months in the Allocation Period, and the denominator of which is the number of days, weeks or months in the Compensation Determination Period.

1.36	Compensation Determination Period. The term Compensation Determination Period means, for each definition of Compensation with respect to a particular Component of the Plan, either the Plan Year, the Fiscal Year ending with or within the Plan Year, or the calendar year ending with or within the Plan Year, as elected in the Adoption Agreement. However, for purposes of a specific statutory determination (e.g. whether an Employee is a Highly Compensated Employee), the term Compensation Determination Period means the computation period stated in this Plan or otherwise defined by statute.

1.37	Component of the Plan. The term Component of the Plan means a specific type of contribution permitted under the Plan.

1.38	Contribution Percentage. The term Contribution Percentage means the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year, calculated in accordance with the requirements Code §401(m)(3).

1.39	Contribution Percentage Amounts. The term Contribution Percentage Amounts means the sum of the Elective Deferrals, Employee Contributions, Non-Safe Harbor Matching Contributions, QMACs, and QNECs made under the Plan on behalf of a Participant for the Plan Year, subject to the following: (a) Non-Safe Harbor Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions will not be included; (b) QMACs and QNECs that are used in determining the ADP Test will not be included; and (c) Elective Deferrals will only be included so long as the ADP Test is met before their inclusion and continues to be met following the exclusion of the Elective Deferrals that are used to meet the ACP Test.

1.40	Counting of Hours Method. The term Counting of Hours Method means a method for crediting service for eligibility, for Vesting, for determining a Participant’s allocation, and/or for applying the allocation conditions for an Employer contribution or Forfeiture. Under the Counting of Hours Method, an Employee is credited with the number of Hours of Service for which the Employee is paid or entitled to payment (or such other circumstances for which Hours of Service are credited), pursuant to the definition of Hour of Service.

1.41	Covered Employee. The term Covered Employee means a Participant who is identified in the Adoption Agreement as being covered under an Automatic Contribution Arrangement, an Eligible Automatic Contribution Arrangement, or the Elective Deferral portion of a Qualified Automatic Contribution Arrangement.

1.42	Current Year Testing Method. The term Current Year Testing Method means the nondiscrimination testing method in which (a) for purposes of the ADP Test, the ADP for Participants who are HCEs for the current Plan Year that is being tested is compared to the ADP for Participants who are NHCEs for the current Plan Year that is being tested; and (b) for purposes of the ACP Test, the ACP for Participants who are HCEs for the current Plan Year that is being tested is compared to the ACP for Participants who are NHCEs for the current Plan Year that is being tested.

1.43	Deemed Code §125 Compensation. The term Deemed Code §125 Compensation means an amount that is excludable from the gross income of the Employee under Code §106 and that is not available to the Employee in cash in lieu of group health coverage under a Code §125 arrangement solely because that Employee is not able to certify that he or she has other health coverage. Amounts are Deemed Code §125 Compensation only if the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

1.44	Deemed Deferrals. The term Deemed Deferrals means the Elective Deferrals a Participant is deemed to have made to the Plan during his or her period of Qualified Military Service. Deemed Deferrals will be equal to the lesser of (a) the average actual Elective Deferrals the Participant made during the 12-month period immediately preceding the Participant’s period of Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing his or her period of Qualified Military Service, the average Elective Deferrals the Participant made during the actual length of his or her continuous service with the Employer.

1.45	Default Elective Deferral. The term Default Elective Deferral means an Elective Deferral contributed under an ACA, EACA or QACA on behalf of Covered Employees who do not have an Affirmative Election in effect regarding Elective Deferrals.

1.46	Default Percentage. The term Default Percentage means an arrangement under which, in the absence of an Affirmative Election by a Covered Employee, a specified Default Percentage of the Covered Employee’s Compensation will be withheld and will be contributed to the Plan as an Elective Deferral.

1.47	Designated Beneficiary. The term Designated Beneficiary means the individual designated by the Participant (or surviving Spouse) under Code §401(a)(9) and Regulation §1.401(a)(9) as the beneficiary of the Participant’s interest in the Plan.

1.48	Designated Roth Account. The term Designated Roth Account means a separate account to which an Employer allocates an Employee’s designated Roth contributions and their gains and losses. The Employer must separately account for all contributions, gains and losses to this Designated Roth Account until this account balance is completely distributed.

1.49	Determination Date. The term Determination Date means, for any Plan Year subsequent to the first Plan Year of the Plan, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the term Determination Date means the last day of the first Plan Year of the Plan.

1.50	Differential Wage Payments. The term Differential Wage Payments means any payment as defined in Code §3401(h) which is made by the Employer for a remuneration period after December 31, 2008 which (a) is made to an individual with respect to any period during which an individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days; and (b) represents all or a portion of the remuneration such individual would have received from the Employer if he or she was performing services for the Employer.

1.51	Disability. The term Disability means, as elected in the Adoption Agreement, a physical or mental impairment arising after an Employee has become a Participant which (a) in the opinion of a physician acceptable to the Administrator, totally and permanently prevents the Participant from engaging in any occupation for pay or profit; (b) in the opinion of a physician acceptable to the Administrator, totally and permanently prevents the Participant from performing his or her customary and usual duties for the Employer; (c) qualifies the Participant for disability benefits under the Social Security Act in effect on the date that the Participant suffers the physical or mental impairment; or (d) qualifies the Participant for benefits under an Employer-sponsored long-term disability plan administered by an independent third party (or qualifies the Participant for disability benefits under the Social Security Act if the Participant is not covered under such long-term disability plan or no such long-term disability plan exists on the date the Participant suffers the mental or physical impairment). However, notwithstanding the foregoing, the term Disability will not include any physical or mental impairment, as elected in the Adoption Agreement, that is the result of the illegal use of drugs, intoxicants, or other substances, of an intentionally self-inflicted injury or sickness, of an injury suffered as a result of an unlawful or criminal act by the Participant, of military service for which a government pension is available, or of war or enemy attack.

1.52	Distributee. The term Distributee means, for direct rollover purposes, an Employee or former Employee. The Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code §414(p), are Distributees with regard to the interest of the Spouse or former Spouse. For distributions after December 31, 2006, a Distributee includes the Employee’s or former Employee’s non-Spouse designated beneficiary.

1.53

Distribution Calendar Year. The term Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the date of the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. If a Participant elects the Life Expectancy Rule, then for distributions beginning after the Participant’s death, the first

Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.21(b)(2)(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.54	EACA. The term EACA means an Eligible Automatic Contribution Arrangement.

1.55	Early Retirement Age. The term Early Retirement Age means, if elected in the Adoption Agreement, the date a Participant reaches the requirements set forth in the Adoption Agreement.

1.56	Earned Income. The term Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings will be reduced by contributions by the Employer to a qualified plan to the extent they are deductible under Code §404. Net earnings will be determined with regard to the deduction allowed to the taxpayer by Code §164(f) for taxable years beginning after December 31, 1989.

1.57	Elapsed Time Method. The term Elapsed Time Method means a method for crediting service for eligibility, for Vesting, for determining a Participant’s allocation, and/or for applying the allocation conditions for an Employer contribution or Forfeiture, pursuant to the definition of Period of Service.

1.58	Elective Contributions. The term Elective Contributions means amounts that would otherwise be included in an Employee’s compensation but for an election by the Employee under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b).

1.59	Elective Deferral. The term Elective Deferral means Employer contributions made at the election of the Participant in lieu of cash Compensation, and will include contributions made pursuant to a salary deferral agreement or other deferral mechanism. In any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under (a) any qualified cash or deferred arrangement under Code §401(k); (b) any salary reduction simplified employee pension described in Code §408(k)(6); (c) any SIMPLE IRA Plan described in Code §408(p); (d) any plan under Code §501(c)(18); and (e) any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a Salary Deferral Agreement. The term Elective Deferral includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. An Elective Deferral must relate to Compensation that either would have been received in the Plan Year but for the Employee’s election to defer, or if elected by the Employer for ADP Test purposes, is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s election to defer, would have been received within 2 1⁄2 months after the close of the Plan Year. If elected by the Employer for purposes of the ADP Test, then this Plan will provide for Elective Deferrals that relate to Compensation that would have been received after the close of a Plan Year to be considered for such prior Plan Year rather than the Plan Year in which the Compensation would have been received. Amounts described above that are allocated to a Participant’s Account and that exceed the maximum Annual Addition permitted under Section 6.1 will not be considered Elective Deferrals.

1.60	Eligible Automatic Contribution Arrangement. The term Eligible Automatic Contribution Arrangement means an Automatic Contribution Arrangement that satisfies the uniformity and notice requirements set forth in Section 3.2(f)(4).

1.61	Eligible Employee. The term Eligible Employee means any Employee who, as elected in the Adoption Agreement, is not a member of an ineligible class of Employees with respect to the Plan (or a Component of the Plan) and who thereby is eligible to participate in the Plan (or Component of the Plan) after satisfying any applicable age or service requirement for the Plan (or Component of the Plan). If the Plan utilizes the failsafe allocation provisions in Section 3.13, the term Eligible Employee also means any Employee who receives a failsafe allocation, even if such Employee was previously excluded from participating in the Plan (or in a Component of the Plan). The term Eligible Employee also means any Employee who receives an allocation pursuant to a corrective amendment adopted under Regulation §1.401(a)(4)-11(g).

1.62	Eligible Retirement Plan. The term Eligible Retirement Plan means one of the following that accepts the Distributee’s Eligible Rollover Distribution: (1) an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan; (2) a traditional IRA; (3) a Roth IRA; (4) an annuity plan described in Code §403(a); (5) an annuity contract described in Code §403(b); or (6) a qualified plan described in Code §401(a). The definition of Eligible Retirement Plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code §414(p). If any portion of an eligible rollover distribution is attributable to payments or distributions from a Designated Roth Account, an eligible retirement plan with respect to such portion will include only another Designated Roth Account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

1.63	Eligible Rollover Distribution. The term Eligible Rollover Distribution means a distribution from the Plan of all or any portion of the balance under the Plan to the credit of the Distributee, determined in accordance with the following provisions:

(a)	Treatment of Voluntary Employee Contributions. An Eligible Rollover Distribution may include Voluntary Employee Contributions which are not includible in gross income. The portion of an Eligible Rollover Distribution attributable to Voluntary Employee Contributions can be paid to (1) a traditional individual retirement account or annuity described in Code §408(a) or (b) (a “traditional IRA”); (2) a Roth individual retirement account or annuity described in Code §408A (a “Roth IRA”); or (3) a qualified plan or an annuity contract described in Code §401(a) and Code §403(b), respectively, that agrees to separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution not so includible. When a distribution includes Voluntary Employee Contributions not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(b)	Distributions That Are Not Included. An Eligible Rollover Distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s named beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent it is a required minimum distribution under Code §401(a)(9); (3) the portion of any distribution that is not includible in gross income determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities; (4) distribution of Excess Deferrals, including any income allocable thereto; (5) distribution of Excess Contributions, including any income allocable thereto; (6) distribution of Excess Aggregate Contributions, including any income allocable thereto; (7) loans that are treated as deemed distributions under Code §72(p); (8) dividends paid on Employer securities as described in Code §404(k); (9) the costs of life insurance coverage (P.S. 58 costs); (10) prohibited allocations treated as deemed distributions under Code §409(p); (11) the portion of any distribution attributable to financial hardship; (12) distributions that are permissible withdrawals from an EACA or QACA; and (13) any other distribution that is reasonably expected to total less than $200 during a year. For purposes of the $200 rule, a distribution from a Designated Roth Account and a distribution from other accounts under the plan are treated as made under separate plans.

1.64	Eligibility Computation Period. The term Eligibility Computation Period means a period of twelve consecutive months used in determining eligibility to participate in the Plan (or in a Component of the Plan). An Employee’s initial Eligibility Computation Period will begin on an Employee’s Employment Commencement Date. If elected in the Adoption Agreement, each subsequent Eligibility Computation Period will begin on each anniversary of the Employee’s Employment Commencement Date. Alternatively, if elected in the Adoption Agreement, the second Eligibility Computation Period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee’s Employment Commencement Date (regardless of whether the Employee is credited with a specific number of Hours of Service during the initial Eligibility Computation Period) and each subsequent Eligibility Computation Period will consist of the Plan Year.

1.65	Employee. The term Employee means the following:

(a)	Included Individuals. The following individuals will be considered Employees: (1) any person who is reported on the payroll records of the Employer as an employee and who is deemed by the Employer to be a common law employee; (2) any person who is reported on the payroll records of an Affiliated Employer as an employee and who is deemed by the Affiliated Employer to be a common law employee (even if the Affiliated Employer is not an Adopting Employer), except for purposes of determining eligibility to participate in the Plan; (3) any Self-Employed Individual who derives Earned Income from the Employer; (4) any person who is considered a Leased Employee except as set forth in paragraph (b) below; (5) any individual classified as other than a common law employee by the Employer, if such individual is then or thereafter held to be a common law employee of the Employer for any other purpose by any governmental authority, including, without limitation, the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction; (6) an individual receiving Differential Wage Payments from the Employer; and (7) any other individual considered an Employee of the Employer under Code §3121(b) and (d).

(b)	Excluded Individuals. A Leased Employee will not be considered an Employee if Leased Employees do not constitute more than 20% of the Employer’s NHCE work force and the Leased Employees are covered by a money purchase plan providing for (1) a non-integrated Employer contribution of at least 10% of each Leased Employee’s Compensation as defined in Code §415(c)(3); (2) immediate participation; and (3) 100% full and immediate vesting. In addition, any individual who performs services for the Employer and who is classified as an Independent Contractor by the Employer will not be considered an Employee.

1.66	Employee Contribution. The term Employee Contribution means any contribution (including Voluntary Employee Contributions and Mandatory Employee Contributions) made by or on behalf of a Participant that is included in the Participant’s gross income in the year in which the contribution is made (other than Roth Elective Deferrals) and that is maintained under a separate account to which earnings and losses are allocated.

1.67	Employer. The term Employer means the Sponsoring Employer and any Adopting Employer.

1.68	Employment Commencement Date. The term Employment Commencement Date means the first day that an Employee is credited with an Hour of Service with respect to an Employer or an Affiliated Employer.

1.69	ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. All citations to sections of ERISA are to such sections as they may be amended or renumbered from time to time.

1.70	Excess Aggregate Contributions. The term Excess Aggregate Contributions means, with respect to any Plan Year, the excess of (a) the aggregate Contribution Percentage Amounts used in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are HCEs for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing Contribution Percentage Amounts made on behalf of Participants who are HCEs in order of their Contribution Percentages beginning with the highest of such Contribution Percentages). Such determination will be made after first determining Excess Elective Deferrals pursuant to Section 3.2(h) and then determining Excess Contributions pursuant to Section 3.2(l).

1.71	Excess Contributions. The term Excess Contributions means, for any Plan Year, the excess of the aggregate amount of Employer contributions taken into account in computing the Actual Deferral Percentage of HCEs for such Plan Year over the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made for HCEs in the order of their Actual Deferral Percentages, beginning with the highest of such percentages).

1.72	Excess Elective Deferrals. The term Excess Elective Deferrals means those Elective Deferrals of a Participant that either (a) are made during the Participant’s taxable year and exceed the dollar limitation under Code §402(g) (including, if applicable, the Catch-up Contribution Limit) for such taxable year; or (b) are made during a calendar year and exceed the dollar limitation under Code §402(g) (including, if applicable, the Catch-Up Contribution Limit) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

1.73	403(b) Employee. The term 403(b) Employee means an Employee who is also an employee of a Code §501(c)(3) tax exempt organization and is eligible to make Elective Deferrals to a Code §403(b) plan sponsored by the Employer.

1.74	401(k) Plan. The term 401(k) Plan means a plan that permits participants to have Elective Deferrals made on their behalf.

1.75	401(m) Plan. The term 401(m) Plan means a plan that permits or requires participants to make Employee Contributions thereto and/or that allocates Matching Contributions to participants therein.

1.76	Foreign Compensation. The term Foreign Compensation means amounts paid as compensation to a Non-Resident Alien who is not a Participant in the Plan.

1.77	Forfeiture. The term Forfeiture means the amount by which a Participant’s Account balance attributable to Employer contributions exceeds his or her Vested Interest in the Participant’s Account balance attributable to Employer contributions as of the date elected under Section 3.11. The term Forfeiture also means any amount that is removed from a Participant’s Account pursuant to any Employee Plans Compliance Resolution System (EPCRS) program or any other correction guidance that is issued by the Internal Revenue Service. The term Forfeiture also means the non-Vested portion of Matching Contributions that are removed from a Participant’s Account to correct Excess Aggregate Contributions, and Matching Contributions (both the Vested and non-Vested portions) removed from a Participant’s Account because such Matching Contributions relate to Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. No Forfeitures will occur solely because (a) a Participant withdraws Employee Contributions from the Plan; (b) a Participant transfers employment between Employers (or Affiliated Employers); or (c) a Participant withdraws Elective Deferrals from the Plan.

1.78	Forfeiture Account. The term Forfeiture Account means the notational bookkeeping account into which all Forfeitures are placed pending allocation (or other use).

1.79	Form W-2 Compensation. The term Form W-2 Compensation means wages within the meaning of Code §3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code §§6041(d), 6051(a)(3), and 6052. Form W-2 Compensation will be determined without regard to any rules under Code §3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.80	Frozen Plan. The term Frozen Plan means a Plan that has been amended to cease future participation and contributions.

1.81	HCE. The term HCE means any Highly Compensated Employee.

1.82	Highly Compensated Employee. The term Highly Compensated Employee means any Employee who (a) was a 5% owner as defined in Code §416(i)(1)(B)(i) at any time during the Plan Year or during the look-back year. In determining whether an Employee is a HCE based on his or her status as a 5% owner, the look-back year will be the 12-month period immediately preceding the Plan Year for which the determination is being made; or (b) for the look-back year, had Compensation in excess of $80,000 as adjusted under Code §415(d) (except that the base period will be the calendar quarter ending September 30, 1996). In determining if an Employee is a HCE based on Code §415(c)(3) Compensation, the look-back year will be the calendar year beginning with or within the look-back year or the 12-month period immediately preceding the Plan Year for which the determination is being made, as elected in the Adoption Agreement, and the top paid group election in Code §414(q)(3) will be applied or not as elected in the Adoption Agreement. In determining if an individual is a highly compensated former Employee, the rules under Regulation §1.414(q)-1T, A-4 and Notice 97-45 for determining which Employees are HCEs for the Plan Year for which the determination is being made will be applied. If the Employer maintains more than one qualified retirement plan, this Section will be applied in a uniform, consistent manner to all such plans.

1.83	Hour of Service. The term Hour of Service means, with respect to any Plan provision in which Service is determined by the Elapsed Time Method, each hour for which an Employee is paid, or is entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. With respect to any Plan provision in which Service is determined by the Counting of Hours Method, the term Hour of Service means the following:

(a)	Determination of Hours. The term Hour of Service means (1) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 Hours of Service will be credited under this clause (2) for any single continuous period (regardless of whether such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, except that the same Hours of Service will not be credited both under clause (1) or clause (2), as the case may be, and under this clause (3), and these Hours of Service will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service under this paragraph will be calculated and credited pursuant to Department of Labor Regulation §2530.200b-2, which is incorporated herein by reference. Furthermore, Hours of Service will be credited for any individual who is considered to be an Employee under Code §414(n) or Code §414(o).

(b)	Maternity or Paternity Leave. In determining whether a Break in Eligibility (or Vesting) Service has occurred in a computation period for purposes of an Employee’s eligibility for Plan participation, Vesting, and benefit allocation purposes, an individual on Maternity or Paternity Leave will receive credit for up to 501 Hours of Service which would otherwise have been credited but for such absence, or where hours cannot be determined, 8 Hours of Service per day of such absence. The Hours of Service credited for a Maternity or Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Eligibility (or Vesting) Service in that computation period, or in all other cases, in the following computation period.

(c)	Use of Equivalencies. The Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable, are consistently applied, and are nondiscriminatory) to apply one or more of the equivalency methods set forth in Department of Labor Regulation §2530.200b-3.

1.84	Hourly Employees. The term Hourly Employee means an Employee paid primarily on an hourly basis.

1.85	Immediately Distributable. The term Immediately Distributable means any part of the Participant’s benefit that could be distributed to the Participant (or his or her surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of Normal Retirement Age or Age 62.

1.86	In-Plan Roth Rollover. The term In-Plan Roth Rollover means a rollover to a Participant’s Roth Elective Deferral Account from another account maintained on behalf of the Participant under the Plan.

1.87	Key Employee. The term Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is (a) an officer of the Employer having annual Code §415(c)(3) Compensation greater than $130,000, as adjusted under Code §416(i)(1); (b) a 5% owner of the Employer; or (c) a 1% owner of the Employer having annual Code §415(c)(3) Compensation of more than $150,000. For purposes of this Section, the Determination Date is, for any Plan Year subsequent to the first Plan Year of the Plan, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that first Plan Year.

1.88	Leased Employee. The term Leased Employee means any person (other than an Employee of the recipient-Employer) who, pursuant to an agreement between the recipient-Employer and another person (the “Leasing Organization”) has performed services for the recipient-Employer (or for the recipient-Employer and related persons determined under Code §414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient-Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization attributable to services performed for the recipient-Employer will be treated as provided by the recipient-Employer.

1.89	Life Expectancy (or Life Expectancy Rule). The term Life Expectancy (or Life Expectancy Rule) means, for required distribution purposes, life expectancy as computed by use of the Table in Regulation §1.401(a)(9)-9

1.90	Limitation Year. The term Limitation Year means the 12-consecutive month period elected in the Adoption Agreement. If the Limitation Year is amended to a different 12-consecutive month period, then the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.91	Matching Contribution. The term Matching Contribution means a contribution the Employer makes on account of a Participant’s Elective Deferrals and/or Employee Contributions under a plan maintained by the Employer. Depending on the context, the term Matching Contribution may mean a Traditional ADP Safe Harbor Matching Contribution, an ACP Safe Harbor Matching Contribution, a QACA ADP Safe Harbor Matching Contribution, a QMAC, a Non-Safe Harbor Matching Contribution, or a matching contribution made pursuant to the HEART requirements under Sections 12.7 or 12.8.

1.92	Matching Contribution Account. The term Matching Contribution Account means the account to which a Participant’s Matching Contributions are allocated.

1.93	Mandatory Employee Contribution. The term Mandatory Employee Contribution means an Employee Contribution that equals the specified percentage of Compensation that the Participant must contribute to the Plan in order to receive an allocation of Employer contributions and Forfeitures for the Allocation Period.

1.94	Mandatory Employee Contribution Account. The term Mandatory Employee Contribution Account means the account to which a Participant’s Mandatory Employee Contributions are allocated.

1.95	Maternity or Paternity Leave. The term Maternity or Paternity Leave means an Employee’s absence from work because of (a) the Employee’s pregnancy; (b) the birth of the Employee’s child; (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to care for such child for a period beginning immediately following the child’s birth or placement as set forth above.

1.96	Merger and Acquisition Employee. The term Merger and Acquisition Employee means an individual who becomes, or ceases to be, a member of a group described in Code §414 (b), (c), (m), or (o) during the transition period provided the specific conditions set forth in Code §410(b)(6)(C)(i) are satisfied. For purposes of this definition, the transition period shall be as defined in Code § 410(b)(6)(C)(ii) as the period beginning on the date of the change in members of a group and ending on the last day of the first plan year beginning after the date of such change.

1.97	Named Fiduciary. The term Named Fiduciary means the Administrator or other fiduciary named by the Administrator to control and manage the operation and administration of the Plan. To the extent authorized by the Administrator, a Named Fiduciary may delegate its responsibilities to a third party or parties.

1.98	NHCE. The term NHCE means any Non-Highly Compensated Employee.

1.99	Non-Elective Contribution. The term Non-Elective Contribution means a contribution the Employer makes that is unrelated to a Participant’s Elective Deferrals and/or Employee Contributions and that the Participant may not elect to receive in cash until such contributions are distributed from the Plan. Depending on the context, the term Non-Elective Contribution may refer to (a) a Traditional ADP Safe Harbor Non-Elective Contribution; (b) a QACA ADP Safe Harbor Non-Elective Contribution; (c) a Non-Safe Harbor Non-Elective Contribution; (d) a Prevailing Wage Contribution; (e) a Top Heavy Minimum Allocation under Section 3.10; or (f) a gateway allocation that is not used to offset any Matching Contribution or is not treated as a Qualified Matching Contribution or a Qualified Non-Elective Contribution.

1.100	Non-Highly Compensated Employee. The term Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.101	Non-Key Employee. The term Non-Key Employee means any Employee who is not a Key Employee. A former Key Employee (a Key Employee during any Plan Year prior to the Plan Year that includes the Determination Date) is a Non-Key Employee in determining if such former Key Employee must receive a Top Heavy Minimum Allocation. However, a former Key Employee will be ignored in determining if the Plan is Top Heavy.

1.102	Non-Resident Alien. The term Non-Resident Alien means an individual who is neither a citizen of the United States of America (USA) nor a resident of the USA within the meaning of Code §7701(b)(1)(A). When used for purposes of determining an ineligible class of Employees under Section 2.1, the term Non-Resident Alien means a Non-Resident Alien (as defined in the preceding sentence) who does not receive earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)).

1.103	Non-Safe Harbor 401(k) Plan. The term Non-Safe Harbor 401(k) Plan means a 401(k) Plan which does not automatically satisfy the ADP Test under Code §401(k).

1.104	Non-Safe Harbor 401(m) Plan. The term Non-Safe Harbor 401(m) Plan means a 401(m) Plan which does not automatically satisfy the ACP Test under Code §401(m).

1.105	Non-Safe Harbor Matching Contribution. The term Non-Safe Harbor Matching Contribution means a Matching Contribution that is allocated to a Participant’s Non-Safe Harbor Matching Contribution Account.

1.106	Non-Safe Harbor Matching Contribution Account. The term Non-Safe Harbor Matching Contribution Account means the account to which a Participant’s Non-Safe Harbor Matching Contributions are allocated.

1.107	Non-Safe Harbor Non-Elective Contribution. The term Non-Safe Harbor Non-Elective Contribution means a Non-Elective Contribution that is allocated to a Participant’s Non-Safe Harbor Non-Elective Contribution Account. In the case of a profit sharing, money purchase or target benefit plan that does not have Matching Contributions, the term Non-Safe Harbor Non-Elective Contribution means the Employer’s contribution.

1.108	Non-Safe Harbor Non-Elective Contribution Account. The term Non-Safe Harbor Non-Elective Contribution Account means the account to which a Participant’s Non-Safe Harbor Non-Elective Contributions are allocated.

1.109	Normal Form of Distribution. The term Normal Form of Distribution means the form of distribution elected in the Adoption Agreement in which a Participant’s benefit will be distributed absent an election to the contrary.

1.110	Normal Retirement Age. The term Normal Retirement Age means the date the Participant satisfies the requirements set forth in the Adoption Agreement. There is no mandatory retirement Age.

1.111	Optional Form of Distribution. The term Optional Form of Distribution means a form of distribution elected in the Adoption Agreement which is other than the Normal Form of Distribution.

1.112	Otherwise Excludable Participant. The term Otherwise Excludable Participant means an Eligible Employee who has not, with respect to the Plan (or a Component of the Plan), satisfied the statutory age and service requirements set forth in Code §410(a)(1)(A), and who has not reached his or her “hypothetical” entry date, which is the date elected in the Adoption Agreement that, had the Plan (or Component of the Plan) utilized the statutory age and service requirements under Code §410(a)(1)(A) as the eligibility requirements, an Otherwise Excludable Participant would hypothetically enter the Plan (or Component) and would no longer be considered an Otherwise Excludable Participant.

1.113	Owner-Employee. The term Owner-Employee means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

1.114	Participant. The term Participant means an Eligible Employee who has commenced participation in the Plan (or a Component of the Plan) by satisfying the eligibility and entry date requirements elected in Adoption Agreement and on whose behalf the Plan continues to maintain a Participant’s Account, subject to the following provisions:

(a)	Included Individuals. The term Participant will include (1) individuals who are eligible to enter into a Salary Deferral Agreement but have not elected to do so; (2) individuals who have Terminated Employment but have not yet received a distribution of their entire Vested Account; (3) individuals who have Terminated Employment with no Vested Interest who are earning or retaining credited service under the Plan; (4) retired individuals or individuals who have incurred a Termination of Employment and are currently receiving distributions from the Plan; (5) retired individuals who have incurred a Termination of Employment and are entitled to future benefits from the Plan; (6) deceased individuals who have one or more Beneficiaries receiving or entitled to receive benefits under the Plan; and (7) , if applicable, Employees who receive a failsafe allocation under Section 3.13, even if such Employee is not an Eligible Employee and/or has not satisfied the eligibility requirements elected in the Adoption Agreement.

(b)	Excluded Individuals. The term Participant will not include (1) any non-Vested former Employee who has incurred a Break in Eligibility Service; (2) any former Employee who has received a distribution of his or her Vested Aggregate Account; (3) any individual to whom an insurance company has made an irrevocable commitment to pay all the benefits to which the individual is entitled under the Plan; and (4) any alternate payee under a QDRO.

1.115	Participant’s Account. The term Participant’s Account means the account which represents the undistributed value of the following amounts which have been allocated to the Plan on behalf of a Participant: (a) Employer contributions; (b) earnings/losses; (c) Forfeitures; and (d) the proceeds of any Policies purchased on the Participant’s life under Section 7.2.

1.116	Participant’s Account Balance. The term Participant’s Account Balance means the Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “valuation calendar year”) increased by any contributions made and allocated or Forfeitures allocated to the account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Participant’s Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year. This definition only applies to required minimum distributions under Section 5.21.

1.117	Part-Time Employee. The term Part-Time Employee means any person who is customarily employed by an Employer on a part-time, temporary, or irregular basis and is customarily credited with fewer than 1,000 Hours of Service per Plan Year.

1.118	Period of Service and 1-Year Period of Service. The term Period of Service means a period of time during which the Employee is employed with the Employer or an Affiliated Employer (or any business entity which was an Adopting Employer) commencing on an Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the date that the Employee’s Period of Severance begins. The term 1-Year Period of Service means a twelve consecutive month Period of Service. An Employee will receive credit for Periods of Service of less than 12-consecutive months by aggregating (subject to the limitations set forth in Sections 1.198 and 1.199) all non-successive Periods of Service and all Periods of Service which are fractional years or which do not constitute a whole 1-Year Period of Service, regardless of whether they are consecutive. Fractional periods of a year are expressed in terms of days, on the basis that a day of service is credited if an Employee is credited with an Hour of Service during such day, and on the basis that 12 months of service (30 days being deemed to be a month of service in the case of the aggregation of fractional months of service) or 365 days of service equals a 1-Year Period of Service. An Employee will also be credited for all purposes, as applicable, with a fractional Period of Service for any Period of Severance that is less than a 1-Year Period of Severance.

1.119	Period of Severance. The term Period of Severance means a continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the earlier of (a) the date on which an Employee retires, dies, quits or is discharged from employment by the Employer or an Affiliated Employer, or (b) the first anniversary of the first date on which an Employee remains absent from service with the Employer or an Affiliated Employer (with or without pay) for any reason other than the Employee retiring, dying, quitting or being discharged from employment by the Employer or an Affiliated Employer, such as for vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. However, in the case of an Employee who is absent from work for Maternity or Paternity Leave, the 12-consecutive month period beginning on the first anniversary of the first date of such absence under clause (b) of the previous sentence will not constitute a Period of Severance. A Period of Severance ends as of an Employee’s Reemployment Commencement Date. The term 1-Year Period of Severance means a 12-consecutive month Period of Severance during which an Employee fails to perform an Hour of Service.

1.120	Permissive Aggregation Group. The term Permissive Aggregation Group means a group consisting of the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §401(a)(4) and §410.

1.121	Plan. The term Plan means the retirement plan program established by a Sponsoring Employer using the Basic Plan together with an Adoption Agreement and Trust or Custodial Agreement, as amended from time to time.

1.122	Plan Year. The term Plan Year means the Plan’s 12 consecutive month accounting year as elected in the Adoption Agreement (unless there is a short Plan Year as elected in the Adoption Agreement). If the Plan Year is changed, a short Plan Year is established beginning the day after the last day of the Plan Year in effect before this change and ending on the last day of the new Plan Year.

1.123	Policy. The term Policy means a life insurance policy or annuity contract purchased by the Plan pursuant to the provisions of Section 7.2 of the Plan.

1.124	Post-Severance Compensation. The term Post-Severance Compensation means, for Limitation Years that begin on or after July 1, 2007 (or any earlier date elected by prior amendment), amounts paid by the later of 2 1⁄2 months after an Employee’s Termination of Employment or the end of the Limitation Year that includes the date of the Employee’s Termination of Employment, provided the payment (a) is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer; (b) if elected in the Adoption Agreement, is for Unused Paid Time Off; or (c) if elected in the Adoption Agreement, is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income. Any payments not described above will not be considered Post-Severance Compensation if paid after Termination of Employment even if paid by the later of 2 1⁄2 months after Termination of Employment or the end of the Limitation Year that includes the date of Termination of Employment, except, if elected in the Adoption Agreement, amounts paid to a Participant who is permanently and totally disabled (as defined in Code §22(e)(3)) and who, if elected in the Adoption Agreement, was not a HCE immediately before becoming disabled.

1.125	Post-Year End Compensation. The term Post-Year End Compensation means amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates.

1.126	Pre-Tax Elective Deferral. The term Pre-Tax Elective Deferral means an Elective Deferral that is not includible in gross income at the time deferred.

1.127	Pre-Tax Elective Deferral Account. The term Pre-Tax Elective Deferral Account means the sub-account to which a Participant’s Pre-Tax Elective Deferrals are allocated.

1.128	Prevailing Wage Contribution. The term Prevailing Wage Contribution means an Employer contribution made to the Plan under a Prevailing Wage Law on behalf of a Prevailing Wage Employee.

1.129	Prevailing Wage Contribution Account. The term Prevailing Wage Contribution Account means the sub-account to which a Participant’s Prevailing Wage contributions are allocated.

1.130	Prevailing Wage Employee. The term Prevailing Wage Employee means any hourly paid Employee who is an Eligible Employee and performs services for the Employer under a contract covered by a Prevailing Wage Law.

1.131	Prevailing Wage Law. The term Prevailing Wage Law means any statute or ordinance that requires the Employer to pay its Employees working on public contracts at wage rates not less than those determined pursuant to that statute or ordinance to be the prevailing wages for comparable classes of workers in the geographical area where that contract is performed, including the Davis-Bacon Act as set forth in 40 U.S.C. §276(a) et. seq., as amended from time to time, and any similar federal, state or municipal prevailing wage statutes.

1.132	Prior Year Testing Method. The term Prior Year Testing Method means the nondiscrimination testing method in which (a) for purposes of the ADP Test, the ADP for Participants who are HCEs for the Plan Year being tested is compared to the ADP for Participants who are NHCEs for the Plan Year prior to the Plan Year being tested; and (b) for purposes of the ACP Test, the ACP for Participants who are HCEs for the Plan Year being tested is compared to the ACP for Participants who are NHCEs for the Plan Year prior to the Plan Year being tested.

1.133	Puerto Rico Based Employees. The term Puerto Rico Based Employees means an Employee who resides in Puerto Rico.

1.134	QACA. The term QACA means a Qualified Automatic Contribution Arrangement.

1.135	QACA Safe Harbor Contribution. The term QACA Safe Harbor Contribution means either a QACA ADP Safe Harbor Matching Contribution and/or a QACA ADP Safe Harbor Non-Elective Contribution.

1.136	QACA ADP Safe Harbor Matching Contribution. The term QACA ADP Safe Harbor Matching Contribution means a Matching Contribution made by the Employer to this Plan, or to any other Employer-sponsored defined contribution plan, that falls within the safe harbor requirements of Code §401(k)(13) and is intended to automatically satisfy the ADP Test and the ACP Test for a Plan Year. Such contribution may be either “basic” or “enhanced” as elected in the Adoption Agreement.

1.137	QACA ADP Safe Harbor Matching Contribution Account. The term QACA ADP Safe Harbor Matching Contribution Account means the account to which a Participant’s QACA ADP Safe Harbor Matching Contributions are credited.

1.138	QACA ADP Safe Harbor Non-Elective Contribution. The term QACA ADP Safe Harbor Non-Elective Contribution means a Non-Elective Contribution made by the Employer to this Plan, or to any other Employer-sponsored defined contribution plan, that falls within the safe harbor requirements of Code §401(k)(13) and is intended to automatically satisfy the ADP Test for a Plan Year. Such contributions may be either “mandatory” or “contingent” as elected in the Adoption Agreement.

1.139	QACA ADP Safe Harbor Non-Elective Contribution Account. The term QACA ADP Safe Harbor Non-Elective Contribution Account means the account to which a Participant’s QACA ADP Safe Harbor Non-Elective Contributions are credited.

1.140	QACA Safe Harbor 401(k) Plan. The term QACA Safe Harbor 401(k) Plan means a 401(k) Plan which automatically satisfies the ADP Test in accordance with one of the methods described in Code §401(k)(13).

1.141	QJSA. The term QJSA means a Qualified Joint and Survivor Annuity.

1.142	QMAC. The term QMAC means a Qualified Matching Contribution.

1.143	QNEC. The term QNEC means a Qualified Non-Elective Contribution.

1.144	QPSA. The term QPSA means a Qualified Preretirement Survivor Annuity.

1.145	Qualified Automatic Contribution Arrangement. The term Qualified Automatic Contribution Arrangement means an Automatic Contribution Arrangement (a) that satisfies the uniformity and notice requirement described in Section 3.2(f)(4) and the notice requirement described in Section 3.5(f); and (b) under which the Employer elects to make either a QACA ADP Safe Harbor Matching Contribution or a QACA ADP Safe Harbor Non-Elective Contribution.

1.146	Qualified Joint and Survivor Annuity. The term Qualified Joint and Survivor Annuity or QJSA means, with respect to a Participant who is married on the Annuity Starting Date and has not died before such date, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s surviving Spouse which is not less than 50% nor more than 100% of the annuity that is payable during the joint lives of the Participant and his or her Spouse and which is the amount of annuity that can be purchased with the Participant’s Vested Aggregate Account balance. The actual survivor annuity percentage will be elected by the Participant when the Qualified Joint and Survivor Annuity is to be distributed, but will be 50% if no election is made. With respect to a Participant who is not married on the Annuity Starting Date and has not died before such date, the term “Qualified Joint and Survivor Annuity” means an immediate annuity for his or her life.

1.147	Qualified Matching Contribution. The term Qualified Matching Contribution means a Matching Contribution made to this Plan, or to any other defined contribution plan sponsored by the Employer, that is used to satisfy the ADP Test, the ACP Test or the Top Heavy Minimum Allocation requirement, and that is subject to the distribution and nonforfeitability requirements of Code §401(k) when made to the Plan. The Employer may elect to treat all or any portion of a Non-Safe Harbor Matching Contribution as a QMAC.

1.148	Qualified Matching Contribution Account. The term Qualified Matching Contribution Account means the account to which a Participant’s Qualified Matching Contributions are allocated.

1.149	Qualified Military Service. The term Qualified Military Service means any service in the uniformed services (under chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.150	Qualified Non-Elective Contribution. The term Qualified Non-Elective Contribution means a Non-Elective Contribution made to this Plan, or any other defined contribution plan sponsored by the Employer, that is used to satisfy the ADP Test, the ACP Test or the Top Heavy Minimum Allocation requirement, and that is subject to the distribution and nonforfeitability requirements of Code §401(k) when made to the Plan. The Employer may elect to treat all or any portion of a Non-Safe Harbor Non-Elective Contribution as a QNEC.

1.151	Qualified Non-Elective Contribution Account. The term Qualified Non-Elective Contribution Account means the account to which a Participant’s Qualified Non-Elective Contributions are allocated.

1.152	Qualified Pre-Retirement Survivor Annuity. The term Qualified Pre-Retirement Survivor Annuity and the term QPSA mean an annuity payable for the life of a deceased Participant’s surviving Spouse which is equal to the amount of benefit which can be purchased by the percentage of the deceased Participant’s Vested Aggregate Account balance as elected in the Adoption Agreement, determined at the date of death. In determining a Participant’s Vested Aggregate Account balance, any security interest held by the Plan because of a loan outstanding to the Participant will be taken into consideration, and the Participant’s own deductible contributions made for Plan Years prior to January 1, 1989 will be disregarded.

1.153	Reemployment Commencement Date. The term Reemployment Commencement Date means the first day on which an Employee is credited with an Hour of Service with respect to an Employer or an Affiliated Employer following the Employee’s Termination of Employment.

1.154	Regulation. The term Regulation means any regulation as promulgated by the Secretary of the Treasury or delegates of the Treasury Department, as amended and/or renumbered from time to time. If this Plan references a regulation that is promulgated by any other Department, Agency, Commission, or other federal entity, then the name of such Department, Agency, Commission, or other federal entity will be referenced with such regulation.

1.155	Required Aggregation Group. The term Required Aggregation Group means a group consisting of (a) each qualified plan of the Employer in which at least one Key Employee participates (or participated) at any time during the Plan Year containing the Determination Date or during any of the four preceding Plan Years (regardless of whether the plan has terminated); and (b) any other qualified plan of the Employer which enables a plan described in clause (a) above to satisfy the requirements of Code §401(a)(4) or §410.

1.156	Required Beginning Date. The term Required Beginning Date means, with respect to a Participant who is a 5% owner as defined in Code §416, April 1st of the calendar year following the calendar year in which the Participant reaches age 70 1⁄2. With respect to a Participant who is not a 5% owner, the term Required Beginning Date means the date elected in the Adoption Agreement, subject to the following provisions if the Plan is an amended and restated Plan:

(a)	Election to Defer Distribution. If elected in the Adoption Agreement, any Participant other than a 5% owner who attains Age 70 1⁄2 after 1995 may elect by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2 (or by December 31, 1997 in the case of a Participant who attains age 70 1⁄2 in 1996), to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, then the Participant will begin receiving distributions by April 1 of the calendar year following the calendar year in which such Participant attains age 70 1⁄2.

(b)	Election to Suspend Distribution. If elected in the Adoption Agreement, any Participant other than a 5% owner who attains age 70 1⁄2 prior to 1997 may elect to cease distributions and recommence by April 1 of the calendar year following the calendar year in which he or she retires. In such an event, the Administrator may, on a uniform non-discriminatory basis, elect that a new Annuity Starting Date will occur upon the distribution recommencement date.

(c)	Elimination of Pre-Retirement Age 70 1⁄2 Distribution Option. If elected in the Adoption Agreement, the pre-retirement Age 70 1⁄2 distribution option will only be eliminated for Employees who reach age 70 1⁄2 in or after a calendar year that begins after the later of December 31, 1998 or the adoption date of the GUST restatement of this Plan. The pre-retirement age 70 1⁄2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) begin at a time during the period that begins on or after January 1st of the calendar year in which an Employee reaches Age 70 1⁄2 and ends April 1 of the immediately following calendar year.

1.157	Rollover Contribution. The term Rollover Contribution means an amount that is contributed to the Plan by an individual who is eligible, as elected in the Adoption Agreement, to make Rollover Contributions to the Plan. Such amount must be an Eligible Rollover Distribution from one or more of the types of plans elected in the Adoption Agreement.

1.158	Rollover Contribution Account. The term Rollover Contribution Account means the account to which a Participant’s Rollover Contributions are allocated.

1.159	Roth Elective Deferral. The term Roth Elective Deferral means a Participant’s Elective Deferral that (a) is designated irrevocably by the Participant at the time of the cash or deferred election as an Elective Deferrals that is being made in lieu of all or a portion of the Pre-Tax Elective Deferrals the Participant is otherwise eligible to make under the Plan; and (b) is treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.160	Roth Elective Deferral Account. The term Roth Elective Deferral Account means the account to which Roth Elective Deferrals are allocated. No contributions other than Roth Elective Deferrals, and properly attributable earnings or losses thereon, will be credited to such account. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Roth Elective Deferral Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other accounts under the Plan.

1.161	Safe Harbor 401(k) Contribution. The term Safe Harbor 401(k) Contribution means, collectively or separately, depending on the context in which the term is used, an ACP Safe Harbor Matching Contribution, a Traditional ADP Safe Harbor Matching Contribution, a Traditional ADP Safe Harbor Non-Elective Contribution, a QACA ADP Safe Harbor Matching Contribution, and/or a QACA ADP Safe Harbor Non-Elective Contribution.

1.162	Safe Harbor 401(k) Plan. The term Safe Harbor 401(k) Plan means a 401(k) Plan that automatically satisfies the ADP Test under Code §401(k).

1.163	Safe Harbor 401(m) Plan. The term Safe Harbor 401(m) Plan means a 401(m) Plan that automatically satisfies the ACP Test under Code §401(m).

1.164	Safe Harbor Participant. The term Safe Harbor Participant means each Employee who (a) has commenced participation in any Safe Harbor 401(k) Contribution Component of the Plan by satisfying the eligibility and entry date requirements for such component, as elected in Adoption Agreement; and (b) is eligible to make an Elective Deferral to the Plan at any time during the Plan Year, or would be eligible to make Elective Deferrals but for a suspension due to a financial hardship distribution or a statutory limitation such as the limits of Code §402(g) or Code §415.

1.165	Salaried Employee. The term Salaried Employee means an Employee paid primarily in the form of salary.

1.166	Self-Employed Individual. The term Self-Employed Individual means an individual who owns an interest in the Employer (other than stock) and has Earned Income for the taxable year from the trade or business for which the Plan is established, or would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.167	Service. The term Service means a Year of Eligibility Service in the context of Plan provisions that relate to determining an Employee’s eligibility to participate in the Plan, and a Year of Vesting Service in the context of Plan provisions that relate to determining a Participant’s Vested Interest in his or her Participant’s Account.

1.168	Sponsoring Employer. The term Sponsoring Employer means the business entity named in the Adoption Agreement that sponsors the Plan (and any successor thereto that elects to assume sponsorship of this Plan).

1.169	Spouse. The term Spouse means the person (a) to whom the Participant is legally married, and (b) if elected in the Adoption Agreement, to whom the Participant was married throughout the one year period ending on the earlier of the Annuity Starting Date or the date of the Participant’s death.

1.170	Substantially Equal Installments. The term Substantially Equal Installments means a series of installment payments in which a single installment payment is determined either by (a) dividing the Participant’s Account balance as of the most recent Valuation Date by the remaining installment payments; (b) election of a specified dollar amount; or (c) by any other method established by the Administrator to determine a series of installment payments that are substantially equal. Substantially Equal Installment Payments may be made monthly, quarterly, semi-annually or annually, provided that the period of installment payments with respect to a non-Spouse Beneficiary will not extend beyond the life of the Participant, the joint lives of the Participant and his or her named Beneficiary, or a period certain not extending beyond the life expectancy of the Participant and his or her named Beneficiary; and with respect to a Spouse Beneficiary, will not extend beyond the life of the surviving Spouse (or beyond the life expectancy of the surviving Spouse). If a Participant elects to receive his or her benefit in the form of Substantially Equal Installments, the method of determining the remaining installments may not be changed once installments commence. However, a Participant may elect at any time to stop the receiving installment payments and elect a complete distribution of his or her remaining account balance. If an Employee who Terminates Employment and elects Substantially Equal Installments is subsequently reemployed by the Employer or an Affiliated Employer, such installments will cease upon reemployment. If a Participant elects to receive his or her benefit in the form of Substantially Equal Installments, the Administrator may elect to segregate and separately invest the lump sum value of the Participant’s benefit and make such payments from the Plan; or to leave the lump sum value of the Participant’s benefit invested in the Trust’s assets and make such payments from the Plan; or to use the lump sum value of the Participant’s benefit to purchase from an insurance company a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan in order to provide for such payments. Installment payments will be taken pro-rata from all accounts and investment options unless an administrative policy states otherwise.

1.171	Temporary Employee. The term Temporary Employee means an Employee employed on a temporary or periodic basis pursuant to which such Employee from time to time accepts, at his sole discretion, job assignments having a fixed or limited duration, such as (but not limited to) special projects to cover unusual or cyclical employment needs at potentially varying rates of compensation with each job assignment and who is classified in the Employer’s records as a Temporary Employee.

1.172	Terminated (or Terminates) Employment. The terms Terminated Employment and Terminates Employment mean that a person has incurred a Termination of Employment.

1.173	Terminated Participant. The term Terminated Participant means a Participant who has Terminated Employment for reasons other than retirement, death or Disability.

1.174	Termination of Employment. The term Termination of Employment means that a person ceases to be an Employee with the Employer or an Affiliated Employer, taking into account: (1) the existence of a controlled group or an affiliated service group; (2) whether the person has gone to work for an Adopting Employer; (3) whether the person’s new employer has been substituted as the sponsor of the Plan (or a spun-off portion of the Plan); and (4) whether there has been a transfer of Plan assets and liabilities of the person’s benefits from this Plan to a plan sponsored by the person’s new employer.

1.175	Top Heavy. The term Top Heavy means, for the Plan Year containing the Determination Date, (a) if this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group, that the Top Heavy Ratio for this Plan exceeds 60%; (b) if this Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group, that the Top Heavy Ratio for the Required Aggregation Group exceeds 60%; or (c) if this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group, that the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.176	Top Heavy Minimum Allocation. The term Top Heavy Minimum Allocation means, if a defined benefit plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with this Plan, an amount of Employer contributions and Forfeitures equal to an Employee’s Code §415(c)(3) Compensation multiplied by the lesser of 3% or the largest percentage of Employer contributions (including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer) and Forfeitures that are allocated to the Participant’s Account of a Key Employee for that Plan Year, expressed as a percentage of such Key Employee’s Code §415(c)(3) Compensation. However, (a) Elective Deferrals made on behalf of a Participant to a 401(k) Plan (and, for Plan Years beginning before 2002, Matching Contributions) cannot be used to satisfy the Top Heavy Minimum Allocation; (b) the Top Heavy Minimum Allocation is determined without regard to any Social Security contribution; and (c) the Top Heavy Minimum Allocation, to the extent required to be nonforfeitable under Code §416(b), may not be forfeited under Code §411(a)(3)(B) or §411(a)(3)(D).

1.177	Top Heavy Ratio. The term Top Heavy Ratio means for Plan Years beginning on or after January 1, 2002, in determining if this Plan is Top Heavy, a ratio that is calculated in accordance with the following provisions:

(a)	Employer Only Maintains DC Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, then the Top Heavy Ratio for this Plan alone, for the Required Aggregation Group, or for the Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant’s Account balances of all Key Employees as of the Determination Date(s) (including any part of any Participant’s Account balance distributed during the 1-year period ending on the Determination Date(s); however, including any part of any Participant’s Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability), and the denominator of which is the sum of all Participant’s Account balances (including any part of any Participant’s Account balance distributed in the 1-year period ending on the Determination Date(s); however, including any part of any Participant’s Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability), both computed in accordance with Code §416 and the Regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution that is not actually made as of the Determination Date, but which is required to be taken into account on that Determination Date under Code §416 and the Regulations thereunder.

(b)

Employer Maintains Both DB and DC Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, then the Top Heavy Ratio for any Required Aggregation Group or for any Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant’s Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Participant’s Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (or the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability).

(c)	Value of Participant’s Account Balances and the Present Value of Accrued Benefits. For purposes of paragraphs (a) and (b), the value of the Participant’s Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the Regulations for the first and second Plan Years of a defined benefit plan. The Participant’s Account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee during the 12-month period ending on the Determination Date but was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, Rollover Contributions, and Transfer Contributions are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible employee contributions will not be taken into account in computing the Top Heavy Ratio. When aggregating plans, the value of the Participant’s Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(d)	Computing Present Values. In establishing the present value of accrued benefits to compute the Top Heavy Ratio, benefits not in pay status are handled on the basis that retirement occurs on the automatic vesting date or, if later, the date of reference. Benefits are discounted only for interest and mortality. Unless different actuarial assumptions are elected in an administrative policy that is promulgated under Section 8.6 by the Administrator, the following factors apply: (1) with respect to the interest assumption: (i) pre-retirement: 6% interest, and (ii) post-retirement: 5% interest; and (2) with respect to the mortality assumption: (i) pre-retirement: no mortality assumption, and (ii) post-retirement: the mortality assumption will be the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the unloaded Male mortality rates and 50% of the unloaded Female mortality rates (the 1994 GAR Mortality Table) as set forth in Revenue Ruling 2001-62.

1.178	Traditional ADP Safe Harbor Matching Contribution. The term Traditional ADP Safe Harbor Matching Contribution means a Matching Contribution made to this Plan, or to any other defined contribution plan sponsored by the Employer, that falls within the safe harbor requirements of Code §401(k)(12) and is intended to automatically satisfy the ADP and/or ACP Test for a Plan Year. Such contributions can be either “basic” or “enhanced” as elected in the Adoption Agreement.

1.179	Traditional ADP Safe Harbor Matching Contribution Account. The term Traditional ADP Safe Harbor Matching Contribution Account means the account to which a Participant’s ADP Safe Harbor Matching Contributions are credited.

1.180	Traditional ADP Safe Harbor Non-Elective Contribution. The term Traditional ADP Safe Harbor Non-Elective Contribution means a Non-Elective Contribution made to this Plan, or any other defined contribution plan sponsored by the Employer, that falls within the ADP Safe Harbor requirements of Code §401(k)(12) and is intended to automatically satisfy the ADP Test for a Plan Year. Such contributions can be either “mandatory” or “contingent” as elected in the Adoption Agreement.

1.181	Traditional ADP Safe Harbor Non-Elective Contribution Account. The term Traditional ADP Safe Harbor Non-Elective Contribution Account means the account to which a Participant’s ADP Safe Harbor Non-Elective Contributions are credited.

1.182	Traditional ADP Safe Harbor Contribution. The term Traditional ADP Safe Harbor Contribution means a Traditional ADP Safe Harbor Matching Contribution or a Traditional ADP Safe Harbor Non-Elective Contribution.

1.183	Traditional Safe Harbor 401(k) Plan. The term Traditional Safe Harbor 401(k) Plan means a 401(k) Plan that automatically satisfies the ADP Test in accordance with one of the methods described in Code §401(k)(12).

1.184	Traditional Safe Harbor Notice. The term Traditional Safe Harbor Notice means a comprehensive notice provided by the Employer to each Safe Harbor Participant that explains his or her rights and obligations under the Plan and that is written in a manner calculated to be understood by the average Safe Harbor Participant. Such notice must also comply with the requirements set forth in Regulation §1.401(k)-3(d) and, if applicable, Regulation §1.401(m)-3(e).

1.185	Transfer Contribution. The term Transfer Contribution means a non-taxable transfer of a Participant’s benefit directly or indirectly from another qualified plan to this Plan. Transfer Contributions include assets transferred to this Plan from another plan as a result of a merger or similar transaction involving this Plan and the other plan. Any direct or indirect trustee-to-trustee transfer of assets from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will be considered a Transfer Contribution. Elective Deferrals, QNECs, QMACs, ADP Safe Harbor Non-Elective Contributions, or ADP Safe Harbor Matching Contributions that are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and that remain subject to the distribution restrictions set forth in Regulation §1.401(k)-1(d) will also be considered a Transfer Contribution. The assets that are transferred from another qualified plan in a plan-to-plan elective transfer pursuant to Section 11.4 will also be considered a Transfer Contribution.

1.186	Transfer Contribution Account. The term Transfer Contribution Account means the account to which a Participant’s Transfer Contributions, if any, are allocated.

1.187	True-Up Contribution. The term True-Up Contribution means an additional Employer contribution made on behalf of a Participant equal to the difference between (a) an allocation to a Participant, and (b) the allocation a Participant would be entitled to receive if the Allocation Period applied to such contribution was a 12-month computation period.

1.188	Trustee. The term Trustee means the persons or entity named as trustee or trustees of the Trust.

1.189	Trust (or Trust Fund). The terms Trust and Trust Fund mean the assets of the Plan.

1.190	Union Employee. The term Union Employee means an Employee whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such agreement expressly provides for the inclusion of such Employees as Participants in the Plan.

1.191	Unused Paid Time Off or UPTO. The terms Unused Paid Time Off and UPTO mean the unused accrued bona fide sick, vacation or other leave the Employee would have been able to use if employment had continued.

1.192	Valuation Date. The term Valuation Date means the date when the value of the Trust Fund is determined. A Valuation Date of the Trust Fund must occur as of the last day of each Plan Year. However, the Administrator can value all or any portion of the assets of the Trust Fund more frequently, including, but not limited to, semi-annually, quarterly, monthly, daily; or on each Plan Entry Date the Administrator may implement any additional Valuation Dates for any reason. For purposes of calculating the Top Heavy Ratio under Section 3.10, the term Valuation Date means the date when the Participant’s Account balances or accrued benefits are valued.

1.193	Vested Aggregate Account. The term Vested Aggregate Account means a Participant’s Vested Interest in the aggregate value of his or her Participant’s Account and any accounts attributable to the Participant’s own Plan contributions (including the Participant’s Rollover Contribution Account and Transfer Contribution Account).

1.194	Vested, Vested Interest or Vesting. The terms Vested, Vested Interest and Vesting mean a Participant’s nonforfeitable percentage in an account maintained on his or her behalf under the Plan. A Participant’s Vested Interest in his or her Participant’s Account will be determined in accordance with Section 4.5.

1.195	Vesting Computation Period. The term Vesting Computation Period means a period of twelve consecutive months used in determining a Participant’s Vested Interest. As elected in the Adoption Agreement, each Vesting Computation Period will either (a) begin on the first day of each Plan Year; or (b) begin on the Employee’s Employment Commencement Date and each anniversary thereof. If a Vesting Computation Period is less than twelve consecutive months and the Hours of Service requirement elected in the Adoption Agreement is greater than one, then such Hours of Service requirement will be proportionately reduced in determining whether an Employee is credited with a Year of Vesting Service during the short Vesting Computation Period. Alternatively, with respect to a short Vesting Computation Period, an Employee will be credited with a Year of Vesting Service pursuant to Department of Labor Regulation §2530.203 2(c).

1.196	Voluntary Employee Contribution. The term Voluntary Employee Contribution means an Employee Contribution which is made voluntarily to the Plan by a Participant.

1.197	Voluntary Employee Contribution Account. The term Voluntary Employee Contribution Account means the sub-account to which a Participant’s Voluntary Employee Contributions, if any, are allocated.

1.198	Year of Eligibility Service. The term Year of Eligibility Service means, if the Employer elects in the Adoption Agreement to determine eligibility by the Elapsed Time Method, a 1-year Period of Service, or, if the Employer elects to determine eligibility by the Counting of Hours Method, an Eligibility Computation Period in which a Participant is credited with at least the number of Hours of Service elected in the Adoption Agreement. A Participant’s Years of Eligibility Service will be used to determine his or her eligibility to participate in the Plan (or in a Component of the Plan). All of an Employee’s Years of Eligibility Service are counted in determining his or her eligibility to participate, subject to the following provisions:

(a)	When a Year of Eligibility Service Is Credited. As elected in the Adoption Agreement, an Employee will be credited with a Year of Eligibility Service on (1) the last day of the applicable Eligibility Computation Period during which the Employee is credited with the required Hours of Service; or (2) the same date that the Employee is credited with the Hours of Service requirement, even if such date occurs before the last day of the Eligibility Computation Period.

(b)	One Year Holdout for Eligibility. If elected in the Adoption Agreement, in the case of an Employee who incurs a Break in Eligibility Service, Years of Eligibility Service credited before such break will not be counted in determining the Participant’s eligibility to participate in the Plan (or to participate in a Component of the Plan) until the Participant has completed a Year of Eligibility Service after such break.

(c)	Eligibility Rule of Parity. If elected in the Adoption Agreement, in the case of a Participant who does not have a Vested Interest in his or her Participant’s Account, Years of Eligibility Service credited before a period of consecutive Breaks in Eligibility Service will not be counted in determining the Participant’s eligibility to participate in the Plan (or in a Component of the Plan) if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of five or the aggregate number of Years of Eligibility Service credited before such breaks. Such aggregate number of Years of Eligibility Service will not include any Years of Eligibility Service disregarded under the preceding sentence by reason of prior Breaks in Eligibility Service. If a Participant’s Years of Eligibility Service are disregarded pursuant to the preceding, such Participant will be treated as a new Employee for eligibility purposes. If a Participant’s Years of Eligibility Service may not be disregarded pursuant to the preceding, such Participant will continue to participate in the Plan, or, if terminated, will participate immediately upon reemployment.

(d)	Ignoring Eligibility Service If the Service Requirement Is More Than One Year. If this Plan (or a Component of the Plan) at any time provides (1) that an Employee must complete more than one Year of Eligibility Service for eligibility purposes, and (2) that such Employee will have a 100% Vested Interest in his or her Participant’s Account (or the subaccount that relates to such component) upon becoming a Participant in the Plan, then with respect to an Employee who incurs a Break in Eligibility Service before satisfying such eligibility requirement, the Employee’s Years of Eligibility Service credited prior to the Break in Eligibility Service will not be counted for eligibility purposes.

(e)	Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then Service during the existence of the predecessor plan with the predecessor employer will be credited as Years of Eligibility Service with the Employer. In addition, an Employee will receive credit for all Years of Eligibility Service with the employers elected in the Adoption Agreement in determining eligibility to participate in the Plan (or in a Component the Plan). If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and Service with the employers described in the preceding sentence exceeds five Years of Eligibility Service, then the crediting of such Service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

1.199	Year of Vesting Service. The term Year of Vesting Service means, if the Employer elects in the Adoption Agreement to determine Vesting by the Elapsed Time Method, a 1-year Period of Service, or, if the Employer elects to determine Vesting by the Counting of Hours Method, a Vesting Computation Period in which a Participant is credited with at least the number of Hours of Service elected in the Adoption Agreement. A Participant’s Years of Vesting Service will be used to determine the Participant’s Vested Interest in his or her Participant’s Account (or certain Components of the Plan). All of an Employee’s Years of Vesting Service are counted in making such determination, subject to the following provisions:

(a)	Service That May Be Excluded. If elected in the Adoption Agreement, the following Years of Vesting Service will not be counted in determining a Participant’s Vested Interest: (1) Years of Vesting Service credited prior to Age 18; (2) Years of Vesting Service credited before the Employer maintained this Plan or a predecessor plan; and (3) Years of Vesting Service credited during a period for which the Participant did not make Mandatory Employee Contributions.

(b)	One Year Holdout for Vesting. If elected in the Adoption Agreement, in the case of an Employee who incurs a Break in Vesting Service, Years of Vesting Service credited before such break will not be counted in determining the Participant’s Vested Interest until the Participant has completed a Year of Vesting Service after such break.

(c)	Five-Year Break in Vesting Service Rule. In the case of a Participant (whether Vested or not) who has incurred five consecutive Breaks in Vesting Service, all Years of Vesting Service credited after such breaks will not be counted in determining the Participant’s Vested Interest in his or her Participant’s Account balance that accrued before such breaks, but both pre-break Years of Vesting Service and post-break Years of Vesting Service will be counted in determining the Vested Interest in his or her Participant’s Account balance that accrues after such breaks. In the case of a Participant who has not incurred five consecutive Breaks in Vesting Service, both the pre-break Years of Vesting Service and the post-break Years of Vesting Service will be counted in determining the Participant’s Vested Interest in his or her pre-break and post-break Participant’s Account balance.

(d)	Vesting Rule of Parity. If elected in the Adoption Agreement, in the case of a non-Vested Participant who has incurred five or more consecutive Breaks in Vesting Service, Years of Vesting service credited prior to such breaks will not be counted in determining the Participant’s Vested Interest if the number of consecutive Breaks in Vesting Service is less than the number of Years of Vesting Service. In applying the rule of parity under this paragraph, a Participant who has an Elective Deferral Account balance is not considered to be a non-Vested Participant.

(e)	Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then Service during the existence of such predecessor plan with such predecessor employer will be credited as Years of Vesting Service with the Employer. In addition, a Participant will receive credit for all Years of Vesting Service with the employers elected in the Adoption Agreement in determining his or her Vested Interest participate in the Plan (or a Component the Plan). If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and Service with the employers set forth in the preceding sentence exceeds five Years of Vesting Service, then the crediting of such Service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

Article 2

Plan Participation

2.1	Age and Service Requirements. An Eligible Employee must satisfy any age and/or service requirements elected in the Adoption Agreement for each Component of the Plan. If the Employer elects in the Adoption Agreement that the service requirement for participation with respect to one or more Components of the Plan is the lesser of 1 Year of Service or a stated number of consecutive months, weeks, or days of employment, then an Employee will only be deemed to have completed a month, week, or day of employment for any calendar month, week, or day during which the Employee (a) is continuously employed with the Employer or an Affiliated Employer without interruption for that entire calendar month, week, or day except for those interruptions that are described in the definition of Hour of Service, and (b) if elected in the Adoption Agreement, is credited with the number of Hours of Service for that month, week, or day as indicated in the Adoption Agreement. For purposes of the prior sentence, the determination of whether an Eligible Employee has satisfied the stated number of consecutive months, weeks, or days of employment will be made on the basis of an Eligibility Computation Period; if an Eligible Employee does not satisfy the stated number of consecutive months, weeks, or days of employment during an Eligibility Computation Period, then such Eligible Employee has not satisfied the stated number of consecutive months, weeks, or days of employment, until satisfied during a subsequent Eligibility Computation Period.

2.2	Eligible Employees. Each Employee is considered an Eligible Employee except to the extent he or she is excluded as elected in the Adoption Agreement with respect to each Component of the Plan. However, to the extent a Part-time Employee or a Temporary Employee is excluded, such Employee will nevertheless be considered an Eligible Employee if he or she is credited with 1,000 Hours of Service during any Eligibility Computation Period beginning on or after his or her Employment or Reemployment Commencement Date and is an Employee on the last day of the Eligibility Computation Period).

2.3	Entry Date. An Eligible Employee who has satisfied the eligibility requirements as elected in the Adoption Agreement will enter the Plan as a Participant on the Entry Date elected in the Adoption Agreement. If it is elected in the Adoption Agreement to waive the age and/or service requirements for the Plan (or for a Component of the Plan) as of a specified date, then an Eligible Employee will enter the Plan (or that Component of the Plan) as of the date specified in the Adoption Agreement. Notwithstanding the foregoing, an Eligible Employee who is also a Prevailing Wage Employee will enter the Plan as a Participant with respect to Compensation received under a Prevailing Wage Law on the date the Employee first receives such Compensation unless a different Entry Date is elected in the Adoption Agreement.

2.4	Participation By Employees Whose Status Changes. If an Employee who is not an Eligible Employee becomes an Eligible Employee with respect a particular Component of the Plan, then the Employee will participate in the Plan immediately with respect to such component so long as the Employee (a) has satisfied the minimum age and Service requirements for that component, and (b) would have previously become a Participant with respect to that component had the Employee always been an Eligible Employee with respect to such component. The participation of a Participant who is no longer an Eligible Employee with respect to a particular Component of the Plan will be suspended and such Participant will be entitled to allocations for the Allocation Period with respect to such component only to the extent the Participant, while he or she was an Eligible Employee for that component, satisfies any allocation conditions, including the requirement that the Employee must be an Eligible Employee on the last day of the Allocation Period, otherwise elected in the Adoption Agreement with respect to that component. Upon again becoming an Eligible Employee with respect to that Component of the Plan, a suspended Participant will immediately resume eligibility with respect to that component. Years of Vesting Service while an Employee is not an Eligible Employee will nevertheless be recognized for purposes of determining the Vested Interest of such Employee under Section 4.5 with respect to a particular Component of the Plan.

2.5	Waiver of Participation. A waiver of participation is not permitted except to the extent a valid waiver was made under the terms of the prior Plan. If this is an amendment and restatement of this Plan, then all prior irrevocable waivers will remain in effect after the adoption date of this amendment and restatement. If a prior Plan document permitted revocable waivers of participation, then any Eligible Employee who had previously waived participation on a revocable basis may revoke such waiver and participate in the Plan, provided, however, that such Eligible Employee may not waive participation again on or after the adoption date of this amendment and restatement.

2.6	Reemployment After Termination of Employment. If an Employee Terminates Employment and is subsequently reemployed by the Employer or an Affiliated Employer, such Employee’s Service for purposes of eligibility to participate (as well as the time such Employee enters or reenters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Year of Eligibility Service in Section 1.198.

Article 3

Contributions and Allocations

3.1	General Contribution and Allocation Provisions. The Employer intends to make contributions to the Plan, unless the Plan is a frozen Plan, subject to the following provisions:

(a)	Types and Amount of Contributions. The types (and, if applicable, the amount) of contributions that may be made to the Plan are those that are elected by the Employer in the Adoption Agreement, and such determination by the Employer will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner. However, no Employer contribution will be made for any Participant who is not a Benefiting Participant for an Allocation Period unless otherwise required by the Top Heavy Minimum Allocation provisions in Section 3.14. In addition, if the Plan provides contributions or benefits for Employees some or all of whom are owner-employees as defined in Code §401(c)(3), such contributions or benefits can only be provided with respect to the Earned Income of such owner-employees derived from the trade or business with respect to which the Plan is established.

(b)	No Guarantee. The Employer does not guarantee either the making of Employer contributions or the payment of benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time; however, if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, then the provisions of Article 9 will become effective.

(c)	Effect of Waiver of Funding. If the Plan is a money purchase pension plan or a target benefit pension plan and the Employer amends the Plan because of a waiver of the minimum funding requirement under Code §412(d), then such Plan will be considered to be an individually designed plan and will no longer be considered a prototype plan.

(d)	Frequency of Contributions and Allocations. Unless otherwise elected in the Adoption Agreement, any Employer contribution may, at the election of the Administrator, be contributed (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any Allocation Period as determined by the Employer, provided that such Allocation Period does not discriminate in favor of Highly Compensated Employees. The Employer may elect a different Allocation Period for each type of Employer contribution. Employer contributions will be allocated based on the applicable Allocation Period. Unless a True-Up Contribution is made, the Allocation Period will also be the computation period for determining Compensation used for purposes of the allocation.

(e)	Form of Contribution. If the Plan is not subject to Code §412, the contribution is not used to reduce an obligation or liability of an Employer to the Plan, and the contribution is unencumbered and discretionary, then any contribution may consist of (1) cash; (2) cash equivalencies (3) qualifying employer real property and/or qualifying employer securities as defined in ERISA §§407(d)(4) and 407(d)(5), provided the acquisition of such real property and/or securities satisfies the requirements of ERISA §408(e); or (4) any other property that is not prohibited under Code §4975 and that is acceptable to the Trustee under the terms of the Trust agreement. If the Plan is subject to Code §412, the contribution is used to reduce an obligation or liability of an Employer, or the contribution is encumbered and not discretionary, then the contribution will consist of (1) cash; or (2) cash equivalencies; such Employer’s contribution will not consist of any non-cash or non-cash equivalency assets to the Trust.

(f)	Refund of Contributions. Contributions that are made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

(1)	Failure of the Plan to Initially Qualify. If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, then Employer contributions that were made to the Plan prior to the date such qualification is denied must be returned to the Employer within one year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

(2)	Contributions Made Under a Mistake of Fact. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, an amount may be returned to the Employer equal to the excess of the amount that had been contributed over the amount that would have been contributed if the mistake of fact had not occurred (which excess will hereafter be known as a “Mistaken Contribution”). Earnings attributable to a Mistaken Contribution will not be returned, but losses attributable to the Mistaken Contribution will reduce the amount so returned. The Mistaken Contribution will be returned within one year of the date the Mistaken Contribution was made or the deduction disallowed, as the case may be.

(3)	Nondeductible Contributions. Except to the extent that an Employer may intentionally make a nondeductible contribution, for example, to correct an administrative error or restore a Forfeiture, Employer contributions are conditioned on deductibility and will otherwise be returned to the Employer.

(4)	Prevailing Wage Contributions. Notwithstanding the foregoing, Prevailing Wage Contributions that would otherwise be returned to the Employer for the reasons described in paragraphs (1) or (2) above will instead be distributed to the affected Participants.

(g)	Duty to Collect Contributions. To the extent not otherwise assigned pursuant to Department of Labor Field Assistance Bulletin 2008-1, it is the duty of the Named Fiduciary to collect delinquent Employer contributions, Elective Deferrals and Employee Contributions, as well as loan repayments from Participants and any amounts distributed from the Plan which are not for the exclusive purpose of providing benefits to Participants and/or Beneficiaries or for defraying reasonable expenses of the Plan pursuant to ERISA §404(a)(1).

3.2	Elective Deferrals. If elected in the Adoption Agreement, Elective Deferrals which are made to the Plan will be made and allocated in accordance with, and subject to, the following provisions:

(a)	Salary Deferral Agreements and Deferral Elections. Each Participant in the Elective Deferral Component of the Plan may submit a Salary Deferral Agreement to the Administrator at any time authorizing the Employer to withhold all or a portion of the Participant’s Compensation as an Elective Deferral, subject to the following provisions:

(1)	Amount Must Be Specified. Each Participant must specify the amount of Compensation to be withheld as either a percentage of Compensation (including zero) or as a whole dollar amount (including zero); provided, however, that the Administrator will have the right to direct that such percentage or dollar amount of Compensation be rounded to the next highest or lowest dollar or percentage. If an automatic contribution arrangement is implemented by the Employer pursuant to paragraphs (f) or (g) below, then the Participant must be given an effective opportunity to elect a different amount (including no amount).

(2)	Effective Date. A Participant’s Salary Deferral Agreement may be entered into as of such date or dates (but at least once per Plan Year) as established by the Administrator in an administrative policy. Salary Deferral Agreements will be effective as soon as administratively feasible after receipt thereof by the Administrator (unless a later pay period is specified by the Participant in the agreement) and will remain in effect until such time as established by the Administrator in an administrative policy (unless the Employer elects in the Adoption Agreement with respect to an automatic enrollment program that the Salary Deferral Agreement of a Covered Employee will expire upon the occurrence of a date specified in the Adoption Agreement).

(3)	Modification, Suspension or Cancellation. A Participant may modify an existing Salary Deferral Agreement to increase or decrease the percentage or amount being withheld as permitted under an administrative policy. The Participant may also at any time suspend or cancel a Salary Deferral Agreement upon reasonable written notice to the Administrator, in which event, the Participant will not be permitted to file a new Salary Deferral Agreement until such time as set forth in the administrative policy. If necessary to insure that the Plan satisfies the ADP Test, or upon a Participant reaching the Elective Deferral limit of Code §402(g), the Employer may temporarily suspend a Participant’s Salary Deferral Agreement upon notice to the Participant.

(4)	Administrative Policy. Notwithstanding the foregoing to the contrary, the Administrator may promulgate an administrative policy which (A) sets forth the effective date of any elections that are submitted to the Administrator; (B) sets the frequency of such elections (and the frequency of modifications to such elections), but not less frequently than once per Plan Year; (C) sets the maximum Elective Deferral percentage for Participants who are HCEs at a lesser percentage than the maximum percentage elected in the Adoption Agreement; (D) permits a Participant to identify separate components of Compensation (such as base salary, bonuses, UPTO, etc.) and to specify that a different Elective Deferral percentage (or amount) apply to each such component; (E) permits a Participant who has not elected to withhold at the maximum rate permitted by the Plan for a Plan Year to make supplemental Elective Deferrals (including Catch-Up Contributions not in excess of the Catch-Up Contribution Limit if Catch-up Contributions are permitted) for one or more pay periods in order to increase the total amount withheld for that Plan Year up to the maximum permitted rate; and/or (F) addresses any other provision governing Elective Deferrals as deemed necessary by the Administrator for the proper administration of the Plan.

(b)	Classification and Allocation of Elective Deferrals. All Elective Deferrals will be classified as Pre-Tax Deferrals unless the Participant is permitted under the Adoption Agreement to classify all or a portion of an Elective Deferral as a Roth Elective Deferral. An Elective Deferral contributed as one type of Elective Deferral may not later be reclassified as the other type of Elective Deferral, except in the case of an In-Plan Roth Rollover. All of a Participant’s Pre-tax Elective Deferrals will be allocated to the Participant’s Pre-Tax Elective Deferral Account, and all of a Participant’s Roth Elective Deferrals will be allocated to the Participant’s Roth Elective Deferral Account.

(c)	Cash or Deferred Option. The Employer may declare a Cash or Deferred Contribution for any Plan Year. In such event, the Employer will provide each Participant who is entitled to such contribution with the right to elect to receive as cash some or all of such contribution. Any amount that a Participant elects not to receive as cash will be deemed an Elective Deferral of the Participant, will be contributed to the Plan within 2 1⁄2 months after the end of the Plan Year, and will be allocated to the Participant’s Elective Deferral Account.

(d)	Catch-Up Contributions. If elected in the Adoption Agreement, Catch-Up Contributions are permitted. If this Plan is a Safe Harbor 401(k) Plan, Catch-Up Contributions will be treated as Elective Deferrals and will be matched in accordance with the Safe Harbor Matching Contribution formula, if any, elected in the Adoption Agreement. If this is a Non-Safe Harbor 401(k) Plan, Catch-Up Contributions will only be matched as elected in the Adoption Agreement.

(e)	Automatic Contribution Arrangement (ACA). If elected in the Adoption Agreement, the Employer will establish an automatic contribution arrangement pursuant to ERISA §514(e) and the regulations thereunder. The specified terms of any such arrangement may be set forth in an administrative policy promulgated by the Administrator. Such policy will include, but will not be limited to, describing (1) the Participants to whom the automatic contribution arrangement applies; (2) the default Elective Deferral percentage; (3) the automatic increases, if any, that apply to the default Elective Deferral percentage; and (4) the portion of the default Elective Deferral which is considered a Pre-Tax Elective Deferral and, if Roth Elective Deferrals are elected in the Adoption Agreement, the portion which is considered a Roth Elective Deferral. If the Administrator does not adopt such administrative policy, then the terms of any notice issued to Participants regarding the automatic contribution arrangement will be deemed to define the terms and conditions of the automatic enrollment program for the Plan Year.

(f)	Eligible Automatic Contribution Arrangement (EACA) and Qualified Automatic Contribution Arrangement (QACA). If elected in the Adoption Agreement, the Employer will establish an EACA pursuant to Code §414(w) and the Regulation thereunder, or a QACA pursuant to Code §401(k)(13) and the Regulations thereunder. Any such EACA or QACA will be established in accordance with, and subject to, the following provisions:

(1)	Default Elective Deferral. The Default Percentage applied to a Covered Employee’s Compensation for each pay period will be equal to the amount elected in the Adoption Agreement, and such percentage may increase on such dates and in such increments as elected in the Adoption Agreement.

(2)	Classification of Default Elective Deferrals. Default Elective Deferrals will be classified as 100% Pre-Tax Elective Deferrals, as 100% Roth Elective Deferrals (if Roth Elective Deferrals are elected in the Adoption Agreement), or as a specified percentage of each, as elected in the Adoption Agreement.

(3)	Overriding Election. A Covered Employee will have a reasonable opportunity after receipt of the notice described in subparagraph (5) to file a Salary Deferral Agreement with the Administrator. Default Elective Deferrals being made on behalf of a Covered Employee will cease or will be adjusted in accordance with a Covered Employee’s Salary Deferral Agreement as soon as administratively feasible after the Covered Employee files the agreement with the Administrator. For purposes of this paragraph, a Covered Employee’s Salary Deferral Agreement will not expire unless otherwise elected in the Adoption Agreement. A Covered Employee’s Salary Deferral Agreement will not expire until such Covered Employee ceases to be a Covered Employee or Terminates Employment, unless otherwise elected in the Adoption Agreement.

(4)	Uniformity Requirement. Unless the Employer has elected an increasing Default Percentage in the Adoption Agreement, the same percentage of Compensation will be withheld as a Default Elective Deferral from all Covered Employees subject to the Default Percentage; provided, however, that Default Elective Deferrals will be reduced or stopped to meet the limitations under Code §401(a)(17), §402(g), and §415 and to satisfy any suspension period required after a distribution.

(5)

Notice Requirement. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Employee with a notice of the Covered Employee’s rights and obligations under the EACA Arrangement, written in a manner calculated to be understood by the average Covered Employee. If an Employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, then the notice will be provided no more than 90 days before the Employee becomes a Covered Employee, but not later than the date the Employee becomes a Covered Employee. The notice will accurately describe (A) the amount of Default Elective Deferrals to be made on the Covered Employee’s behalf in the absence of a Salary Deferral Agreement being filed with the Administrator; (B) the Covered Employee’s right to elect to have no Elective Deferrals made on his or her behalf or to have a different amount of Elective Deferrals made; (3) how Default Elective Deferrals will be invested in the absence of the Covered Employee’s Investment Instructions; and (D) if withdrawals of Default Elective Deferrals are elected in the Adoption Agreement, the Covered Employee’s right to make a withdrawal of Default Elective Deferrals and the procedure for making such a withdrawal.

(6)	Withdrawal of Default Elective Deferrals. If elected in the Adoption Agreement, Covered Participants described in the Adoption Agreement may request a withdrawal of their Default Elective Deferrals during the period elected in the Adoption Agreement, but such period cannot be later than 90 days after Default Elective Deferrals are first withheld. The amount of withdrawal will be equal to the Default Elective Deferrals made through the earlier of (A) the pay date for the second payroll period that begins after the Covered Employee’s withdrawal request and (B) the first pay date that occurs after 30 days after the Covered Employee’s request, plus earnings attributable thereto through the date of distribution. Any fee charged to the Covered Employee for the withdrawal may not be greater than any other fee charged for a cash distribution. Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Elective Deferrals made on the Covered Employee’s behalf as of the date specified above. Default Elective Deferrals distributed pursuant to this subparagraph are not counted towards the dollar limitation on Elective Deferrals under Code §402(g) nor for the ADP Test. Matching Contributions that might otherwise be allocated to a Covered Employee’s account on behalf of Default Elective Deferrals will not be allocated to the extent the Covered Employee withdraws such Elective Deferrals pursuant to this subparagraph and any Matching Contributions already made on account of Default Elective Deferrals that are later withdrawn pursuant to this subparagraph will be forfeited.

(g)	Limitations on Elective Deferrals. No Participant will be permitted to have Elective Deferrals made under the Plan, or any other plan, contract, or arrangement maintained by the Employer, during any calendar year in excess of the dollar limitation set forth in Code §402(g) (including Catch-Up Contributions in the case of a Participant aged 50 or over by the end of the calendar year) in effect for the Participant’s taxable year beginning in such calendar year. The dollar limitation in Code §402(g) was $15,000 for taxable years beginning in 2006. After 2006, the $15,000 limit will be adjusted in multiples of $500 by the Secretary of the Treasury for cost-of-living increases under Code §402(g)(4.

(h)	Distribution of Excess Elective Deferrals. Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding taxable year of the Participant and who claims Excess Elective Deferrals for such taxable year. Distribution of Excess Elective Deferrals will be made in accordance with the following provisions:

(1)	Assignment. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 15th (or such later date as established by the Administrator) of the subsequent year of the amount to be assigned to this Plan. A Participant will be deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only Elective Deferrals made to this Plan and any other plan, contract or arrangement of the Employer.

(2)	Determination of Income or Loss. For taxable years beginning after 2007, Excess Elective Deferrals will be adjusted for any income or loss up to the last day of the taxable year to which the Excess Elective Deferrals relate, and no adjustment will be made for income or loss during the period between the end of the Participant’s taxable year and the date of distribution. The Plan may use any reasonable method for computing income or loss allocable to Excess Elective Deferrals, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.

(3)	Source of Distribution. Distribution of Excess Elective Deferrals will be taken from a Participant’s investment options (if any) based on rules established by the Administrator. For years beginning after 2005, unless another rule is established by the Administrator, distribution of Excess Elective Deferrals will first be made from a Participant’s Roth Elective Deferral Account, if any, before any such distribution is made from the Participant’s Pre-Tax Elective Deferral Account, to the extent Roth Elective Deferrals were made for the year, unless the Administrator permits the Participant to specify otherwise.

(i)	ADP Test. Each Plan Year the Plan is a Non-Safe Harbor 401(k) Plan, the ADP Test will be performed using the testing method elected in the Adoption Agreement and the “125% Test” or the “Lesser of 200% or 2% Test” as follows:

(1)	125% Test. The “125% Test” will be satisfied if the ADP for Participants who are HCEs for the current Plan Year does not exceed 125% of the ADP for Participants who are NHCEs (A) for the current Plan Year if the Current Year Testing Method is used, or (B) for the prior Plan Year if the Prior Year Testing Method is used.

(2)	Lesser of 200% or 2% Test. The “Lesser of 200% or 2% Test” will be satisfied if (A) for any Plan Year in which the Current Year Testing Method is used, the ADP for Participants who are HCEs for the current Plan Year does not exceed the lesser of (i) 200% of the ADP for Participants who are NHCEs for the current Plan Year, or (ii) the ADP of such Participants for the current Plan Year plus 2%; or (B) for any Plan Year in which the Prior Year Testing Method is used, the ADP for Participants who are HCEs for the current Plan Year does not exceed the lesser of (i) 200% of the ADP for Participants who are NHCEs for the prior Plan Year, or (ii) the ADP of such Participants for the prior Plan Year plus 2%.

(j)	ADP Testing Rules. The following rules will (or may) apply to the performance of the ADP Test:

(1)	Otherwise Excludable Participant Testing Option. The special rules set forth in Code §401(k)(3)(F) and in Regulation §1.401(k)–1(b)(4) may be applied when performing the ADP Test.

(2)	First Plan Year Testing Option. If this is not a successor plan and the Employer elects the Prior Year Testing Method for the first Plan Year that the Plan permits any Participant to make Elective Deferrals, then the Actual Deferral Percentage for Participants who are NHCEs for the prior Plan Year will be equal to the greater of 3% or the Actual Deferral Percentage for Participants who are NHCEs for the first Plan Year.

(3)	Modifications to Testing Method. Once the Employer has elected the Current Year Testing Method, the Employer can elect the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Testing Method for each of the preceding five Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains a 401(k) Plan using the Prior Year Testing Method and a 401(k) Plan using the Current Year Testing Method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(4)	HCEs as Sole Participants in the Plan Year Being Tested. If the Employer has elected the Prior Year Testing Method and there are no Participants who were NHCEs in the prior Plan Year, the ADP Test will be deemed satisfied for the Plan Year being tested. If the Employer has elected the Current Year Testing Method and there are no Participants who are NHCEs in the current Plan Year, the ADP Test will be deemed satisfied for the Plan Year being tested. The provisions of this subparagraph may be utilized with subparagraph (5) below.

(5)	Permissive Disaggregation Rule. The Employer may elect in any Plan Year to apply the permissive disaggregation rules set forth in Regulation §1.401(k)–1(b)(4) by disaggregating the Plan into separate plans and performing the ADP Test for all Participants who are Otherwise Excludable Participants and separately performing the ADP Test for all Participants who are not Otherwise Excludable Participants.

(6)	Early Participation Rule. Pursuant to Code §401(k)(3)(F), the Employer may elect in any Plan Year to perform the ADP Test (determined without regard to disaggregation under Regulation §1.410(b)–7(c)(3)), by using the ADP for all Participants who are HCEs for the current Plan Year and the ADP for Participants who are NHCEs for the current Plan Year if the Current Year Testing Method is used, or for the prior Plan Year if the Prior Year Testing Method, disregarding all Otherwise Excludable Participants who are NHCEs.

(7)	Plan Aggregation. If this Plan satisfies the requirements of Code §401(k), §401(a)(4) or §410(b) only if it is aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code §401(k), §401(a)(4) or §410(b) only if it is aggregated with this Plan, then the ADP Test will be performed by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated hereunder only if they have the same Plan Year and use the same ADP testing method (i.e., the Current Year Testing Method or the Prior Year Testing Method).

(8)	Special Rule for Safe Harbor 401(k) Plans. In accordance with Regulation §1.401(k)-1(e)(7), it is impermissible for the Employer to use the ADP Test for a Plan Year in which it is intended for the Plan through its written terms to be a Safe Harbor 401(k) Plan and the Employer fails to satisfy the requirements of such Safe Harbor 401(k) Plan for the Plan Year.

(k)	ADP Test Correction. If the Plan fails to satisfy the ADP Test for a Plan Year, the Employer will use one or more of the following correction methods to satisfy the ADP Test for such Plan Year (and the Employer has the discretion to determine which one or more of the correction methods may be used to satisfy the ADP Test): (A) make a QNEC and/or a QMAC to the Plan to the extent such contributions may be used under the Regulations in the ADP Test; (B) distribute Excess Contributions of HCEs in accordance with paragraph (l) below; (C) if Catch-Up Contributions are elected in the Adoption Agreement, recharacterize as Catch-Up Contributions the Excess Contributions of a Participant who is a HCE, but only to the extent that such amount, in combination with other Catch-Up made by that Participant, would not cause the Catch-Up Contribution limit to be exceeded for the taxable year of the Participant; and (D) if Voluntary Employee Contributions are elected in the Adoption Agreement, recharacterize as Voluntary Employee Contributions the Excess Contributions of a Participant who is a HCE, but only to the extent that such amount, in combination with other Voluntary Employee Contributions made to the Plan by that Participant, would not exceed any stated limit on Voluntary Employee Contributions to be exceeded for the Plan Year.

(l)	Distribution of Excess Contributions. Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than 12 months after a Plan Year to Participants to whose accounts such Excess Contributions were allocated for such Plan Year, except to the extent such contributions are classified as Catch-up Contributions. Distribution of Excess Contributions will be made in accordance with the following provisions:

(1)	Allocation to HCEs. Excess Contributions will be allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the Plan Year in which the Excess Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution Limit, Excess Contributions allocated to such Highly Compensated Employee will be treated as Catch-Up Contributions and will not be treated as Excess Contributions. Excess Contributions will be treated as Annual Additions, even if such Excess Contributions are distributed.

(2)	Distribution After 2 1⁄2 Months. If Excess Contributions (other than Catch-up Contributions) are distributed more than 2 1⁄2 months (6 months if the Employer has adopted an EACA and has elected that all Participants are Covered Employees) after the last day of the Plan Year in which such Excess Contributions arose, then a 10% excise tax will be imposed on the Employer with respect to such Excess Contributions.

(3)	Adjustment for Net Income or Loss. For Plan Years beginning after 2007, Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year, and no adjustment will be made for income or loss during the period between the end of the Participant’s taxable year and the date of distribution. The Plan may use any reasonable method for computing income or loss allocable to Excess Contribution, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.

(4)	Accounting for Excess Contributions. Excess Contributions allocated to a Participant will be distributed from the Participant’s Elective Deferral Account and Qualified Matching Contribution Account in proportion to the Participant’s Elective Deferrals and QMACs (to the extent used in the ADP Test) for the Plan Year. Excess Contributions will be distributed from the Participant’s Qualified Non-Elective Contribution Account only to the extent that the Excess Contributions exceed the balance in the Participant’s Elective Deferral Account and Qualified Matching Contribution Account.

(5)	Source and Ordering of Distribution. Distribution of Excess Contributions will be taken from a Participant’s investment options (if any) based on rules established by the Administrator. Any such distribution will be made from the following sources in the following order (unless a policy for the order of the sources to distribute Excess Contributions is established by the Administrator and such policy will control): (A) unmatched Elective Deferrals; (B) matched Elective Deferrals; (C) Qualified Matching Contributions (that are tested in the ACP Test and that are utilized in (or shifted into) the ADP Test); and (D) Qualified Non-Elective Contributions (to the extent that such contributions are utilized in the ADP Test). In addition, for Plan Years beginning after 2005, unless a different rule is established by the Administrator, distribution of Elective Deferrals that are Excess Contributions will first be made from a Participant’s Roth Elective Deferral Account, if any, before the Participant’s Pre-Tax Elective Deferral Account, to the extent that Roth Elective Deferrals were made for the Plan Year, unless the Administrator permits the Participant to specify otherwise.

3.3	Non-Safe Harbor Matching Contributions. If elected in the Adoption Agreement, Non-Safe Harbor Matching Contributions which are made to the Plan will be made and allocated to each Benefiting Participant’s Non-Safe Harbor Matching Contribution Account in accordance with, and subject to, the following provisions:

(a)	Totally Discretionary Formula. If elected in the Adoption Agreement, the Employer may make a Non-Safe Harbor Matching Contribution equal to a totally discretionary percentage of each Benefiting Participant’s Elective Deferrals for the Allocation Period. The Employer’s discretion in establishing the formula includes, but is not limited to, establishing the amount of the contribution, the rate of match, as well as establishing a maximum Non-Safe Harbor Matching Contribution per Participant (either as a dollar maximum per Participant, a maximum percentage of each Participant’s Compensation, and/or a maximum amount of each Participant’s Elective Deferrals that will be recognized for matching purposes). The Employer must, on or before the due date (plus any extensions) for filing the Employer’s tax return, adopt a written resolution (or other action) describing the rate of match and the maximum limitations, if any, imposed on the Non-Safe Harbor Matching Contribution for the Allocation Period.

(b)	Allocation Group Formula. If elected in the Adoption Agreement, the Employer may make a Non-Safe Harbor Matching Contribution equal to a totally discretionary percentage of each Benefiting Participant’s Elective Deferrals for the Allocation Period. For purposes of making such contribution, each Participant will be assigned to a separate allocation group. The Employer’s discretion in establishing the formula for each allocation group includes, but is not limited to, establishing the amount of the contribution, the rate of match, as well as establishing a maximum Non-Safe Harbor Matching Contribution per Participant (either as a dollar maximum per Participant, a maximum percentage of each Participant’s Compensation, and/or a maximum amount of each Participant’s Elective Deferrals that will be recognized for matching purposes). The Employer must, on or before the due date (plus any extensions) for filing the Employer’s tax return, adopt a written resolution (or other action) describing the rate of match and the maximum limitations, if any, imposed on the Non-Safe Harbor Matching Contribution for each allocation group, and must notify the Trustee of such amount. Notwithstanding the foregoing, the requirements of Regulation §1.401(k)-1(a)(6) continue to apply in the case of Self-Employed Individuals, and the allocation method should not be such that a cash or deferred election is created for a Self-Employed Individual as a result of the allocation method.

(c)	Discretionary Formula (Tiered or Non-Tiered) With a Fixed Maximum. If elected in the Adoption Agreement, the Employer may make a Non-Safe Harbor Matching Contribution equal to a totally discretionary percentage of each Benefiting Participant’s Elective Deferrals for the Allocation Period, subject to a fixed maximum as elected in the Adoption Agreement. The Employer must, on or before the due date (plus any extensions) for filing the Employer’s tax return, adopt a written resolution (or other action) describing the rate of match.

(d)	Mandatory Non-Tiered Formula. If elected in the Adoption Agreement, the Employer will make a Non-Safe Harbor Matching Contribution equal to the indicated percentage of each Benefiting Participant’s Elective Deferrals for the Allocation Period, not to exceed the amount, if any, elected in the Adoption Agreement.

(e)	Mandatory Tiered Formula. If elected in the Adoption Agreement, the Employer will make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the sum of the indicated percentages of each Benefiting Participant’s Elective Deferrals for the Allocation Period.

(f)	Service Based Non-Tiered Formula. If elected in the Adoption Agreement, the Employer will make a Non-Safe Harbor Matching Contribution equal to the indicated percentage of each Benefiting Participant’s Elective Deferrals for the Allocation Period, based on a Benefiting Participant’s Years of Eligibility Service or Years of Vesting Service, as elected in the Adoption Agreement.

(g)	Benefiting Participants. A Participant who makes an Elective Deferral during the Allocation Period will be a Benefiting Participant under this Section for that Allocation Period in accordance with the requirements elected in the Adoption Agreement. If a Service requirement is elected and the Allocation Period is less than 12 consecutive months, the Service requirement will be proportionately reduced.

(h)	Treatment as QMACs. The Administrator may elect to treat all or any portion of a Non-Safe Harbor Matching Contribution as a QMAC sufficient to satisfy the ADP Test, to the extent that such QMAC is not used to satisfy the ACP Test (but, so long as the QMAC is not precluded from being used in the ACP Test).

(i)

True-Ups. If the Allocation Period for a Non-Safe Harbor Matching Contribution is a period that is less than the Plan Year, and if on the last day of any Plan Year the dollar amount of the Non-Safe Harbor Matching Contributions made on behalf of a Benefiting Participant is less than the dollar amount that would have been made had Non-Safe Harbor Matching Contributions been made for an Allocation Period of a Plan Year, then, if elected in the Adoption Agreement, the Employer will make an additional Non-Safe Harbor Matching Contribution so that the Non-Safe Harbor Matching Contribution made for a Benefiting Participant for the Plan Year is equal to the Non-Safe Harbor

Matching Contribution that would have been made had such contributions been contributed for an Allocation Period of the Plan Year. Any such additional Non-Safe Harbor Matching Contributions can only be made to the Plan on a uniform, nondiscriminatory basis. In determining the group of Participants who are eligible to receive the additional Non-Safe Harbor Matching Contributions described in this paragraph, the Employer may require that a Participant be employed by the Employer on the last day of the Allocation Period in addition to any other allocation conditions used to determine Benefiting Participants for purposes of other Non-Safe Harbor Matching Contributions.

(j)	Excess Elective Deferrals and Excess Contributions Not Required to Be Matched. To the extent Non-Safe Harbor Matching Contributions (including QMACs) are contributed on an annual basis, no Non-Safe Harbor Matching Contribution (including QMACs) will be required with respect to that portion of an Elective Deferral which for that Plan Year is determined to be either an Excess Elective Deferral (unless the Excess Elective Deferral is for a NHCE) or an Excess Contribution. Furthermore, Matching Contributions (including QMACs) that have been allocated to a Participant’s Account must be forfeited if the contributions to which they relate are Excess Deferrals (unless the Excess Elective Deferrals are for NHCEs), Excess Contributions, or Excess Aggregate Contributions.

(k)	Right to Each Rate of Match. The right to each rate of Non-Safe Harbor Matching Contributions (determining the rate using the amount of Non-Safe Harbor Matching Contributions, Elective Deferrals and Employee Contributions determined after any corrections under Regulation §§1.401(k)–2(b)(1)(i) and 1.401(m)–2(b)(1)(i), and treating different rates as existing if they are based on definitions of Compensation or other requirements or formulas that are not substantially the same) must not discriminate in favor of HCEs.

(l)	ACP Test. Each Plan Year the Plan is a Non-Safe Harbor 401(m) Plan, the ACP Test will be performed using the testing method elected in the Adoption Agreement and the “125% Test” or the “Lesser of 200% or 2% Test” as follows:

(1)	125% Test. The “125% Test” will be satisfied if the ACP for Participants who are HCEs for the current Plan Year does not exceed 125% of the ACP for Participants who are NHCEs (A) for the current Plan Year if the Current Year Testing Method is used, or (B) for the prior Plan Year if the Prior Year Testing Method is used.

(2)	Lesser of 200% or 2% Test. The “Lesser of 200% or 2% Test” will be satisfied if (A) for any Plan Year in which the Current Year Testing Method is used, the ACP for Participants who are HCEs for the current Plan Year does not exceed the lesser of 200% of the ACP for Participants who are NHCEs for the current Plan Year, or the ACP of Participants who are NHCEs for the current Plan Year plus 2%; or (B) for any Plan Year in which the Prior Year Testing Method is used, the ACP for Participants who are HCEs for the current Plan Year does not exceed the lesser of 200% of the ACP for Participants who are NHCEs for the prior Plan Year, or the ADP of Participants who are NHCEs for the prior Plan Year plus 2%.

(m)	ACP Testing Rules. The following rules will (or may) apply to the performance of the ACP Test:

(1)	Modifications to Testing Method. Once the Employer has elected the Current Year Testing Method, the Employer can elect the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Testing Method for each of the preceding five Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains a 401(k) Plan using the Prior Year Testing Method and a 401(k) Plan using the Current Year Testing Method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(2)	First Plan Year Testing Option. If the Employer has elected the Prior Year Testing Method for the first Plan Year that the Plan permits any Participant to make Employee Contributions, provides for Non-Safe Harbor Matching Contributions, or both (and this is not a successor plan), then the Contribution Percentage for Participants who are NHCEs for the prior Plan Year will be the greater of 3% or the Contribution Percentage for Participants who are NHCEs for the first Plan Year.

(3)	HCEs as Sole Participants in the Plan Year Being Tested. If the Employer has elected the Prior Year Testing Method and there are no Participants who were NHCEs in the prior Plan Year, the ACP Test will be deemed satisfied for the Plan Year being tested. If the Employer has elected the Current Year Testing Method and there are no Participants who are NHCEs in the current Plan Year, the ACP Test will be deemed satisfied for the Plan Year being tested. The provisions of this subparagraph may be utilized with subparagraph (5) below.

(4)	Permissive Disaggregation Rule. The Employer may elect in any Plan Year to apply the permissive disaggregation rules set forth in Regulation §1.401(m)–1(b)(4), by disaggregating the Plan into separate plans and performing the ACP Test separately for all Participants who are Otherwise Excludable Participants and for all Participants who are not Otherwise Excludable Participants.

(5)	Early Participation Rule. Pursuant to Code §401(m)(5)(C), the Employer may elect in any Plan Year to perform the ACP Test (determined without regard to disaggregation under Regulation §1.410(b)–7(c)(3)) by using the ACP for all Participants who are HCEs for the Plan Year and the ACP for Participants who are NHCEs for the current Plan Year if the Current Year Testing Method is used, or for the prior Plan Year if the Prior Year Testing Method is used, disregarding all Otherwise Excludable Participants who are NHCEs.

(6)	Plan Aggregation and Coverage Change Rules. If this Plan satisfies the requirements of Code §401(m), §401(a)(4), or §410(b) only by being aggregated with one or more other plans of the Employer, or if one or more other plans satisfy the requirements of Code §401(m), §401(a)(4), or §410(b) only by being aggregated with this Plan, this Section will be applied by determining the Contribution Percentage of the Employees as if all such plans (including this Plan) were a single plan. If the Plan uses the Prior Year Testing Method and more than 10% of the Employer’s NHCEs are involved in a plan coverage change as defined in Regulation §1.401(m)-2(c)(4), then any adjustments to the Contribution Percentage of NHCEs for the prior Plan Year will be made in accordance with such Regulation. Plans may be aggregated only if they have the same Plan Year and use the same ACP testing method (i.e., Prior Year Testing Method or Current Year Testing Method).

(7)	Special Rule for Safe Harbor 401(m) Plans. In accordance with Regulation §1.401(m)-1(c)(2), it is impermissible for the Employer to use the ACP Test for a Plan Year in which it is intended for the Plan, through its written terms, to be a Safe Harbor 401(m) Plan and the Employer fails to satisfy the requirements of such Safe Harbor 401(m) Plan for the Plan Year.

(n)	ACP Test Correction. If the Plan fails to satisfy the ACP Test for a Plan Year, the Employer will use one or more of the following correction methods to satisfy the ACP Test for such Plan Year (and the Employer has the discretion to determine which one or more of the correction methods may be used to satisfy the ACP Test): (1) make a QNEC and/or a QMAC to the Plan to the extent such contributions may be used under the Regulations in the ACP Test; (2) distribute Excess Aggregate Contributions of HCEs in accordance with paragraph (o) below; or (3) if Voluntary Employee Contributions are elected in the Adoption Agreement, recharacterize as Voluntary Employee Contributions the Excess Aggregate Contributions of a Participant who is a HCE, but only to the extent that such amount, in combination with other Voluntary Employee Contributions made to the Plan by that Participant, would not exceed any stated limit on Voluntary Employee Contributions to be exceeded for the Plan Year.

(o)	Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Distribution will be made in accordance with the following provisions:

(1)	Allocation to HCEs. Excess Aggregate Contributions will be allocated to the HCEs who have the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the Plan Year in which the Excess Aggregate Contributions arose, beginning with the HCEs with the largest Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. Excess Aggregate Contributions will be treated as Annual Additions, even if such Excess Aggregate Contributions are distributed.

(2)	Distribution of Excess Aggregate Contributions After 2 1⁄2 Months. If Excess Aggregate Contributions are distributed more than 2 1⁄2 months (6 months if the Employer has adopted an Eligible Automatic Contribution Arrangement and has elected that all Participants are Covered Employees) after the last day of the Plan Year in which such Excess Aggregate Contributions arose, then a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such Excess Aggregate Contributions.

(3)	Adjustment for Net Income or Loss. For Plan Years beginning after 2007, Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year, and no adjustment will be made for income or loss during the period between the end of the Plan Year and the date of distribution. The Plan may use any reasonable method for computing income or loss allocable to Excess Aggregate Contributions, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.

(4)	Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions allocated to a Participant will be forfeited (if forfeitable) or will be distributed on a pro-rata basis from the Participant’s Voluntary Employee Contribution Account, Mandatory Employee Contribution Account, Matching Contribution Account and Qualified Matching Contribution Account (and if applicable, from the Qualified Non-Elective Contribution Account, Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, or any combination thereof). Any Forfeitures of Excess Aggregate Contributions will be used and/or allocated pursuant to Section 3.11.

(5)	Source and Ordering of Distribution. Distribution of Excess Aggregate Contributions will be taken from a Participant’s investment options (if any) based on rules established by the Administrator. In the absence of an administrative policy to the contrary established by the Administrator, Excess Aggregate Contributions will be distributed from the following sources in the following order: (A) unmatched Voluntary Employee Contributions; (B) unmatched Mandatory Employee Contributions; (C) unmatched Elective Deferrals that are tested in the ADP Test and that are utilized in, or shifted into, the ACP Test; (D) matched Voluntary Employee Contributions and the Matching Contributions that relate to such Voluntary Employee Contributions; (E) matched Mandatory Employee Contributions and the Matching Contributions that relate to such Mandatory Employee Contributions; (F) matched Elective Deferrals that are tested in the ADP Test and that are utilized in, or shifted into, the ACP Test and the Matching Contributions that relate to such Elective Deferrals; (G) Non-Safe Harbor Matching Contributions; (H) ACP Safe Harbor Matching Contributions to the extent that such contributions are subject to the ACP Test; (I) ADP Safe Harbor Matching Contributions to the extent that such contributions are subject to the ACP Test; (J) Qualified Matching Contributions, and (K) Qualified Non-Elective Contributions to the extent that such contributions are utilized in the ACP Test. With respect to Elective Deferrals that are tested in the ADP Test, that are utilized in, or shifted into, the ACP Test, and that become Excess Aggregate Contributions, then for Plan Years beginning after 2005, unless a different rule is established by the Administrator, distribution of such Elective Deferrals that are Excess Aggregate Contributions will first be made from a Participant’s Roth Elective Deferral Account (to the extent that Roth Elective Deferrals were made for the Plan Year) before distribution is made from the Participant’s Pre-Tax Elective Deferral Account, unless the Administrator permits the Participant to specify otherwise.

3.4	Non-Safe Harbor Non-Elective Contributions. If elected in the Adoption Agreement, Non-Safe Harbor Non-Elective Contributions which are made to the Plan will be made and allocated to each Benefiting Participant’s Non-Safe Harbor Non-Elective Contribution Account in accordance with, and subject to, the following provisions:

(a)	Allocation Using a Compensation Ratio. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated in the ratio that a Benefiting Participant’s Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period

(b)	Allocations Using Permitted Disparity – 2 Steps. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated in a 2-step process as follows: (1) first, an amount will be allocated equal to the lesser of the Maximum Excess Percentage multiplied by a Benefiting Participant’s Excess Compensation, or, as elected in the Adoption Agreement, (A) the greater of 5.7% or the OASI Percentage multiplied by a Benefiting Participant’s Compensation in excess of the integration level elected Adoption Agreement, or (B) 5.4% multiplied by a Benefiting Participant’s Compensation in excess of the integration level elected Adoption Agreement, or (C) 4.3% multiplied by a Benefiting Participant’s Compensation in excess of the integration level elected Adoption Agreement; and (2) the balance of the contribution will be allocated in the ratio that a Benefiting Participant’s Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period.

(c)	Allocations Using Permitted Disparity – 4 Steps. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated in a 4-step process as follows:

(1)	Step 1. First, an amount will be allocated in the ratio that a Benefiting Participant’s total Compensation bears to the total Compensation of all Benefiting Participants, provided that (A) the maximum amount allocated under this subparagraph will not exceed 3% of a Benefiting Participant’s total Compensation, and (B) solely for the purpose of this subparagraph, the term Benefiting Participant includes any Participant entitled to a Top Heavy Minimum Allocation under Section 3.10.

(2)	Step 2. Next, an amount will be allocated in the ratio that a Benefiting Participant’s Compensation in excess of the integration level elected in the Adoption Agreement (“Excess Compensation”) bears to the total Excess Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed 3% of a Benefiting Participant’s Excess Compensation.

(3)	Step 3. Next, an amount will be allocated in the ratio that a Benefiting Participant’s total Compensation plus Excess Compensation bears to the total Compensation plus Excess Compensation of all Benefiting Participants, provided that the maximum amount allocated under this subparagraph will not exceed (A) if an integration percentage of 5.7% is elected in the Adoption Agreement, 2.7% of a Benefiting Participant’s total Compensation plus Excess Compensation; (B) if an integration percentage of 5.4% is elected in the Adoption Agreement, 2.4% of a Benefiting Participant’s total Compensation plus Excess Compensation; and (C) 1.3% if an integration percentage of 4.3% is elected in the Adoption Agreement, 1.3% of a Benefiting Participant’s total Compensation plus Excess Compensation.

(4)	Step 4. The balance of the contribution will be allocated in the ratio that a Benefiting Participant’s Compensation bears to the total Compensation of all Benefiting Participants.

(d)	Allocations Using Permitted Disparity – 2 Steps and 4 Steps. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated in non-Top Heavy Allocation Periods using the 2-step process described in paragraph (b), and in Top Heavy Allocation Periods using the 4-step process described in paragraph (c).

(e)	Allocations Using the Per Capita Method. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated in an equal dollar amount to each Benefiting Participant for the Allocation Period.

(f)	Allocations Using Points. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated in the ratio that each Benefiting Participant’s allocation points for the Allocation Period bears to the total allocation points of all Benefiting Participants for the Allocation Period. Allocation points will be assigned to a Benefiting Participant for each Allocation Period as elected in the Adoption Agreement.

(g)	Allocation Using Allocation Groups. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will first be allocated to each Allocation Group designated by the Employer in such amounts as the Employer determines. Next, the contribution allocated to an Allocation Group will be reallocated in the ratio that the Compensation of each Benefiting Participant who is a member of the Allocation Group bears to the total Compensation of all Benefiting Participants who are member of that Allocation Group. If a Benefiting Participant is a member of more than one Allocation Group, such Participant’s share of contribution allocated to each such Allocation Group will be based on the Participant’s Compensation for the part of the Allocation Period that the Participant was in the Allocation Group. Each Benefiting Participant will constitute a separate Allocation Group unless otherwise elected in the Adoption Agreement. The Employer will notify the Plan Administrator or Trustee in writing, by no later than the due date of the Employer’s tax return for the year to which the contribution relates, of the amount of the contribution to be allocated to each Allocation Group. Notwithstanding the foregoing, (1) in the case of Self-Employed Individuals, the requirements of Regulation §1.401(k)-1(a)(6) continue to apply, and the allocation method, including the determination of Participant allocation groups, should not be such that a cash or deferred election is created for a Self-Employed Individual as a result of application of the allocation method; and (2) the Plan’s eligibility provisions and Participant Allocation Groups may not be structured to limit participation to only the shortest Service and lowest paid NHCEs while excluding the other NHCEs.

(h)	Allocation Using Age Weighting. If elected in the Adoption Agreement and this is not a target benefit plan, the contribution will be allocated, using age weighting, such that the equivalent benefit accrual rate for each Benefiting Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Participant’s testing age, expressed as a percentage of the Participant’s Compensation for the Allocation Period, using the interest and mortality factors elected in the Adoption Agreement and that satisfy Regulation §1.401(a)(4)-12. For purposes of this paragraph, the Participant’s testing age is the later of Normal Retirement Age, or the Participant’s current age.

(i)	Target Benefit Plans. If the Plan is a target benefit plan, a Benefiting Participant’s allocation will be in an amount sufficient to provide the Target Benefit set forth in the Adoption Agreement.

(j)	Benefiting Participants. A Participant will be a Benefiting Participant under this Section for an Allocation Period in accordance with the requirement elected in the Adoption Agreement. If a Service requirement is elected and the Allocation Period is less than 12 consecutive months, the Service requirement will be proportionately reduced.

(k)	Effect of Top Heavy on Allocation Method. Notwithstanding anything in this Section to the contrary, if the Plan is Top Heavy for any Plan Year and if the allocation method set forth above, along with any other allocations that are permitted to be used to satisfy the Top Heavy Minimum Allocation requirements of Section 3.10, does not satisfy the Top Heavy Minimum Allocation requirements (because, for example, either a Benefiting Participant’s Compensation that is used in the allocation method does not satisfy Code §415(c)(3) Compensation, the Compensation Determination Period is other than the entire Plan Year, or the allocation method is not sufficient to allocate the Top Heavy Minimum Allocation to any Non-Key Employee), then the Top Heavy Minimum Allocation will be allocated before any allocations under the allocation method (or will be allocated simultaneously therewith if no Key Employee has any Employer contributions [including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer] or Forfeitures allocated to the Participant’s Account for that Plan Year). However, the allocation method may take into account such Top Heavy Minimum Allocation.

(l)	Minimum Allocation Gateway. If the Employer elects to satisfy the non-discrimination rules with respect to contributions or benefits by providing the minimum allocation gateway, each NHCE who (1) is a Participant in this Plan, (2) receives an allocation of Non-Elective Contributions and/or QNECs, and (3) is not an Otherwise Excludable Participant must have an allocation rate not less than the lesser of 5%, or one-third of the allocation rate of the HCE with the highest allocation rate. An allocation rate is the amount of contributions allocated to an employee for a year, expressed as a percentage of Compensation, limited to amounts a Participant received on or after his entry date with respect to the Non-Safe Harbor Non-Elective Contribution Component of the Plan. If the requirements of Regulation §1.401(a)(4)-9 apply to the Plan, the gateway will be determined in accordance with Regulation §1.401(a)(4)-9(b)(2)(v)(D). Compensation under this paragraph will be limited to amounts a Participant received on or after his entry date with respect to the Non-Safe Harbor Non-Elective Contribution Component of the Plan.

(m)	Permitted Disparity Limits. In any Plan Year in which a Participant in this Plan benefits under more than one plan that provides for, or imputes, permitted disparity, then the limitations set forth in Regulation §1.401(l)-5 must be satisfied, including the annual overall permitted disparity limit described in Regulation §1.401(l)-5(b) and cumulative permitted disparity limit described in Regulation §1.401(l)-5(c).

3.5	ADP Safe Harbor Contributions. If elected in the Adoption Agreement, ADP Safe Harbor Contributions made to the Plan will be made and allocated in accordance with, and subject to, the following provisions:

(a)	Mandatory ADP Safe Harbor Non-Elective Contributions. If elected in the Adoption Agreement, a “mandatory” Traditional ADP Safe Harbor Non-Elective Contribution or a “mandatory” QACA ADP Safe Harbor Non-Elective Contribution will be made that is equal to 3% (or such higher percentage as may be elected by the Employer by means of a written resolution) of the Compensation of each Safe Harbor Participant.

(b)	Contingent ADP Safe Harbor Non-Elective Contributions. If elected in the Adoption Agreement, a “contingent” Traditional ADP Safe Harbor Non-Elective Contribution or a “contingent” QACA ADP Safe Harbor Non-Elective Contribution may be made that is equal to 3% (or such higher percentage as may be elected by the Employer by means of a written resolution) of the Compensation of each Safe Harbor Participant. If the Plan uses the Current Year Testing Method, the Plan may be amended after the first day of the Plan Year and no later than 30 days before the last day of the Plan Year to adopt an ADP Safe Harbor Non-Elective Contribution for the Plan Year, effective as of the first day of the Plan Year, but only if the Plan provides the contingent Safe Harbor Notice and follow-up Safe Harbor Notice. The follow-up notice will be deemed to be an amendment sufficient for this purpose, and such amendment will be considered null and void as of the first day of the following Plan Year, at which time the “contingent” ADP Safe Harbor Contribution elected in the Adoption Agreement will again become effective. Notwithstanding the foregoing, however, if the follow-up Safe Harbor Notice is not provided in a timely manner, the Plan will not be considered a Safe Harbor Plan for the Plan Year and the ADP Safe Harbor Non-Elective Contribution will not be made.

(c)	Election to Contribute to Alternate Plan. The Employer may elect in the Adoption Agreement to make any ADP Safe Harbor Non-Elective Contribution to another defined contribution plan named in the Adoption Agreement, provided that for any Allocation Period in which the Employer elects to make an ADP Safe Harbor Non-Elective Contribution to such other defined contribution plan, the ADP Safe Harbor Non-Elective Contribution will nevertheless be made to this Plan rather than to the other plan unless each Safe Harbor Participant under this Plan also participates in the other plan and the other plan has the same Plan Year as this Plan. The Employer may elect to use this contribution to offset the allocation of Non-Safe Harbor Non-Elective Contributions that would otherwise be made to the Participant under 3.4. If the Non-Safe Harbor Non-Elective Contribution is allocated using permitted disparity, the offset applies only to the second step of the 2-Step formula or the fourth step of the 4-Step formula.

(d)	ADP Safe Harbor Matching Contributions. If elected in the Adoption Agreement, a “basic” Traditional ADP Safe Harbor Matching Contribution, an “enhanced” Traditional ADP Safe Harbor Matching Contribution, a “basic” QACA ADP Safe Harbor Matching Contribution, or an “enhanced” QACA ADP Safe Harbor Matching Contribution, will be made to the Plan that is equal to the amount specified in the Adoption Agreement; provided, however, that no QACA ADP Safe Harbor Matching Contributions will be made with respect to any Default Elective Deferrals that are withdrawn by a Safe Harbor Participant in accordance with Section 3.2(f)(6).

(e)

True-Ups. If the Allocation Period for an ADP Safe Harbor Matching Contribution is a period that is less than the Plan Year, and if on the last day of any Plan Year the dollar amount of the ADP Safe Harbor Matching Contributions made on behalf of a Safe Harbor Participant is less than the dollar amount that would have been made had ADP Safe Harbor Matching Contributions been made for an Allocation Period of a Plan Year, then, if elected in the Adoption Agreement, the Employer will make an additional ADP Safe Harbor Matching Contribution so that the ADP Safe Harbor Matching Contribution made for a Safe Harbor Participant for the Plan Year is equal to the ADP Safe Harbor Matching Contribution that would have been made had such contributions been contributed for an Allocation Period of the Plan Year. Any such additional contributions must be made to the Plan on a uniform, nondiscriminatory basis.

Notwithstanding the above, if the Employer elects to contribute and allocate separately ADP Safe Harbor Matching Contributions for an Allocation Period of less than the Plan Year, a true-up will be required unless ADP Safe Harbor Matching Contributions with respect to any Elective Contributions made during a Plan Year quarter are contributed to the Plan by the last day of the immediately following Plan Year quarter.

(f)	Notice Requirement. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide a comprehensive notice to each Safe Harbor and/or Covered Employee as follows.

(1)	General Requirement. The notice must explain an affected Employee’s rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Employee. If an Employee becomes a Safe Harbor Participant (or Covered Employee) after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Employee becomes a Safe Harbor Participant (or Covered Employee) but not later than the date the Employee becomes a Safe Harbor Participant (or Covered Employee).

(2)	Additional Requirement for QACAs. To the extent the Employer elects to make QACA Safe Harbor Contributions to the Plan, the notice must also include an explanation of each Covered Employee’s rights and obligations under the Default Elective Deferral portion of the QACA, written in a manner calculated to be understood by the average Covered Employee. The notice will accurately describe (A) the amount of Default Elective Deferrals to be made on the Covered Employee’s behalf in the absence of a Salary Deferral Agreement being filed with the Administrator; (B) the Covered Employee’s right to elect to have no Elective Deferrals made on his or her behalf or to have a different amount of Elective Deferrals made; (3) how Default Elective Deferrals will be invested in the absence of the Covered Employee’s Investment Instructions; and (D) if withdrawals of Default Elective Deferrals are elected in the Adoption Agreement, the Covered Employee’s right to make a withdrawal of Default Elective Deferrals and the procedure for making such a withdrawal.

(3)	Contingent Notices. To the extent that the Employer elects to defer the declaration of an ADP Safe Harbor Non-Elective Contribution or a QACA ADP Safe Harbor Non-Elective Contribution, then at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Safe Harbor Participant with notice as described above. In addition, if the Employer elects to provide an ADP Safe Harbor Non-Elective Contribution or a QACA ADP Safe Harbor Non-Elective Contribution, follow-up notice must be provided to each Safe Harbor Participant no later than 30 days before the last day of the Plan Year. Such follow-up notice must be in writing and must state the “contingent” ADP Safe Harbor Non-Elective Contribution or QACA ADP Safe Harbor Non-Elective Contribution will be made for the Plan Year. Notwithstanding any provision in this Section to the contrary, the Safe Harbor Notice for the next Plan Year may be combined with the follow-up notice described above. In addition, the Employer must amend the Plan to provide for either an ADP Safe Harbor Non-Elective Contribution or QACA ADP Safe Harbor Non-Elective Contribution. Such amendment will only apply for the Plan Year to which the notice applies.

(g)	Coordination With Other Matching Contributions. For any Plan Year in which a QACA ADP Safe Harbor Matching Contribution is made to the Plan, then notwithstanding any other provision of the Plan to the contrary, and notwithstanding any other election made in the Adoption Agreement to the contrary, no Non-Safe Harbor Matching Contributions will be made for such Plan Year unless the Employer, in its sole discretion, elects otherwise, in which event the Employer may also elect, in its sole discretion, to limit such Non-Safe Harbor Matching Contributions to those that satisfy the requirements of the ACP Safe Harbor under Code 401(m), including the waiver of any allocation conditions that would otherwise apply to Non-Safe Harbor Matching Contributions.

3.6	ACP Safe Harbor Matching Contributions. If elected in the Adoption Agreement, ACP Safe Harbor Matching Contributions made to the Plan will be made and allocated in accordance with, and subject to, the following provisions:

(a)	Amount of Contribution. An ACP Safe Harbor Matching Contribution will be made to the Plan that is equal to the amount specified in the Adoption Agreement. However, no ACP Safe Harbor Contributions can be made unless the Employer has also elected in the Adoption Agreement to make an ADP Safe Harbor Contribution. ACP Safe Harbor Contributions can only be made after satisfying the notice requirements set forth in Section 3.5(f).

(b)

True-Ups. If the Allocation Period for an ACP Safe Harbor Matching Contribution is a period that is less than the Plan Year, and if on the last day of any Plan Year the dollar amount of the ACP Safe Harbor Matching Contributions made on behalf of a Safe Harbor Participant is less than the dollar amount that would have been made had ACP Safe Harbor Matching Contributions been made for an Allocation Period of a Plan Year, then, if elected in the Adoption Agreement, the Employer will make an additional ACP Safe Harbor Matching Contribution so that the ACP Safe Harbor Matching Contribution made for a Safe Harbor Participant for the Plan Year is equal to the ACP Safe Harbor Matching Contribution that would have been made had such contributions been contributed for an Allocation Period of the Plan Year. Any such additional contributions must be made to the Plan on a uniform, nondiscriminatory basis. Notwithstanding the above, if the Employer elects to contribute and allocate separately ACP Safe Harbor Matching Contributions for an Allocation Period of less than the Plan Year, a true-up shall be required unless ACP Safe Harbor Matching Contributions with respect to any Elective Contributions made during a plan year quarter are contributed to the Plan by the last day of the immediately following Plan Year quarter.

3.7	Qualified Matching Contributions. The Employer may make QMACs in such amounts as the Employer may determine. For this purpose, each Participant will be assigned to his or her own allocation group. The Employer will notify the Plan Administrator or Trustee in writing, by no later than the due date of the Employer’s tax return for the year to which the contribution relates, of the amount of the contribution to be allocated to each allocation group. QMACs will be allocated to the Qualified Matching Contribution Account of each Participant on whose behalf a QMAC is made. All QMACs used in the ADP Test or the ACP Test must also satisfy the requirements of Regulation §1.401(k)-2(a)(6) and §1.401(m)-2(a)(6).

3.8	Qualified Non-Elective Contributions. The Employer may make QNECs in such amounts as the Employer may determine. For this purpose, each Participant will be assigned to his or her own allocation group. The Employer will notify the Plan Administrator or Trustee in writing, by no later than the due date of the Employer’s tax return for the year to which the contribution relates, of the amount of the contribution to be allocated to each allocation group. QNECs will be allocated to the Qualified Non-Elective Contribution Account of each Participant on whose behalf a QNEC is made. All QNECs used in the ADP Test or the ACP Test must also satisfy the requirements of Regulation §1.401(k)-2(a)(6) and §1.401(m)-2(a)(6).

3.9	Prevailing Wage Contributions. If elected in the Adoption Agreement, the Employer will make Prevailing Wage Contributions for each Prevailing Wage Employee. The contribution will be made as frequently as required under the applicable Prevailing Wage Law and will be based on the hourly contribution rate required under the applicable Prevailing Wage Law for each Prevailing Wage Employee’s employment classification at which Prevailing Wage Law services are performed by each such Employee that are not being paid as wages or being used to provide other benefits. All or any portion of a Participant’s Prevailing Wage Contribution (a) can be used as a QNEC; (b) can be used as a QMAC to the extent the Participant has Elective Deferrals made on his or her behalf; (c) be allocated to the Participant’s Prevailing Wage Account; or (d) can be used first to offset any other type of Employer contribution (other than Elective Deferrals), in which case any remaining Prevailing Wage Contributions will be allocated to the Participant’s Prevailing Wage Account.

3.10	Top Heavy Minimum Allocation. In any Plan Year in which the Plan is Top Heavy and a Key Employee receives an allocation of Employer contributions or Forfeitures, each Participant who is described in paragraph (a) below will receive a Top Heavy Minimum Allocation determined in accordance with the following:

(a)	Participants Who Must Receive the Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation will be made for each Participant who is a Non-Key Employee (and, if elected in the Adoption Agreement, for any other Participant, including any Key Employee) who is employed by an Employer on the last day of the Plan Year, even if such Participant (1) fails to complete any minimum Hours of Service/Period of Service required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make Elective Deferrals to the Plan in the case of a 401(k) plan; (3) receives Compensation that is less than a stated amount; or (4) declines to make a mandatory employee contribution to the Plan. The Top Heavy Minimum Allocation is not required for a Participant whose participation is limited to a Rollover Contribution.

(b)

Participation in Multiple Defined Contribution Plans. If (1) this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, (2) this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with one or more defined contribution plans, (3) a Participant who is described in paragraph (a) participates in this Plan and in one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group, and (4) the allocation of Employer contributions and Forfeitures of each plan that is part of the Required Aggregation Group or the Permissive Aggregation Group (when each plan is considered separately) is insufficient to satisfy the Top Heavy Minimum Allocation requirement with respect to such Participant, the Top Heavy Minimum Allocation requirement will nevertheless be satisfied if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is sufficient to satisfy the Top Heavy Minimum Allocation requirement. However, if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of a Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is not sufficient to satisfy the Top Heavy Minimum Allocation requirement, then the Employer will make an additional contribution on behalf of such Participant to this Plan and/or to one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (or any other defined contribution plan that is sponsored by the Employer) in order that the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) satisfies the Top Heavy Minimum Allocation requirement.

(c)	Required Aggregation Group or Permissive Aggregation Group With a DB Plan. If this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, the Sponsoring Employer may, in its discretion, determine to satisfy the requirements of Code §416 with respect to each Participant described in paragraph (a) who participates in this Plan and in the defined benefit plan which is part of the Required Aggregation Group or the Permissive Aggregation Group, by any of the following methods:

(1)	Defined Benefit Minimum Benefit. A defined benefit minimum, which is an accrued benefit at any point in time equal to at least the product of (A) an Employee’s average annual Code §415(c)(3) Compensation for the period of consecutive years (not exceeding five) when the Employee had the highest aggregate Code §415(c)(3) Compensation from the Employer and (B) the lesser of 2% per Year of Vesting Service with the Employer or 20%, subject to the rules of Code §416 and the Regulations thereunder.

(2)	Floor Offset Arrangement. A floor offset approach, pursuant to Revenue Ruling 76-259, under which the defined benefit minimum of the defined benefit plan that is provided pursuant to paragraph (c)(1) is offset by the benefits provided under the defined contribution plan.

(3)	Using Comparability. A demonstration, using a comparability analysis pursuant to Revenue Ruling 81-202, that the plans are providing benefits at least equal to the defined benefit minimum that is provided pursuant to paragraph (c)(1) above.

(4)	5% Defined Contribution Allocation. An allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan (or any defined contribution plan that is sponsored by the Employer) equal to 5% of an Employee’s Code §415(c)(3) Compensation for each Plan Year that the Required Aggregation Group or the Permissive Aggregation Group is Top Heavy.

(d)	Contributions That Can Be Used to Satisfy Top Heavy Minimum. All Employer contributions to the Plan (other than Elective Deferrals that are made on behalf of a Participant, and, for Plan Years beginning before 2002, Matching Contributions), will be taken into account in determining if the Employer has satisfied the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements of this Section. Furthermore, the following Employer contributions that are made on behalf of a Participant to a 401(k) Plan may also be taken into account in determining whether the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements have been satisfied: Non-Safe Harbor Non-Elective Contributions; Qualified Non-Elective Contributions; ADP Safe Harbor Non-Elective Contributions; Matching Contributions (including Qualified Matching Contributions) for Plan Years beginning after 2001; and any other Employer contributions as may be permitted by law.

(e)	Limited Exemption from Top Heavy. The Plan shall not be treated as Top Heavy if Plan contributions for the Plan Year in question consist solely of Elective Deferrals, ADP Safe Harbor Non-Elective Contributions, ADP Safe Harbor Matching Contributions, ACP Safe Harbor Matching Contributions and Rollover Contributions as long as all Participants eligible for the Elective Deferral Component of the Plan are Safe Harbor Participants. Furthermore, if the Plan (but for the prior sentence) would be treated as a Top Heavy Plan because the Plan is a member of a Required Aggregation Group or Permissive Aggregation Group which is Top Heavy, then the QACA ADP Safe Harbor Contributions may be taken into account in determining whether any other plan in the Required Aggregation Group or the Permissive Aggregation Group meets the Top Heavy requirements of Code §416.

3.11	Forfeitures and Their Application. The following provisions relate to Forfeitures and their application:

(a)	When Forfeitures Occur. As elected in the Adoption Agreement, the date upon which a Forfeiture occurs is either (1) the earlier of the date a Participant who Terminated Employment receives a distribution of his or her Vested Interest or the date the Participant incurs five consecutive Breaks in Service after Termination of Employment (but if the Plan is a 401(k) Plan, no Forfeiture will occur until the Participant’s entire Elective Deferral Account balance has also been distributed); or (2) the date a Participant incurs five consecutive Breaks in Vesting Service after Termination of Employment. If a Participant’s Vested Participant’s Account balance is zero on the date the Participant Terminates Employment, the Participant will be deemed to have received a distribution of such Vested Interest on the date of termination and a Forfeiture will be deemed to have occurred on the date of such termination.

(b)

Application of Forfeitures. The Administrator may elect to use any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. Any portion of the Forfeiture Account that is not used to pay such expenses will be used first to restore previous Forfeitures of Participants’ Accounts under paragraph (c) below and/or to restore Participants’ Accounts under Section 5.14. Any remaining Forfeitures will, at the direction of the Employer, (1) be allocated to Participants; (2) be used to reduce the Employer’s contribution (or if the Plan is a 401(k) plan, any combination of Employer contributions to the extent permitted under IRS guidelines); and/or (3) be added to the Employer’s contribution (or if the Plan is a 401(k) plan, to any combination of Employer contributions to the extent permitted under IRS guidelines) to be allocated therewith. Any Forfeitures the Employer elects to allocate to Participants under clause (1) will be allocated on a uniform, nondiscriminatory basis, and in determining the group of Participants who are eligible to receive such allocation, the Employer may require that a Participant be employed by the Employer on the last day of the Allocation Period in addition to any other allocation conditions used to determine Benefiting Participants for purposes of other Employer contributions. Alternatively, the Employer may elect to apply Forfeitures as described in the Forfeiture addendum to the Adoption Agreement. Notwithstanding the foregoing, however, Forfeitures in a target benefit pension plan can only be used to reduce Employer contributions.

(c)	Restoration of Forfeitures of Rehired Employees. If a Participant who is not 100% Vested in his or her Participant’s Account Terminates Employment, a Forfeiture of all or a portion of the Participant’s Account of the Participant who has Terminated Employment has (or may) have occurred, and the Participant is subsequently reemployed by the Employer, then his or her Participant’s Account will be administered in accordance with the following provisions:

(1)	Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, then any previous Forfeiture of the Participant’s Account will not be restored under the terms of this Plan.

(2)	Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks. If a Participant’s Vested Interest in the entire Participant’s Account attributable to Employer contributions is zero percent (0%) on the date the Participant Terminates Employment, the Participant is deemed to have received a distribution of such Vested Interest on the date of such Termination of Employment pursuant to the Section 3.11(a)(1), a Forfeiture of the Participant’s Account attributable to Employer contributions occurs on the date of such Termination of Employment pursuant to the Section 3.11(a)(1), and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the previous Forfeiture of such Participant’s Account attributable to Employer contributions will be restored, calculated as of the date the Forfeiture occurred (unadjusted by subsequent gains and losses). Furthermore, if a Participant’s Vested Interest in the entire Participant’s Account attributable to Employer contributions is zero percent (0%) on the date the Participant Terminates Employment, a Forfeiture of the Participant’s Account attributable to Employer contributions occurs on the date that a Participant incurs the number of consecutive Breaks in Service after Termination of Employment that the Employer elects in the Adoption Agreement pursuant to the Section 3.11(a)(2), and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the previous Forfeiture of such Participant’s Account attributable to Employer contributions will be restored, calculated as of the date the Forfeiture occurred (unadjusted by subsequent gains and losses). Such restoration of the previous Forfeitures attributable to Employer contributions will occur in the Plan Year that such Participant is reemployed by the Employer.

(3)	Reemployment of a Vested Participant Before 5 Consecutive Breaks Where a Distribution But No Forfeiture Has Occurred. If a Participant’s Vested Interest in the Participant’s Account balance attributable to Employer contributions is less than a 100% (but greater than 0%) on the date that the Participant Terminates Employment, the Participant is subsequently reemployed by the Employer before incurring 5 consecutive Breaks in Service, and a Forfeiture of the non-Vested portion of the Participant’s Account attributable to Employer contributions has not occurred but a distribution of all or a portion of such Participant’s Account has occurred, then a separate bookkeeping account will be established for the Participant’s Account at the time of distribution and the Participant’s Vested Interest in the separate bookkeeping account at any relevant time will be an amount (“X”) determined according to the following formula: X = P(AB + (R x D)) - (R x D)), where “P” is the Vested Interest at the relevant time, “AB” is the respective account balance at the relevant time, “D” is the amount of the distribution, and “R” is the ratio of the respective account balance at the relevant time to the respective account balance after distribution.

(4)

Reemployment of a Vested Participant Before 5 Consecutive Breaks Where a Distribution and Forfeiture Has Occurred. If a Participant’s Vested Interest in the Participant’s Account balance attributable to Employer contributions is less than a 100% (but greater than 0%) on the date that the Participant Terminates Employment, the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, a distribution of all or a portion of the Vested Interest in the Participant’s Account has occurred, and a Forfeiture of the non-Vested portion of the Participant’s Account attributable to Employer contributions has occurred (which may not necessarily occur at the same time that the distribution occurs), then the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions will be restored, calculated as of the date the Forfeiture occurred (unadjusted by subsequent gains and losses)

and based upon the Employer’s decision whether the Participant is required to repay to the Plan the full amount of all distributions which were attributable to Employer contributions (including Elective Deferrals). With respect to such decision of the Employer whether the Participant is required to repay to the Plan the full amount of all distributions which were attributable to Employer contributions (including Elective Deferrals) in order to have the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions be restored, the following provisions will apply:

(A)	Time of Restoration If Repayment Is Not Required. If the Employer decides that the Participant is not required to repay to the Plan the full amount of all distributions which were attributable to Employer contributions (including Elective Deferrals) in order to have the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions restored, then such restoration will occur in the Plan Year in which the Participant is reemployed by the Employer.

(B)	Time of Restoration If Repayment Is Required. If the Employer decides that the Participant is required to repay to the Plan the full amount of all distributions which were attributable to Employer contributions (including Elective Deferrals) in order to have the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions restored, then, such repayment by the Participant must be made before the earlier of (i) five years after the Participant’s Reemployment Commencement Date, or (ii) the date on which the Participant incurs five consecutive Breaks in Service following the date of distribution of either the entire or the remaining Vested Interest in the Participant’s Account. Such restoration of the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions will occur in the Plan Year that the Participant repays to the Plan the full (or any remaining) amount of the distribution which was attributable to Employer contributions (including Elective Deferrals).

(d)	Sources of Restoration of Previously Forfeited Amounts. The sources to restore a previous Forfeiture of the non-Vested portion of the Participant’s Account balance attributable to Employer contributions pursuant to this Section will be made first by using available Forfeitures to restore the previous Forfeiture and, if such available Forfeitures are insufficient to restore the previous Forfeiture, by the Employer making a special Employer contribution to the Plan to the extent necessary to restore the previous Forfeiture.

3.12	Allocation of Earnings and Losses. As of each Valuation Date, amounts in Participants’ accounts/sub-accounts which have not been segregated from the general Trust Fund for investment purposes (accounts which have been segregated include any Directed Investment Accounts established under Section 7.4) and which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund that has been earned since the prior Valuation Date allocated in accordance with such rules and procedures that are established by the Administrator and that are applied in a uniform and nondiscriminatory manner based upon the investments of the Trust Fund and the Participants’ accounts/sub-accounts to which the net income is allocated. For purposes of this Section, the term “net income” means the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund determined on each Valuation Date. However, Participants’ accounts and/or sub-accounts which have been segregated from the general Trust Fund for investment purposes (accounts which have been segregated include any Directed Investment Accounts established under Section 7.4) will only have the net income earned thereon allocated thereto. Policy dividends or credits will be allocated to the Participant’s Account for whose benefit the Policy is held.

3.13	Failsafe Allocation. If elected in the Adoption Agreement, if the Plan (or a Component of the Plan) for any Plan Year fails to satisfy coverage testing under Code §410(b), certain allocations will be made only to the extent necessary to insure that the Plan (or Component of the Plan) for such Plan Year satisfies either Code §410(b)(1)(A) or (B)subject to the following:

(a)	Order of Allocation. To satisfy one of the above tests for such Plan Year, an allocation may be made to certain Employees in the following groups in the following order: (1) first, an allocation may be made to that group of Employees who were Participants for the Plan Year but who did not receive an allocation for the Plan Year with respect to the Plan (or the Component of the Plan that fails the test); (2) next, an allocation may be made to that group of Employees who have not yet satisfied the age and/or Service requirements for, but who are Eligible Employees with respect to, the Plan (or the Component of the Plan that fails the test); (3) next, an allocation may be made to that group of Employees who have satisfied the age and/or Service requirements for, and who are Eligible Employees with respect to, the Plan (or the Component of the Plan that fails the test); and (4) finally, an allocation may be made to that group of Employees who have not yet satisfied the age and/or Service requirements for, and who are not Eligible Employees with respect to, the Plan (or the Component of the Plan that fails the test).

(b)	Priority of Allocation Within Each Group. To determine each Employee’s priority within an allocation group described in paragraph (a), Employees will, as elected in the Adoption Agreement, first be ranked either by their Service or by their Compensation, beginning with the highest number or amount, as the case may be. Furthermore, if elected in the Adoption Agreement, the Participants within an allocation group will, before an allocation is made, be further ranked beginning either with those who are employed on the last day of Plan Year or with those who are credited with at least 1,000 Hours of Service (or a 6-month Period of Service).

(c)	Employees Who Share and the Amount of Allocation. Only those Employees who are required to benefit under the Plan (or the Component of the Plan) for the Plan Year in order to satisfy one of the above tests will be entitled to an allocation, even if the number of Employees who are required to benefit is less than the total number of Employees within a specific allocation group. Such allocation will be made on the same basis as, and using the same allocation formula and method as, the allocation that is made to each Participant who is an otherwise Benefiting Participant for such Plan Year with respect to the Plan (or such Component of the Plan). The right of an Employee who is eligible to receive an allocation under this Section for a Plan Year will be fixed as of the last day of such Plan Year.

3.14	Rollover Contributions. If elected in the Adoption Agreement, Rollover Contributions are permitted by the class of Employees elected in the Adoption Agreement, subject to the other terms and conditions with respect thereto as elected in the Adoption Agreement. Rollover Contributions will be allocated to an Employee’s Rollover Contribution Account. The Administrator may choose for investment purposes to segregate Rollover Contribution Accounts into separate interest bearing accounts or to invest them as part of the general Trust Fund, except for that portion of an Employee’s Rollover Contribution Account which an Employee may be permitted to self-direct under Section 7.4.

3.15	Voluntary Employee Contributions. If elected in the Adoption Agreement, Voluntary Employee Contributions are permitted by the class of Participants elected in the Adoption Agreement, subject to the other terms and conditions with respect thereto as elected in the Adoption Agreement. Voluntary Employee Contributions may be made in the amount elected in the Adoption Agreement, and will be allocated to a Participant’s Voluntary Employee Contribution Account. The Administrator may choose for investment purposes to segregate Voluntary Employee Contribution Accounts into separate interest bearing accounts or to invest them as part of the general Trust Fund, except for that portion of a Participant’s Voluntary Employee Contribution Account which a Participant may be permitted to self-direct under Section 7.4. If financial hardship distributions are elected in the Adoption Agreement, a Participant who receives any such distribution from this Plan, or from any other plan maintained by the Employer, will be barred from making Voluntary Employee Contributions for a period of 6 months after the distribution, or such other period of time as set forth in an administrative policy. Voluntary Employee Contributions made for a Plan Year must satisfy the ACP Test described in Section 3.3(l). Voluntary Employee Contributions that do not satisfy the ACP Test will utilize the correction methods described in 3.3(n).

Article 4

Plan Benefits

4.1	Benefit Upon Retirement. Every Participant who has reached his or her Normal Retirement Age or, if elected in the Adoption Agreement, Early Retirement Age, will be entitled upon subsequent Termination of Employment to receive his or her Vested Aggregate Account balance, provided that a Participant who has reached Normal Retirement Age may elect to remain employed by the Employer and retire at a later date (“Late Retirement Age”), in which event such Participant will continue to participate in the Plan and his or her Participant’s Account will continue to receive allocations under Article 3. Upon a Participant’s Termination of Employment on or after his or her Normal, Early or Late Retirement Age, the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.2	Benefit Upon Death. Upon the death of a Participant prior to Termination of Employment, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant’s Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If a Beneficiary who is living on the date of the Participant’s death dies prior to receiving the entire death benefit to which such Beneficiary is entitled, then the undistributed portion of such death benefit will be paid in a lump sum to the named beneficiary of such Beneficiary, or if there is no such named beneficiary, then to the estate of such deceased Beneficiary. The Administrator’s determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made under Section 5.2.

4.3	Benefit Upon Disability. If a Participant suffers a Disability prior to Termination of Employment with the Employer, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.3.

4.4	Benefit Upon Termination of Employment. A Terminated Participant will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to distribution or who does not suffer a Disability prior to distribution will be made in accordance with Section 5.4.

4.5	Determination of Vested Interest. A Participant’s Vested Interest in his or her Participant’s Account will be determined in accordance with the following provisions:

(a)	100% Vesting At Normal Retirement Age. A Participant will have a 100% Vested Interest in his or her Participant’s Account upon reaching Normal Retirement Age prior to Termination of Employment.

(b)	Optional 100% Vesting Upon Early Retirement, Death or Disability. If elected in the Adoption Agreement, a Participant will have a 100% Vested Interest in his or her Participant’s Account (1) upon his or her retirement at Early Retirement; (2) upon his or her Disability prior to Termination of Employment; and/or (3) upon his or her death prior to Termination of Employment, regardless of any other Vesting schedule elected in the Adoption Agreement.

(c)	Accounts That Are Required To Be 100% Vested At All Times. A Participant will at all times have a 100% Vested Interest in any Elective Deferral Account, QMACs, QNECs, Traditional ADP Safe Harbor Non-Elective Contribution Account, Traditional ADP Safe Harbor Matching Contribution Account, Voluntary Employee Contribution Account, and/or Rollover Contribution Account established on his or her behalf.

(d)	Accounts That May Be Vested Under a Graduated Schedule. A Participant’s Vested Interest in any ACP Safe Harbor Matching Contribution Account, QACA ADP Safe Harbor Matching Contribution Account, QACA ADP Safe Harbor Non-Elective Contribution Account, Non-Safe Harbor Matching Contribution Account, Non-Safe Harbor Non-Elective Contribution Account, and/or Prevailing Wage Account established on his or her behalf will, in a Top Heavy Plan Year and a non-Top Heavy Plan Year, be determined by the Vesting schedule elected in the Adoption Agreement.

(e)	Grandfathered Vesting for Non-Safe Harbor Matching Contribution Accounts. Notwithstanding paragraph (d) to the contrary, and if elected in the Adoption Agreement, a Participant’s Vested Interest in a Non-Safe Harbor Matching Contribution Account balance that existed prior to January 1, 2001 will be determined by the Vesting schedule that applied to such account that was in effect prior to such date.

(f)	Grandfathered Vesting for Non-Safe Harbor Non-Elective Contribution Accounts. Notwithstanding paragraph (d) to the contrary, and if elected in the Adoption Agreement, a Participant’s Vested Interest in a Non-Safe Harbor Non- Elective Contribution Account balance that existed prior to January 1, 2007 will be determined by the Vesting schedule that applied to such account that was in effect prior to such date.

(g)	100% Vesting Upon Complete or Partial Termination or Upon Complete Discontinuance of Contributions. Upon the complete termination or partial termination of the Plan, or upon a complete discontinuance of contributions under the Plan if the Plan is a 401(k) Plan or a profit sharing plan, each affected Participant will have a 100% Vested Interest in his or her unpaid Participants’ Account balance.

(h)	Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant’s Vested Interest in his or her Participant’s Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s Vested Interest in his or her Participant’s Account, or the Plan is deemed amended by an automatic change to or from a Top Heavy Vesting schedule, then the following provisions will apply:

(1)	Participant Election. Any Participant with at least three Years of Vesting Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant’s Account computed by the Vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the Vested Interest in his or her Participant’s Account computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (A) 60 days after the amendment is adopted; (B) 60 days after the amendment becomes effective; or (C) 60 days after the date the Participant is issued written notice of the amendment by the Employer or Administrator.

(2)	Preservation of Vested Interest. Notwithstanding the forgoing, if the Vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant’s Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

Article 5

Distribution of Benefits

5.1	Distributions for Reasons Other Than Death. In general, the benefit a Participant is entitled to receive under Sections 4.1, 4.3 and 4.4 will be distributed as follows, subject to any applicable waiver and consent requirements in Section 5.17:

(a)	Normal Form of Distribution. If the Plan is a 401(k) Plan or a profit sharing plan, a Participant’s benefit will be distributed in the Normal Form of Distribution elected in the Adoption Agreement. The permitted Normal Forms of Distribution are (1) a QJSA; (2) a single payment; or (3) Substantially Equal Installments. If the Plan is a money purchase plan or target benefit plan, the Normal Form of Distribution is automatically a QJSA.

(b)	Optional Forms of Distribution. If elected in the Adoption Agreement, a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in one of the Optional Forms of Distribution elected by the Employer in the Adoption Agreement. The Optional Forms of Distribution permitted to be elected for this purpose by the Employer in the Adoption Agreement are (1) a single payment; (2) Substantially Equal Installment Payments; (3) a non-transferable annuity purchased from an insurance company and that complies with the terms of the Plan; and (4) designated sums from time to time as elected by the Participant. All elected Optional Forms of Distribution will be available on a non-discriminatory basis and are not subject to the Administrator’s discretion.

(c)	Time of Distribution. Distributions with respect to benefits to which a Participant is entitled under Section 4.1 will be made under this Section within a reasonable time after the Participant’s Termination of Employment on or after his or her Normal, Early or Late Retirement Age, as applicable. Distribution with respect to benefits to which a Participant is entitled under Sections 4.3 and 4.4 will be made within an administratively reasonable time after the date or dates elected in the Adoption Agreement with respect to such benefit.

5.2	Distributions Because of Death. In general, the death benefit a Participant’s Beneficiary is entitled to receive under Section 4.2 will be distributed as follows, subject to any applicable waiver and consent requirements in Section 5.17:

(a)	Death Benefit Payable to a Surviving Spouse. If a Participant dies before the Annuity Starting Date and the Participant has a surviving Spouse on the date of the Participant’s death, then the Participant’s surviving Spouse will be entitled to receive a death benefit determined in accordance with the following provisions:

(1)	Normal Form of Distribution Is a QJSA. If the Normal Form of Distribution elected (or required) is a QJSA, then notwithstanding any other Beneficiary designation made by the Participant, the surviving Spouse will receive a minimum death benefit as a QPSA unless such QPSA has been waived under Section 5.17. If the QPSA is waived, then the benefit (and any additional death benefit to which the surviving Spouse is entitled) will be distributed, at election of the surviving Spouse, in one of the forms of distribution elected in the Adoption Agreement. The forms of distribution permitted in the Adoption Agreement for this purpose are (A) a single payment; (B) Substantially Equal Installments; (C) a non-transferable annuity that can be purchased from an insurance company and that complies with the terms of the Plan; and (D) designated sums from time to time as elected by the Beneficiary. All elected forms of distribution will be available on a non- discriminatory basis and are not subject to the Administrator’s discretion.

(2)	Normal Form of Distribution Is Not a QJSA. If the Normal Form of Distribution elected (or required) is not a QJSA, then notwithstanding any other Beneficiary designation made by a Participant, the surviving Spouse will be entitled to receive 100% of the Participant’s death benefit unless the surviving Spouse has waived that right under Section 5.17. Any portion of the death benefit that the surviving Spouse has not waived will be distributed, at election of the surviving Spouse, in one of the forms of distribution elected in the Adoption Agreement. The forms of distribution permitted for this purpose under the Adoption Agreement are (A) a single payment; (B) Substantially Equal Installment Payments; (C) a non-transferable annuity that can be purchased from an insurance company and that complies with the terms of the Plan; and (D) designated sums from time to time as elected by the surviving Spouse. All elected forms of distribution will be available on a non-discriminatory basis and are not subject to the Administrator’s discretion.

(3)	Time of Distribution. Any death benefit payable to a surviving Spouse will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death under Section 5.20(b)(2)(A), if required minimum distributions to the Participant have not begun. If the Life Expectancy rule is elected in the Adoption Agreement and the surviving Spouse elects such rule under Section 5.20(b)(2)(B), the surviving Spouse may elect to defer distribution of the death benefit, but distribution to the surviving Spouse must begin no later than December 31st of the calendar year in which the deceased Participant would have attained Age 70 1⁄2.

(4)	Death of Surviving Spouse Before Distribution Begins. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant. If the Normal Form of Distribution is a QJSA and if the QPSA has not been waived and if elected in the Adoption Agreement that the beneficiary can elect the Life Expectancy rule, if a Participant (or, if no election has been made by the Participant prior to the Participant’s death, then the Participant’s surviving Spouse) elects the Life Expectancy rule, then distribution will be considered to have begun when the deceased Participant would have reached Age 70 1⁄2 even if payments have been made to the surviving Spouse before that date. If distribution to the surviving Spouse commences in the form of an irrevocable annuity over a period permitted under subparagraph (a)(1) above before the deceased Participant would have reached Age 70 1⁄2, then distribution will be considered to have begun on the actual annuity commencement date.

(b)	Death Benefit Payable to a Non-Spouse Beneficiary. Any death benefit payable to a non-Spouse Beneficiary will be distributed in one of the forms of distribution elected in the Adoption Agreement. The forms of distribution permitted for this purpose under the Adoption Agreement are (1) a lump sum payment; (2) Substantially Equal Installment Payments; (3) a non-transferable annuity that can be purchased from an insurance company and that complies with the terms of the Plan; and (4) designated sums from time to time as elected by the Beneficiary. All elected forms of distribution will be available on a non-discriminatory basis and are not subject to the Administrator’s discretion. Any such death benefit will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death under Section 5.20(b)(2)(A), if required minimum distributions to the Participant have not begun. However, if the Life Expectancy rule is elected in the Adoption Agreement and the non-Spouse Beneficiary elects the Life Expectancy rule under Section 5.20(b)(2)(B), then distribution of the death benefit must begin no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

(c)	Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of his or her benefit dies before the entire benefit is distributed, then the balance thereof will be distributed to the Participant’s Beneficiary (or Beneficiary’s Beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant’s or Beneficiary’s death.

(d)	Payments to a Beneficiary of a Beneficiary. In the absence of a written Beneficiary designation from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary’s death prior to receiving the entire death benefit to which the Beneficiary is entitled. If a Beneficiary has not named his or her own Beneficiary, then the Beneficiary’s estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant’s Beneficiary, to the estate of the deceased Participant’s Beneficiary, or to any other Beneficiary or the estate thereof, then subject to the limitations regarding the latest dates for benefit payment of this Section and Section 5.21, the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form already commenced; (2) pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death; and/or (3) if payments have not commenced, pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death. Distribution to the Beneficiary of a Beneficiary must begin no later than the date that a distribution would have been made to the Participant’s Beneficiary. The Administrator’s determination under this paragraph will be final and will be applied in a uniform manner that does not discriminate in favor of Participants who are HCEs.

5.3	In-Service Distributions For Reasons Other than Hardship. If elected in the Adoption Agreement, a Participant who is still an Employee may request an in-service distribution of all or a portion his or her Vested Interest in accordance with the following provisions, subject to any applicable waiver and consent requirements in Section 5.17. Any distribution under this Section will be made to the Participant in a single payment; however, if the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, then any distribution under this Section is subject to the Spousal consent requirements of Code §401(a)(11) and §417.

(a)	Distributions After Normal Retirement Age. If elected in the Adoption Agreement, a Participant who has attained Normal Retirement Age may request in writing to the Administrator that the balance in one or more of the Participant’s accounts under the Plan be distributed even if such Participant has not Terminated Employment.. .

(b)	Distributions Before Normal Retirement Age. If elected in the Adoption Agreement, a Participant who has not attained Normal Retirement Age and has not Terminated Employment may request that the Participant’s Vested Interest in one or more of the accounts elected in the Adoption Agreement be distributed if such Participant satisfies the requirements elected in the Adoption Agreement. The number of times during any Plan Year that a Participant can request an in-service distribution under this paragraph may be limited by the Administrator, provided, however, that such limit does not discriminate in favor of HCEs.

(c)	Participants Not 100% Vested. If a distribution is made under this Section when the Participant has less than a 100% Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account or Matching Contribution Account and such Vested Interest may increase, a separate account will be established at the time of distribution, and at any relevant time the Participant’s Vested Interest in the separate account will be equal to an amount (“X”) determined by the following formula: X = P(AB + (R x D)) - (R x D), where “P” is the Vested Interest at the relevant time, “AB” is the respective account balance at the relevant time, “D” is the amount of the distribution, and “R” is the ratio of the respective account balance at the relevant time to the respective account balance after distribution.

(d)	Restriction on Certain Transfer Contributions. No distribution can be made under paragraph (b) with respect to Transfer Contribution Accounts (including post-transfer earnings thereon) transferred into this Plan from a money purchase plan or target benefit plan (other than any portion thereof which is attributable to Voluntary Employee Contributions) prior to age 62. Furthermore, if the Transfer Contributions are Elective Deferrals, QNECs, QMACs, ADP Safe Harbor Contributions or QACA Safe Harbor Contributions that are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan, then the distribution of such Transfer Contributions (including post-transfer earnings thereon) will be subject to the distribution limitations set forth in Section 5.13.

5.4	Mandatory Cash-Out of Benefits. If elected in the Adoption Agreement, then notwithstanding Sections 5.1 and 5.2 to the contrary, the Vested Aggregate Account balance of a Participant who has Terminated Employment will be distributed without the consent of the Participant (or the Participant’s Spouse) in accordance with the following provisions:

(a)	Cash-Out Threshold. Distribution can only be made under this Section if a Participant’s Vested Aggregate Account on or after the date of Termination of Employment does not exceed the amount elected in the Adoption Agreement (the “cash-out threshold”), which will be determined by including or excluding the Participant’s Rollover Contribution Account (if any), as elected in the Adoption Agreement.

(b)	Distribution If Cash-Out Threshold Exceeds $1,000. If the cash-out threshold is $5,000, distribution under this Section will, at the election of the Participant, be made as a lump sum cash payment or as a direct rollover under Section 5.12. However, if the Participant does not elect a lump sum cash payment or a direct rollover under Section 5.12, then the following provisions will apply: (1) if the distribution is $1,000 or less (including the Participant’s Rollover Contribution Account), distribution will be made in the form of a lump sum cash payment not less than 30 days and not more than 180 days after the Code §402(f) notice is provided to the Participant; and (2) if the amount of the distribution exceeds $1,000 (including the Participant’s Rollover Contribution Account), the Administrator will pay the distribution in an automatic direct rollover to an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b) not less than 30 days and not more than 180 days after the Code §402(f) notice is provided to the Participant.

(c)	Distribution If Cash-out Threshold Is $1,000 or Less. If the cash-out threshold is $1,000 or less, distribution under this Section will, at the election of the Participant, be made as a lump sum cash payment or as a direct rollover under Section 5.12. However, if the Participant does not elect a lump sum cash payment or a direct rollover under Section 5.12, the Administrator will pay the distribution as a lump sum cash payment not less than 30 days and not more than 180 days after the Code §402(f) notice is provided to the Participant.

(d)	Roth Elective Deferrals. Eligible Rollover Distributions from a Participant’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant’s account balances under the plan exceeds $1,000 for purposes of this Section.

(e)	Time of Distribution. Distribution will be made under this Section as soon as administratively feasible after the Participant Terminates Employment. Notwithstanding the foregoing, if a Participant would have received a distribution under the preceding sentence but for the fact that his or her Vested Aggregate Account exceeded the cash-out threshold, and if at a later time the Participant’s Vested Aggregate Account is reduced to an amount not greater than the cash-out threshold, the Administrator will distribute such Vested Aggregate Account in a lump sum without the Participant’s consent as soon as administratively feasible after the date the Participant’s Vested Aggregate Account no longer exceeds the cash-out threshold.

5.5	Restrictions on Immediate Distributions. If a Participant’s Vested Aggregate Account balance exceeds the amount set forth in paragraph (a) of this Section and such account balance is Immediately Distributable, the following provisions will apply:

(a)	General Rule. If the Vested Aggregate Account balance of a Participant who has Terminated Employment exceeds $5,000 (or if there are remaining payments to be made under a distribution option that previously commenced) and such amount is Immediately Distributable, the Participant must consent to any such distribution. With respect to any portion of a distribution that is subject to the QJSA requirements, the Participant’s Spouse, if any, must also consent to the distribution. If the Vested Aggregate Account balance of a Participant who has Terminated Employment does not exceed $5,000, but does exceed the cash-out threshold elected in the Adoption Agreement, and such amount is Immediately Distributable, then only the Participant (or where the Participant has died, the Participant’s surviving Spouse or Beneficiary) must consent to the distribution of any such amount.

(b)	Consent Requirements. The consent of the Participant to any benefit that is Immediately Distributable must be obtained in writing within the 180-day period ending on the Annuity Starting Date. With respect to any portion of the Participant’s Account that is Immediately Distributable and is subject to the QJSA requirements, the consent of the Participant’s Spouse, if any, must also be obtained in writing during 180-day period ending on the Annuity Starting Date unless the distribution is made in the form of a QJSA. However, neither the Participant nor the Spouse must consent to a distribution required by Code §401(a)(9) or §415 while the benefit is Immediately Distributable.

(c)	Notification Requirement. The Administrator must notify the Participant of the right to defer any distribution until it is no longer Immediately Distributable (and, for Plan Years beginning after December 31, 2006, the consequences of failing to defer any distribution). With respect to any portion of the Participant’s Account which is subject to the QJSA requirements, the Participant’s Spouse must also be so notified. Notification will include a general explanation of the material features and relative values of the optional forms of distribution available under the Plan in a manner that would satisfy the notice requirements of Code §417(a)(3). Any such notification will be provided no less than 30 days or more than 180 days prior to the Annuity Starting Date. Notwithstanding the other requirements of this Section, the notices prescribed by this Section need not be given to a Participant if the Plan “fully subsidizes” the costs of a QJSA or QPSA. For purposes of this Section, a plan fully subsidizes the costs of a benefit if no increases in cost, or decreases in benefits to the Participant may result from the Participant’s failure to elect another benefit.

(d)	Waiver of Minimum 30-Day Notice Requirement. Distribution of a Participant’s benefit may begin less than 30 days after the notice described in paragraph (c) is given to the Participant if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution (or a particular distribution option); and (3) with respect to any portion of the Participant’s Account which is subject to the QJSA requirements, the Participant does not revoke the election at any time prior to the expiration of the 7-day period that begins on the date the notice is given.

(e)	Consent Not Needed on Plan Termination. If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than an employee stock ownership plan (ESOP) as defined in Code §4975(e)(7), then the Participant’s benefit will, without the consent of the Participant or his or her Spouse, be distributed to the Participant in accordance with the distribution provisions of the Plan. If the Employer or an Affiliated Employer maintains another defined contribution plan (other than an ESOP), then the Participant’s benefit will, without the consent of the Participant or his or her Spouse, be transferred to the other plan if the Participant does not consent to an immediate distribution under this Section. However, this paragraph will not apply to any portion of the Participant’s Account which is subject to the QJSA requirements if the Plan, upon termination, offers an annuity option purchased from a commercial provider with respect to such portion of the Participant’s Account.

5.6	Qualified Reservist Distributions. If elected in the Adoption Agreement, and subject to any applicable waiver and consent requirements in Section 5.17, a Participant who is a member of a reserve component (as defined in §101 of title 37, United States Code) is ordered or called to active duty after September 11, 2001 for a period of at least 180 days or an indefinite period may elect to take a distribution (a “Qualified Reservist Distribution”) of up to 100% of his or her Elective Deferrals during the period beginning on the date of his or her call-up order and ending at the close of the active duty period.

5.7

Active Duty Severance Distributions. If elected in the Adoption Agreement, and subject to any applicable waiver and consent requirements in Section 5.17, a Participant who is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days may elect to take a distribution (an “Active Duty Severance Distribution”) of up to 100% of his or her Elective Deferral accounts subject to the following: (a) if a Participant receives such distribution, he or she will be barred from making Elective Deferrals and/or Employee Contributions for a period of 6 months after the distribution; (b) an individual who is considered to be an Employee because he or she is receiving Differential Wage Payments will still be entitled to such a distribution; (c) the availability of this distribution will not cause a Participant to be treated as having incurred a severance from employment for any other Plan purpose; (d) the Participant may elect to receive the distribution in the form of any distribution option that is otherwise available upon Termination of Employment under the Plan; (e) if a Participant is also eligible to receive a Qualified Reservist Distribution, any distribution of some or all of the Participant’s Elective Deferral accounts that qualifies as a

Qualified Reservist Distribution will be treated as a Qualified Reservist Distribution rather than a distribution under this Section; (f) a distribution under this Section is an Eligible Rollover Distribution unless one of the exceptions (other than the exception for financial hardship distributions under Code §401(k)(2)(B)(i)(IV)) listed under Code §402(c)(4) applies; and (g) nothing in this Section will affect a Participant’s right to take other in-service distributions (including financial hardship distributions) to the extent he or she is eligible for such distributions under the terms of the Plan.

5.8	Financial Hardship Distributions. If elected in the Adoption Agreement and the Plan is a profit sharing plan or a 401(k) plan, a Participant may make a request to the Administrator an in-service distribution on account of the Participant’s immediate and heavy financial need. (If elected in the Adoption Agreement, distributions may also be made under this paragraph to Terminated Participants.) Any such distribution will be made in accordance with the following provisions, subject to any applicable waiver and consent requirements in Section 5.17:

(a)	Immediate and Heavy Financial Needs, Thefollowing are the only financial needs considered to be immediate and heavy : (1) expenses incurred or necessary for medical care, described in Code §213(d), of the Participant, the Participant’s Spouse, dependents or primary beneficiary under the Plan; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition and related educational fees for up to the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, child, dependent or primary beneficiary under the Plan; (4) payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; (5) payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child, dependent or primary beneficiary under the Plan; and (6) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income). A “primary beneficiary under the Plan” is an individual named as a beneficiary who has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

(b)	Distribution Must Be Necessary to Satisfy an Immediate and Heavy Financial Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need only if (1) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (2) the Participant has obtained all distributions, other than financial hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and (3) all plans maintained by the Employer provide that the Participant’s Elective Deferrals (and Employee Contributions) will be suspended for 6 months after the receipt of the hardship distribution.

(c)	Source of Distribution. Any financial hardship distribution under this paragraph will be made from the account or accounts as set forth from time to time in an administrative policy regarding financial hardship distributions. The percentage of such accounts that can be distributed under this Section will be limited to the percentage as set forth from time to time in the aforementioned administrative policy.

(d)	Time and Form of Distribution. Any distribution under this Section will occur within an administratively reasonable time after the request is received by the Administrator, will only be made in a single payment, and will be subject to the Spousal consent requirements set forth in Section 5.17(b).

(e)	Certain Distributions Can Include Earnings. If this is a 401(k) Plan, any distribution under this Section of a Participant’s Pre-Tax Elective Deferrals, QMACs or QNECs may include any allocable earnings credited thereto as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989.

5.9	Distribution of Rollover Contributions. Subject to any applicable waiver and consent requirements in Section 5.17, an Employee may request a distribution of up to 100% of his or her Rollover Contribution Account at any time prior to becoming a Participant in the Plan (or in any Component of the Plan), and thereafter only at a time or times elected in the Adoption Agreement. A distribution under this Section will be made within an administratively reasonable time after the request by the Participant. Any distribution made prior to the time a Participant is entitled to a distribution of his or her Vested Aggregate Account under Section 5.1 will be made in a single payment (provided that if the Normal Form of Distribution is a QJSA, any such distribution will be subject to the QJSA requirements even if the Rollover Contribution was not previously subject to the QJSA requirements). Any distribution made after the Participant is entitled to a distribution of his or her Vested Aggregate Account under Section 5.1 will, at the election of the Participant, be distributed in a single payment (provided that if the Normal Form of Distribution is a QJSA, any such distribution will be subject to the QJSA requirements even if the Rollover Contribution was not previously subject to the QJSA requirements), or in the same manner as the Participant’s Account under Section 5.1. A distribution under this Section (a) will not prevent an Employee from accruing future benefits from Employer Contributions, and (b) can be re-deposited to the Employee’s Rollover Contribution Account if such re-deposits are elected in the Adoption Agreement and the withdrawn amount continues to be deemed a Rollover (except for the fact that it originated from this Plan),

5.10	Distribution of Voluntary Employee Contributions. Subject to any applicable waiver and consent requirements in Section 5.17, an Employee may request a distribution of up to 100% of his or her Voluntary Employee Contribution Account at the time or times elected in the Adoption Agreement. Any distribution under this Section which is attributable to post-1986 Voluntary Employee Contributions can only be made along with a portion of the earnings thereon, such earnings to be determined by the following formula: DA [1-(V - V+E)]. For purposes of applying the aforementioned formula, the term DA means the distribution amount, the term V means the amount of Voluntary Employee Contributions, and the term V+E means the amount of Voluntary Employee Contributions plus the earnings attributable thereto. A distribution under this Section will be made within an administratively reasonable time after the request by the Participant. Any distribution made prior to the time a Participant is entitled to a distribution of his or her Vested Aggregate Account under Section 5.1 will be made in a single payment. Any distribution made after the Participant is entitled to a distribution of his or her Vested Aggregate Account under Section 5.1 will, at the election of the Participant, be distributed in a single payment, or in the same manner as the Participant’s Account under Section 5.1. A distribution under this Section will not prevent an Employee from accruing future benefits from Employer Contributions.

5.11	Distribution of Transfer Contributions. A Participant’s Transfer Contribution Account will be distributed at the same time and in the same manner as the Participant’s Account is distributed under Sections 5.1 or 5.2, subject to the following:

(a)	Transfer Contributions That Remain Subject to the QJSA Requirements. If a Transfer Contribution was a direct or indirect transfer from a plan that was subject to the QJSA and QPSA requirements at the time of the transfer, then regardless of the Normal Form of Distribution elected in the Adoption Agreement, distribution of such contribution will be subject to the QJSA and QPSA requirements, will be subject to the Spousal consent requirements set forth in Section 5.17(b), and will be distributed in accordance with following provisions:

(1)	Distributions for Reasons Other Than Death. If the Participant is married on the Annuity Starting Date and has not died before such date, such contribution will be distributed as a QJSA. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, such contribution will be distributed as a life annuity. If a Participant elects not to receive the annuity form of payment described herein, then such contribution will be distributed in the manner described in Section 5.1. Any election by a Participant not to receive the annuity form of benefit described herein must be made in accordance with Section 5.17(b).

(2)	Distributions Upon Death. Notwithstanding any other Beneficiary designation made by a Participant to the contrary, if a Participant is married on the date of his or her death and dies before the Annuity Starting Date, then with respect to such contribution, the Participant’s surviving Spouse will receive a minimum death benefit as a QPSA unless such annuity has been waived under Section 5.17(b), in which event such death benefit will be distributed to the surviving Spouse in the manner described in Section 5.2.

(b)	Special Rule for Elective Deferral Transfers. If a Transfer Contribution was an Elective Deferral, a QNEC, a QMAC, or an ADP Safe Harbor Contribution that was transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan that was subject at the time of the transfer to the distribution restrictions set forth in Code §401(k)(2), then the distribution of such contribution (including post-transfer earnings thereon) will be subject to the distribution restrictions set forth in Section 5.13.

5.12	Direct Rollovers. Notwithstanding any provision of the Plan that would otherwise limit a Distributee’s election, a Distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an Eligible Rollover Distribution paid directly (a “Direct Rollover”) to an Eligible Retirement Plan specified by the Distributee, subject to the following provisions: (a) if elected in the Adoption Agreement, no Direct Rollover distribution election can be made by a Distributee with respect to a distribution that is less than $500; and (b) for distributions after December 31, 2006, a Direct Rollover to a Distributee who is a non-Spouse Beneficiary can only be made to a “traditional” IRA or a Roth IRA established on behalf of the non- Spouse Beneficiary for the purpose of receiving the distribution. This Section will be applied by treating any amount distributed from the Participant’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.

5.13

Restrictions on Distribution of Elective Deferrals and Other Contributions. Notwithstanding any other provision of the Plan, and subject to the consent requirements set forth in Section 5.17, Elective Deferrals, ADP Safe Harbor Contributions, QMACs, QNECs, and the earnings allocable to each such contribution, can only be distributed from the Plan upon the earliest to occur of the following dates: (a) the date a Participant Terminates Employment; (b) the date a Participant dies; (c) the date a Participant suffers a Disability; (d) the date a Participant reaches Age 59 1⁄2, provided an in-service distribution at such age is elected in the Adoption Agreement; (e) the date a Participant qualifies for a financial hardship distribution, provided such distributions are elected in the Adoption Agreement; (f) the date a Participant qualifies for a Qualified Reservist Distribution, provided such distributions are elected in the Adoption Agreement; (g) the date a Participant qualifies for an Active Duty Severance Distribution, provided such distributions are elected in the Adoption Agreement; (h) the occurrence of a federally declared disaster where resulting legislation authorizes a distribution; and (i) the date the Plan is terminated without the Employer maintaining another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7) or §409(a), a simplified employee pension plan as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract described in Code §403(b) or a plan described in Code §457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan. Distribution under clause (i) above can only be made in a lump sum.

5.14	Missing Payees and Unclaimed Benefits. With respect to a Participant or Beneficiary who has not claimed any benefit (the “missing payee”) to which such missing payee is entitled, and with respect to any Participant or Beneficiary who has not satisfied the administrative requirements for benefit payment, the Administrator may elect to either (a) segregate the benefit into an interest bearing account, in which event an annual maintenance fee as may be set from time to time in a policy established by the Administrator may be assessed against the segregated account; (b) subject to a policy established by the Administrator, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and/or the Department of Labor, which may include (but not be limited to) (1) distribute the benefit in an automatic direct rollover to an individual retirement plan designated by the Administrator; such individual retirement plan may be either an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b); or (2) distribute the benefit to the Pension Benefit Guaranty Corporation or any other authorized Federal Department or agency; (c) distribute the benefit to any person or entity who is appointed under State (or Commonwealth) law to act as a duly authorized guardian, legal representative, conservator, or power of attorney; or (d) treat the entire benefit as a Forfeiture. If a missing payee whose benefit has been forfeited is located, or if a payee whose benefit has been forfeited for failure to satisfy the administrative requirements for benefit payment subsequently satisfies such administrative requirements and claims his or her benefit, and if the Plan has not terminated (or if the Plan has terminated, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated assets of the Fund, by Employer contributions, by available Forfeitures of the Forfeiture Account, or by any combination thereof. However, if any such payee has not been located (or satisfied the administrative requirements for benefit payment) by the time the Plan terminates and all benefits have been distributed from the Plan, then the Forfeiture of such unpaid benefit will not be restored.

5.15	Distribution in the Event of Legal Incapacity. If any person entitled to benefits (the “Payee”) is under any legal incapacity by virtue of age or mental condition, payments may be made in one or more of the following ways as directed by the Administrator: (a) to a court-appointed guardian of the Payee; (b) to the person/entity having a valid power of attorney of the Payee or the Payee’s estate; (c) to any other person/entity authorized under State (or Commonwealth) law to receive benefits on behalf of the Payee; or (d) if the Payee is a minor, to the authorized person/entity of the Payee (e.g., custodian or guardian) under any State’s (or Commonwealth’s) Uniform Transfers to Minors Act or Uniform Gifts to Minors Act.

5.16	Earnings Before Benefit Distribution. As of the Valuation Date coinciding with or next following the date a Participant Terminates Employment with the Employer for any reason, the Administrator will, until a distribution is made to the Participant or the Participant’s Beneficiary in accordance with Sections 5.1 or 5.2, direct the Trustee in a uniform nondiscriminatory manner to either (a) invest the Participant’s Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (b) leave the Participant’s Vested Aggregate Account balance as part of the general Trust Fund. If the Participant’s Vested Aggregate Account balance remains as part of the general Trust Fund, then such account will either (a) share in the allocation of net earnings and losses under Section 3.12 as a non- segregated account, or (b) be granted interest at a rate consistent with the interest bearing investments of the Trust Fund.

5.17	Participant/Spousal Waiver and Consent Requirements. To the extent that a distribution from the Plan requires the Participant’s consent, or the consent of the Participant’s Spouse, the following provisions will apply:

(a)	Normal Form of Distribution Is Not a QJSA. If the Normal Form of Distribution under the Plan is not a QJSA, all distributions can be made from the Plan to a Participant without the consent of the Participant’s Spouse, except for any portion of the Participant’s Account which is subject to the QJSA requirements. Subject to the provisions of the next sentence, with regard to a death benefit payable to a Spouse, a Spouse can elect to waive such death benefit under Section 5.2 of the Plan, but the election will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit which may not be changed without Spousal consent (or the Spouse’s consent expressly permits designations by the Participant without any requirement of further Spousal consent); and (3) the Spouse’s consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public. With regard to a distribution of any portion of a Participant’s Account which is subject to the QJSA and/or the QPSA requirements, the provisions in paragraph (b) below apply.

(b)	Normal Form of Distribution Is a QJSA. If the Normal Form of Distribution under the Plan is a QJSA, or with respect to any portion of the Participant’s Account which is subject to the QJSA requirements, the following provisions apply:

(1)	Election to Waive a QJSA. A married Participant’s election to waive a QJSA, or an unmarried Participant’s election to waive a life annuity, must be in writing and must be made during the 180-day period ending on the Annuity Starting Date. The election may be revoked in writing and a new election may be made at any time, and any number of times, during the election period.

(2)	Election to Waive a QPSA. A married Participant’s election to waive a QPSA must be in writing and must be made during an election period beginning on the first day of the Plan Year in which the Participant reaches Age 35 and ending on the date of his or her death. The election may be revoked in writing and a new election made at any time and any number of times during the election period. A Terminated Participant’s election period concerning the Vested Aggregate Account before Termination of Employment will not begin later than such date. If the surviving spouse can waive the QPSA and if the Participant has not completed a designation form specifying the time and/or form of payment of the QPSA prior to the Participant’s death, the surviving Spouse may elect to receive the QPSA in any optional form permitted in Section 5.2. A Participant who has not yet reached Age 35 as of the end of any current Plan Year may make a special election to waive a QPSA for the period beginning on the date of such election and ending on the first day of the Plan Year in which such Participant reaches Age 35. This election will not be valid unless the Participant receives the same written explanation of the QPSA as described in subparagraph (3) below. QPSA coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant reaches Age 35. A new election to waive a QPSA on or after such date is subject to the full requirements of this Section.

(3)	Written Explanation. In the case of a QJSA, the Administrator will no less than 30 days and no more than 180 days prior to the Annuity Starting Date provide to each Participant a written explanation of (A) the terms and conditions of a QJSA; (B) the Participant’s right to make, and the effect of, an election to waive the QJSA form of benefit; (C) the rights of a Participant’s Spouse; and (D) the right to make, and the effect of, a revocation of a previous election to waive the QJSA. The Annuity Starting Date for a distribution in a form other than a QJSA may be less than 30 days after receipt of such written explanation provided (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the QJSA and elect (with Spousal consent) to a form of distribution other than a QJSA; (B) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the QJSA is provided to the Participant; and (C) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. In the case of a QPSA, the Administrator will provide each Participant within the Applicable Period described in subparagraph (4) with a written explanation of the QPSA in such terms and manner as would be comparable to the written explanation applicable to a QJSA.

(4)	Applicable Period. The term “Applicable Period” means whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains Age 35; (B) a reasonable period after the individual becomes a Participant in the Plan; (C) a reasonable period ending after the requirements of Code §401(a)(11) apply to the Participant; or (D) a reasonable period ending after the requirements of Code §417(a)(5) cease to apply with respect to the Participant. For purposes of this subparagraph, a reasonable period means the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(5)	Participants Who Terminate Before Age 35. If a Participant Terminates Employment before the Plan Year in which he or she reaches Age 35, the notice required under subparagraph (3) above will be provided within the two year period beginning one year prior to such Termination of Employment and ending one year after such Termination of Employment. If such Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant will be re-determined.

(6)

Elections Must Have Spousal Consent. A Participant’s election not to receive a QJSA or not to receive a QPSA will not be effective unless (A) the Participant’s Spouse consents in writing to the election; (B) the election designates a specific Beneficiary (or form of benefit) which may not be changed without Spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further Spousal consent); and (C) the Spouse’s consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public. Notwithstanding the foregoing, a Spouse’s consent will not be required if there is no Spouse, if the Spouse cannot be located, or if there are other circumstances (as set forth in the Code or Regulations) which preclude the necessity of such Spouse’s consent. Any consent by a Participant’s Spouse (or establishment that consent cannot be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further Spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a Participant without the Spouse’s consent at any time before benefits begin. No Spouse’s consent will be valid unless the Participant has received notice as provided in subparagraph (3) above.

5.18	In-Plan Roth Rollovers. If elected in the Adoption Agreement, an Eligible Rollover Distribution made after September 27, 2010, from a Participant’s Account other than a Participant’s Roth Elective Deferral Account, may be transferred to the Participant’s Roth Elective Deferral Account under the Plan. The Components of the Plan available to be transferred, as well as any restrictions on such transfers, will be as elected in the Adoption Agreement. The Plan will maintain such records as are necessary for the proper reporting of any amounts transferred pursuant to this Section 5.18.

5.19	Distribution of Property. The determination to pay any distribution in property will be made by the Administrator in its sole discretion applied in a nondiscriminatory manner that does not discriminate in favor of Participants who are HCEs.

5.20	Statutory Commencement of Benefits. Unless the Participant otherwise elects, distribution of a Participant’s benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (a) reaches the earlier of Age 65 or the Normal Retirement Age as elected in the Adoption Agreement; (b) reaches the 10th anniversary of the year that the Participant commenced participation in the Plan; or (c) Terminates Employment with the Employer. However, the failure of a Participant (and, with respect to any portion of the Participant’s Account which is subject to the QJSA requirements, the Participant’s Spouse) to consent to a distribution while a benefit is Immediately Distributable will be deemed to be an election to defer the payment (or the commencement of the payment) of any benefit sufficient to satisfy this Section. In addition, if this Plan has an Early Retirement Age, then a Participant who satisfies the service requirement (if any) for Early Retirement Age prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Account balance upon the satisfaction of the age requirement (if any) for Early Retirement Age.

5.21	Required Distributions. All distributions from the Plan will be determined and made in accordance with the Regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G). Pursuant thereto, all distributions will be determined in accordance with the following provisions:

(a)	General Rules. All distributions under this section will be made in accordance with these general rules: (1) the requirements of this Section will take precedence over any inconsistent provisions of the Plan and any prior Plan amendments; (2) as of the first Distribution Calendar Year, distributions to a Participant, if not made in a single-sum, may only be made over one of the following periods: (A) the life of the Participant; (B) the joint lives of the Participant and a Designated Beneficiary; (C) a period certain not extending beyond the Life Expectancy of the Participant; or (D) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary; and (3) notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Tax Equity and Fiscal Responsibility Act (TEFRA) §242(b)(2) and the provisions of the Plan that relate to TEFRA §242(b)(2).

(b)	Time and Manner of Distribution. All required distributions will be made from the Plan as follows:

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distribution begins, the Participant’s entire interest will be distributed (or begin to be distributed) not later than as follows:

(A)	5-Year Rule. If the Participant dies before distributions begin and there is a Designated Beneficiary, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the surviving Spouse is the sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this subparagraph will apply as if the surviving Spouse were the Participant. This subparagraph also applies to all distributions.

(B)

Life Expectancy Rule. If elected in the Adoption Agreement and notwithstanding subparagraph (b)(2)(A), a Participant (or, if no election has been made by the Participant prior to the Participant’s death, then the Participant’s Designated Beneficiary) may elect on an individual basis whether the Life Expectancy rule applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than September 30th of the calendar year in which distribution would be required to begin under this subparagraph. If neither the Participant nor the

Beneficiary makes such an election (or the election is received later than September 30th of the calendar year in which distribution would be required to begin under this subparagraph (b)(2)(B)), then distributions will be made in accordance with the 5-Year rule of subparagraph (b)(2)(A) above. The following provisions relate to the Life Expectancy rule under this subparagraph (b)(2)(B):

(i)	Surviving Spouse Is Sole Designated Beneficiary. If the surviving Spouse is the sole Designated Beneficiary, then distributions to the surviving Spouse will begin by the later of December 31 of the calendar year immediately following the calendar year in which the Participant died, or December 31 of the calendar year in which the Participant would have attained age 70 1⁄2.

(ii)	Surviving Spouse Is Not the Sole Designated Beneficiary. If the surviving Spouse is not the sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	Surviving Spouse Dies Before Distributions Begin. If the surviving Spouse is the sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, then this subparagraph (b)(2)(B), other than subparagraph (b)(2)(B)(i), will apply as if the surviving Spouse were the Participant.

(C)	Date Distributions Are Deemed To Begin. For purposes of this subparagraph (b)(2) and paragraph (d), unless subparagraph (b)(2)(B)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (b)(2)(B)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i)), then the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution. Unless the Participant’s interest is distributed as an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraphs (c), (d) and (e). If the Participant’s interest is distributed as an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Regulations.

(c)	Required Minimum Distributions During the Participant’s Lifetime. The amount of required minimum distributions during a Participant’s lifetime will be determined as follows:

(1)	Amount of Required Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed each Distribution Calendar Year is the lesser of (A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or (B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, then the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)	Required Minimum Distributions Continue Through Year of Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After the Participant’s Death. Required minimum distributions will be made after a Participant’s death in accordance with the following provisions:

(1)	Death On or After Date Distribution Begins. If a Participant dies on or after the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Designated Beneficiary, determined in accordance with the following provisions: (i) the Participant’s remaining Life Expectancy is calculated using his or her age in the year of death, reduced by one for each subsequent year; (ii) if the surviving Spouse is the sole Designated Beneficiary, then the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that Distribution Calendar Year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year; and (iii) if the surviving Spouse is not the sole Designated Beneficiary, then the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one each subsequent year.

(2)	Death Before the Date Distribution Begins. If a Participant dies before the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)	Participant Survived by Designated Beneficiary. If (i) the Sponsoring Employer elects in the Adoption Agreement to permit a Participant (or, if no election has been made by the Participant prior to the Participant’s death, then the Participant’s Designated Beneficiary) to elect the Life Expectancy rule of subparagraph (b)(2)(B); (ii) the Participant dies before the date distributions begin; and (iii) there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in subparagraph (d)(1).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, then distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If (i) a Participant (or, if no election has been made by the Participant prior to the Participant’s death, the Participant’s Designated Beneficiary) is permitted to elect the Life Expectancy rule of subparagraph (b)(2)(B); (ii) the Participant dies before distributions begin; (iii) the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary; and (iv) the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i), then this subparagraph (d)(2) will apply as if the surviving Spouse were the Participant.

(e)	Other Plan Provisions Control. Unless otherwise elected in the Adoption Agreement and notwithstanding any other provision in this Section to the contrary, to the extent that a Plan provision which is not contained in this Section requires that a Participant or Beneficiary receive a distribution (1) on a date that is earlier than the date required by this Section or (2) in a form of distribution other than the form of distribution provided under this Section, such other Plan provision will control the time and form of distribution to the Participant or Beneficiary so long as the time of the distribution is not later than the date that is required by Code §401(a)(9) and this Section and the amount of the distribution is not less than the required minimum distribution of Code §401(a)(9) and this Section.

Article 6

Code §415 Limitations

6.1	Maximum Annual Additions. Subject to Sections 6.2 and 6.3, the maximum Annual Additions made to a Participant’s various accounts maintained under the Plan for any Limitation Year will not exceed the lesser of (a) $50,000 (base year 2012) as adjusted from time to time in accordance with Code §415(d); or (b) 100% of the Participant’s Compensation (but this limit does not apply to any contribution for medical benefits within the meaning of Code §401(h) or §419A(f)(2) after Termination of Employment which is otherwise treated as an Annual Addition under Code §415(l)(1) or §419A(d)(2)).

6.2	Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth in Section 6.1, the following adjustments must be made:

(a)	Short Limitation Year. If a Limitation Year is less than 12 months, then the dollar limitation set forth in Section 6.1 will be adjusted by multiplying such dollar limitation by a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year and the denominator of which is 12. In addition, if the Plan is terminated as of a date other than the last day of the Limitation Year, then the Plan is deemed to have been amended to change the Limitation Year and the Dollar Limitation set forth in Section 6.1(a) will be prorated for the resulting short Limitation Year.

(b)	Multiple Defined Contribution Plans. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant’s accounts in the other defined contribution plans during the Limitation Year. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant’s accounts in the plan subject to Code §412; and (2) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either (A) equal the product of (i) the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant’s account(s), multiplied by (ii) a fraction, the numerator of which is the Annual Additions which would be credited to a Participant’s accounts hereunder without regard to the Annual Additions limitation of Section 6.1 and the denominator of which is the Annual Additions for all plans described in this paragraph, or (B) be reduced by the Annual Additions credited to the Participant’s accounts in the other defined contribution plans for such Limitation Year.

6.3	Multiple Plans and Multiple Employers. In applying the limitations of this Article, all defined contribution plans (whether terminated or not) sponsored by the Employer will be treated as one defined contribution plan, and all Affiliated Employers will be considered a single Employer. The special rules regarding Affiliated Employers, affiliated service groups and Leased Employees in Regulation §1.415(a)-1(f)(2) are incorporated by reference.

6.4	Adjustment for Excessive Annual Additions. If the Annual Additions allocated to a Participant’s Account exceeds the maximum Annual Addition permitted under this Section, then the Employer will follow the rules of any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service.

Article 7

Loans, Insurance and Directed Investments

7.1	Loans to Participants. If elected in the Adoption Agreement, a loan may be made from the Trust to Participants and Beneficiaries who make application to the Administrator requesting a loan. The Administrator has the sole right to approve or disapprove the application. Loans will only be made in accordance with a separate written loan program which satisfies the requirements of Code §72(p) and the Regulations thereunder, and which satisfies the following requirements:

(a)	General Rules. Loans (1) will be evidenced by a legally enforceable agreement set forth in writing or in such other form as may be approved by the Internal Revenue Service, the terms of which specify the amount, term and repayment schedule of the loan; (2) will be made available to all Participants and Beneficiaries on a reasonably equivalent, non-discriminatory basis; (3) will not be made available to HCEs in an amount greater than the amount made available to other Employees; (4) must be adequately secured and bear a reasonable interest rate; and (5) cannot exceed the present value of the Participant’s Vested Aggregate Account balance when the loan is made.

(b)	Minimum and Maximum Loan. The written loan program may provide for a minimum loan not to exceed $1,000. In addition, no loan to a Participant or Beneficiary can be made to the extent such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (2) one-half the present value of the Vested Portion of the Participant’s Vested Aggregate Account. However, notwithstanding the limitation in clause (2) of the preceding sentence, the written loan program may permit a Participant whose Vested Aggregate Account balance is $20,000 or less to borrow an amount that does not exceed the lesser of $10,000 or 100% of the Participant’s Vested Aggregate Account balance if adequate security is provided on the loan amount in excess of that determined under clause (2). For the purpose of the limitations set forth in this paragraph, all loans from the plans (including this Plan) of the Employer and other Affiliated Employers are aggregated.

(c)	Loan Repayments. Any loan by its terms will require that repayment (of both principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. In the event of default, then foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. Notwithstanding the foregoing to the contrary, loan repayments may be suspended as permitted under Code §414(u)(4)).

(d)	Assignments and Pledges. An assignment or pledge of any portion of a Participant’s interest in the Plan, and a loan, pledge or assignment with respect to any Policy purchased under the Plan, will be treated as a loan hereunder.

(e)	Spousal Consent. A Participant must obtain the consent of his or her Spouse, if any, under Section 5.17(b) in order to use the remaining Vested Interest of the Participant’s Account balance as security for a loan taken from the portion of the Participant’s Account which is subject to the QJSA requirements when the loan is made. Any such Spousal consent will be obtained no earlier than the beginning of the 180 day period that ends on the date the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent will thereafter be binding upon the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent will be required if the remaining Participant’s Account balance is used for renegotiation, extension, renewal, or other revision of the loan. If valid Spousal consent has been obtained in accordance with this paragraph, then, notwithstanding any other provision of this Plan to the contrary, the Vested portion of the Participant’s Account balance that is used as a security interest held by the Plan by reason of a loan that is outstanding to the Participant will be taken into account in determining the amount of the Vested portion of the Participant’s Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the death benefit will be adjusted by first reducing the Vested portion of the Participant’s Account balance by the amount of the security that is used for the loan.

7.2	Insurance on Participants. If elected in the Adoption Agreement, the Trustee, at the direction of the Administrator and/or the Participant, as elected in the Adoption Agreement, will purchase life insurance Policies on the life of a Participant and/or on the life of the Participant’s Spouse in accordance with, and subject to, the following provisions:

(a)	Ownership of Policies. All life insurance Policies will be vested exclusively in the Trustee and will be payable to the Trustee unless the Trustee permits the designation of a named beneficiary other than the Trustee. Notwithstanding the foregoing, no Trustee who is also a Participant may, except in a fiduciary capacity, exercise any ownership rights with respect to any Policy insuring the life of such Trustee in his or her capacity as a Participant.

(b)	Limit on Premiums. The aggregate premiums on ordinary life Policies must be less than 50% of the Participant’s Account balance; the aggregate premiums on term Policies, universal Policies and all other Policies which are not ordinary life insurance Policies must be less than 25% of the Participant’s Account balance; and the sum of one-half of the premiums on ordinary life insurance Policies and the total of all other life insurance premiums cannot exceed 25% of the Participant’s Account balance. For purposes of this Section, an ordinary life insurance Policy is an insurance policy that has a non-decreasing death benefit and also has a non-increasing premium. Notwithstanding the foregoing, a Participant may elect that up to 100% of his or her Rollover Contribution Account and Voluntary Employee Contribution Account, and up to 100% of the portion of his or her Vested Participant’s Account that has accumulated in the Plan for at least 2 years and is no longer subject to the distribution restrictions set forth in Code §401(k)(2)(B), be used to purchase Policies on the life of the Participant, the life of the Participant’s Spouse, and/or the joint lives of the Participant and the Participant’s Spouse. Likewise, a Participant who has participated in the Plan for at least 5 years may elect that up to 100% of his or her Rollover Contribution Account and Voluntary Employee Contribution Account, and up to 100% of his or her Vested Participant’s Account balance that is no longer subject to the distribution restrictions set forth in Code §401(k)(2)(B), be used to purchase Policies on the life of the Participant, the life of the Participant’s Spouse, and/or the joint lives of the Participant and his or her Spouse.

(c)	Payment of Premiums. If Employer contributions are inadequate to pay premiums on Policies, the Trustees may, at the direction of the Administrator, utilize other amounts remaining in the Trust Fund to pay the premiums, allow the Policies to lapse, reduce the Policies to a level at which they may be maintained, or borrow against the Policies on a prorated basis if borrowing does not discriminate in favor of Policies issued on the lives of Highly Compensated Employees. The Trustees may also pay premiums from the loan values of the Policies themselves if (1) any loan is made against all of the Policies in proportion to their respective cash surrender values, and (2) all loans are repaid in proportion to the cash surrender value of such Policies.

(d)	Policy Dividends. Any insurer payments paid to the Trustee on account of experience credits, dividends, or surrender or cancellation credits, will be applied within the current or next succeeding Plan Year toward premiums due.

(e)	Disposition Upon Retirement. When a Participant retires on account of Normal, Early or Late Retirement Age, the Trustee, at the direction of the Administrator, must, with respect to any Policies that have been purchased on the life of such Participant under this Section, either (1) transfer them to the Participant, (2) with the Participant’s consent, borrow their cash surrender values and transfer them to the Participant subject to the loan, or (3) surrender them for their cash surrender values. If options (2) or (3) are elected, the cash surrender values will be added to the Participant’s Account for distribution in accordance with Section 5.1.

(f)	Disposition Upon Termination of Employment. If a Terminated Participant’s Vested Interest equals or exceeds the cash surrender value of any Policies issued on the Terminated Participant’s life, then the Trustee, with the consent of both the Administrator and the Terminated Participant, will transfer such Policies to the Terminated Participant, together with any restrictions the Administrator may impose concerning the Terminated Participant’s right to surrender, assign, or otherwise realize cash on such Policies prior to the Terminated Participant’s Normal Retirement Date. If the Terminated Participant’s Vested Interest is less than the cash surrender values of such Policies, the Administrator may permit the Terminated Participant to pay the Trustee the sum required to make distribution equal to the value of the Policies being assigned or transferred, or the Trustee may borrow the cash surrender values of the Policies from the insurer and then assign the Policies to the Terminated Participant. Under no circumstances will the Trust (or custodial account) retain any part of the insurance Policy proceeds. If applicable to this Plan, then the provisions of this paragraph also apply to a Participant who Terminates Employment because of Disability.

(g)	Protection of Fiduciaries and Insurers. Neither the Trustee, the Employer, the Administrator, nor any Plan fiduciary (including any Named Fiduciary) will be responsible for the validity of any insurance Policy or the failure of any insurer to make payments thereunder, or for the action of any person which may delay payment or render a Policy void in whole or in part. No insurer will (1) be deemed to be a party to this Plan for any purpose; (2) be deemed to be responsible for the validity of the Plan; (3) be required to look into the terms of the Plan; or (4) be required to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy’s terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly applied.

(h)

Plan Funded Exclusively With Policies. If the Plan is funded exclusively with insurance Policies, then no Policy will be purchased under the Plan unless such Policy or a separate definite written agreement between the Employer and the insurer provides that no value under Policies providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits; or surrender or cancellation credits) with respect to such Policies may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution. If the Plan is funded by Policies that provide a Participant’s benefit under the Plan, such Policies will constitute the Participant’s Account balance. If the Plan is funded by group Policies, under a group annuity or group insurance Policy, then premiums or other consideration received by the insurance company must be allocated to Participants’ Accounts under the Plan.

(i)	Conflict With Plan. If the terms of any insurance Policy conflict with the terms of this Plan, the Plan will control.

7.3	Key Man Insurance. The Administrator may instruct the Trustee to purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer’s financial success. Such “key man” Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies. Neither the Trustee, the Employer, the Administrator, nor any Plan fiduciary (including any Named Fiduciary) will be responsible for the validity of any insurance Policy or the failure of any insurer to make payments thereunder, or for the action of any person which delays payment or renders a Policy void in whole or in part. No insurer which issues such a Policy will be (1) deemed to be a party to this Plan for any purpose; (2) deemed to be responsible for the validity of the Plan; (3) required to look into the terms of the Plan; or (4) required to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy’s terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly distributed or applied.

7.4	Directed Investment Accounts. If elected in the Adoption Agreement, the Administrator may implement a program whereby Participants can direct the investment of a portion of all (or a portion of) one or more of their accounts (hereafter called Directed Investment Accounts), established pursuant to an administrative policy regarding Directed Investment Accounts promulgated under Section 8.6. Investment directives will only be given in accordance with such policy. If a Participant fails to exercise the right to direct the investment of his or her Directed Investment Accounts, such Directed Investment Accounts will be invested by the Trustee at the direction of the Administrator in a default investment which has been selected by the Administrator and which is expected to produce a favorable rate of return and that minimizes the overall risk of losing money. With respect to Directed Investment Accounts, fiduciaries will only be protected by ERISA §404(c) for a Plan Year if all of the requirements of ERISA §404(c) and applicable Department of Labor Regulations are complied with on each day of the Plan Year, including the selection of a Qualified Default Investment Arrangement (QDIA) that complies with the requirements of ERISA §404(c)(5)(A) and Department of Labor Regulation §2550.404c–5, both of which are incorporated herein by reference.

7.5	Diversification Requirements. This Section applies if the Plan holds any Publicly Traded Employer Security and is not covered by one of the exceptions described in paragraph (b) below.

(a)	Definition of Publicly Traded Employer Security. For purposes of this Section, a Publicly Traded Employer Security is a security that (1) is traded on a national securities exchange registered under section 6 of the Securities Exchange Act of 1935 or is traded on a foreign national securities exchange officially recognized, sanctioned, or supervised by a governmental authority, and (2) is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3).

(b)	Application of Diversification Requirements to the Plan. If the Employer, or any member of a controlled group of corporations (as described in Regulation §1.401(a)(35)-1(f)(2)(iv)(A)) which includes the Employer, has issued a class of stock which is a Publicly Traded Employer Security, and the Plan holds Employer securities which are not Publicly Traded Employer Securities, then the Plan will be treated as holding Publicly Traded Employer Securities. However, this Section does not apply to the Plan if (1) the Plan is sponsored by a non-stock corporation; (2) the Plan does not provide for any investments in securities; (3) the Plan does provide for investments in securities, but only if the securities are held indirectly as part of a broader fund that is a regulated investment company described in Code §851(a), a common or collective trust fund or pooled investment fund maintained by a bank or trust company supervised by a State or a Federal agency, a pooled investment fund of an insurance company that is qualified to do business in a State, or an investment fund managed by an investment manager within the meaning of ERISA §3(38) for a multiemployer plan, all as further described in Regulation §1.401(a)(35)-1(f)(2)(iv)(B)(3)(ii); and (4) the Plan is a one-participant retirement plan as defined in Code §401(a)(35)(E)(iv).

(c)	Diversification of Elective Deferrals Employee Contributions and Rollover Contributions. With respect to a Participant (including for purposes of this Section an alternate payee who has an account under the Plan or a deceased Participant’s Beneficiary), if any portion of the Participant’s Account that is attributable to Elective Deferrals, Employee Contributions, or Rollover Contributions is invested in Publicly Traded Employer Securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in paragraph (f) below.

(d)	Diversification of Non-Elective/Employer Contributions. With respect to a Participant who has completed at least three Years of Vesting Service (including for purposes of this Section an alternate payee who has an account under the Plan with respect to such Participant or a deceased Participant’s Beneficiary), if a portion of the Participant’s Account attributable to Non-Elective/Employer Contributions is invested in Publicly Traded Employer Securities, the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in paragraph (f) below.

(e)	Transitional Rule. If the Plan holds Publicly Traded Employer Securities acquired in a Plan Year beginning before January 1, 2007, paragraph (d) applies only to the applicable percentage of the number of shares of those securities. The applicable percentage is 33% for the first Plan Year to which Code §401(a)(35) applies, 66% for the second Plan Year, and 100% for all subsequent Plan Years. If the Plan holds more than one class of such securities, this transitional rule applies separately with respect to each class. This transitional rule does not apply to a Participant who has attained age 55 and who has completed at least 3 Years of Vesting Service before the first day of the first Plan Year beginning after December 31, 2005.

(f)	Investment Options. At least three investment options (other than Employer securities) must be offered to Participants described in paragraphs (c) and (d). Each option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly. Except as provided in Regulation §1.401(a)(35)-1(e)(2) and (3), restrictions (either direct or indirect) or conditions will not be imposed on the investment of Publicly Traded Employer Securities if the restrictions or conditions are not imposed on the investment of other Plan assets.

Article 8

Duties of the Administrator

8.1	Appointment, Resignation, Removal and Succession. The Sponsoring Employer will serve as the Administrator unless the Sponsoring Employer appoints another Administrator. Each Administrator will continue until his death, resignation or removal. Any Administrator may resign by giving such written notice to the Sponsoring Employer as the Sponsoring Employer requires. If an Administrator dies, resigns, or is removed, a successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2	General Powers and Duties. The powers and duties of the Administrator include (a) appointing the Plan’s attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) deciding if a Participant is entitled to a benefit; (d) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (e) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (f) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under clause (a) above; (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and ERISA; (h) construing and resolving any question of Plan interpretation; and (i) making any findings of fact the Administrator deems necessary to proper Plan administration. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator’s interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to “de novo” review unless shown to be arbitrary and capricious.

8.3	Functioning of the Committee. Any Committee appointed by the Sponsoring Employer will select a chairman and secretary from among its members. Members of the Committee will serve without compensation. The Committee will act by majority vote. The proper expenses of the Committee, and the compensation of its agents, if any, that are appointed pursuant to Section 8.7, will be paid directly by the Employer. Each member of the Committee will serve until his or her death, disability, resignation, or removal by the Sponsoring Employer. In the case of any vacancy arising from the death, disability, removal, or resignation of a member of the Committee, the Sponsoring Employer may, but is not required to, appoint a successor to serve in his or her place. Unless waived in writing by the Sponsor, if any Committee member who is an Employee or an elected or appointed official resigns or terminates employment with the Sponsoring Employer or an Adopting Employer, such termination will constitute an immediate resignation as a Committee member.

8.4	Multiple Administrators. If more than one Administrator has been appointed, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents, unless the Sponsoring Employer revokes such delegation. The Sponsoring Employer and the Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.5	Correcting Administrative Errors. The Administrator will take such actions as the Administrator considers necessary and appropriate to remedy administrative or operational errors, including, but not be limited to, (a) any action pursuant to any Employee Plans Compliance Resolution System issued by the Internal Revenue Service, any asset management or fiduciary conduct error correction program issued by the Department of Labor, or any other correction program issued by any Department or governmental agency; (b) a reallocation of Plan assets; (c) an adjustment in the amount of future payments to any Participant, Beneficiary or alternate payee; and (d) the institution, prosecution, and/or settlement of legal actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.6	Promulgating Notices, Policies and Procedures. The Sponsoring Employer has the power and responsibility to promulgate written notices, policies and/or procedures with respect to the Plan and may delegate such authority to the Administrator. All Plan policies and procedures will be disseminated as required by law.

8.7	Employment of Agents and Counsel. The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any fiduciaries of the Plan. It is expressly stated that the third party Administrator’s services are only ministerial in nature and that under no circumstances will such third party Administrator (a) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (b) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become fiduciaries of the Plan.

8.8	Compensation and Expenses. The Administrator may receive such compensation as agreed upon between the Sponsoring Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Employer will pay all “settlor” expenses (as described in Department of Labor Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee, or any party appointed under Section 8.7, in the performance of their duties. The Employer may pay, but is not required to pay, all “non-settlor” expenses incurred by the Administrator, the Committee, or any party appointed under Section 8.7, in the performance of their duties. Any “non- settlor” expenses incurred by the Administrator, the Committee, or any party appointed under Section 8.7, that the Employer elects not to pay will be reimbursed from Trust assets. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all the Participants’ Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.9	Qualified Domestic Relations Orders. A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State or a Commonwealth court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant’s Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The term Qualified Domestic Relations Order or QDRO will also include (a) an order that is issued with respect to another domestic relations order or QDRO, including an order that revises or amends a prior order; (b) an order issued after the Participant’s Annuity Starting Date or death; or (c) an order that names as the alternate payee a person deemed financially dependent upon the Participant, provided that the other requirements for a QDRO as set forth in the Plan’s QDRO procedure and/or as defined in Code §414(p) are satisfied. The Administrator will determine if a domestic relations order received by the Plan is a Qualified Domestic Relations Order based on an administrative policy regarding Qualified Domestic Relations Orders that is promulgated under Section 8.6 by the Administrator. Subject to the rules and procedures established by the Administrator in an administrative policy regarding Qualified Domestic Relations Orders, an alternate payee under a Qualified Domestic Relations Order may receive an immediate distribution of benefits from the vested portion of a Participant’s Account even if that Participant is not yet entitled to receive a distribution of benefits under the Plan.

8.10	Appointment of Investment Manager. The Administrator, with the consent of the Sponsoring Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the assets of the Trust. Each Investment Manager must be a person (other than the Trustee) who (a) has the power to manage, acquire, or dispose of Plan assets, (b) is an investment adviser, a bank, or an insurance company as described in ERISA §3(38)(B), and (c) acknowledges fiduciary responsibility to the Plan in writing. The Administrator will enter into an agreement with an Investment Manager that specifies the duties and compensation of the Investment Manager and specifies any other terms and conditions under which the Investment Manager will be retained. The Trustee is not liable for any act or omission of an Investment Manager and is not liable for following an Investment Manager’s advice with respect to duties delegated by the Administrator to the Investment Manager. The Administrator can determine the portion of the Plan’s assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

8.11	Claims Procedures. Except to the extent that an applicable collective bargaining agreement provides another method of resolving claims under the Plan, the provisions of this Section will control whenever a claim for benefits under the Plan is filed by any Employee, Participant or Beneficiary (the “Claimant”) and is denied in whole or in part. The provisions of this Section will also control whenever a Claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his or her benefit under the Plan and such claim is denied in whole or in part.

(a)	Exhaustion of Remedies. No civil action for Plan benefits will be brought unless and until the Claimant has submitted a timely claim for benefits in accordance with the terms of this Section; has been notified by the Administrator that the claim has been denied; has filed a written request for a review of the claim in accordance with the applicable provisions of paragraphs (e) or (f) below; and has been notified in writing of an adverse determination on review.

(b)	Grounds for Judicial Review. Any civil action by a Claimant will be based solely on the contentions advanced by the Claimant in the administrative review process, and the judicial review will be limited to the Plan document and the record developed during the administrative review process as set forth in this Section.

(c)	Definition of Disability Benefit. For purposes of this Section, the term “Disability Benefit” means a benefit that is available under the Plan and that becomes payable upon a determination of a Participant’s Disability as determined by the Administrator. The term “Disability Benefit” does not include a benefit that, pursuant to the terms of this Plan, becomes payable upon a determination of a Participant’s Disability as determined either by the Social Security Administration or under the Sponsoring Employer’s long term disability plan.

(d)	Written Claims. Any claim for benefits by the Claimant (or an authorized representative) must be filed in writing with the Administrator; however, the Administrator may permit the filing of a claim for benefits electronically, so long as the Administrator complies with the standards imposed by DOL Regulation §2520.104b-1(c)(1)(i), (iii), and (iv).

(e)	Review of Non-Disability Benefit Claims. The provisions of this paragraph (e) will apply to any claim by a Claimant for a Plan benefit that is not a Disability Benefit:

(1)	Initial Denial. Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by a Claimant, the Administrator will transmit to the Claimant a written or electronic notice (which electronic notice must comply with the standards imposed by DOL Regulation §2520.104b- 1(c)(1)(i), (iii), and (iv)) of its decision within 90 days of the date the claim was filed, unless an extension of time is necessary. If special circumstances require an extension, the Administrator will notify the Claimant before the end of the initial 90-day review period that additional review time is necessary. The notice for an extension of time will (A) specify the circumstances requiring a delay and the date that a decision is expected to be made; and (B) describe any additional information needed to resolve any unresolved issues. Unless the Administrator requires additional information from the Claimant to process the claim, the review period cannot be extended beyond an additional 90 days. If the Administrator requires additional information from the Claimant to process the claim and a timely notice requesting the additional information is transmitted to the Claimant, the Claimant must provide the additional information by 90 days of the date that the notice is provided and the review period may be extended accordingly.

(2)	Notice of Denial. The notice of an adverse benefit determination will be written in a manner calculated to be understood by the Claimant and will contain the following information: (A) the specific reason(s) for the denial; (B) reference to the specific Plan provisions on which the denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (D) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim; (E) a description of the Plan’s review (i.e., appeal) procedures, the time limits applicable to such procedures, and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures (F) a statement that if the Claimant requests a review of the Administrator’s decision and the reviewing fiduciary’s decision on review is adverse to the Claimant, there is no further administrative review following such initial review, and that the Claimant then has a right to bring a civil action under ERISA §502(a). The notice will also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures in subparagraph (3).

(3)	Right to Appeal. Within the 60-day period beginning on the date the Claimant receives notice regarding disposition of his claim, the Claimant or his authorized representative may request that the claim denial be reviewed by the reviewing fiduciary, by filing with the Administrator a written request for such review. The written request for such review will contain the following information: (A) the date on which the Claimant’s request was received by the Administrator, provided that the date on which the Claimant’s request for review was in fact received by the Administrator will control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph; (B) the specific portions of the denial of his claim which the Claimant requests the reviewing fiduciary to review; (C) a statement by the Claimant setting forth the basis upon which the Claimant believes the reviewing fiduciary should (i) reverse the previous denial by the Administrator of the Claimant’s claim for benefits, and (ii) accept the Claimant’s claim as made; and (D) any written comments, documents, records, and other information (offered as exhibits) which the Claimant desires the reviewing fiduciary to examine in its consideration of the Claimant’s position, without regard to whether such information was submitted or considered in the initial benefit determination.

(4)	Review on Appeal. Except as provided in DOL Regulation §2560.503-1(i)(1)(ii), within 60 days of the date determined under clause (A) in subparagraph (3) (or, if special circumstances require an extension, within 120 days of that date if an extension notice is furnished to the Claimant within the initial 60-day period, indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review), the reviewing fiduciary will conduct a full and fair review of the Administrator’s decision denying the Claimant’s claim for benefits and will render its written decision on review to the Claimant. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The reviewing fiduciary’s decision on review will be written in a manner calculated to be understood by the Claimant and will contain the following information: (A) the specific reasons for the denial on review; (B) reference to specific Plan provisions on which the denial is based; (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim; (D) a statement describing any voluntary review procedures and the Claimant’s right to obtain copies thereof; and (E) a statement that there is no further administrative review of the reviewing fiduciary’s decision and that the Claimant has a right to bring a civil action under ERISA §502(a).

(f)	Review of Disability Benefit Claims. The provisions of this paragraph (f) will apply to any claim by a Claimant for a Plan benefit that is a Disability Benefit:

(1)	Initial Denial. Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for a Disability Benefit filed by a Claimant, the Administrator will transmit to the Claimant a written or electronic notice (which electronic notice must comply with the standards imposed by DOL Regulation §2520.104b-1(c)(1)(i), (iii), and (iv)) of its decision within 45 days of the date the claim was filed, unless an extension of time is necessary. If, prior to the expiration of the initial 45-day period, the Administrator determines that a decision cannot be rendered within that initial 45-day period due to matters beyond the control of the Plan, the Administrator will provide a notice to the Claimant before the end of the 45-day review period that a 30-day extension of time is necessary. If, prior to the end of the first 30-day extension period, the Administrator determines that a decision cannot be rendered within that first 30-day extension period due to matters beyond the control of the Plan, the Administrator will provide a notice to the Claimant before the end of the first 30-day extension period that an additional 30-day extension of time is necessary. Any notice of an extension of time will (A) specify the circumstances requiring the extension of time and the date a decision is expected to be rendered; (B) explain the standards on which entitlement to a Disability Benefit is based; (C) state the unresolved issues that prevent a decision on the claim; and (D) describe any additional information needed to resolve those issues. If the Administrator requires additional information from the Claimant to process the claim for a Disability Benefit and a timely notice requesting the additional information is transmitted to the Claimant, the Claimant must provide the additional information by 45 days of the date that the notice is provided and the review period may be extended accordingly.

(2)	Notice of Denial. The notice of an adverse benefit determination for a Disability Benefit will be written in a manner calculated to be understood by the Claimant and will contain the following: (A) the specific reasons for the denial of the claim; (B) reference to the specific Plan provisions on which the denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (D) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim; (E) if the claim denial is based on an internal rule, guideline, protocol, or other similar provision, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy thereof is available upon request, free of charge; (F) if the claim denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the Claimant’s medical circumstances, or a statement that such explanation is available upon request, free of charge; (G) a description of the review (i.e., appeal) procedures, the time limits applicable to such procedures, and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures; and (H) a statement that if the Claimant requests a review of the Administrator’s decision and the reviewing fiduciary’s decision on review is adverse to the Claimant, that there is no further administrative review following such initial review, and that the Claimant then has a right to bring a civil action under ERISA §502(a). The notice will also include a statement advising the Claimant that, within 180 days of the date he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures in subparagraph (3) below.

(3)	Right to Appeal. Within the 180-day period beginning on the date the Claimant receives notice regarding disposition of his claim, the Claimant or his authorized representative may request that the claim denial be reviewed by the reviewing fiduciary, by filing with the Administrator a written request for such review. The written request for such review will contain the following information: (A) the date on which the Claimant’s request was received by the Administrator provided that the date on which the Claimant’s request for review was in fact received by the Administrator will control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph; (B) the specific portions of the denial of his claim which the Claimant requests the reviewing fiduciary to review; (C) a statement by the Claimant setting forth the basis upon which the Claimant believes the reviewing fiduciary should (i) reverse the previous denial by the Administrator of the Claimant’s claim for benefits, and (ii) accept the Claimant’s claim as made; and (D) any written comments, documents, records, and other information (offered as exhibits) which the Claimant desires the reviewing fiduciary to examine in its consideration of Claimant’s position, without regard to whether such information was submitted or considered in the initial benefit determination.

(4)	Review by Alternate Fiduciary. Review of a Disability Benefit claim that has been denied in accordance with subparagraphs (1) and (2) above will be conducted by a reviewing fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The review will not afford deference to the initial adverse benefit determination, but will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the adverse benefit determination was based on a medical judgment, the reviewing fiduciary will consult with an appropriate health care professional who (A) was not consulted on the original adverse benefit determination, (B) is not subordinate to someone who was consulted on the original adverse benefit determination, and (C) has appropriate training and experience in the field of medicine involved in the medical judgment. Any medical or vocational experts whose advice was obtained on the original adverse benefit determination must be identified during the review, without regard to whether the advice was relied upon in making the benefit determination. The Claimant may request, in writing, a list of such experts.

(5)	Review on Appeal. Except as provided in DOL Regulation 2560.503-1(i)(3)(ii), within 45 days of the date determined under clause (A) in subparagraph (3) (or, if special circumstances require an extension, within 90 days of that date; provided that an extension notice is furnished to the Claimant within the initial 45-day period, which extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review), the reviewing fiduciary will conduct a full and fair review of the Administrator’s decision denying the Claimant’s claim for benefits and will render its written decision on review to the Claimant. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The reviewing fiduciary’s decision on review will be written in a manner calculated to be understood by the Claimant and will contain the following information: (A) the specific reason(s) for the denial on review; (B) reference to specific Plan provisions on which the denial is based; (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim; (D) if the claim denial is based on an internal rule, guideline, protocol, or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion is available upon request, free of charge; (E) if the claim denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation is available upon request, free of charge; (F) a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures; (G) a statement that there is no further administrative review of the reviewing fiduciary’s decision upon review, and that the Claimant has a right to bring a civil action under ERISA §502(a); and (H) the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

8.12	ERISA Accounts. Pursuant to DOL Advisory Opinion 2013-03A and subject to an administrative policy which may be established by the Administrator, the Administrator may establish a “bookkeeping account” and/or a “Plan account” for the purpose of accounting for revenue sharing payments. If a bookkeeping account is established, the financial institution that receives the revenue sharing payments will, under an agreement or arrangement with the Plan, establish this account on the institution’s records and will thereafter use any amounts credited thereto to pay Plan service providers. If a “Plan account” is established, the financial institution that receives any revenue sharing payments will enter into an agreement or arrangement with the Plan to transfer some or all of the revenue sharing payments to the Plan. Any amount transferred to the “Plan account” will become assets of the Plan as defined in ERISA and will be used by the Administrator to pay Plan expenses. If any amount remains in the “Plan account” within a reasonable period of time after the close of the Plan Year, the Administrator will allocate such remainder to Participants as additional earnings of the Plan.

Article 9

Trustee Provisions

9.1	Adoption of Trust Provisions. The provisions of this Article will apply except to the extent the Sponsoring Employer enters into a separate trust or custodial agreement in the form attached to the Adoption Agreement with respect to the Plan, in which event the specific powers and duties of the Trustee will be governed by the terms of such separate trust or custodial agreement. The Sponsoring Employer shall appoint the Trustee or Custodian under such separate trust or custodial agreement by execution of section 37 of the Adoption Agreement. If such separate trust or custodial agreements should for any reason fail, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof, then this Article will be deemed to become effective with respect to any Trust assets invested therein immediately prior to such failure, invalidity or termination. Alternatively, the Sponsoring Employer may elect to rely on the Trust provisions set forth in this Article, in which event execution of the Adoption Agreement by the Trustee will be deemed to constitute the establishment and execution of a Trust hereunder.

9.2	Appointment, Resignation, Removal and Succession of Trustee. The Trust established under the Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

(a)	Appointment. Each Trustee will be appointed and will serve until a successor has been named or until such Trustee’s resignation, death, incapacity, or removal, in which event the Sponsoring Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)	Resignation or Removal. A Trustee may resign at any time by giving written notice to the Sponsoring Employer, unless such notice has been waived by the Sponsoring Employer. The Sponsoring Employer may remove a Trustee at any time by giving such Trustee written notice. Such removal may be with or without cause. Unless waived in writing by the Sponsoring Employer, if any Trustee who is an Employee or an elected or appointed official of the Sponsoring Employer or an Adopting Employer resigns or terminates employment with the Sponsoring Employer or Adopting Employer, such termination will constitute an immediate resignation as a Trustee of the Plan.

(c)	Successor Trustee. Each successor Trustee will succeed to the title to the Trust Fund by filing written acceptance with the former Trustee and the Sponsoring Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund’s title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)	Merger. If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation that succeeds to the retirement plan trustee business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

9.3	Investment Alternatives. In addition to powers given by law, the Trustee may do the following:

(a)	Property. The Trustee may invest in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of such Trustee. An institutional Trustee may invest in its own deposits if they bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, including the power to demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

(b)	Registration of Securities. The Trustee may cause any property of the Trust to be issued, held, or registered in its own name or in the name of a nominee, provided, however, that the nominee is (a) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee or such broker or dealer; or (c) a clearing agency as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee. The Trustee may also hold any investments in bearer form if the Trustee at all times shows such investments as part of the Trust.

(c)	Proxies. The Trustee may vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

(d)	Other Investments. The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or property would normally be purchased as investments hereunder.

(e)	Pooled Funds. The Trustee may transfer Trust assets to a collective trust established for the pooling of funds of separate pension and profit-sharing trusts or to any other common, collective, or commingled trust which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of Trust assets with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

(f)	Cash Reserves. The Trustee may retain in cash as much of the Trust Fund as the Trustee deems advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except as otherwise be provided herein.

(g)	Ownership. The Trustee may exercise all ownership rights with respect to any assets held in the Trust.

(h)	Reorganizations. The Trustee may join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, upon such terms as the Trustee deems wise.

(i)	Loans to the Trust. The Trustee may borrow or raise money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

(j)	Agreements With Banks. The Trustee may, with the consent of the Sponsoring Employer, and upon such terms as the Trustee in its discretion deems necessary, enter into an agreement with a bank or trust company providing for the deposit of all or part of the Trust with such bank or trust company, and the appointment of such bank or trust company as the agent or custodian of the Trustee for investment purposes, with such discretion in investing and reinvesting the assets of the Trust as the Trustee deems it necessary or desirable to delegate.

(k)	Litigation. The Trustee may begin, maintain, or defend any litigation necessary to the administration of the Plan, but the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

(l)	Claims, Debts and Damages. The Trustee may bring, defend, settle, compromise, or submit to arbitration actions, suits, controversies, or proceedings of any kind arising out of the administration of the Trust, and to satisfy or collect judgments, decrees, or awards of any kind in connection therewith; provided, however, that the Trustee may not submit to arbitration any action, suit, controversy or proceeding between the Trustee and a Participant unless the Participant has consented in writing to such arbitration.

(m)	Margin Accounts, Options and Commodities. The Trustee may borrow on margin, buy options, write covered options, options spreads/straddles, and engage in future/commodities trading.

(n)	Miscellaneous. The Trustee may do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee is not restricted to securities or other property of the character expressly authorized by applicable law for trust investments or that would normally be purchased as trust investments, subject to the requirement that the Trustee discharge his or her duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying investments in order to minimize the risks of large losses, unless under the circumstances it is clearly prudent not to do so.

9.4	Valuation of the Trust. On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The fair market value of securities that are listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities will be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker. To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

9.5	Compensation and Expenses. The Trustee, either from the Trust Fund or from the Employer, will be reimbursed for all of its expenses and will be paid reasonable compensation as agreed upon from time to time with the Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity. Expenses will be paid by each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all Participants’ Accounts maintained under the terms of the Plan.

9.6	Payments From the Trust. The Trustee will pay Plan benefits and other payments as the Administrator directs, and the Trustee will not be responsible for the propriety of such payments. Any payment to a Participant, or a Participant’s legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent of such payment, be in full satisfaction of all claims arising against the Trust, Trustee, Employer and/or Administrator. Any distribution from the Trust is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

9.7	Payment of Taxes. The Trustee will pay all taxes of the Trust, including property, income, transfer and other taxes which may be levied or assessed upon or in respect of the Trust or any money, property or securities forming a part of the Trust. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from a payee or distributee as the Trustee deems necessary.

9.8	Accounts, Records and Reports. The Trustee will keep accurate records reflecting its administration of the Trust and will make them available to the Administrator for review and audit. At the request of the Administrator, the Trustee will, within 90 days of such request, file with the Administrator an accounting of its administration during such period or periods as the Administrator determines. The Administrator will review the accounting and notify the Trustee within 90 days if the report is disapproved, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Administrator with a written explanation of the items in question. If the Administrator again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

9.9	Employment of Agents and Counsel. The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents, counsel, consultants or service companies. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan and Trust with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan.

9.10	No Guarantee Against Loss. The Trustee has the authority and discretion to manage and control the Trust Fund to the extent provided in this instrument, but does not guarantee the Trust Fund against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust Fund to meet and discharge all or any liabilities of the Plan. Furthermore, the Trustee will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Trust Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

9.11	Direction by Others. The Trustee is not answerable for an action taken pursuant to any direction, consent, certificate, or other document on the belief that it is genuine and signed by the proper person. The Administrator will deliver to the Trustee certificates evidencing the individuals authorized to act as the Administrator and specimens of their signatures.

9.12	Indemnification. The Trustee will be indemnified and saved harmless from and against any and all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Sponsoring Employer, the employees or agents of the Sponsoring Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustees or other fiduciary of the Plan.

9.13	Application of Payments. The Trustee will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Trust Fund to meet and discharge any and all Plan liabilities.

9.14	Multiple Trustees. If more than one Trustee is appointed by the Sponsoring Employer, then any single Trustee may act independently in undertaking any act and/or transaction on behalf of the Trustees, including signing documents or checks, unless the Sponsoring Employer requires that all acts and/or transactions taken on behalf of the Trust, including signing documents or checks, must have the consent of a majority of the Trustees. The Sponsoring Employer may from time to time also place other restrictions on the Trustees.

9.15	Trustee as Participant or Beneficiary. The Trustees will not be prevented from receiving any benefits to which the Trustee may be entitled as a Participant or Beneficiary as long as the benefits are computed and paid on a basis consistent with the terms of the Plan as applied to other Participants and Beneficiaries.

9.16	No Self-Dealing. The Trustee will not (a) deal with the Trust assets in its own interest or for its own account; (b) in its individual or in any other capacity, act in any transaction involving the Trust on behalf of a party (or represent a party) whose interests are adverse to the Plan, or its Participants or Beneficiaries; or (c) receive any consideration for its own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust Fund.

9.17	Investment Manager. The Trustee is not liable for acts or omissions of an Investment Manager appointed by the Administrator under Section 8.11, and the Trustee is not liable for following the advice of an Investment Manager with respect to any duties delegated by the Administrator to the Investment Manager.

9.18	Exclusive Benefit Rule. All contributions made by the Employer to the Trust Fund will be used for the exclusive benefit of the Participants and their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan.

Article 10

Adopting Employer Provisions

10.1	Adoption by Other Employers. With the consent of the Sponsoring Employer, any other employer may adopt this Plan as an Adopting Employer by executing such documents as the Sponsoring Employer deems necessary. An Affiliated Employer is not considered an Adopting Employer unless such Affiliated Employer has executed any such documentation.

10.2	Adoption of Alternate Provisions by Adopting Employer. Each Adopting Employer may, with the consent of the Sponsoring Employer, make certain elections with respect to Plan provisions that will apply only to the Employees of such Adopting Employer (for example, different eligibility requirements, different vesting, etc.), provided such elections are made in accordance with all terms and conditions as may be prescribed by the Sponsoring Employer.

10.3	Plan Contributions. Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of the Compensation that the Employee received from each Employer. If any Employer is unable to make a contribution for any Plan Year, any Employer which is an Affiliated Employer of such Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer.

10.4	Plan Amendments. Any amendment to this Plan that is adopted by the Sponsoring Employer, at any time, will be deemed to be accepted by any Adopting Employer.

10.5	Plan Expenses. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all the Participants’ Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

10.6	Employee Transfers. An Employee’s transfer to or from an Employer or Adopting Employer will not affect his or her Participant’s Account balance and total Service under the Plan.

10.7	Multiple Employer Provisions Under Code §413(c). Notwithstanding any other provision in the Plan, unless the Plan is a collectively bargained plan under Regulation §1.413-1(a), the following provisions will apply to any Adopting Employer that is not also an Affiliated Employer of the Sponsoring Employer:

(a)	Acknowledgement By Adopting Employer. The Adopting Employer will acknowledge that the Plan is a multiple employer plan subject to the rules of Code §413(c).

(b)	Incorporation of Regulations By Reference. The rules of Code §413(c) and the Regulations thereunder are incorporated herein by reference.

(c)	Instances of Single Employer Testing. For purposes of Plan participation and Vesting, any Employer that has adopted the Plan will be considered a single employer. An Employee’s Service includes all Service with the Employer or an Affiliated Employer. An Employee who discontinues service with an Employer that has adopted the Plan but resumes service with another Employer that has adopted the Plan will not be considered to have severed employment.

(d)	Instances of Separate Employer Testing. Employees of any Employer that has adopted the Plan will be treated separately for testing under Code §401(a)(4), §401(k), §401(m), §414(q), and, to the extent Employers that have adopted the Plan do not share Employees, Code §416. Code §410(b) will be applied separately on an employer-by-employer basis, taking into account the generally applicable rules described in Code §401(a)(5), §414(b) and §414(c).

10.8	Termination of Adoption. Upon termination of adoption by an Adopting Employer, the Adopting Employer may request a transfer of Trust Fund assets attributable to its Employees to a successor qualified retirement plan maintained by the Adopting Employer or its successor. If such request is not made by the Adopting Employer, or if the Administrator refuses to make the transfer because in its opinion a transfer would operate to the detriment of any Participant, would jeopardize the continued qualification of the Plan, or would not comply with any requirements of the Code, Regulations, or rules promulgated by the Department of Treasury or Internal Revenue Service, then termination of adoption by an Adopting Employer as described herein will not be considered a distributable event; distribution of a Participant’s Account of an Employee of the Adopting Employer will be made in accordance with the provisions of Article 5 upon the death, retirement, Disability, or the Termination of Employment from the Adopting Employer or former Adopting Employer, as if termination of adoption by the Adopting Employer had not occurred.

Article 11

Amendment, Termination, Merger and Transfers

11.1	Plan Amendment. The Plan can be amended at any time in accordance with the following provisions:

(a)	Amendment by the Mass Submitter. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Mass Submitter may amend any part of the Basic Plan and the Adoption Agreements. For purposes of this Plan, the Mass Submitter is Thomson Reuters (Tax & Accounting), Inc.

(b)	Amendment by the Prototype Sponsor. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Prototype Sponsor may amend any part of the Basic Plan and Adoption Agreements on behalf of each Employer maintaining the Plan at the time of the amendment. Any amendment to the Basic Plan does not require consent of an Employer, nor does an Employer have to re-execute its Adoption Agreement with respect to an amendment. The Prototype Sponsor will provide each Employer a copy of the amended Basic Plan (either by providing substitute or additional pages, or by providing a restated Basic Plan). An amendment by the Prototype Sponsor to an Adoption Agreement is not effective with respect to an Employer’s Plan unless the Employer re-executes the amended Adoption Agreement. For purposes of amendments by the Prototype Sponsor, the Mass Submitter will be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt amendments made by the Mass Submitter, it will no longer be identical to or a minor modifier of this Prototype Plan.

(c)	Amendment by the Sponsoring Employer. Subject to the requirements and limitations set forth in paragraphs (d) and (e), the Sponsoring Employer may amend any part of the Basic Plan and the Adoption Agreements as follows:

(1)	Permissible Amendments. The Sponsoring Employer will have the right at any time to amend the Adoption Agreement in the following manner without affecting the Plan’s status as a Prototype Plan: (A) the Sponsoring Employer may change any optional selections under the Adoption Agreement; (B) the Sponsoring Employer may add additional language where authorized under the Adoption Agreement, including language necessary to satisfy Code §415 or Code §416 due to the aggregation of multiple plans; (C) the Sponsoring Employer may change the addendums to the Adoption Agreement from time to time without having to reexecute the signature page of the Adoption Agreement; (D) the Sponsoring Employer may adopt any model, sample and/or “good faith” amendments promulgated/suggested by the IRS, for which the IRS has provided guidance that their adoption will not cause the Plan to be treated as an individually designed plan; (E) the Sponsoring Employer may adopt any amendments that it deems necessary to resolve qualification failures under any Employee Plans Compliance Resolution System (EPCRS) that is promulgated by the Internal Revenue Service; and (F) the Sponsoring Employer may adopt an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Regulations. The Sponsoring Employer may also amend the Plan at any time for any other reason, including a waiver of the minimum funding requirement under Code §412(d); however, such an amendment will cause the Plan to lose its status as a Prototype Plan and become an individually designed plan. The ability to amend the Plan as authorized under this Section applies only to the Sponsoring Employer that executes the signature page of the Adoption Agreement. Any amendment to the Plan by the Sponsoring Employer under this Section applies to any Affiliated Employer that participates under the Plan as an Adopting Employer. The Sponsoring Employer’s amendment of the Plan from one type of defined contribution plan (e.g., a money purchase plan) into another type of defined contribution plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full Vesting of some or all Plan Participants.

(2)	Manner of Amending Adoption Agreements. The Sponsoring Employer can at any time change any election previously made in an Adoption Agreement (or any addendum previously attached thereto) by (A) substituting pages with the new elections (or new addendum) and executing an “Amendment By Page Substitution” and attaching it as part of the Adoption Agreement; (B) executing an “Amendment By Section Replication” in which the Section or Sections (or addendum or addendums) to be changed are reproduced with the new elections selected, and attaching it as part of the Adoption Agreement; (C) executing a properly worded resolution, certificate of action, or meeting minutes and attaching it as part of the Adoption Agreement; or (D) creating and distributing a Safe Harbor Notice to Safe Harbor Participants.

(d)

General Requirements. An amendment of the Basic Plan or Adoption Agreement by the Mass Submitter, the Prototype Sponsor, or the Sponsoring Employer must be in writing. However, no such amendment or modification (1) can increase the responsibilities of the Trustee or Administrator without their written consent; (2) can deprive any Participant or Beneficiary of the benefits to which he or she is entitled from the Plan; (3) can result in a decrease in the amount of any Participant’s Account except as may be permitted under the terms of Code §412(d)(2) if applicable; or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, unless the provisions of paragraph (e) are satisfied, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement under a particular optional form of benefit provided under the Plan.

(e)	Recordkeeping by the Prototype Sponsor. The Prototype Sponsor will maintain, or have maintained on its behalf, a record of the Employers that have adopted the Plan, and will make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all Plan amendments and that each such Employer adopts new documents when necessary. However, where this Plan is provided to the Sponsoring Employer by a third party other than the Prototype Sponsor (such as a law firm, actuarial firm, insurance company, accounting firm, or third party administration firm), the responsibility to make reasonable and diligent efforts to ensure that each adopting Employer has actually received and is aware of all Plan amendments and that each such Employer adopts new documents when necessary will be the responsibility of such third party, and the Prototype Sponsor’s responsibility will be limited to making reasonable and diligent efforts to ensure that such third party is aware of all Plan amendments. However, the Prototype Sponsor will have no further obligations under this paragraph after such third party terminates its business relationship with the Prototype Sponsor, in which case Section 12.25 will apply.

11.2	Termination of the Plan. The Sponsoring Employer at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

(a)	Termination of Plan. The Sponsoring Employer can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trust Fund will continue to be administered until complete distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan, including Section 5.6 where applicable. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

(b)	Vesting Upon Complete or Partial Termination or Complete Discontinuance of Contributions. Upon a complete termination or a partial termination of the Plan, or upon a complete discontinuance of contributions under the Plan if this is a 401(k) Plan or a profit sharing plan, each affected Participant will have a 100% Vested Interest in his or her unpaid Participant’s Account balance.

(c)	Discontinuance of Contributions. The Sponsoring Employer may at any time completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trust Fund will continue to be administered until eventual full distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their Termination of Employment for any reason. Discontinuance of contributions without an additional notice of termination from the Sponsoring Employer to the Administrator and Trustee will not constitute a termination of the Plan.

11.3	Merger or Consolidation. This Plan may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. If the Employer acquires another company in a Code §410(b)(6)(C) transaction (that is, an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a business), then employees of the acquired company may be excluded from this Plan regardless of the provisions of Section 2.1 during the period beginning on the date of the transaction and ending on the last day of the Plan Year that begins after the date of the Code §410(b)(6)(C) transaction.

11.4	Plan-to-Plan Elective Transfers. To permit Participants to consolidate all qualified defined contribution plan accounts into a single plan for investment, distribution, loan and other administrative purposes, the Sponsoring Employer may permit Participants to transfer amounts to and from this Plan under the following rules:

(a)	Transfers to This Plan. The Sponsoring Employer, at its discretion, may permit a Participant to transfer to this Plan his or her entire interest (both vested and non-vested) in another qualified defined contribution plan maintained by the Employer (or by an Affiliated Employer), but only if the Participant is ineligible to actively participate in the other plan at the same time as he or she actively participates in this Plan. Any such transfer into this Plan will be considered a Transfer Contribution.

(b)	Transfers From This Plan. The Sponsoring Employer, at its discretion, may permit a Participant to transfer from this Plan his or her entire interest herein (both Vested and non-Vested) into another qualified defined contribution plan maintained by the Employer (or by an Affiliated Employer), but only if the Participant is ineligible to actively participate in this Plan at the same time as he or she actively participates in the other plan.

(c)	Transfers Retain Their Identity. Any such transfer to this Plan from another qualified defined contribution plan will maintain its identity from the other plan (e.g., as Elective Deferrals, QMACs, QNECs, Matching Contributions, etc.).

(d)	Protected Benefits, Rights and Features. Any such Transfer Contributions into this Plan that have benefits, rights and features (including, but not limited to, certain optional forms of benefit payments, such as annuities) required to be preserved by Code §411(d)(6) will continue to be preserved and protected in this Plan to the extent required by Code §411(d)(6). The Sponsoring Employer (or an Adopting Employer) reserves the right to eliminate any benefits, rights and features (including, but not limited to, certain optional forms of benefit payments) of any Transfer Contributions into this Plan, to the extent permitted under Code §411(d)(6).

(e)	Vesting. Transfer Contributions into this Plan must Vest at least as rapidly under this Plan (the transferee plan) as they would Vest under the plan from which the transfer is being made (the transferor plan), as if the transfer had not occurred. If this Plan is the transferee plan and the vesting schedule under the transferor plan for a specific source of transferred amounts (e.g., Matching Contributions or Non-Safe Harbor Non-Elective Contributions) is less favorable than the Vesting schedule that applies to the same component in this Plan, the Administrator may apply, in a non-discriminatory manner, the Vesting schedule of this Plan’s component to that portion of the Transfer Contributions.

(f)	Transfer Requests Subject to Administrative Approval. Any transfer into or from this Plan must be made in cash or property acceptable to the Trustee. Any benefits, rights and features of a Transfer Contribution required to be protected by Code §411(d)(6) must be acceptable to and approved by the Administrator.

(g)	Application of this Section. The provisions of this Section will apply to all Transfer Contributions, regardless of whether a Transfer Contribution was an elective transfer initiated by the Participant.

Article 12

Miscellaneous Provisions

12.1	Qualified Plan Status. This Plan is intended to be a qualified retirement plan under Code §401(a) and Code §501(a).

12.2	No Contract of Employment. Except as otherwise provided by law, neither the establishment of this Plan, nor any modification to the terms of the Plan, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Employee, Participant or other person any legal or equitable rights against the Employer, against any officer or Employee thereof, or against the Trustee, except as herein provided. Furthermore, under no circumstances will the terms of employment of any Employee or Participant be modified or otherwise affected by this Plan.

12.3	No Title to Assets. No Employee, Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust except as may otherwise be provided by law or by the terms of the Plan.

12.4	Assignment and Alienation. Except as may otherwise be permitted under Code §401(a)(13)(C), or as may otherwise be permitted under a Qualified Domestic Relations Order under Section 8.10, or as may otherwise be permitted under Section 7.1 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust, or any payment from the Trust, will be assignable or transferable, or will be subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

12.5	Exclusive Benefit Rule. All contributions made by the Employer or an Affiliated Employer to the Trust will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries, and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries, and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers’ proportionate costs of maintaining the Plan.

12.6	Military Service Credit. Notwithstanding any provision of this plan to the contrary, contributions, benefits and Service credit with respect to Qualified Military Service will be provided in accordance with Code §414(u).

12.7	HEART Death Provisions. In accordance with the Heroes Earnings Assistance and Tax Relief Act of 2008 (HEART), the Beneficiary of any Participant who dies on or after January 1, 2007 while performing Qualified Military Service will be entitled to any additional benefits (other than including contributions relating to the Participant’s period of Qualified Military Service, but including Vesting credit for such period and any ancillary life insurance (if any) or other survivor benefits) that would have been provided under the Plan had the Participant resumed employment with the Employer on the day preceding the Participant’s death and then Terminated Employment on account of such death. Such Participant will not receive any additional Employer contribution with respect to his or her period of Qualified Military Service unless elected in the Adoption Agreement. If such an election is made, then the Employer will make a Non-Elective Contribution and/or Matching Contribution on behalf of such individual which is equal to the amount of such contribution that would have otherwise been made under the terms of the Plan on such Participant’s behalf had he or she actually been reemployed by the Employer on the date of such Participant’s death. Any such Non-Elective Contribution will be based on the Compensation such Participant would have received from the Employer during his or her period of Qualified Military Service, and any such Matching Contribution will be based on the Participant’s Deemed Deferrals.

12.8	HEART Disability Provisions. In accordance with Heroes Earnings Assistance and Tax Relief Act of 2008 (HEART), and if elected in the Adoption Agreement, a Participant who suffers a Disability on or after the date set forth in the Adoption Agreement while performing Qualified Military Service will be treated as if such Participant had resumed employment with the Employer on the day preceding the Participant’s Disability and then Terminated Employment on account of such Disability. If such an election is made, then (a) if elected in the Adoption Agreement, such Participant will be given Vesting credit for the period of his or her Qualified Military Service; and (b) if elected in the Adoption Agreement, the Employer will make a Non-Elective Contribution and/or Matching Contribution on behalf of such Participant equal to the amount of such contribution that would have otherwise been made under the terms of the Plan on such Participant’s behalf had he or she actually been reemployed by the Employer on the date of such Participant’s Disability. Any such Non-Elective Contribution will be based on the Compensation such Participant would have received from the Employer during his or her period of Qualified Military Service, and any such Matching Contribution will be based, as elected in the Adoption Agreement, on either the Participant’s Deemed Deferrals or on the Participant’s actual Elective Deferrals.

12.9	Severability of Provisions. If any provision of the Plan is held to be invalid or unenforceable, such holding will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

12.10	Fiduciaries and Bonding. Fiduciaries (including Named Fiduciaries) of the Plan other than a bank, an insurance company, a broker-dealer that is registered under the Securities Exchange Act of 1934 §15(b) and that is subject to the fidelity bond requirements of a self-regulatory organization as defined in ERISA §412(a), or a fiduciary of a Sponsoring Employer that has no common-law employees, will be bonded in an amount that is not less than 10% of the amount of funds under such Plan fiduciary’s direct or indirect control, but such bond will not be less than $1,000 nor more than $500,000 (or such other amount as may be required by law). If the Plan holds employer securities as defined in ERISA §407(d)(1), the maximum bond is increased to $1,000,000 unless the Department of Labor prescribes a larger amount after notice and an opportunity for interested parties to be heard. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Plan fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Sponsoring Employer or the Plan, at the election of the Sponsoring Employer.

12.11	Rules of Construction Regarding the Plan and Trust. In interpreting the Plan and Trust, (a) names that are used in the Plan should be used consistently in any documents that are legally binding upon the Plan, but in documents that are not legally binding upon the Plan (such as, but not limited to, summary plan descriptions, summaries of material modifications, notices and election forms), names may use plain English terms; (b) words that are used in the masculine gender may be construed as though they are also used in the feminine or neuter gender, where applicable (and vice versa); (c) headings and subheadings are inserted for convenience of reference, do not constitute part of this Plan and/or Trust, and are not to be considered in its construction or interpretation; and (d) the Plan will be construed and interpreted in accordance with the Code and ERISA, but if the Plan needs to be construed and interpreted according to a State’s or Commonwealth’s laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then this Plan will be construed and interpreted according to the laws of the State or Commonwealth in which the Sponsoring Employer maintains its principal place of business; and (e) unless a separate Trust agreement otherwise provides, if the Trust needs to be construed and interpreted according to laws of a State or Commonwealth (to the extent that such laws are not preempted by the provisions of the Code and ERISA), the Trust will be construed and interpreted according to the laws of the State or Commonwealth in which the Sponsoring Employer maintains its principal place of business.

12.12	Reimbursement of Costs of Legal Action. Unless otherwise prohibited by law, either the Sponsoring Employer or the Trust, in the sole discretion of the Sponsoring Employer, will reimburse the Trustee and/or the Administrator for all costs, attorney’s fees and other expenses associated with any claim, suit or proceeding brought against the Plan or the Trust.

12.13	No Duplication of Benefits. There will be no duplication of benefits under the Plan because of employment by more than one participating Employer.

12.14	Evidence Furnished Conclusive. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person who is to act in reliance thereon may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The fiduciaries of the Plan will be fully protected in acting and relying upon any evidence described under this Section.

12.15	Release of Claims. Any payment to a Participant or Beneficiary, to his or her legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and the Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or the Trustee.

12.16	Discontinued Contributions. Any Participants’ Accounts (or sub-Accounts) that were established for specific contributions to the Plan which are (or have been) discontinued, including Deductible Employee Contributions, will continue to be administered in accordance with the Vesting and Forfeiture provisions of the Plan in effect on the date the discontinuance occurred. For purposes of this Section, a Deductible Employee Contribution is a contribution that was made by a Participant to this Plan or to a predecessor plan for any Plan Year beginning before January 1, 1987 and that was tax deductible by the Participant at the time such contribution was made to the Plan. No portion of a Participant’s Deductible Employee Contributions can be invested in life insurance Policies under Section 7.2, and a Participant may only withdraw amounts from his or her Deductible Employee Contributions only if all other amounts credited to the Plan on his or her behalf, other than his Participant’s Account, have been distributed to the Participant.

12.17	Multiple Copies of Plan And/or Trust. This Plan may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement and will be binding on the respective successors and assigns of the Employer and all other parties.

12.18	Dual and Multiple Trusts. Plan assets may be held in two or more separate trusts, or in trust and by an insurance company or by a trust and under a custodial agreement. Plan assets may also be held in a common trust.

12.19	Written Elections and Forms. Whenever the word “written” or the words “in writing” are used, such words will include any method of communication permitted by the United States Department of Labor with respect to such documentation. In a similar manner, the word “form” will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law.

12.20	Prior Provisions of Amended and Restated Plans. If this is an amendment and restatement of the Plan, then the provisions of the prior Plan document (and any amendments thereto) in effect prior to the restatement date will continue apply to this Plan to the extent such provisions are not contradicted by any provisions of this Plan.

12.21	Limitation of Liability and Indemnification. In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from Trust assets.

12.22	Treatment of Domestic Partners. Notwithstanding any provision in Section 1.19 to the contrary, if elected in the Adoption Agreement, a Participant’s domestic partner will be deemed to be the Participant’s designated Beneficiary under the Plan absent a written Beneficiary designation to the contrary, provided that the Employer recognizes domestic partnerships for purposes of employee benefits and the Participant has provided the Employer with evidence of a domestic partnership in accordance with the policies and procedures of the Employer. If elected in the Adoption Agreement,, a Participant’s domestic partner will have the same consent rights as a Participant’s Spouse.

12.23	SIMPLE 401(k) Plan Provisions. If elected in the Adoption Agreement, the SIMPLE 401(k) provisions set forth in the SIMPLE 401(k) Addendum to the Adoption Agreement will be applied to the Plan.

12.24	Deemed IRA Contribution Provisions. If elected in the Adoption Agreement, the Deemed IRA Contribution provisions set forth in the Deemed IRA Contribution Addendum to the Adoption Agreement will be applied to the Plan.

12.25	Frozen Plan. To the extent the Plan is a frozen plan as elected in the Adoption Agreement, no Eligible Employee will become a Participant in the Plan, and no contributions/allocations will accrue to any existing Participant, on or after the freeze date.

12.26	Disaster Relief Policy. The Plan may, pursuant to a written policy established by the Plan Administrator, grant temporary disaster relief to affected Participants pursuant to any applicable statute enacted by the government of the United States, or pursuant to any applicable guidance promulgated by an authorized department or agency of the government of the United States. Such administrative policy may include, but is not limited to, provisions which, to the extent permitted by law, (a) increase the statutory limits on, delay the repayment of, and/or waive the adequate security requirement for, Participant loans; (b) permit the Plan to disregard any procedural requirements, including the consent of the Participant’s spouse, if any, so long as the Administrator makes a good faith effort under the circumstances to comply with such requirements and makes a reasonable attempt to assemble any required documentation as soon as practical thereafter; and/or (c) permits the re-contribution by Participants of prior disaster distributions.

12.27	Loss of Prototype Status. Notwithstanding any provision in this Plan to the contrary, if this Plan is provided to the Sponsoring Employer by a third party (e.g., a law firm, an actuarial firm, an insurance company, an accounting firm, a third party administration firm, etc.) rather than by the Prototype Sponsor directly, and (a) such third party subsequently terminates its business relationship with the Prototype Sponsor for any reason, (b) the Prototype Sponsor subsequently terminates its business relationship with such third party for any reason, or (c) the Sponsoring Employer subsequently terminates its business relationship with such third party, then this Plan will no longer be considered a pre-approved prototype plan, but rather will be considered an individually designed plan, and the Prototype Sponsor will have no further responsibilities or obligations with respect to the Plan or the Sponsoring Employer. Furthermore, if a Prototype Sponsor terminates its business relationship with the Mass Submitter for any reason, or the Mass Submitter terminates its business relationship with such Prototype Sponsor for any reason, then this Plan will no longer be considered a pre-approved prototype plan, but rather will be considered an individually designed plan, and the Mass Submitter will have no further responsibilities or obligations with respect to the Prototype Sponsor, the Plan, or the Sponsoring Employer.

12.28	Adoption Agreement Parameters. Notwithstanding any provision in the Plan or an Adoption Agreement/Participation Agreement to the contrary, an Employer cannot complete an Adoption Agreement/Participation Agreement in a manner that could violate the qualification requirements under Code §401(a) and the Regulations thereunder.

12.29	Effective Dates. This Plan and Trust contain various effective dates, including, but not limited to (1) the Effective Date of the Plan and if applicable, the effective date of the amended and restated Plan; (2) the effective dates of legally required or permitted provisions; (3) the effective dates of various provisions in the Adoption Agreement; and (4) the effective dates of the Effective Date Addendum (including, but not limited to, the effective date of the freezing of the Plan, if applicable).

Directed Employee Benefit Trust Agreement

For Schwab Retirement Plan Services Prototype Plan

This TRUST AGREEMENT (the “Agreement”) is entered into by and between the company identified in Section 34 of the Profit Sharing / 401(k) Non-Standardized Adoption Agreement #001 (the “Profit Sharing Plan”) or Section 28 of the Money Purchase Non-Standardized Adoption Agreement (the “Money Purchase Plan”) (each the applicable “Adoption Agreement”) to which this Agreement is attached (the “Company”) and Charles Schwab Bank (the “Trustee”). This Agreement shall be effective on the date the Trustee accepts its appointment by execution, in writing, of Section 37 of the Profit Sharing Plan Adoption Agreement and Section 31 of the Money Purchase Plan Adoption Agreement. By execution of the applicable Adoption Agreement, the Company hereby appoints the Trustee as Trustee under this Agreement, and the Trustee hereby accepts its appointment in accordance with the terms of this Agreement by execution of the applicable Adoption Agreement.

ARTICLE 1

ESTABLISHMENT OF TRUST FUND

1.1 Effect of Restated Trust Agreement. This Agreement establishes the trust (the “Trust”) to serve as the funding medium for the Plan (the “Plan”) identified in Section 1.1 of the Adoption Agreement which was established by the Company for the benefit of its employees. If applicable, any trust agreement for the Plan prior to the effective date of this Agreement is amended, restated and superseded in its entirety by this Agreement and is of no further force and effect.

1.2 Establishment of Trust.

The Company established the Plan for the exclusive purpose of providing retirement benefits to certain of its employees and their beneficiaries and defraying the reasonable expenses of administering the Plan. The Plan provides that cash and other assets may be paid to the Trustee by the Company to be held and administered in trust in accordance with the terms of this Agreement. The Company represents that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), the Trust constitutes a part of the Plan, and the Trust is exempt from tax under Internal Revenue Code Section 501(a).

By execution of this Agreement and the Adoption Agreement, the Company certifies that it is authorized to enter into this Agreement and to carry out all of its responsibilities as described in this Agreement. The Company will provide the Trustee with copies of all Plan or other documents including the Plan’s investment policy statement and other related ancillary documents governing the Plan and the Trust (collectively, the “Plan Documents”) at or before the time this Agreement is established by the Company and will provide the Trustee all other documents amending or supplementing the Plan promptly upon their adoption.

1.3 Administrator. The Company has the right to appoint and empower any person(s) or entity to serve as the plan administrator or to serve on the Plan’s administrative committee serving as the plan administrator (collectively the “Administrator”). The Company will certify to the Trustee in writing the appointment of the Administrator by providing the Trustee with a copy of the appropriate resolution or other documentation from the Company in a form acceptable to the Trustee. The Company will notify the Trustee of the name(s) of the Administrator or the names of the members of any committee serving as the Administrator as of the date of this Agreement and will inform Trustee of any subsequent change. In the absence of such certification, the Company will serve as the Administrator. The Administrator is the Plan’s named fiduciary for investments and plan administration and the plan administrator for purposes of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”).

1.4 Trust Fund. The assets held in the Trust (the “Trust Fund”) will be held, in trust, and consist of all cash, marketable securities, and other property acceptable to the Trustee contributed by the Company or transferred from time to time to the Trust. The Trustee has no duties or responsibilities with respect to any property other than cash, marketable securities, and other property accepted by the Trustee and delivered to it in accordance with this Agreement. The Trust Fund includes all assets transferred to the Trustee from any prior trustee, all investments, reinvestments, earnings and increments of the Trust Fund, and all additions to the Trust Fund in the form of contributions. The Trustee will maintain the Trust Fund as an account or accounts established on the books and records of the Trustee. The Trustee will provide for the safekeeping and custody of and administer the Trust Fund in accordance with the terms of this Agreement.

1.5 Directed Trustee. The Trustee’s responsibilities are limited to those specifically allocated to it by the terms of this Agreement. The Company acknowledges and agrees that the Trustee will act only as a “directed trustee” at the direction of any entity or person with authority to direct the Trustee under the terms of this Agreement including, but not limited to the Company, the Administrator, an Investment Manager or a participant. The Company acknowledges and agrees that the Trustee has no authority under this Agreement to take any discretionary action with respect to the investment of the assets of the Trust Fund, the administration of the Plan or any other responsibility not specifically allocated to it by this Agreement. The Company warrants and represents that all directions provided to the Trustee from any person or entity authorized to issue directions to the Trustee under the terms of this Agreement will be in conformity with the terms of the Plan Documents. The Company acknowledges and agrees that the Trustee has no responsibility to review the Plan Documents to determine that they, or any direction provided thereunder, conform to the terms of this Agreement.

1.6 Form of Directions. (a) Any action required to be taken by the Company must be by resolution of its board of directors or by written direction of one or more of its president, any vice president, treasurer, or any other officer or employee for which the Trustee has been provided evidence of such officer’s or employee’s authority in writing. The Trustee may rely upon a resolution or direction filed with the Trustee and has no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

(b) The Administrator may delegate in writing to any other entity or persons any of the Administrator’s rights, powers or responsibilities with respect to the operation and administration of the Trust Fund. The Company or the Administrator will identify in a written notice to the Trustee the identity of the entity or person(s) authorized to give directions to the Trustee on behalf of the Administrator including any third party administrator or recordkeeper (each a “Recordkeeper”). The Trustee is entitled to rely upon such written notice as evidence of the identity and authority of the entity or persons so identified in writing. Any action required to be taken by the Administrator must by direction of such entity or persons identified and designated by the Administrator to act for the Administrator. The Trustee may rely upon an instrument of designation signed by the Administrator and filed with the Trustee and has no responsibility for any action taken by the Trustee in accordance with any such direction. Notwithstanding anything herein to the contrary, the Administrator may authorize the Trustee to rely on directions from individuals identified by the Recordkeeper in writing and maintained on file with the Trustee as having the authority to act on behalf of the Recordkeeper.

(c) Instructions, directions and other communications provided under this Agreement from the Company, the Administrator, an Investment Manager, from a participant with respect to a PCRA or from any of their delegates may be given to the Trustee by letter, facsimile, SWIFT or other electronic means agreed to in writing, from time to time, by the Trustee.

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ARTICLE 2

CONTRIBUTIONS AND DISTRIBUTIONS

2.1 Contributions. The Company will make contributions or transfers in cash or in other property acceptable to the Trustee for inclusion in the Trust Fund. The Company shall ensure that all discretionary, in-kind contributions are unencumbered. The Administrator has the sole responsibility to: (i) monitor or enforce contributions required or permitted by the Plan Documents and to ensure the timeliness of such contributions, (ii) compute the required amount of such contributions, (iii) determine whether the Trust Fund is sufficient to provide benefits described in the Plan Documents, (iv) determine whether contributions made comply with the Plan Documents, and (v) ensure that contributions and transfers comply with the applicable provisions of ERISA, the Code, or the regulations promulgated thereunder. The Administrator is solely responsible for the Company’s failure to make contributions or for the timeliness of such contributions and for the obligation to take action to collect any contributions to the Trust Fund when due.

2.2 Payments and Distributions. At the written direction of the Administrator, the Trustee will, from time to time, make any distributions or transfers from the Trust Fund as specified in such written directions, including distributions for the payment of reasonable Plan expenses. The Trustee has no liability for making any distribution or transfer, as directed by the Administrator, and is under no duty to inquire whether directions from the Administrator conform to Plan Documents, the Code, ERISA or any regulations promulgated thereunder. The Trustee will make distributions and payments from the Trust Fund to such persons, in such amounts, at such times and in such manner as the Administrator may from time to time direct under benefit payment and expense processing procedures established by the Trustee from time to time. The Trustee is not liable for any distribution or payment made in good faith without actual notice or knowledge of the changed condition or status of any recipient. The Administrator will furnish to the Trustee all information necessary to enable Trustee to withhold from each distribution the amount necessary to pay any federal and state income taxes due. If the Administrator directs that any payment or payments be made or discontinued contingent upon future events, it will be the responsibility of the Administrator to notify the Trustee in writing that the event has occurred. Payments by the Trustee will be delivered, transmitted or mailed to addresses or destinations supplied by the Administrator. The Trustee’s obligation to make any payment will be satisfied upon such delivery, transmission or mailing. The Trustee has no obligation to determine the identity of persons entitled to benefits of the Plan or their mailing addresses. The Trustee has no obligation to search for or ascertain the whereabouts of any payee of benefits of the Trust Fund. The Trustee will provide the Administrator a periodic list of all outstanding payments made from the Trust Fund including unpaid checks and checks returned to the Trustee. If a payment made to a participant or beneficiary is returned to the Trustee or if the payment is identified as outstanding on the list presented by the Trustee to the Administrator, the Administrator will instruct the Trustee how to dispose of such payment. The Trustee has no obligation to take any further action with respect to such payment pending such instructions.

Notwithstanding the foregoing, the Administrator may make distributions from the Trust Fund through a checking account in an insured banking institution established by the Administrator. The Administrator has the responsibility to assure that any such checking account is established and maintained in accordance with ERISA and is properly insured. The Administrator will direct the Trustee to make such deposits from the Trust Fund to such checking account from time to time. The Trustee has no responsibility to account for funds held in or disbursed from any such checking account, or to prepare any tax or informational returns with respect to any distributions made from such account.

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2.3 Participant Loans and Qualified Domestic Relations Orders. If the Plan authorizes loans to Plan participants, the Trustee will issue such loans from the Trust at the Administrator’s direction. The Administrator will direct the Trustee in accordance with the terms of the Plan’s loan policy. The loan amounts will be carried by the Trustee as an asset of the Trust Fund equal to the combined unpaid principal balance of all participants. The Trustee will rely conclusively upon the determination of the Administrator with respect to the amount of the combined unpaid principal balance of all participants. The Trustee has no responsibility to ascertain whether a loan complies with the provisions of a Plan, for the decision to grant a loan or for the collection and repayment of a loan. The Administrator is responsible for establishing written procedures to evaluate and administer the payment of benefits under domestic relations orders as required under the Code and ERISA.

2.4 Disputed Payments. If any controversy or disagreement arises regarding any payment from the Trust Fund or the person(s) to whom payment or delivery of any asset should be made by the Trustee, the Trustee may retain the assets involved in such controversy or disagreement without liability pending settlement of the controversy or disagreement and/or require that such controversy or disagreement be adjudicated pursuant to arbitration as provided in Section 10.7. The Trustee is not liable for the payment of any interest or income on assets it retains pursuant to an arbitrator’s instruction.

ARTICLE 3

ALLOCATION OF INVESTMENT RESPONSIBILITY

3.1 Composition of Trust Fund. The Trust Fund consists of all assets subject to investment responsibility of the Administrator (an “Administrator Portfolio”), the investment responsibility of an Investment Manager (an “Investment Manager Portfolio”), or as provided in Section 3.3 below, a Schwab Personal Choice Retirement Account™ (“PCRA”) under the investment responsibility of a participant or his or her designee, and, if applicable, a Company Stock Fund as defined in Section 3.9. Except as otherwise provided in this Agreement, the Administrator has investment responsibility for all assets constituting the Trust Fund. The Trustee has no duty or responsibility to review, initiate action, or make recommendations regarding the Trust Fund and will retain assets in the Trust Fund until directed in writing to dispose of them by either the Administrator, a Participant with respect to a PCRA, or an authorized Investment Manager. Further, the Trust Fund will be composed of assets of funds designated in writing by the Administrator including, if authorized by the Plan Documents, a Company Stock Fund. The Administrator is authorized to terminate the existing funds and establish new funds by giving advance written notice to the Trustee describing the fund to be terminated or established and the effective date thereof; provided that in no event will the Trustee’s duties be modified without its written consent. The Administrator or the Recordkeeper as its representative will direct the Trustee to allocate the assets among the funds, any Administrator Portfolio, any Investment Manager Portfolio, or to any PCRA and to transfer cash or assets in-kind among such funds, accounts, or portfolios. The Trustee will use its best efforts to move funds as soon as practicable when transfers are delayed for any reason but will in no event be required to advance its own funds for such purpose.

To the extent that the Trust Fund is invested in mutual fund shares or bank commingled funds, the Administrator will initially select the funds available for investment and is responsible, on an ongoing basis, for the decision to retain any fund or to terminate the availability of any fund. To the extent the Trustee is required to enter into a custody or agency agreement with the sponsor of a bank commingled fund or such other type of fund, the Administrator will direct the Trustee to enter into such agreement.

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3.2 Funding Policy and Investment Oversight. The Administrator is responsible for establishing and carrying out a funding policy and method for the Plan, as specified in Section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA taking into consideration the Plan’s short-term and long-term financial needs and objectives. The Trustee is not responsible for establishing the Plan’s funding policy or for ensuring adherence to the policy, nor is the Trustee responsible for the diversification of the Trust Fund. The Administrator is responsible for the Plan’s funding policy, for monitoring the diversification of Trust Fund, for determining the propriety of investment of the Trust Fund and for assuring that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of “employer securities” or “employer real property.”

3.3 Schwab Personal Choice Retirement Accounts™. For Plans that permit a participant to direct the investment of his or her account assets under the Plan in a self-directed brokerage account, the Trustee will, upon written instructions from the Administrator, establish on behalf of a participant or beneficiary a PCRA at Charles Schwab & Co., Inc. (the “Broker-Dealer”). If the Plan permits the establishment of PCRAs, the Administrator represents that the Plan meets the requirements of Section 404(c) of ERISA or, in the alternative, that each participant or beneficiary establishing a PCRA is a named fiduciary for purposes of ERISA. The participant or beneficiary will manage the investment of the assets allocated to his or her PCRA and is solely responsible for any loss resulting from his or her exercise of such management and control over the assets segregated into his or her PCRA.

3.4 Investment Manager Portfolios and Investment Manager Authority. The Administrator may appoint one or more investment managers within the meaning of Section 3(38) of ERISA (each an “Investment Manager”) to direct, control and manage the investment of all or a portion of the assets of the Trust Fund, as provided in Sections 3(38) and 403(a)(2) of ERISA. The Administrator may remove an Investment Manager and may appoint a replacement Investment Manager. The Administrator will promptly notify the Trustee in writing of the appointment or removal of each applicable Investment Manager. The Administrator will cause any Investment Manager to acknowledge to the Trustee in writing that it is an investment manager as that term is defined by Section 3(38) of ERISA with respect to the performance of its duties in connection with the Plan and is a fiduciary with respect to the Plan. The Trustee has no responsibility to determine or monitor whether a person or entity acting as an Investment Manager meets or continues to meet these requirements. If the foregoing conditions are met, the Investment Manager will have the power to manage, acquire, or dispose of any Trust assets, or any account portfolio holding any Trust assets for which the Investment Manager has been assigned investment responsibility. The Trustee is not liable for acts or omissions of the Investment Manager, and has no obligation to invest, monitor or otherwise manage any asset held in any Investment Manager Portfolio.

Assets comprising an Investment Manager Portfolio may be held either (1) in the account established by the Trustee for the Trust Fund; (2) in a managed account portfolio (a “Managed Account Portfolio”) established at the direction of the Administrator by the Trustee and held at a sub-custodian selected by the Trustee as directed by the Administrator (a “Sub-Custodian”), (3) in an account at the Broker-Dealer (a “Schwab Advisor Portfolio Account.”) or (4) at a subcustodian or unaffiliated broker dealer selected by the Administrator (a “Third Party Custodian”).

In the case of any Investment Manager Portfolio established by the trustee or a Managed Account Portfolio, the Trustee has responsibility for notifying the Sub-Custodian of the revocation of the Investment Manager’s responsibility over assets in Sub-Custodian’s custody, the appointment of a successor Investment Manager, and/or the termination of a Managed Account Portfolio. Any notification from the Administrator confirming the appointment of an Investment Manager or the

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establishment of a Managed Account Portfolio will include a designation of the specific assets and/or Managed Account Portfolios that are subject to the Investment Manager’s management and control. The Company acknowledges and agrees that the establishment of a Managed Account Portfolio held by a Sub-Custodian appointed by the Trustee as described herein is subject to additional fees as set forth in Section 7.2 and the applicable fee schedules defined therein.

Any Investment Manager Portfolio established at the Broker Dealer as a Schwab Advisor Portfolio Account will be established under a separate written agreement among the Broker-Dealer, the Administrator, and the Trustee and such agreement will govern the sub-custody of all assets comprising an Investment Manager Portfolio at the Broker-Dealer.

Notwithstanding the foregoing, the Administrator, may, in its discretion, select a Third Party Custodian to hold the portion of the Trust Fund’s assets that comprise an Investment Manager Portfolio. If the Administrator selects a Third Party Custodian to hold assets of the Trust Fund, the Administrator must approve and direct the Trustee to enter into a custody or account agreement with the Third Party Custodian. The Third Party Custodian has custodial responsibility for any assets maintained with the Third Party Custodian or its subagents under the custody or account agreement. Further, the Company (which has the authority to do so under the laws of its state of its formation) agrees to indemnify the Trustee from any liability, loss and expense, including reasonable legal fees and expenses, that the Trustee may sustain by reason of acting in accordance with the Administrator’s directions under this paragraph of Section 3.4 with respect to the appointment and custody of assets of the Trust Fund with a Third Party Custodian. This paragraph will survive the termination of this Agreement.

3.5 Administrator Portfolios and Administrator Authority The Administrator has investment responsibility for any assets of the Trust Fund not otherwise allocated to an Investment Manager Portfolio or PCRA (an “Administrator Portfolio”). In addition, the Administrator has sole investment responsibility for assets held in any Managed Account Portfolio for which an Investment Manager has not been retained, has been removed, or is for any reason unwilling or unable to act. With respect to all assets of the Trust Fund for which the Administrator has investment responsibility, the Trustee, acting only as directed by the Administrator, will enter into any agreements necessary to facilitate any investment. The Trustee is not liable for acts or omissions of the Administrator, and has no obligation to invest, monitor or otherwise manage any asset of the Trust Fund, or any portfolio holding any asset of the Trust that is subject to the management of the Administrator.

3.6 Custody of the Trust Fund. The Trustee, at its sole and exclusive discretion, may accept assets to hold in custody in the Trust Fund, including in a Managed Account Portfolio, a Schwab Advisor Portfolio or a PCRA. The Administrator, an Investment Manager, or a Participant with respect to a PCRA has sole responsibility to direct the investments for which they have investment authority and to determine whether (i) an applicable investment is appropriate, prudent and permissible under ERISA, the Code, and any other applicable law, rules, and regulations and (ii) whether the investment is permissible under the terms of the Plan Documents. The Administrator has the responsibility to determine whether the assets of the Trust Fund are adequately diversified. The Trustee assumes no, and shall not exercise any, investment management power over the Trust and has no responsibility to determine whether a particular investment decision made by the Administrator fits the investment objectives of the Trust Fund or is otherwise appropriate for the Trust Fund.

For certain assets that are not publicly traded and for assets which the original and/or current cost basis and periodic valuations may not be readily available (each an “Alternative Investment”) that have been accepted by the Trustee for acquisition or holding in the Trust Fund, the Administrator will:

(a) Consult with competent tax, accounting, and/or legal counsel with respect to the requirements applicable to periodic valuations of such assets.

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(b) Direct the Trustee with respect to the use of original and/or current cost basis with respect to each Alternative Investment, whenever such direction is requested by the Trustee or its affiliate, including but not limited to the time of transfer of such assets to the Trust Fund.

(c) Direct the Trustee to value each Alternative Investment asset in accordance with Section 5.3 herein.

(d) In the event that unrelated business taxable income (“UBTI”) is generated with respect to any Alternative Investment, the Administrator has sole responsibility for any required federal tax reports or filings.

(e) If any documents necessary to effectuate the acquisition or holding of any Alternative Investment require execution by a third party, including but not limited to a participant or beneficiary, provide such executed documents to the Trustee within an appropriate timeframe prior to the transaction.

The Company understands that the Trustee, at its sole and exclusive discretion, may refuse to purchase or hold any particular asset in the Trust Fund, including Alternative Investments. The Company acknowledges and agrees that the purchase and holding of assets that pose unique administrative requirements upon the Trustee may be subject to additional fees. In addition, notwithstanding any general indemnity given elsewhere, the Trustee reserves the right to seek specific indemnity from the Company or other appropriate parties where the Trustee determines, in its sole discretion, that the acquisition or holding of a particular asset or class of asset involves unusual business risk. The Trustee’s decision to accept or reject any asset is at the Trustee’s sole and exclusive discretion based on the ministerial requirements related to the custody of such asset. In no event will the decision to accept or reject any asset by the Trustee be deemed an opinion on the prudence of any investment.

3.7 Collective Investment Funds. The Trust Fund may be invested and reinvested, in whole or in part, in any common or collective investment fund (the “Collective Fund” or “Fund”) maintained by the Trustee or an Investment Manager exclusively for the commingling and collective investment of assets of qualified retirement plans and tax-exempt trusts in which the Trust is eligible to participate. The documents establishing or amending these trusts are hereby incorporated by reference into this Agreement.

3.8 Insurance Contracts/Pooled Investment Vehicles. The Administrator may direct the Trustee in writing to invest assets of the Trust Fund in insurance products of all kinds authorized under the Plan, including but not limited to: group or individual insurance contracts, annuity contracts, and guaranteed investment contracts, provided however that such contracts are issued by an insurance company or companies qualified to do business in more than one state. The Administrator has the sole responsibility for and shall direct the Trustee with respect to such insurance products. The Administrator is solely responsible for the investment in and management and disposition of these insurance products.

3.9 Company Stock Fund. To the extent included as an investment option under the terms of the Plan upon the Administrator’s written certification to the Trustee, the Trust Fund may include a Company Stock Fund comprised of investments in qualifying employer securities (“Company Stock”) within the meaning of ERISA Section 407(d)(4) & (5). If the Company Stock Fund is

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accounted for in a “unitized” manner as directed by the Administrator, the Administrator shall notify the Trustee in writing of the amount of the Company Stock Fund to be maintained in a short term cash investment fund, and the Trustee is not required to advance funds to make any transfers or distributions to facilitate transactions in Company Stock. The Administrator has sole responsibility for determining that the investment in and the exercise of any voting rights appurtenant to Company Stock complies with applicable law. The Administrator has the responsibility for determining how to process the voting, tender, exchange or other corporate action related to shares of Company Stock as provided in Section 3.10 herein. The Company Stock Fund may be held in a Managed Account Portfolio or at the Broker-Dealer as directed by the Administrator.

The Administrator has the sole responsibility to assure compliance with all requirements imposed under the securities laws of the United States or any state, including, but not limited to, registration and filing requirements related to Company Stock held by the Plan. To the extent such securities laws limit the sale or re-sale of such Company Stock, the Administrator is solely responsible for determining the effect any such limitation has on the value of such securities and shall direct the Trustee accordingly. The Administrator has the sole responsibility to determine whether the Trust Fund’s investment in Company Stock is prohibited by ERISA. The Trust Fund may only invest in shares of Company Stock, as identified in writing by the Administrator, that are traded on an exchange permitting a readily ascertainable fair market value.

3.10 Company Stock Voting Rights. All voting rights with respect to the Company Stock held in the Trust Fund and allocated to participants’ accounts will be exercised by the Trustee in such manner as may be directed by the Administrator or for a Plan that requires the pass through voting of Company Stock by respective participants (which term, for purposes of this Article, includes the beneficiary of a deceased participant and any alternate payee for whom an account has been established with an interest in the Company Stock). The Administrator or the Company will engage a tabulation agent to solicit voting instructions from Plan participants.

The Trustee will vote the number of full and fractional shares allocable to each participant’s account as directed by the participant if the direction is received, from the tabulation agent, in time for the direction to be processed. The Trustee will vote any Company Stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted. The Administrator will direct the Trustee to vote the Company Stock as tabulated by the tabulating agent and direct the Trustee to vote the undirected shares as described above.

In the case of a public tender or exchange offer of Company Stock, the Trustee will tender the shares of Company Stock attributable to a participant’s account if so directed by the participant, and will not tender shares attributable to the account of a participant who either directs that such shares not be tendered or does not furnish a timely direction. The Administrator or the Company will engage a tabulation agent to solicit tender or exchange instructions from Plan participants. The Administrator will direct the Trustee to tender or exchange the shares of Company Stock as tabulated by the tabulating agent and will direct the Trustee not to tender or exchange the shares of Company Stock as described above. Except as otherwise specifically provided above with respect to proportionate voting and tendering of Company Stock, the Company further acknowledges that the failure of the Administrator to provide a direction to the Trustee with respect to the tender of shares of Company Stock will constitute the determination by and direction of the Administrator to the Trustee not to tender the shares and a representation that the Administrator has made such determination consistent with its fiduciary obligations under ERISA.

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The Company has limited the Trustee’s actions with respect to a Company Stock fund to the purchase of Company Stock and the short term investment of cash both as directed by the Administrator. The Trustee is not liable for the purchase, retention, voting, tender, exchange or sale of Company Stock, and the Company (which has the authority to do so under the laws of the state of its formation) agrees to indemnify the Trustee from any liability, loss and expense, including reasonable legal fees and expenses which the Trustee may sustain by reason of purchase, retention, voting, tender, exchange or sale of Company Stock. This paragraph shall survive the termination of this Agreement.

3.11 Securities Voting Rights. Except as provided in Section 3.10 regarding Company Stock, the Administrator, or any Investment Manager will exercise all voting or other rights in securities held in the Trust Fund. Each Investment Manager is solely responsible and liable for voting or exercising other rights in all securities held in the applicable Investment Manager Portfolio.

The Trustee will deliver to the Administrator, or the person or persons identified by the Administrator, all proxies and powers of attorney and related informational material it receives for any shares or other property held, including Company Stock, in the Trust Fund. Subject to the provisions of Section 3.10, the Administrator will have responsibility for voting such shares and the tendering of such shares, by proxy or in person. The Trustee has no responsibility whatsoever for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received.

3.12 Representations and Warranties

The Company represents and warrants as follows:

(a) There are no Plan Documents that have not been provided to the Trustee that limit the types of investments in which the plan may invest, the powers of the Trustee, or the ability to pay expenses out of the Plan and, in the event any Plan Document is modified to impose such a limitation, the modified Plan Document will be provided by the Company to the Trustee within fifteen days of the adoption of the modification. The Company acknowledges and agrees that in the event of any conflict between the provisions of this Agreement and any Plan Document, the provisions of this Trust Agreement will control;

(b) That no direction will be issued to the Trustee that violates the terms of the Plan Documents, including this Agreement, or ERISA or any regulations issued thereunder;

(c) That the Company and the Administrator maintain and follow procedures for identifying prohibited transactions as defined under ERISA and applicable ERISA exemptive relief;

(d) That no direction will be issued to the Trustee that will result in a non-exempt prohibited transaction under ERISA or the Code;

(e) That the Company will provide the Trustee with appropriate direction in the event the Company discloses material non-public information concerning the Company to the Trustee;

(f) There are no existing SEC Form 8-K filings, bankruptcy filings or formal civil or criminal charges filed against the Company or its officers or directors by federal or state regulators other than those that have been disclosed to the Trustee by the Company, and in the event any such filing is made, the Company will provide the Trustee with a copy of such filing within fifteen days;

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(g) That the transfer of the assets of the Trust Fund to the Trustee hereunder and the continuing custody of the Trust Fund by Trustee has been properly authorized in accordance with the requirements of the Plan Documents; and

(h) That the Plan Documents are in full force and effect and have not been revoked, modified or amended in any way that would cause the representations made in this Agreement to be inaccurate or incorrect.

ARTICLE 4

TRUSTEE POWERS AND LIMITATION OF RESPONSIBILITIES

4.1 Powers of the Trustee. Except as otherwise provided in this Agreement and subject to the limitations on powers set forth in Section 4.3 below and elsewhere in this Agreement, the Trustee may hold, manage, care for and protect the assets of the Trust Fund and shall have until actual distribution thereof the following powers and, except to the extent inconsistent herewith, any additional powers now or hereafter conferred by law. For assets held directly by the Trustee, the Trustee will act solely as directed by the Administrator, an Investment Manager, or a Participant with respect to a PCRA Account (each an “Investment Fiduciary”). With respect to assets held by a Sub-Custodian, Third Party Custodian, or at the Broker-Dealer, the Investment Fiduciary will, with respect to the assets under its authority, have the investment powers granted to the Trustee set forth below as limited by the limitation of powers set forth in Section 4.3 below, as if all references therein to the Trustee referred to the Investment Fiduciary.

(a) To invest any part or all of the Trust in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those of the Trustee, The Charles Schwab Corporation (the “Public Company”), the Broker-Dealer, their affiliates and subsidiaries, to the extent permitted under applicable laws), other securities, annuity contracts, mutual funds (including those advised by the Trustee or its affiliate(s), to the extent permitted by law ( including the requirements of PTCE 77-4), for which the Company hereby acknowledges that the Trustee or its affiliate(s) receives a fee), covered calls and protective puts, U.S. Treasury notes and any other direct or indirect obligations of the United States government or its agencies, other property of any kind (personal, real, or mixed, and tangible or intangible), collective investments, insurance contracts of any type, limited partnerships (if provided with documentation which the Trustee in its sole discretion deems adequate), shares of Company Stock, and to make any other investments as directed.

(b) To retain the property in the Trust;

(c) To sell Trust assets, at either public or private sale, at such time or times and on such terms and conditions as it may deem appropriate;

(d) To consent to or participate in any plan for the reorganization, consolidation, or merger of any business organization, investment company or fund for which the Trust holds any interest, to pay calls and assessments imposed upon the owners of any securities or interest as condition of the Trust’s consent or participation, and to consent to any contract, lease, mortgage, purchase or sale of property related to such plan and any related transactions;

(e) To renew or extend the time of payment of any obligation due or becoming due;

(f) To compromise, arbitrate (subject to the restrictions of Section 10.7), or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

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(g) To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

(h) To exchange any property for other property upon such terms and conditions as appropriate, and to give or receive money to effect equality in price;

(i) To sue or defend in connection with any and all securities or property at any time received or held in the Trust and to charge against the Trust all reasonable expenses, including attorney’s fees in connection therewith;

(j) To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security, subject to applicable requirements of the Code and ERISA;

(k) To deposit any security with any protective or reorganization committee, and to delegate to that committee such power and authority as appropriate, and to agree to pay out of the Trust that portion of the expenses and compensation of that committee as deemed appropriate;

(l) To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose; to exercise or sell any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

(m) To the extent permitted under applicable laws, to invest in savings accounts, certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including those of Charles Schwab Bank or any affiliate or subsidiary, if such bank is supervised by the United States or any state;

(n) To hold in cash, without liability for interest, a portion of the Trust which, in its discretion, is reasonable under the circumstances in consideration of Plan cash requirements including, but not limited to, pending investments, the payment of expenses, or the distribution of benefits;

(o) To lend securities from the Trust on a secured basis in accordance with a separate written agreement between the Administrator, the Trustee, and its affiliates; and

(p) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under pertinent law, so that the powers conferred upon the Trustee herein will not be in limitation of any authority conferred by law, but will be in addition thereto.

4.2 Administrative Powers of the Trustee. The following administrative, non-discretionary powers may be exercised by the Trustee in its administration of the Trust Fund subject to the terms of this Agreement:

(a) To collect income generated by the Trust investments and proceeds realized on the sale or disposition of assets and to hold the same pending reinvestment or distribution in accordance with this Agreement; provided that the Administrator or applicable Investment Manager will direct the Trustee to take any action required to effect collection of any income or principal amounts with respect to which payment is in default, or if payment is refused after due demand. The Trustee will notify the Administrator or the applicable Investment Manager of any default or refusal to pay;

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(b) To register Trust property in the Trustee’s own name, in the name of a nominee or in bearer form, provided the Trustee’s records and accounts show that the property is an asset of the Trust Fund;

(c) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository’s nominee, and to deposit securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee’s own property, provided the Trustee’s records and accounts show that such securities are assets of the Trust;

(d) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee to be necessary for the protection of the Trust;

(e) To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Company; and

(f) To hold in cash, without liability for interest, any portion of the Trust that is reasonable under the circumstances in consideration of Plan cash requirements including, but not limited to, pending investments, the payment of expenses, or the distribution of benefits and notwithstanding the Trustee’s receipt of “float” from any uninvested cash which, in all cases, shall be considered additional compensation to the Trustee.

4.3 Limitation of Powers. For purposes of this Agreement, the powers and responsibilities allocated to the Trustee, the Administrator, and each Investment Manager are be limited as follows:

(a) The powers are exercisable for the exclusive purpose of providing benefits to the participants and Beneficiaries under the Plan and in accordance with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters and consistent with the standards of a prudent man under ERISA;

(b) Subject to (a) immediately above the Administrator or an Investment Manager as applicable will diversify the investments of that portion of the Trust Fund for which it has investment responsibility so as to minimize the risk of large losses;

(c) The Trustee will not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Administrator or an applicable Investment Manager, any assets of the Trust Fund subject to the investment responsibility of such fiduciary, except that if the Trustee has not received contrary instructions from either the Administrator or an Investment Manager, the Trustee may invest for short term purposes any cash consisting of U.S. dollars in its custody pursuant to the written instructions of the Administrator in effect from time to time which may include a direction to invest such cash in Collective Funds or money market mutual funds.

4.4 Products of an Affiliate. At the direction of the Administrator, the Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by the Charles Schwab Inc. (the “Public Company”), the Broker-Dealer, the Trustee or any affiliate or subsidiary of any of them (“Affiliated Funds”), except as prohibited by law or regulation.

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Uninvested Trust cash may be invested in Affiliated Funds designated by the Administrator for that purpose, unless the Administrator specifically instructs the Trustee to use another fund or account acceptable to the Trustee.

4.5 Overdrafts. Notwithstanding any other provision in this Agreement to the contrary, the Trustee may, but shall not be obligated, to advance its own funds to settle securities transactions or otherwise cover overdrafts incurred by the Trust Fund. If the Trustee advances its own funds to cover an overdraft, the Administrator will direct the Trustee to sell specific assets of the Trust Fund in an amount sufficient to cover the overdraft. If the Trustee does not receive a direction to sell assets of the Trust Fund to cover an overdraft, the Trustee will have the right to sell Trust Fund assets sufficient to cover the overdraft.

4.6 Multiple Trusts and Trustees. If the Plan permits the appointment of multiple trustees and the establishment of separate trusts to hold Plan assets, the Company may appoint trustees in addition to the Trustee and establish separate trusts in addition to the Trust to hold Plan assets. The Trustee will have no duty, responsibility or liability for Plan assets held under such separate trusts by other trustees.

4.7 Pooling with Assets of Other Plans. If the Company creates or maintains for its employees or the employees of an affiliated company one or more employee benefit plans qualified under Code Section 401(a) (an “Additional Plan”) in addition to the Plan, the Company may request the Trustee to hold the assets of the Additional Plan(s) in the Trust Fund. With respect to each Additional Plan for which this Agreement is adopted by the Company, the Company shall appoint the Trustee as successor under the trust agreement for the Additional Plan, shall direct the Trustee as successor under that trust agreement to add the assets held thereunder to the assets of the Trust Fund and shall appoint the Administrator as the fiduciary with investment and administrative responsibility for the Additional Plan. The Trustee may hold the Trust Fund as a commingled fund or commingled funds in which the Plan and each separate Additional Plan will have a proportionate undivided interest in the fund or funds in which it participates, except that each fund or asset specifically identified by the Administrator as allocable to the Plan or any Additional Plan, herein referred to as an “identified fund” or “identified asset”, and any income, appreciation or depreciation and expenses attributable to the Plan or any Additional Plan or to an identified asset thereof, will be allocated or charged to the Plan or the appropriate Additional Plan. Contributions will be designated by the Administrator as allocable, and distributions shall be designated by the Administrator as chargeable, to the Plan or an Additional Plan and will be so allocated or charged.

The Administrator will keep records showing the respective interests of the Plan and each Additional Plan in the Trust Fund unless the Trustee enters into an agreement with the Company requiring the maintenance of separate accounts for the Plan and each such Additional Plan. The Company and the Administrator will not permit or cause the assets of the Plan and/or any Additional Plan within the Trust Fund to be used to pay benefits or administrative expenses of any other Plan or Additional Plan within the Trust Fund.

ARTICLE 5

SETTLEMENT OF ACCOUNTS

5.1 Trustee Records. The Trustee will maintain accounts of all receipts and disbursements, including contributions, distributions, purchases, sales and other transactions of the Trust Fund.

5.2 Trustee Reports

(a) Within sixty (60) days following the close of the Plan’s fiscal year or the close of any other period as may be agreed upon by the Trustee and the Administrator, the Trustee will

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provide the Administrator a written accounting of the Trust Fund (the “Trust Statement”) setting forth a description of all securities and other property purchased and sold, all receipts, disbursements, and other transactions carried out by it during that fiscal year or other designated period, and a listing of the securities and other property held by the Trustee at the end of such fiscal year or other designated period, together with their cost and fair market values.

(b) The Administrator may approve the Trust Statement by written notice of approval delivered to the Trustee or by the Administrator’s failure to deliver to the Trustee express objections to the Trust Statement in writing within sixty (60) days from the date upon which the Trust Statement was mailed or otherwise delivered to the Administrator.

(c) The Trust Statement will be deemed approved upon receipt by the Trustee of the Administrator’s written approval of the Trust Statement or upon the passage of the sixty (60) day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Administrator.

(d) The approval of a Trust Statement constitutes a full and complete discharge to the Trustee as to all matters set forth in that Trust Statement as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Administrator were parties.

(e) If the Trust Statement is not settled as provided above, the Trustee, the Company or the Administrator has the right to submit such controversy or disagreement to arbitration pursuant to Section 10.7, at the expense of the Trust Fund for a settlement of the accounting. Any determination by the arbitrator entered in such proceeding will be conclusive on all persons interested in the Trust Fund.

5.3 Valuation. Notwithstanding any other provision of this Article 5, unless the Trustee is able to obtain the value of the Trust assets, including any Alternative Investments held by the Trust, from readily available public sources, as of each annual valuation date assigned by the Company the Administrator will direct the Trustee with respect to the current fair market value of the Trust assets within the time frame requested by the Trustee, and the Trustee will, in accordance with such valuation direction, account for and report such assets under Section 5.2 of this Agreement. The Trustee will rely conclusively upon the supplied valuation, and the Trustee has no responsibility whatsoever with respect thereto. In the event the Administrator fails to provide a valuation direction, the Trustee is hereby directed to engage an independent appraiser to determine the current fair market value of the Trust assets. In the event Company Stock is valued, the independent appraiser will meet the requirements of Internal Revenue Code Section 401(a) (28) (C). Any expenses and costs of the appraisal will be paid out of the assets of the Trust Fund or, at the option of the Company, by the Company. The market value of the Trust’s interest in any Collective Fund will be the fair market value of the interest as determined by the Collective Fund. For purposes of valuation of Trust assets, the Trustee may report the value of the Collective Fund as reported to it by the manager of the Collective Fund. The valuation of insurance products is the sole responsibility of the Administrator, and the Trustee will follow Administrator’s directions with respect to the valuation of such insurance products. Unless directed in writing by the Administrator to the contrary, the Trustee will price such contracts held in the Trust at $1.00.

The Company further acknowledges and agrees that in no event will the Trustee be responsible for use of any valuation prior to actual receipt of the Administrator’s valuation direction by the Trustee. In the event that an updated valuation is provided by the Administrator as a result of an error or inaccuracy in a prior valuation and additional work is required to correct any error or inaccuracy, the Company will compensate the Trustee based on its standard hourly rates for Extraordinary Services, as defined in the Fee Schedules referenced in Section 7.2 herein.

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The Company is responsible for the determination of whether any valuation and the valuation method employed are acceptable and conducted in accordance with applicable legal and regulatory requirements. The Trustee is not liable for any inaccurate valuation and has no duty of investigation or inquiry with respect thereto.

The Company acknowledges and agrees that if any assets of the Trust Fund, including Alternative Investments, are transferred from an account held by a prior trustee or custodian to the Trust Fund, (whether from the Broker-Dealer or an unrelated financial provider):

(1) if any asset is valued at zero, the Trustee will use the zero valuation for the asset for all plan purposes until such time as the Administrator directs otherwise or, at the Administrators’ direction, the Trustee obtains a replacement valuation.

(2) if the Administrator does not direct the Trustee to value an asset in a timely manner, the Trustee will use the last valuation directed by the Administrator for all Plan purposes as reflected on the records of the prior trustee or custodian.

ARTICLE 6

SERVICES BY AND BROKERAGE TRANSACTED THROUGH AFFILIATES

6.1 Services by Affiliates. The Trustee may contract or arrange for the provision of services to the Trust by organizations that are affiliated with or subsidiaries of Charles Schwab Bank, including the Public Company and the Broker-Dealer, their respective affiliates and subsidiaries, and their successors and assigns.

6.2 Brokerage. The Trustee is authorized and directed to place securities orders, settle securities trades, hold securities in custody, and perform related activities for the Trust Fund through or by the Broker-Dealer whenever possible unless the Company specifically directs the Trustee to settle a trade directly with another broker-dealer or to settle a trade placed by the Investment Manager for execution at another Broker-Dealer. Trades and related activities transacted through the Broker-Dealer or another broker-dealer are subject to fees and commissions established by the Broker-Dealer or such other broker-dealer, which may be paid from the Trust Fund or netted from the proceeds of trades. Transactions executed by the Broker-Dealer or such other broker-dealer are subject to the applicable account agreement, trading rules and policies as modified or amended from time to time, the applicable rules, regulations, customs and usage of any exchange, market, clearing house or self-regulatory organization and any applicable federal and state laws, rules and regulations.

6.3 Disclosure of Information. The Trustee is authorized to disclose to the Public Company, its affiliates, or to any other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information, any information concerning to the operation and administration of the Trust. The Trustee is authorized to disclose upon request to companies whose securities are held in the Trust Fund: (1) the Company’s and/or the Investment Manager’s name and address (2) the Trust’s holdings of securities issued by the requesting company, and (3) with respect to Rule 22c-2 of the Investment Company Act of 1940, the Trust’s taxpayer identification number (“TIN”), and the amounts and dates of each purchase, redemption, transfer or exchange, and other information required by such rule.

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ARTICLE 7

TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

7.1 Taxes. The Trustee will notify the Administrator of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no instructions from the Administrator, the Trustee may pay the tax from the Trust Fund provided, that the Trustee assumes no obligation, in the absence a direction, to pay any tax, or to file or prepare any tax returns or other reports required in connection with any taxing authorities for matters covered by this Agreement. If the Administrator wishes to contest the tax assessment, it will give appropriate written instructions to the Trustee. The Trustee will not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee is directed to do so and has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney’s fees.

7.2 Trustee Compensation and Expenses. The Company (or the Recordkeeper) will quarterly remit payment to the Trustee for the Trustee’s services as well as all reasonable expenses incurred by the Trustee in connection with or relating to the performance of its specifically allocated responsibilities under this Agreement or its status as Trustee, including reasonable attorneys’ fees. The compensation of the Trustee and its affiliates are set forth in the Trustee’s fee schedule or in the applicable agreement between the Recordkeeper and the Company (where such expenses and compensation are forwarded by the Recordkeeper to the Trustee) (the “Fee Schedule”). The Company acknowledges receipt of the Fee Schedule and, where applicable, the Schwab Retirement Account/Personal Choice Retirement Account® Plan Application (“Application”), the Trustee’s Fee Schedule for Unitized Portfolios or any other specific fee schedules applicable to the Trust Fund (“Other Fee Schedules”). If such expenses and compensation are paid by the Recordkeeper to the Trustee, the Company acknowledges and agrees that it has obtained and will continue to obtain disclosure of the expenses and compensation paid to the Trustee from the Recordkeeper. The Company acknowledges and agrees that the amounts described in any applicable Fee Schedule, Application and/or Other Fee Schedules are approved by it and are payable to the Trustee, and that all fees have been taken into consideration in determining the reasonableness of the total amounts payable to the Trustee.

Reasonable compensation includes the float earned on uninvested cash, the reimbursement of expenses incurred by the Trustee, and all other compensation and remuneration as defined in the Fee Schedule, Application, and/or Other Fee Schedules. The Trustee reserves the right to alter its rate of compensation at any time by providing the Company, the Administrator, or the Recordkeeper, as applicable, with written notice of such change at least sixty (60) days prior to the effective date of the change.

The Trustee may withdraw any reasonable expenses, including counsel, appraisal, or accounting fees that are not paid by the Company within thirty (30) days after mailing or other transmission of the Trustee’s invoice to the Company or the Recordkeeper, as applicable, unless an earlier withdrawal of expenses from the Trust Fund is directed in writing by the Administrator. The Trustee reserves the right to charge overdraft fees and, where applicable, will provide notice of such overdraft charges to the Company.

ARTICLE 8

RESIGNATION OR REMOVAL OF TRUSTEE

8.1 Resignation and Removal. The Trustee may resign as trustee hereunder or may be removed by the Company. This resignation or removal may be accomplished at any time by giving sixty (60) days advance written notice to the Trustee or Company, as applicable, unless the receiving party agrees to waive such notice period. Upon resignation or removal, the Company will appoint a successor trustee who will then succeed to all the powers and duties given to the Trustee by this Agreement. The Trustee will transfer all property of the Trust Fund to such

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successor trustee, in accordance with the written directions of the Administrator. The Trustee may require as a condition of making any transfer to the successor trustee that the successor trustee present evidence that any bonding requirement under ERISA Section 412 has been met. Notwithstanding the foregoing, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its accounts or other expenses of the Trust Fund, and any balance of such reserve remaining after the payment of such fees and expenses will be paid to the successor trustee.

8.2 Final Settlement of Accounts. Within sixty (60) days of the transfer of the assets of the Trust Fund to the successor trustee, the Trustee will provide the Company with a Trust Statement in the form and manner prescribed for the annual Trust Statement by Section 5.2. Unless the Company files written objections with the Trustee within sixty days after such Trust Statement has been mailed or otherwise delivered, the Company will be deemed to have approved the Trust Statement in accordance with Section 5.2. Upon settlement of its account and transfer of the assets of the Trust Fund to the successor trustee, all rights and privileges under the Plan and this Agreement will vest in the successor trustee and thereafter liability of the Trustee for future action or inaction will terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the assets of the Trust Fund to the successor trustee.

ARTICLE 9

TERMINATION AND AMENDMENT

9.1 Termination. The Company intends for this Trust and the Plan of which it is a part will be permanent and ongoing arrangement. This Agreement may terminate with respect to the Plan or an Additional Plan by action of the Company, any affiliate which is responsible for making contributions to the Plan or any Additional Plan. Upon termination with respect to the Plan, a contributing affiliate’s participation in the Plan or an Additional Plan, the Trustee will distribute the assets attributable to the Plan or an Additional Plan in the manner directed by the Administrator, in cash or in kind as the Trustee and the Administrator will agree, except that the Trustee shall be entitled to prior receipt of such rulings and determinations from such administrative agencies as it may deem necessary or advisable to assure itself that the distribution directed is in accordance with law and will not subject the Trust Fund or the Trustee to liability, and except, further, that the Trustee may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Trust Fund. This Agreement shall terminate in its entirety when there is no asset included in the Trust Fund.

9.2 Amendment. Except as provided for in this Agreement and the Fee Schedule, this Agreement may be amended at any time by written amendment adopted by the Company and the Trustee, provided, that such amendment will not operate:

(a) to cause any part of the Trust to revert to or be recoverable by the Company or to be used for or diverted to purposes other than the exclusive benefit of participants and their beneficiaries, except to the extent permitted by law and the Plan; or

(b) to reduce the then accrued benefits or the amounts then held for the benefit of any participant or beneficiary of the Plan.

ARTICLE 10

MISCELLANEOUS

10.1 Headings. The headings in this instrument have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of this Agreement.

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10.2 Restriction on Alienation. No person entitled to any benefit under this Trust and the Plan will have any right to assign, alienate, hypothecate, or encumber his or her interest in any benefits under this Agreement and those benefits will not in any way be subject to claim of his or her creditors or liable to attachment, execution, or other process of law. Any attempt at alienation will be void, and the Trustee will disregard any attempted alienation. The Trust will not be liable for or subject to the debts or torts of any participant or beneficiary, and benefits will not be considered an asset of a participant in bankruptcy. This does not preclude the Trustee from complying with a QDRO (as provided in Section 2.3).

10.3 Advice of Counsel. The Trustee may consult with legal counsel, who may also be counsel for the Company, with respect to its responsibilities under this Agreement and is fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel.

10.4 No Duty to Inquire. All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the proper application of any monies paid or securities or other property delivered to the Trustee.

10.5 No Duty to Investigate. The Trustee will bear no liability for acting upon any instruction, direction or document believed by it to be genuine and presented, transmitted or signed by a party duly authorized to do so, and the Trustee is under no duty to make any investigation or inquiry about the correctness of such instruction or document.

10.6 Indemnification. If the Trustee incurs any liability, loss, claim, suit or expense (including attorney’s fees) in connection with or arising out of its provision of services under this Agreement, or its status as Trustee hereunder, and the Trustee cannot obtain, or would be precluded by law from obtaining, payment or reimbursement of such liability, loss, claim, suit or expense (including attorney’s fees) from the Trust Fund, then the Company (which has the authority under the laws of the state of its formation) will indemnify and hold harmless the Trustee, and its officers, employees, affiliates and agents from and against all such loss, claim, suit or expense (including attorney’s fees), except to the extent such liability, loss, claim, suit or expense arises directly from the Trustee’s breach in executing its responsibilities specifically allocated to it by the terms of this Agreement. The Company’s indemnity obligation under this Section includes, but is not limited to, any liability, cost, claim, suit or expense in connection with or arising out of any of the following:

(a) Any action or inaction by the Trustee in accordance with the written directions (or the absence of such directions) from the Company, the Administrator, the Recordkeeper, an Investment Manager, a participant, beneficiary, or alternate payee under a QDRO pursuant to Section 2.3 and any person authorized to act on behalf of one or more of them (a “Directing Party”);

(b) Any action or inaction by the Trustee that results from the Trustee’s reliance on the action or inaction of a Directing Party, including any such action related to directions to invest Trust assets or otherwise deal with Plan assets;

(c) With respect to a direction to invest in Alternative Investments:

(i) The Trustee’s inability to invest, re-invest, liquidate or collect income received with respect to such Alternative Investments;

(ii) The Trustee’s use of any cost basis, unit or share, UBTI, and/or valuation information provided to it in accordance with its acceptance of such Alternative Investments or the Administrator’s directions to the Trustee regarding such information, including, but not

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limited to: (1) use of a prior annual valuation amount where a subsequent valuation amount has not yet been obtained or for which directions from the Administrator have not yet been provided to the Trustee; (2) the Administrator’s provision of an improper or incorrect valuation amount to the Trustee, (3) the failure of the Administrator to provide a valuation direction to the Trustee; or

(iii) The investment, reinvestment, reporting, disclosure, liquidation and distribution under the Plan of and with respect to participant and beneficiary contributions and benefits based on such cost basis, unit or share, UBTI, and/or valuation information.

(d) The Trustee’s execution of its responsibilities under this Agreement in good faith;

(e) The acts or omissions to act of any Directing Party with respect to the Plan or Trust;

(f) Any violation by a Directing Party of the provisions of ERISA or the regulations thereunder;

(g) Any violation by a Directing Party of the terms of the Plan Documents, instruments, investment policies or guidelines; or

(h) Any breach of the representations and warranties of Section 3.12 of this Agreement

Expenses incurred by the Trustee that it believes are subject to indemnification under this Agreement will be paid by the Company upon the Trustee’s request, provided that the Company may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Section 10.7 of the Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Article.

If the Trust ceases to be a tax-exempt trust under Section 401 and Section 501 of the Code, the Company will indemnify the Trustee for any Federal or state taxes which the Trustee is required to pay, including, but not limited to those incurred as a result of any distribution made at the direction of the Administrator and the Company will be subrogated to the right of the Trustee to proceed against any person or decedent’s estate benefiting from such tax payment.

Each party must notify the other promptly in the event that a claim has been made and/or suit has been brought which could give rise to rights under this Article.

This Section 10.6 will survive termination of this Agreement.

10.7 Arbitration of Disputes. Any dispute between the Company and the Trustee under this Agreement will be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Company and the Trustee. If the Company and the Trustee cannot agree on such a choice, each will nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration will be paid as decided by the arbitrator.

10.8 Entire Agreement. This Agreement and the Plan are both part of and constitute a single, integrated employee benefit Plan and trust and will be construed together. If there is a conflict between the provisions of the Plan and this Agreement, the provisions of this Agreement will control with respect to all rights, duties, responsibilities, obligations, powers and authorities of the Trustee. The Trustee will not be a named fiduciary under the Plan, nor will it have any duty to inquire into, or liability with respect to, the provisions of the Plan.

10.9 Governing Law. The provisions of ERISA and the internal laws of California shall govern the validity, interpretation and enforcement of this agreement, and in case of conflict, the provisions of ERISA will control. The invalidity of any part of this Agreement shall not affect the remaining parts thereof.

©2014 Charles Schwab Bank. All rights reserved. (201410)	Trust Agreement-SRPS Prototype Page 19 of 20

10.10 Recorded Conversations. Subject to applicable law, the Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a participant in the Plan to verify data on transactions.

10.11 Execution and Counterparts. This Agreement may be made effective by execution of the Adoption Agreement in several counterparts, each of which will be deemed original and such counterparts will constitute but one instrument that may be sufficiently evidenced by any one counterpart.

10.12 Successors and Assigns. This Agreement is not assignable by any party without the other party’s prior written consent, and any attempted assignment in contravention hereof is null and void. Notwithstanding the foregoing, any corporation or association (i) into which the Trustee may be merged or with which it may be consolidated, (ii) resulting from any merger, consolidation or reorganization to which the Trustee may be a party, or (iii) to which all or any part of the Trustee’s fiduciary business, which includes the collective investment funds, for which the Trustee is the trustee, may be transferred, will have all rights, powers and obligations of the Trustee under this Agreement, without the necessity of executing any instrument or performing any further act.

10.13 Force Majeure. The Trustee is not responsible for losses caused directly or indirectly by conditions beyond its control, including, but not limited to, war, natural disasters, government restrictions, exchange or market rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market.

10.15 Notices, Change of Address. Any notice required or permitted to be given under this Agreement will be sufficient if in writing addressed as follows:

If to the Company, to the address provided in Section 1.3 of the Adoption Agreement.

If to the Trustee, to the following address:

Charles Schwab Bank

Attention: Business Trust Division

211 Main Street, 14th Floor

San Francisco, California 94105

or to such other address as the Company or the Trustee may hereafter specify in writing by providing ten days prior notice of such change to the other party. All notices, requests, demands and other communications will be in writing and will be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth day after mailing, if mailed and properly addressed.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be effective by execution of the applicable Adoption Agreement effective as of the date indicated therein.

©2014 Charles Schwab Bank. All rights reserved. (201410)	Trust Agreement-SRPS Prototype Page 20 of 20

FLOAT DISCLOSURE STATEMENT

October 1, 2013

Charles Schwab Bank in its capacity as directed trustee or custodian of employee benefit plan assets may receive, as compensation for its directed trustee or custodial services, any credit, interest or other earnings (collectively “Float”) on aggregate cash balances held as a deposit obligation of Charles Schwab Bank, any third-party bank or other financial institution.

Under its applicable trust or custody agreement, Charles Schwab Bank has the authority to initiate investments on behalf of employee benefit plan trusts for which it serves as directed trustee or custodian only upon receipt of instructions from the applicable plan’s named fiduciary or its delegate. Charles Schwab Bank calculates its cash Float investment amount each business day by netting all cash activity and adjusting for cash reserved for investment or reinvestment and for cash reserved for distributions. The result is further adjusted by an additional reserve amount determined by Charles Schwab Bank to be necessary to satisfy the applicable employee benefit plan trust’s cash needs during the following day for settlement of trades and payments.

A trust or custody account at Charles Schwab Bank may have uninvested cash balances from time to time due to one or more of the following circumstances:

(a) Incoming Cash Pending Investment (“Incoming Cash”): Cash balances may result from the receipt of (a) plan contributions (or other deposits) from plan sponsors or participants; (b) amounts transferred to Charles Schwab Bank from another trustee or custodian (such as due to a plan conversion or merger); (c) payments received from other parties (e.g., securities settlement proceeds), or (d) cash resulting from the settlement of securities sale transactions. The Float period begins on the date such cash is received by Charles Schwab Bank and ends either on the date of settlement with the issuers of subsequent investment trades initiated by Charles Schwab Bank at the direction of an authorized party or on the date Outgoing Cash (as described below) is generated at the direction of an authorized party. No Float is earned when the net proceeds of all sales trades in a trust or custody account are offset by the cost of all buy trades in such trust or custody account on any specific date.

(b) Outgoing Cash Pending Clearance (“Outgoing Cash”): Cash balances may result from the generation of checks or Automated Clearing House (“ACH”) payments attributable to distribution and other payments written from the Trust (“Outgoing Cash”). The Float period begins on the date such check or ACH payment is generated and ends on the date (i) the payee presents the check for payment and the check is cleared by Charles Schwab Bank’s checking account bank, or (ii) the ACH payment is cleared (generally the next business day). Generally, no Float is earned when a distribution is made via wire transfers.

The Incoming Cash and Outgoing Cash are held subject to the earning of Float as non-interest bearing deposits by, and is commingled with the general assets of, Charles Schwab Bank. Charles Schwab Bank estimates the value of Float on uninvested cash deposit balances to equal the Charles Schwab Bank’s average investment portfolio yield for a given period less the cost of FDIC insurance premiums Charles Schwab Bank is required to pay on such deposits. Applicable rates and calculations of Float earned for representative periods are available upon request.

Associated Service Standards

(a) Incoming Cash: Charles Schwab Bank credits Incoming Cash, consisting of wires or ACH receipts, to an account on the business date of receipt. Charles Schwab Bank credits checks deposited to a trust or custody account on the business date of receipt if Charles Schwab Bank receives such deposit by its published cash deposit cutoff deadline and on the next business day after receipt if Charles Schwab Bank receives them after such deadline, subject in all cases to verification and collection. Charles Schwab Bank’s policy is to make funds deposited by check available for use immediately upon posting to the applicable trust or custody account. Incoming checks generally require two or three days to clear. Charles Schwab Bank processes investment directions received from an authorized party on the business date of receipt if Charles Schwab Bank receives such directions by its published trade cut-off deadlines and on the next business day after receipt if Charles Schwab Bank receives a direction after such deadline. Trade settlement generally occurs on the next business day after trade execution for mutual funds and collective trusts and on the third business day after trade execution for equities and other exchange-traded securities.

(b) Outgoing Cash: Charles Schwab Bank processes Outgoing Cash within two business days after receipt of the distribution instructions from an authorized party. Outgoing checks are delivered to the U.S. postal service or other designated delivery services within twenty-four hours of when the check is issued. At the time a check is issued, cash is transferred from the applicable trust or custody account to a Charles Schwab Bank omnibus disbursement account.

©2013 Charles Schwab Bank. All rights reserved. (201310)	Float Disclosure Statement